As filed with the U.S. Securities and Exchange Commission on January 25, 2018
Registration No. 333-221789

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Novume Solutions, Inc.
(Exact name of Registrant as specified in its charter)
Delaware	8742	81-5266334
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14420 Albemarle Point Place, Suite 200
Chantilly, VA 20151
(703) 953-3838
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801
(302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Rose Marcelle S. Balcombe Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 (212) 930-9700	Suzanne Loughlin General Counsel and Chief Administrative Officer Novume Solutions, Inc. 14420 Albemarle Point Place, Suite 200 Chantilly, VA 20151 (703) 953-3838	Ralph V. De Martino Cavas S. Pavri Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001 (202) 778-6400
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (1)
Units consisting of one share of common stock, $0.0001 par value and one warrant to purchase one share of common stock (3)	$ 14,375,000	$ 1,789.69
Common stock, $0.0001 par value included in the units (4)	-	-
Warrants to purchase shares of common stock included in the units (4)	-	-
Common stock, $0.0001 par value per share underlying the warrants included in the units (3)	$ 14,375,000	$ 1,789.69
Representatives' warrants (4)	-	-
Common stock underlying representatives' warrant (5)	$ 781,250	$ 97.27
Total (6)	$29,531,250	$ 3,676.65

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)
Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.
(3)
Includes shares of common stock which may be issued upon exercise of an option granted to the underwriters to cover overallotments, if any.
(4)
No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The warrants are exercisable at a per share exercise price equal to 110 % of the public offering price.
(6)
Registration fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 25, 2018

$12.5 million of Units

We are offering $12.5 million of units in this offering, each consisting of one share of our common stock and a warrant to purchase one share of our common stock. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the warrants contained in the units. The units are being offered at a price of $         per unit. The units will not be issued or certificated. The shares of common stock and warrants comprising the units are immediately separable and will be issued separately. The warrants will be exercisable immediately at an exercise price per share of not less than the last reported sales price of our common stock on the trading day immediately preceeding the pricing of this offering and will expire five years from the date of issuance.

The final public offering price of each unit will be determined through negotiation between us and the lead underwriters in this offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations and our prospects for future revenues. The recent market price used throughout this prospectus may not be indicative of the public offering price.

There is no established trading market for our securities. Our common stock has traded since January 10, 2018 on the Nasdaq Capital Market under the symbol “NVMM.” Our Series A Preferred Stock and Unit Warrant are quoted on the OTCQX under the trading symbols “NVMMP,” and “NVMMW,” respectively. We have applied to list the warrants sold in this offering on NASDAQ under the symbol "NVMMZ." On January 24, 2018, the last reported sales price of our common stock on the NASDAQ was $3.96 per share. The current sales prices of our other securities quoted on the OTCQX may not be indicative of the market prices on the Nasdaq Capital Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price (1)	$	$
Underwriting discount (1) (2)	$	$
Proceeds, before expenses, to us	$	$

(1)
The public offering price is $             per unit and corresponds to an assumed public offering price of $              for each share of common stock and $              for each warrant included in the unit.
(2)
We have agreed to reimburse the underwriters for certain expenses and to issue to the underwriters a unit purchase option to purchase 10% of the number of shares of common stock and warrants to be issued and sold in this offering. See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to additional shares of common stock and/or warrants to purchase up to an aggregate of shares of common stock at an exercise price of $         per share, in any combinations thereof, from us at the public offering price per security, less the underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the units against payment in New York, New York on or about            , 2018.

Benchmark	Northland Capital Markets

Prospectus dated            , 2018 A Technology-Powered Real Estate Broker

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	14
SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	28
USE OF PROCEEDS	30
MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	30
DIVIDEND POLICY	30
CAPITALIZATION	31
DILUTION	32
SELECTED CONSOLIDATED FINANCIAL DATA	34
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	36
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	53
BUSINESS	60
MANAGEMENT, DIRECTORS AND OFFICERS	67
COMPENSATION OF NOVUME DIRECTORS	73
EXECUTIVE COMPENSATION	74
NOVUME SOLUTIONS, INC. 2017 EQUITY AWARD PLAN	78
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS	86
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	87
PRINCIPAL STOCKHOLDERS	88
DESCRIPTION OF CAPITAL STOCK	89
DESCRIPTION OF SECURITIES WE ARE OFFERING	95
UNDERWRITING	96
LEGAL MATTERS	101
EXPERTS	101
WHERE YOU CAN FIND ADDITIONAL INFORMATION	101
INDEX TO FINANCIAL STATEMENTS	F-1
EXHIBIT INDEX

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

For investors outside of the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus outside of the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our services. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications that is included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors."

These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Novume Solutions, Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies' trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Industry Data

We use industry and market data throughout this prospectus, which we have obtained from market research, independent industry publications, or other publicly available information. Although we believe that each such source is reliable as of its respective date, the information contained in such sources has not been independently verified. While we are not aware of any misstatements regarding any industry and market data presented herein, such data is subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. We have not commissioned, nor are we affiliated with, any of the independent industry sources we cite.

PROSPECTUS SUMMARY

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the risks of investing in our securities described under “Risk Factors,” our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Unless otherwise noted or the context indicates otherwise, as used in this prospectus, the terms “Novume,” the “Company,” “we,” “us,” and “our” refer to Novume Solutions, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a leading provider of support services to the government contracting market. Generally speaking, our clients are companies that serve the government. We:

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Capture business by helping our clients to win government contracts.
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Manage risk by being prepared for, and responding to, disruptive events and creating secure systems.
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Run client back-end services by providing accounting, HR, IT, and other managed services.
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Perform their contract requirements by providing specialized staffing services, primarily in the aerospace and aviation industry.

We support the government contracting industry that:

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Represented over $439 billion of U.S. federal government spending in FY 2017 according to USASpending.gov.
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Has proven to be relatively recession resistant.
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According to the U.S. federal government’s System for Award Management (“SAM”) database, as of January 2, 2018 there are over 528,000 government contractors of which over 52,000 are located in Washington, DC, Maryland and Virginia, many of which are located in an area commonly known as the “Beltway” which is in close proximity to our headquarters.

We see the professional services support industry in which we operate as:

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Highly fragmented.
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Comprised of numerous small- and medium-sized businesses that are ripe for consolidation.

We believe these factors provide tremendous growth opportunities for us.

Description of Services

Government Contracting Support Solutions

Our solutions assist government contractors with critical aspects of their business. Our services include:

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Outsourced accounting and finance services
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Managed information technology solutions
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Cloud hosting and security

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Market intelligence and opportunity identification
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Capture and strategic advisory
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Proposal strategy and development
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Teaming support
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Managed human capital services

Our services also help commercially-focused firms gain entry into the government contracting market. Since 1983, we have assisted clients in winning over $160 billion of government contract awards.

Risk Mitigation and Crisis Management

We combine best practice consulting with proven crisis management expertise, empowering clients to both anticipate and evaluate risks and manage crises when they occur. We assess, audit, develop, train and test strategies and programs encompassing:

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Predictive intelligence
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Business continuity
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Risk assessment
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Crisis management and communications
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Emergency and cyber incident response
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Behavioral risk and threat assessment
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Workplace violence prevention

We are focused on prevention in addition to planning and response initiatives. For example, our behavioral risk and threat assessment program, BERTHA®, positions organizations to prevent violence from occurring. This program enables our clients to identify early warning signs that may be exhibited by an individual long before they are on a path to violence.

By educating others on emerging threats and strategies to combat those threats, we increase awareness of our initiatives through no-fee webinars, stress tests, and social media and blog articles that include analyses by members of our highly-credentialed expert council. We partner with industry associations and aggregators to deliver meaningful risk mitigation strategies and education. We also serve clients ranging from some of the world’s largest global companies to main street businesses, public and private and across all industry sectors. We offer services to clients that enhance their ability to manage risk and respond to adverse events, thereby minimizing people, brand, reputation, financial, legal and regulatory impacts.

Specialty Staffing

We provide the Department of Defense and the aerospace and aviation industry with experienced maintenance and modification specialists. We also provide quality specialized contract personnel, temp-to-hire professionals, direct hires, and temporary or seasonal hires to a diverse group of companies nationally. Furthermore, we have been instrumental in placing highly-skilled technical professionals in some of the world’s most prestigious engineering firms and government facilities for over 20 years. Some of the professionals that we place in the aerospace industry include:

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FAA Certified Airframe & Power Plant Mechanics
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Avionics and Embedded Software Engineers,
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FCC Certified Avionic Technicians
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I.A. Licensed Aircraft Inspectors
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Flight Test Engineers
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Process/Repair Engineers
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Simulation Engineers

Industry

We provide professional services that offer scalable and compliant outsourced support to companies that deliver services to government and commercial clients. The industry in which we operate is fragmented with a large number of small firms providing niche services.

A unique characteristic of the government contracting industry is that many of these companies are concentrated in the Beltway. According to USASpending.gov, the U.S. federal government’s contract spending in Virginia, Maryland and Washington, DC was in excess of $92 billion in FY 2017. This represents 21% of the $436 billion of total federal government contract spending in FY 2017.

While our immediate goal is to improve our ability to serve this sector by pooling our subsidiaries’ resources and client contacts, our ultimate objective is to expand our ability to meet the unique needs of this sector by assembling, through organic growth and strategic acquisitions, a complementary suite of service and systems providers with demonstrated ability to satisfy the need for high value talent and support services. In addition to the benefits of shared costs and pooled resources, we expect to benefit from the increased client involvement that targeted expansion of our market segments can provide. Drawing on the insights and experience of our combined leadership team, we expect to both increase our contact with, and improve our understanding of, the needs of the enterprises we serve. We would like to be recognized as the best place to go for outsourced services when a government contractor has to meet an unusual need.

Clients

To be a government contractor, a company must be able to meet rigid standards, therefore, our clients are typically well-established, financially-stable businesses with a reputation for excellence and high standards and a demonstrated ability to survive and prosper through innovation and adaptation. The U.S. federal government spent an average of over $450 billion each year from FY 2013 through 2017 for goods and services, according to USASpending.gov, creating one of the largest and most stable markets in the world, and there are thousands of government contractors providing these goods and services.

The U.S. federal government’s SAM database includes over 528,000 government contractors as of January 2, 2018.

Since 1983, we have served thousands of these entities. In 2017, we provided services to 14 of the Top 100 largest federal contractors (based on their fiscal 2016 prime contracts in IT, systems integration, professional services and telecommunications) as identified by Washington Technology (https://washingtontechnology.com/toplists/top-100-lists/2017.aspx).

Marketing and Sales

We strive to position ourselves as a preferred, single-source provider of specialized professional services to our clients. We obtain client engagements primarily through business development efforts, cross-selling of our services to existing clients, and maintaining client relationships, as well as referrals from existing and former clients.

Our business development efforts emphasize lead generation, industry group networking, and corporate visibility. Most of our business development efforts are led by members of our professional teams, who are also responsible for managing projects. Our business development efforts are further supported by personnel located at our corporate headquarters.

As our service offerings become more diverse, we anticipate increasing our cross-selling opportunities. Our goals are to offer a broader range of services to existing clients and to broaden our client base using our existing value-added solutions.

Competition

We believe that the sectors in which we operate are highly fragmented and characterized by many smaller companies generally having fewer than ten employees. These companies tend to focus their operations on local customers or specialized niche activities. As a result, we compete with a large number of smaller, more specialized companies that concentrate their resources in particular areas of expertise. The extent of our competition varies according to sectors and geographic areas.

We believe we compete on the quality of service, relevant experience, staffing capabilities, reputation, geographic presence, stability, and price. Price differentiation remains an important element in competitive tendering and is a significant factor in bidding for contracts. The importance of the foregoing factors varies widely based upon the nature, location, and scale of our clients’ needs. We believe that certain economies of scale can be realized by service providers that establish a national presence and reputation for providing high-quality and cost-effective services. Our ability to compete successfully will depend upon the effectiveness of our marketing efforts, the strength of our client relationships, our ability to accurately estimate costs and bid for work, the quality of the work we perform and our ability to hire and train qualified personnel.

Competitive Strengths

We believe we have the following competitive strengths:

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Experienced, talented, and motivated professionals – We employ seasoned professionals with a broad array of specialties, a strong customer service orientation and in many cases, the required professional certifications and advanced degrees. Our executive officers have an average of more than 30 years of operating and management experience and have been involved in analyzing potential acquisition transactions. We place a high priority on attracting, motivating and retaining top professionals to serve our clients, and our compensation system emphasizes the use of performance-based incentives, including opportunities for stock ownership, to achieve this objective.

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Niche expertise – The services that we provide are highly-specialized professional services that have high barriers to entry. While we have a cadre of professionals with the requisite skills, we also have access to numerous consultants who can provide subject matter expertise for unique projects and who can supplement our workforce based on client demand.

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Industry-recognized quality of service – We believe that we have developed a strong reputation for quality service based upon our industry-recognized depth of experience, ability to attract and retain quality professionals, and expertise across multiple service sectors.

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Strong, long-term client relationships – Our combination of niche market experience and professionals with requisite expertise has enabled us to develop strong relationships with our core clients. In the case of our outsourced accounting and finance services group, historically, our client retention has been over 90%. By serving our clients on a long-term basis, we are able to gain a deep understanding of their overall business needs as well as the unique technical requirements of their projects. This increased understanding gives us the opportunity to provide superior value to our clients by allowing us to more fully assess and better manage the risks inherent in their projects.

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One-stop shop – The combination of services we offer allows our clients to focus on executing their contracts and getting more work by not being encumbered with administrative functions required when doing business with the government.

Growth Strategies

We intend to use the following growth strategies as we seek to expand our market share in our current areas of expertise and eventually position ourselves as a preferred provider of comprehensive specialized professional services to our clients:

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Strategic Acquisitions – We seek acquisitions that allow us to expand or enhance our capabilities in our existing service offerings. In analyzing new acquisitions, we pursue opportunities that function as profitable stand-alone operations or are complementary to our existing businesses. We believe that expanding our business through strategic acquisitions will enable us to exploit economies of scale in the areas of finance, human resources, marketing, administration, information technology, and legal, while also providing cross-selling opportunities among our vertical service offerings.

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Common Theme – Most government contractors have the need for the services that we provide. Our companies sell to the same client pool allowing for one-stop-shop, cross selling opportunities.

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Geographic Expansion – Parts of the country have substantial government presence that allow for easy expansion of our footprint, such as the U.S. Navy in San Diego and the U.S. Air Force in Denver.

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Business Development – With additional resources we intend to grow our business by investing in a larger sales force and integrated client relationship management tools.

Risks

Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the "Risk Factors" section of this prospectus, and among these important risks are the following:

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We are currently not profitable and we may be unable to become profitable on a quarterly or annual basis. If we experience declining or flat revenues and fail to manage such declines effectively, we may be unable to execute our business plans and may experience future weaknesses in operating results. Our business has significant working capital needs and if we are unable to satisfy those needs from cash generated from our operations or borrowings under our revolving credit facility, our financial condition will be adversely affected.

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The success of our business will depend, in part, on the continued services of certain key personnel and our ability to attract and retain qualified personnel.

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Our strategy of growth through acquisitions could harm our business.

 ●
Successful integration of newly acquired target companies may place a significant burden on our management and internal resources.

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We are subject to business uncertainties and contractual restrictions following the consummation of acquisitions that could adversely affect our businesses.

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Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

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We may be required to write-down certain assets after completing our required annual evaluations, which may affect our reported financial results. We may issue additional notes or other debt securities, or otherwise incur substantial additional debt, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in the Company.

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Improper disclosure of confidential and personal data could result in liability and harm to our reputation.

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Our business could be negatively impacted by cyber and other security threats or disruptions.

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We are dependent upon technology services, and if we experience damage, service interruptions or failures in our computer and telecommunications systems, our customer and worker relationships and our ability to attract new customers may be adversely affected.

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If we do not keep pace with rapid technological changes and evolving industry standards, we will not be able to remain competitive, and the demand for our services will likely decline.

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Technology improvements and disruptions could diminish the need for our traditional services.

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We operate in a highly-competitive industry with low barriers to entry, and may be unable to compete successfully against existing or new competitors.

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Our business is subject to risks associated with geographic market concentration.

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A downturn of the U.S. or global economy could result in our customers using fewer workforce solutions and services or becoming unable to pay us for our services on a timely basis or at all, which would materially adversely affect our business.

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We may be exposed to employment-related claims and losses, including class action lawsuits, which could have a material adverse effect on our business.

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We are dependent on workers’ compensation insurance coverage at commercially reasonable terms.

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The spending cuts imposed by the Budget Control Act of 2011 (“BCA”) could impact our operating results and profit.

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A delay in the completion of the budget process of the U.S. government could delay procurement of our services and have an adverse effect on our future revenue.

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If our contractors and subcontractors fail to satisfy their obligations to us or other parties, or if we are unable to maintain these relationships, our revenue, profitability, and growth prospects could be adversely affected.

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Due to the competitive process to obtain contracts and an increase in bid protests, we may be unable to achieve or sustain revenue growth and profitability.

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Our business is directly tied to the success of our government contracting clients, which are increasingly reliant on ID/IQ contracts. ID/IQ contracts are not firm orders for services, and we may generate limited or no revenue from these contracts which could adversely affect its operating performance.

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We incur increased costs as a result of operating as a public company and our management is required to devote substantial time to new compliance initiatives.

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We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our securities.

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Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations, which could subject our business to higher tax liability.

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We may need to raise additional capital in the future, which may not be available on acceptable terms, or at all.

Our History

We are a Delaware corporation that was formed in February 2017 to effectuate the mergers of, and become a holding company for KeyStone Solutions, Inc. (“KeyStone”) and Brekford Traffic Safety, Inc. (“Brekford”). Novume services are provided through six wholly owned subsidiaries: AOC Key Solutions, Inc. (“AOC Key Solutions”); Firestorm Solutions, LLC and Firestorm Franchising, LLC (collectively referred to as “Firestorm”); Global Technical Services, Inc. and Global Contract Professionals, Inc. (collectively referred to as “Global” or the “Global Entities”); and Novume Media, Inc. (“Novume Media”).

We conduct core operations through our primary operating subsidiaries:

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Government Contracting Support Solutions – AOC Key Solutions has been helping government contractors to win business since 1983.

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Risk Mitigation and Crisis Management – Firestorm has been in business since 2005.

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Specialty Staffing – Global provides these services and has been supplying personnel to the aerospace/aviation industry since 1989.

Recent Development

Acquisition of NeoSystems

On November 16, 2017, we entered into an Agreement and Plan of Merger by and among us, NeoSystems Holding, LLC, our wholly owned subsidiary, NeoSystems HoldCo, Inc., NeoSystems LLC, a wholly owned subsidiary of NeoSystems HoldCo (“NeoSystems”), Robert W. Wilson, Jr., in his personal capacity, Michael Tinsley, in his personal capacity and Michael Tinsley, in his capacity as the representative of each shareholder of NeoSystems that has not demanded and perfected appraisal rights under the Virginia Stock Corporation Act. Pursuant to the merger agreement, we will acquire NeoSystems through a forward merger.

The consummation of the merger is subject to customary closing conditions, including the consummation of this offering, the subject of this prospectus.

A description of the terms of the merger is included in this prospectus under "Acquisition of NeoSystems."

Corporate Information

Our principal executive offices are located at 14420 Albemarle Point Place, Suite 200, Chantilly, Virginia 20151 and our telephone number is (703) 953-3838. Our website address is www.novume.com. The information on, or accessible through, our website does not constitute a part of, and is not incorporated into, this prospectus.

The Offering
Securities offered by us	$12.5 million of units, each consisting of one share of our common stock and a warrant to purchase one share of our common stock.

Offering price	$ per unit.

Common stock to be outstanding after this offering	shares (assuming none of the warrants issued in this offering are exercised)

Terms of warrants issued as part of a unit offered by us in this offering
Each warrant will have an exercise price per share of not less than the last reported sale price of our common stock on the trading day immediately preceding the pricing of this offering, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date.

We may call the warrants for redemption as follows: (i) at a price of $0.01 for each warrant at any time while the warrants are exercisable, so long as a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current: (ii) upon not less than 30 days prior written notice of redemption to each warrant holder; and (iii) if, and only if, the reported last sale price of the common stock equals or exceeds $         per share (175% of the public offering price per unit in this offering) for the 20-trading-day period ending on the third business day prior to the notice of redemption to warrant holders. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the call price or the warrant exercise price after the redemption call is made.

This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Overallotment option
We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to additional shares of common stock and/or warrants to purchase up to an aggregate of shares of common stock at an exercise price of $           per share, in any combinations thereof, from us at the public offering price per security, less the underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any.

Use of proceeds
We estimate that the net proceeds of this offering will be approximately $            million, assuming a public offering price of $        per unit or approximately $          million if the underwriters exercise their overallotment option in full, and after deducting the estimated underwriting discount and estimated offering expenses. We intend to use the net proceeds that we receive from this offering for purchase consideration for NeoSystems, the terms of which acquisition are described in this Prospectus under "Acquisition of NeoSystems", working capital and other general corporate purposes, including technology and development and marketing activities, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds to invest in or acquire third-party businesses, products, services, technologies, or other assets. However, we do not currently have any definitive or preliminary plans with respect to the use of proceeds for such purposes. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section of this prospectus beginning on page 13 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol for our common stock	“NVMM”

Proposed Nasdaq Capital Market symbol	“NVMMZ” for the warrants

The number of shares of our common stock to be outstanding after this offering is based on 14,496,697 shares of our common stock outstanding as of January 14, 2018, and excludes:

●
1,695,375 shares of our common stock issuable upon the exercise of options outstanding as of January 24, 2018 with a weighted-average exercise price of $2.19 per share;

●
1,304,625 shares of our common stock reserved for future issuance under our stock-based compensation plans, the Novume Solutions 2017 Equity Incentive Plan, as of January 24, 2018;

●
811,514 shares issuable upon the conversion of our Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) outstanding as of January 24, 2018;

●
481,722 shares issuable upon the conversion of our Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”) outstanding as of January 24, 2018;

●
243,655 shares issuable upon the exercise of Unit Warrants for common stock outstanding as of January 24, 2018; and

●
820,586 shares issuable upon the exercise of warrants for common stock outstanding as of January 24, 2018.

Except as otherwise indicated, all information in this prospectus assumes:

●
no conversion of the Series A Preferred Stock or Series B Preferred Stock;

●
no exercise of outstanding options;

●
no exercise of outstanding Unit Warrants;

●
no exercise of outstanding warrants;

●
no exercise of the underwriters’ option to purchase additional units;

●
no exercise of the representatives' unit purchase option; and

●
no exercise by the purchaser of the warrants included in the units offered.

Summary Consolidated Financial Data

The following tables summarize our consolidated financial data. We have derived the following consolidated statements of operations data for the years ended December 31, 2015 and 2016, from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the following summary consolidated statements of operations data for the three and nine months ended September 30, 2016 and 2017 and our summary consolidated balance sheet data as of September 30, 2017 from our unaudited interim consolidated financial statements included elsewhere in this prospectus. Our unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles on the same basis as our audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal, recurring adjustments, that are necessary for the fair presentation of our consolidated financial position as of September 30, 2017 and our consolidated results of operations for the three and nine months ended September 30, 2016 and 2017. Our historical results are not necessarily indicative of the results that may be expected for any future period, and the results for the three and nine months ended September 30, 2017 are not necessarily indicative of the results to be expected for the full year or any other period. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, the accompanying notes and other financial information included elsewhere in this prospectus.

	Year Ended December 31,		Three Months ended September 30,		Nine Months ended September 30,
	2015	2016	2016	2017	2016	2017
Consolidated Statement of Operations Data:
Revenue	$9,661,795	$12,128,406	$2,405,529	$4,421,574	$9,582,874	$11,131,825
Cost of revenue	5,496,722	6,959,514	1,334,436	2,457,806	5,496,588	6,017,982
Gross profit	4,165,073	5,168,892	1,071,093	1,963,768	4,086,286	5,113,843
Selling, general and administrative expenses	3,795,678	5,262,768	1,151,514	2,997,566	3,624,005	8,036,339
Income (loss) from operations	369,395	(93,876)	(80,421)	(1,033,798)	462,281	(2,922,496)
Other (expense) income, net	-	(165,079)	(15,656)	17,296	(28,693)	44,659
Income (loss) before taxes	369,395	(258,955)	(96,077)	(1,016,502)	433,588	(2,877,837)
Income tax benefit (expense	-	219,971	40,535	225,142	(13,380)	964,377
Net income (loss) from continuing operations	$369,395	$(38,984)	$(55,542)	$(791,360)	$420,208	$(1,913,460)
Net (loss) income per share attributable to common stock - basic	$269.63	$(0.01)	$(0.01)	$ (0.09)	$0.06	$ (0.23)
Net (loss) income per share attributable to common stock - diluted	$269.63	$(0.01)	$(0.01)	$ (0.09)	$0.06	$ (0.23)
Weighted average shares used to compute net (loss) income per share attributable to common stock - basic	1,370	3,958,619	9,713,956	11,756,560	7,016,373	10,920,866
Weighted average shares used to compute net (loss) income per share attributable to common stock - diluted	1,370	3,958,619	9,713,956	11,756,560	7,123,160	10,920,866
Pro forma net (loss) income per share attributable to common stock - basic (unaudited)	$ 0.12	$ (0.01)	$ (0.00)	$ (0.07)	$ 0.04	$ (0.18)
Pro forma net (loss) income per share attributable to common stock - diluted (unaudited)	$ 0.12	$ (0.01)	$ (0.00)	$ (0.07)	$ 0.04	$ (0.18)
Pro forma weighted average shares used to compute net (loss) income per share attributable to common stock - basic (unaudited)	3,157,936	7,115,185	12,870,522	14,913,123	10,172,939	14,077,432
Pro forma weighted average shares used to compute net (loss) income per share attributable to common stock - diluted (unaudited)	3,157,936	7,115,185	12,870,522	14,913,126	10,279,726	14,077,432
STOCK BASED COMPENSATION DISCLOSURE:
	Year Ended December 31,		Three Months ended September,		Nine Months ended September,
	2015	2016	2016	2017	2016	2017
General and administrative	$-	$26,844	$-	$107,321	$-	$227,470
Total	$-	$26,844	$-	$107,321	$-	$227,470

	As of September 30, 2017
	Actual	Pro Forma (1)	Pro Forma - Adjusted (2) (3)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments	$3,762,265	$(2,534,760)	$ 8,148,240
Series A cumulative convertible redeemable preferred stock, $0.0001 par value, 505,000 shares authorized, 502,327 shares issued and outstanding, actual	$ 4,246,541	$ 4,246,541	$ 4,246,541
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value, 7,500,000 authorized, 505,000 shares designated, no shares issued and outstanding, pro forma and pro forma as adjusted	$-	$-	$ -
Series B cumulative convertible preferred stock, par value $0.0001 per share, 240,861 shares authorized, issued and outstanding, pro forma	-	2,408,610	2,408,610
Common stock, $0.0001 par value, 25,000,000 shares authorized, 13,933,784 shares issued and outstanding as of September 30, 2017, pro forma as adjusted	1,394	1,651	1,967
Additional paid-in capital	8,925,179	21,103,794	31,786,478
Accumulated deficit	(2,595,363)	(2,600,160)	(2,600,160)
Total stockholders' equity (deficit)	$ 6,331,210	$ 20,913,895	$ 31,596,895
Total capitalization	$10,577,751	$25,160,436	$ 35,843,436
(1)
This pro forma column reflects the impact of the acquisitions of Global which occurred on October 1, 2017 as well as the planned acquisition of NeoSystems. This pro forma reflects the impact of the merger with Global, including the elimination of Global's equity of $874,883 and the related allocation to excess of purchase price over net assets acquired. Consideration paid as part of this merger include (a) $750,000 in cash, (b) 375,000 shares of Novume common stock and (c) 240,861 shares of Series B Preferred Stock. In addition, we paid $365,037 to satisfy in full all of the outstanding debt of the Global Entities at closing and paid $175,000 to reduce the balance on Global’s line of credit. For more detailed information, see the unaudited pro forma condensed combined financial statements on page 52. The Company does not assume the automatic conversion of the Series A Preferred Stock or Series B Preferred Stock prior to or at the closing of this offering. The Series A Preferred Stock would convert only if the public offering occurs and, among other criteria, results in aggregate cash proceeds to us of not less than $30,000,000 (net of underwriting discounts and commissions). There is no automatic conversion feature for the Series B Preferred Stock.
(2)
The pro forma as adjusted column gives effect to (a) the pro forma adjustments set forth above in (1) and (b) the sale and issuance by us of 3,156,566 shares of our common stock in this offering, based upon an assumed combined public offering price of $3.96 per unit, which is the last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018, after deducting the estimated underwriting discount and estimated offering expenses.
(3)
The assumed combined public offering price of $3.96 per unit is the last reported sale price of common stock on the Nasdaq Capital Market on January 24, 2018. Each $1.00 increase (decrease) in such offering price would, after deducting the estimated underwriting discount, increase (decrease) our cash, cash equivalents and short-term investments, working capital, total assets, and total stockholders’ equity by approximately $2.9 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. Similarly, each increase (decrease) of one million shares in the number of shares offered by us would, after deducting the estimated underwriting discount, increase (decrease) our cash, cash equivalents, and short-term investments, working capital, total assets, and total stockholders’ equity by approximately $3.6 million, assuming such public offering price remains the same.

 UNAUDITED PRO FORMA SUMMARY CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma summary combined financial statements are based on the historical financial statements of Novume, Global and NeoSystems after giving effect to our recent acquisition of Global and the anticipated acquisition of NeoSystems, and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

We acquired all the outstanding shares of the Global Entities on October 1, 2017. Consideration paid as part of the Global acquisition included: (a) $750,000 in cash, (b) 375,000 shares of our common stock and (c) 240,861 shares of our Series B Preferred Stock. In addition to the consideration paid, we paid $365,037 to satisfy in full all of the outstanding debt of the Global Entities at closing, except for certain intercompany debt and ordinary course debt, and amounts due under (a) the Wells Fargo Credit Facilities, which remained in effect following the consummation of the acquisition. In connection with the Wells Fargo Credit Facilities, we delivered to Wells Fargo Bank, National Association, general continuing guaranties dated September 29, 2017 and effective upon the closing of the acquisition, and we paid $175,000 in the aggregate to reduce the current borrowed amounts under the Wells Fargo Credit Facilities as of the closing date.

On November 16, 2017, we entered into a merger agreement with NeoSystems pursuant to which we will acquire NeoSystems in a forward merger. The consideration for the merger consists of: (a) $5 million in cash and (b) an amount of shares of the Company’s common stock equal to $10 million (determined by dividing such amount by the price per share to the public of such shares of common stock sold  by the Company in the first Qualifying Offering as defined below) minus $1,982,514, which represents the aggregate dollar value of the spread of the options of NeoSystems that will be assumed by Novume at closing (collectively, the “Merger Consideration”). A “Qualifying Offering” is defined as a firm commitment underwritten public offering of the Company for an aggregate price to the public of at least $10 million, which results in the Company’s successful listing of common stock on the Nasdaq Stock Market or the New York Stock Exchange. As additional consideration for the merger in addition to the Merger Consideration, at closing we will (a) assume each NeoSystem option outstanding immediately prior to closing that is held by an optionholder that continues in the employment, or service as a consultant or director, of NeoSystems; (b) assume the obligations of NeoSystems with respect to certain of its debt facilities, including outstanding principal totaling, in the aggregate, $4.95 million; and (c) redeem all of the shares of NeoSystems Holdco Preferred Stock at closing for up to an amount of $2.25 million.

These pro forma condensed combined financial statements also give effect to the acquisitions of Firestorm and Brekford which occurred prior to September 30, 2017.

The unaudited pro forma summary combined balance sheet of Novume, Global and NeoSystems as of September 30, 2017 is presented as if the Global and anticipated NeoSystems acquisitions had occurred on September 30, 2017. The unaudited pro forma summary combined statement of operations of Novume, Global, NeoSystems, Firestorm and Brekford for the nine months ended September 30, 2017 is presented as if the all of the acquisitions had taken place on January 1, 2017. The unaudited pro forma summary combined balance sheet of Novume, Global, NeoSystems, Firestorm and Brekford as of December 31, 2016 is presented as if the Global and anticipated NeoSystems acquisitions had occurred on December 31, 2016. The unaudited pro forma summary combined statement of operations of Novume, Global, NeoSystems, Firestorm and Brekford for the fiscal year ended December 31, 2016 is presented as if the acquisitions and planned acquisitions had taken place on January 1, 2016.

The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations would have been if the acquisition of Global and anticipated acquisition of NeoSystems had occurred on January 1, 2016 or January 1, 2017 or what such results will be for any future periods or what the consolidated balance sheet would have been if the acquisition had occurred on September 30, 2017 or December 31, 2016. The actual results in the periods following the acquisitions may differ significantly from that reflected in the unaudited pro forma condensed combined financial information for a number of reasons including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and the actual amounts and the completion of a final valuation of the acquisitions. In addition, no adjustments have been made for non-recurring integration plans or operational efficiencies that may have been achieved if the acquisitions had occurred on January 1, 2017 or January 1, 2016.

These unaudited pro forma summary combined financial statements should be read in conjunction with (i) the historical consolidated financial statements and notes for Novume for the nine months ended September 30, 2017; (ii) the historical audited financial statements and notes of NeoSystems included below and (iii) the unaudited pro forma condensed combined financial statements and notes on page 52 of this prospectus.

	Novume including Global	Novume including Global and NeoSystems	Novume including Global	Novume including Global and NeoSystems
	Nine Months ended September 30, 2017	Nine Months ended September 30, 2017	Year ended December 31, 2016	Year ended December 31, 2016
Pro Forma Statement of Operations Data:
Revenue	$31,824,716	$55,208,371	$40,247,097	$70,068,301
Cost of revenue	23,404,904	31,969,193	30,155,208	41,814,554
Gross profit	8,419,813	23,239,179	10,091,889	28,253,747
Salaries and related expenses	1,237,539	1,237,539	1,645,073	1,645,073
Selling, general and administrative expenses	10,749,500	25,008,602	10,599,073	30,855,324
Total operating expenses	11,987,039	26,246,141	12,244,146	32,500,397
Loss from operations	(3,567,227)	(3,006,963)	(2,152,257)	(4,246,650)
Other expense, net	(78,838)	(65,113)	(203,247)	628,398
Interest expense, net	(314,750)	(991,303)	(827,402)	(2,056,881)
Loss from continuing operations before provision from income taxes	(3,960,815)	(4,063,379)	(3,182,906)	(5,675,133)
Provision for Income Taxes	899,784	940,809	450,871	1,836,123
Net income (loss) from continuing operations	$(3,061,031)	$(3,122,570)	$(2,732,035)	$(3,839,010)

	Novume including Global	Novume including Global and NeoSystems	Novume including Global	Novume including Global and NeoSystems
	As of September 30, 2017	As of September 30, 2017	As of December 31, 2016	As of December 31, 2016
Pro Forma Balance Sheet Data:
Total assets	$22,435,210	$45,262,505	$24,315,688	$46,492,910
Total liabilities and mezzanine debt	$ 13,133,899	$ 24,348,610	$10,749,894	$21,314,532
Total stockholders' equity	$ 9,301,311	$ 20,913,895	$13,565,794	$25,178,378

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding to invest in our securities. Our business, operating results, financial condition, or prospects could be materially and adversely affected by any of these risks and uncertainties. If any of these risks occurs, the trading price of our common stock could decline and you might lose all or part of your investment. Our business, operating results, financial performance, or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

Risks Relating to Our Corporate Structure and Business

We are currently not profitable and we may be unable to become profitable on a quarterly or annual basis.

For the nine months ended September 30, 2017, we had a loss from continuing operations before taxes of $2,877,837. We cannot assure you that we will be profitable in the future. Our ability to become profitable in future periods could be impacted by budgetary constraints, government and political agendas, economic instability and other items that are not in our control. We cannot assure you that our financial performance will sustain a sufficient level to completely support operations. A significant portion of our expenses are fixed in advance. As such, we generally are unable to reduce our expenses significantly in the short-term to compensate for any unexpected delay or decrease in anticipated revenues or increases in planned investments. As a result, we may continue to experience operating losses and net losses in the future, which would make it difficult to fund operations and achieve our business plan, and could cause the market price of our common stock to decline.

If we experience declining or flat revenues and fail to manage such declines effectively, we may be unable to execute our business plans and may experience future weaknesses in operating results.

In order to achieve future growth, we will need to continue to add additional qualified personnel, and invest in additional research and development and sales and marketing activities, which could lead to increases in our expenses and future declines in operating results. In addition, our future expansion is expected to place a significant strain on our managerial, administrative, operational, financial and other resources. If we are unable to manage these activities or any revenue declines successfully, our business, financial condition and results of operations could be adversely affected.

Our business has significant working capital needs and if we are unable to satisfy those needs from cash generated from our operations or borrowings under our revolving credit facility, our financial condition will be adversely affected.

We require significant amounts of working capital to operate our business. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it could have a significant adverse effect on our business. In particular, we use working capital to pay expenses relating to our employees and temporary workers and to satisfy our workers’ compensation liabilities. Generally, we pay our workers on a biweekly basis while we generally receive payments from our customers 30 to 60 days after billing. As a result, we must maintain sufficient cash availability to pay employees and independent contractors and fund related payroll liabilities prior to receiving payment from customers.

We have derived working capital for our operations through cash generated by our operating activities and borrowings under our revolving credit facility. We believe that our current sources of capital are adequate to meet our working capital needs. However, our available sources of capital are limited. If our working capital needs increase in the future, we may be forced to seek additional sources of capital, which may not be available on commercially reasonable terms.

The amount we are entitled to borrow under our revolving credit facility is calculated monthly based on the aggregate value of certain eligible trade accounts receivable generated from our operations, which are affected by financial, business, economic and other factors, as well as by the daily timing of cash collections and cash outflows. The aggregate value of our eligible accounts receivable may not be adequate to allow for borrowings for other corporate purposes, such as capital expenditures or growth opportunities, which could reduce our ability to react to changes in the market or industry conditions.

Our revolving credit facility includes various financial and other covenants with which the Company has to comply in order to maintain borrowing availability and avoid penalties, including minimum debt service coverage ratio, and minimum current ratio and maximum leverage ratio.

Any future failure to comply with the covenants which may occur under our revolving credit facility could result in an event of default which, if not cured or waived, could trigger prepayment obligations. There can be no assurance that any future lender will waive defaults that may occur in the future. If we were forced to refinance our revolving credit facility, there can be no assurance that such refinancing would be available or that such refinancing would not have a material adverse effect on our business and financial condition. Even if such refinancing were available, the terms could be less favorable and our results of operations and financial condition could be adversely affected by increased costs and interest rates.

The success of our business will depend, in part, on the continued services of certain key personnel and our ability to attract and retain qualified personnel.

The success of our business will depend, in part, on the continued services of certain members of our management. In particular, the loss of the services of any of Robert A. Berman as Chief Executive Officer and our director, Harry Rhulen as President, Suzanne Loughlin as Chief Administrative Officer and General Counsel and Carl Kumpf as Chief Financial Officer could have a material adverse effect on our business, results of operations, and financial condition. Our inability to attract and retain qualified personnel could significantly disrupt our business.

In addition, as a solutions provider that provides engineers, certified technicians and other professionals, our business is labor intensive and, therefore, our ability to attract, retain, and expand our senior management, sales personnel, and professional and technical staff is an important factor in determining our future success. The market for qualified engineers, certified technicians, and other professionals is competitive and we may not be able to attract and retain such professionals. It may also be difficult to attract and retain qualified individuals in the timeframe demanded by our clients. Furthermore, some of our contracts may require us to employ only individuals who have particular government security clearance levels. Our failure to attract and retain key individuals could impair our ability to provide services to our clients and conduct our business effectively.

Our strategy of growth through acquisitions could harm our business.

It is our intent to continue to grow through strategic acquisitions. Investigation of target businesses, and negotiations and financial arrangements to acquire them, require significant management efforts and involve substantial costs for accountants, attorneys and others. Successful integration of newly acquired target companies may place a significant burden on our management and internal resources, and may require the implementation of additional internal controls and management and financial systems. The diversion of management’s attention and any difficulties encountered in the transition and integration processes could harm our business, financial condition and operating results. In addition, we may be unable to execute our acquisition strategy as planned, resulting in under-utilized resources and a failure to achieve anticipated growth. Our operating results and financial condition will be adversely affected if we are unable to achieve, or achieve on a timely basis, cost savings or revenue opportunities from any future acquisitions, or incur unforeseen costs and expenses or experience unexpected operating difficulties from the integration of acquired businesses.

We may fail to realize the anticipated benefits of acquisitions which we consummate.

We acquired Global in October 2017, and in November 2017, we entered into a merger agreement to acquire NeoSystems. Upon closing, we have undertaken in the case of Global, and will undertake in the case of NeoSystems, to integrate the operations of the acquired companies that previously operated independently. There can be no assurance that we will not encounter significant difficulties in integrating the respective operations of Global and NeoSystems.

The difficulties of integrating the acquisitions may include, among others:

●
unanticipated issues in integration of information, communications, and other systems;

●
unanticipated incompatibility of logistics, marketing, and administration methods;

●
integrating the business cultures of both companies;

●
preserving important strategic client relationships;

●
consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

●
coordinating geographically separate organizations.

The achievement of the benefits expected from integration of the acquired companies may require us to incur significant costs. The incurrence of any such costs, as well as any unexpected costs or delays, in connection with such integration, could have a material adverse effect on our business, operating results or financial condition.

We are subject to business uncertainties following the consummation of acquisitions that could adversely affect our business.

Uncertainty about the effect of acquisitions on employees and customers may have an adverse effect on our company. These uncertainties may impair our ability to attract, retain and motivate key personnel for a period of time after acquisitions, and could cause customers, suppliers and others that deal with us to seek to change existing business relationships with us. Employee retention may be particularly challenging, as employees may experience uncertainty about their future roles with the Company. If, despite our retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with us, as the case may be, our business could be seriously harmed.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a potential business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete a potential business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may be required to write-down certain assets after completing our required annual evaluations, which may affect our reported financial results.

The initial determination of the fair value of assets we acquire upon consummation of an acquisition is based upon a valuation. We are required to analyze the carrying value of our acquired intangibles and goodwill on an annual basis going forward. After we complete the detailed annual evaluation of the carrying value of the these intangible assets, we may be required to make adjustments to our consolidated balance sheet and/or statement of operations. Any adjustments will affect our reported financial results.

We may issue additional notes or other debt securities, or otherwise incur substantial additional debt which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in the Company.

The anticipated cash needs of our business could change significantly as we pursue and complete business acquisitions, if our business plans change, if economic conditions change from those currently prevailing or from those now anticipated, or if other unexpected circumstances arise that may have a material effect on the cash flow or profitability of our business. As of September 30, 2017, we had $1,500,000 of notes payable. With the acquisition of Global on October 1, 2017, we assumed approximately $3,413,247 outstanding on a line of credit. With the anticipated acquisition of NeoSystems, we will assume approximately $2,976,427 of notes payable. If we require additional capital resources to grow our business, either internally or through acquisition, we may need to seek to secure additional debt financing. We may not be able to obtain financing arrangements on acceptable terms or in amounts sufficient to meet our needs in the future.

The incurrence of debt could have a variety of negative effects, including:

●
default and foreclosure on our assets if our operating revenues are insufficient to repay our debt obligations;

●
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●
our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Improper disclosure of confidential and personal data could result in liability and harm to our reputation.

We store and processes increasingly large amounts of confidential information concerning our customers and vendors, as well as confidential information on behalf of our customers and must ensure that such storage and processing is compliant with our contractual obligations and all applicable national and local privacy laws, rules, and regulations. These laws, rules, and regulations can vary significantly from country to country, with many being more onerous than those in the U.S. The risk of failing to comply with these laws, rules, and regulations increases as we continue to expand globally and become subject to an increasing number of foreign laws, rules, and regulations. Moreover, we must ensure that all of our vendors who have access to such information also have the appropriate privacy policies, procedures and protections in place. Although we take appropriate measures to protect such information, the continued occurrence of high-profile data breaches provides evidence of an external environment increasingly hostile to information security. If our security measures are breached as a result of third-party action, employee or subcontractor error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to customer data, our reputation may be damaged, our business may suffer and we could incur significant liability. Techniques used to obtain unauthorized access or to sabotage systems change frequently and are growing increasingly sophisticated. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures.

This environment demands that we continuously improve our design and coordination of security controls throughout the Company. Despite these efforts, it is possible that our security controls over data, training, and other practices we follow may not prevent the improper disclosure of personally identifiable or other confidential information.

If an actual or perceived breach of our security occurs, we could be liable under laws and regulations that protect personal or other confidential data resulting in increases costs or loss of revenues and the market perception of our services could be harmed.

Our business could be negatively impacted by cyber and other security threats or disruptions.

We face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information and networks; insider threats; threats to the security of our facilities and infrastructure; and threats from terrorist acts or other acts of aggression. Cyber threats are constant and evolving and include, but are not limited to, computer viruses malicious software, destructive malware, attacks by computer hackers attempts to gain unauthorized access to data, disruption or denial of service attacks, and other electronic security breaches that could lead to disruptions in mission critical systems, unauthorized release or loss of confidential, personal or otherwise protected information (ours or that of our employees, customers or subcontractors), and corruption of data, networks or systems. In addition, we could be impacted by cyber threats or other disruptions or vulnerabilities found in products we use or in our partners’ or customers’ systems that are used in connection with our business. Our clients and subcontractors face similar threats and/or they may not be able to detect or deter them, or effectively to mitigate resulting losses. These threats could damage our reputation as well as our subcontractor’s ability to perform and could affect our client’s ability to pay.

Although we utilize various procedures and controls to monitor and mitigate the risk of these threats to us, our clients and our partners, there can be no assurance that these procedures and controls will be sufficient. The impact of these factors is difficult to predict, but one or more of them could result in the loss of information or capabilities, harm to individuals or property, damage to our reputation and /or require remedial actions or lead to loss of business, regulatory actions potential liability and financial loss, any one of which could have a material adverse effect on our financial position, results of operations and/or cash flows.

We are dependent upon technology services, and if we experience damage, service interruptions or failures in our computer and telecommunications systems, our customer and worker relationships and our ability to attract new customers may be adversely affected.

Our business could be interrupted by damage to or disruption of our computer, telecommunications equipment, or software systems. Our customers’ businesses may be adversely affected by any system or equipment failure we experience. As a result of any of the foregoing, our relationships with our customers may be impaired, we may lose customers, our ability to attract new customers may be adversely affected and we could be exposed to contractual liability. Precautions in place to protect us from, or minimize the effect of, such events may not be adequate.

In addition, the failure or disruption of mail, communications and/or utilities could cause an interruption or suspension of our operations or otherwise harm our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, revenue, profits and operating results could be adversely affected.

If we do not keep pace with rapid technological changes and evolving industry standards, we will not be able to remain competitive, and the demand for our services will likely decline.

The markets in which we operate are in general characterized by the following factors:

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changes due to rapid technological advances;

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additional qualification requirements related to technological challenges; and

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evolving industry standards and changes in the regulatory and legislative environment.

Our future success will depend upon our ability to anticipate and adapt to changes in technology and industry standards, and to effectively develop, introduce, market and gain broad acceptance of new product and service enhancements incorporating the latest technological advancements.

Technology improvements and disruptions could diminish the need for our traditional services.

Based on recent technological developments, the market for outsourced services may diminish. Some companies are beginning to use the Internet to advertise for different services, including experts for sale, anonymous authors to complete certain proposal sections for an “introductory fee,” and even buying entire proposals on-line, sometimes from overseas vendors at extremely low prices. If the use of unknown and unproven companies advertising traditional consulting services significantly increases, it may diminish the demand for some of our services, which may adversely affect our revenues, results of operations and financial condition.

We operate in a highly-competitive industry with low barriers to entry, and may be unable to compete successfully against existing or new competitors.

Our business is highly-competitive, and we compete with companies that may have greater name recognition and financial resources, as well as many independent sole-proprietors who sell themselves as outsourced resources. We also compete with providers of outsourcing services, systems integrators, computer systems consultants and other providers of services. We expect that the level of competition will remain high, which could limit our ability to maintain or increase our market share or profitability.

The needs of our clients change and evolve regularly. Accordingly, our success depends on our ability to develop services and solutions that address these changing needs of our clients, and to provide people and technology needed to deliver these services and solutions. In order to compete effectively in our markets, we must target our potential customers carefully, continue to improve our efficiencies and the scope and quality of our services, and rely on our service quality, innovation, and client relations to provide services on a cost-effective basis to our clients. Our competitors may be able to provide clients with different or greater capabilities or technologies or better contract terms than we can provide, including technical qualifications, past contract experience, geographic presence, price and the availability of qualified professional personnel.

In addition, heightened competition among our existing competitors, especially on a price basis, or by new entrants into the market, could create additional competitive pressures that may reduce our margins and adversely affect our business. If our competitive advantages are not compelling or sustainable, then we are unlikely to increase or sustain profits and our stock price could decline.

Our business is subject to risks associated with geographic market concentration.

The geographic concentration of revenue greater than 10% of our pro forma consolidated revenue in fiscal years 2016 and 2015 was generated in the following areas:

State	2016	2015
Texas	36.4%	31.9%
Virginia	34.8%	26.0%
Georgia	7.2%	17.1%

Consequently, weakness in economic conditions in these regions could have a material adverse effect on our financial position and results of future operations.

A downturn of the U.S. or global economy could result in our customers using fewer workforce solutions and services or becoming unable to pay us for our services on a timely basis or at all, which would materially adversely affect our business.

Because demand for our solutions and services are sensitive to changes in the level of economic activity, our business may suffer during economic downturns. During periods of weak economic growth or economic contraction, the demand for outsourced services could decline. When demand drops, our operating profit could be impacted unfavorably as we experience a deleveraging of our selling and administrative expense base because expenses may not decline as quickly as revenues. In periods of decline, we can only reduce selling and administrative expenses to a certain level without negatively impacting the long-term potential of our business. Additionally, during economic downturns companies may slow the rate at which they pay their vendors, or they may become unable to pay their obligations. If our customers become unable to pay amounts owed to us, or pay us more slowly, then our cash flow and profitability may suffer significantly.

We may be exposed to employment-related claims and losses, including class action lawsuits, which could have a material adverse effect on our business.

We typically place or assign personnel in the workplaces of other businesses. The risks of these activities include possible claims relating to:

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discrimination and harassment;

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wrongful termination or denial of employment;

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violations of employment rights related to employment screening or privacy issues;

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classification of temporary workers;

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assignment of illegal aliens;

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violations of wage and hour requirements;

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retroactive entitlement to temporary worker benefits;

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errors and omissions by our independent contractors or temporary workers;

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misuse of customer proprietary information;

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misappropriation of funds;

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damage to customer facilities due to negligence; and

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criminal activity.

We may incur fines and other losses or negative publicity with respect to these claims. In addition, these claims may give rise to litigation, which could be time-consuming and expensive. New employment and labor laws and regulations may be proposed or adopted that may increase the potential exposure of employers to employment-related claims and litigation. There can be no assurance that the corporate policies we have in place to help reduce our exposure to these risks will be effective or that we will not experience losses as a result of these risks. There can also be no assurance that the insurance policies we have purchased to insure against certain risks will be adequate or that insurance coverage will remain available on commercially reasonable terms or be sufficient in amount or scope of coverage.

We are dependent on workers’ compensation insurance coverage at commercially reasonable terms.

We provide workers’ compensation insurance for our employees and temporary workers and are contractually obligated to collateralize our workers’ compensation obligations under our workers’ compensation program through irrevocable letters of credit, surety bonds or cash. A significant portion of our workers’ compensation program renews annually on January 1 of each year, and as part of the renewal, could be subject to an increase in collateral. In addition, collateral requirements can be significant and place pressure on our liquidity and working capital capacity. Further, we cannot be certain we will be able to obtain appropriate types or levels of insurance in the future or that adequate replacement policies will be available on commercially reasonable terms. Depending on future changes in collateral requirements, we could be required to seek additional sources of capital in the future, which may not be available on commercially reasonable terms, or at all. The loss of our workers’ compensation insurance coverage would prevent us from doing business in the majority of our markets

The spending cuts imposed by the Budget Control Act of 2011 (“BCA”) could impact our operating results and profit.

The U.S. government continues to focus on developing and implementing spending, tax, and other initiatives to stimulate the economy, create jobs, and reduce the deficit. One of these initiatives, the BCA, imposed constraints around U.S. government spending. In an attempt to balance decisions regarding defense, homeland security, and other federal spending priorities, the BCA imposed spending caps that contain approximately $487 billion in reductions to the Department of Defense base budgets over a seven-year period (to 2021). Additionally, the BCA triggered an automatic sequestration process, effective March 1, 2013, that would have reduced planned defense spending by an additional $500 billion over a nine-year period that began in the U.S. government’s 2013 fiscal year.

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (“BBA 2015”). BBA 2015 raises the limit on the U.S. government’s debt until March 2017 and raises the sequester caps imposed by the BCA by $80 billion, split equally between defense and non-defense spending over the next two years ($50 billion in the U.S. government’s 2016 fiscal year and $30 billion in the U.S. government’s 2017 fiscal year). On December 18, 2015, the President signed into law the Consolidated Appropriations Act of 2016, funding the government through September 30, 2016 and on February 9, 2016, the President submitted a budget proposal for the U.S. government’s 2017 fiscal year, consistent with BBA 2015 funding levels. BBA 2015 includes discretionary funding for Department of Defense of approximately $580 billion in the U.S. government’s 2016 fiscal year and $583 billion in the U.S. government’s 2017 fiscal year. This funding includes a base budget for the Department of Defense of approximately $521 billion in the U.S. government’s 2016 fiscal year and $524 billion in the U.S. government’s 2017 fiscal year. BBA 2015 also provides approximately $59 billion for Department of Defense Overseas Contingency Operations (OCO) spending in each of the U.S. government’s 2016 and 2017 fiscal years.

The Bipartisan Budget Act of 2013 (“BBA 2013”) passed by Congress in December 2013 alleviated some budget cuts that would have otherwise been instituted through sequestration in the U.S. government’s 2014 and 2015 fiscal years. While BBA 2013 and BBA 2015 (collectively, the “Bipartisan Budget Acts”), taken together, increased discretionary spending limits through the U.S. government’s 2017 fiscal year, the Bipartisan Budget Acts retained sequestration cuts for the U.S. government’s 2018 through 2021 fiscal years, including the across-the-board spending reduction methodology provided for in the BCA. As a result, there remains uncertainty regarding how, or if, sequestration cuts will be applied in the U.S. government’s 2018 fiscal year and beyond. Department of Defense and other agencies may have significantly less flexibility in how to apply budget cuts in future years. While the defense budget sustained the largest single reductions under the BCA, other civil agencies and programs have also been impacted by significant spending reductions. In light of the BCA and deficit reduction pressures, and the upcoming change in administrations, it is likely that discretionary spending by the U.S. government will remain constrained for a number of years. Additionally, if an annual appropriations bill is not enacted for the U.S. government’s 2018 fiscal year or beyond, the U.S. government may operate under a continuing resolution, abating RFP processes and restricting new contract or program starts Government slowdowns, or even shutdowns, could arise. The new administration has signaled an intent to increase U.S. government defense, homeland security and infrastructure spending and to decrease spending in other areas such as housing, foreign assistance and environmental programs, although, there is no guarantee these changes will take place. We anticipate there will continue to be significant debate within the U.S. government over spending throughout the budget appropriations process for the U.S. government’s 2018 fiscal year and beyond. The outcome of these debates and the volume of RFPs issued by the U.S. government could have long-term impacts for our industry and our company, including that we may not have sufficient resources to handle any increase in demand for services.

Since we generate significant revenues from clients that bid on contracts with U.S. government agencies, our operating results could be adversely affected by spending caps or changes in the budgetary priorities of the U.S. government, as well as by delays in RFP processes, program starts or the award of contracts or task orders under contracts.

A delay in the completion of the budget process of the U.S. government could delay procurement of our services and have an adverse effect on our future revenue.

When the U.S. government does not complete its budget process before its fiscal year-end on September 30 in any year, government operations are typically funded by means of a continuing resolution. Under a continuing resolution, the government essentially authorizes agencies of the U.S. government to continue to operate and fund programs at the prior year end but does not authorize new spending initiatives. When the U.S. government operates under a continuing resolution, government agencies may delay the procurement of services, which could reduce our future revenue.

If our contractors and subcontractors fail to satisfy their obligations to us or other parties, or if we are unable to maintain these relationships, our revenue, profitability, and growth prospects could be adversely affected.

We depend on contractors and subcontractors in conducting our business. There is a risk that we may have disputes with our contractors or subcontractors arising from, among other things, the quality and timeliness of work performed by the contractor or subcontractor, client concerns about the contractor or subcontractor, or our failure to extend existing task orders or issue new task orders under a contract or subcontract. In addition, if any of our subcontractors fail to perform the agreed-upon services, go out of business, or fail to perform on a project, then our ability to fulfill our obligations as a prime contractor may be jeopardized and we may be contractually responsible for the work performed by those contractors or subcontractors. Historically, our relationship with our contractors and subcontractors have been good, and we have not experienced any material failure of performance by our contractors and subcontractors. However, there can be no assurance that such experience will continue and the absence of qualified subcontractors with which we have a satisfactory relationship could adversely affect the quality of our service and our ability to perform under some of our contracts.

We also rely on relationships with other contractors when we act as their subcontractor or joint venture partner. Our future revenue and growth prospects could be adversely affected if other contractors eliminate or reduce their subcontracts or teaming arrangement relationships with us or if a government agency terminates or reduces these other contractors’ programs, does not award them new contracts, or refuses to pay under a contract.

Due to the competitive process to obtain contracts and an increase in bid protests, we may be unable to achieve or sustain revenue growth and profitability.

We expect that some of the business that we seek in the foreseeable future will be under service agreements awarded to our clients through a competitive bidding process, including Indefinite Delivery/Indefinite Quantity (“ID/IQ”) contracts. The U.S. government has increasingly relied on contracts that are subject to a competitive bidding process, which has resulted in greater competition and increased pricing pressure. As a result, there is a tendency for it to place emphasis on low price over technical merit when selecting contractors. This in turn can result in the U.S. government contracts market attracting extremely low-priced competitors who expect consulting products and services to be priced accordingly. Government contractors may decide that they can prepare their bid responses with internal resources and not engage outside organizations to assist this process.

The competitive bidding process involves substantial costs and a number of risks, including significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to our clients, and therefore puts our reputation at risk and may affect our future contracts with these clients, or that may be awarded but for which we customers do not receive meaningful task orders which might make them less likely to bid for additional task orders. For support contracts awarded to us, we also face the risk of inaccurately estimating the resources and costs that will be required to fulfill these engagements, which also could impact our reputation and the likelihood of getting additional engagements for capture and proposal support.

Our business is directly tied to the success of our government contracting clients, which are increasingly reliant on ID/IQ contracts. ID/IQ contracts are not firm orders for services, and we may generate limited or no revenue from these contracts which could adversely affect its operating performance.

ID/IQ contracts are typically awarded to multiple contractors, and the award of an ID/IQ contract does not represent a firm order for services. Generally, under an ID/IQ contract, the government is not obligated to order a minimum of services or supplies from its contractor, irrespective of the total estimated contract value. In effect, an ID/IQ award acts as a “license,” permitting a government contractor to bid on task orders issued under the ID/IQ contract, but not guaranteeing the award of individual task orders. Following an award under a multi-award ID/IQ program, the customer develops requirements for task orders that are competitively bid against all of the contract awardees. However, many contracts also permit the U.S. government to direct work to a specific contractor. Our clients may not win new task orders under these contracts for various reasons, including price, past performance and responsiveness, among others. We support our government contractor clients both when they compete to get the umbrella ID/IQ contract and subsequently when we help the winners of those contracts compete for individual tasks. The proposals for both of these stages can be relatively brief and require quick turn-arounds, thus potentially reducing some opportunities to be awarded significant turn-key engagements. While it is possible that the increased importance of winning the umbrella ID/IQ contract will prompt clients to hire outside firms to prepare their proposals, it is also likely that government contractors will decide to prepare ID/IQ proposals without the assistance from outside experts.

We incur substantial costs as a result of operating as a public company and our management is required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules subsequently implemented by the United States Securities and Exchange Commission, or SEC, and The NASDAQ Stock Market, or NASDAQ, have imposed various requirements on public companies, including establishing and maintaining effective disclosure and financial controls and corporate governance practices. We may need to hire additional personnel, and our existing management team will need to devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to furnish a report by our management on our internal control over financial reporting. To achieve compliance with Section 404, we engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and divert management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

 As a public company, complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantially higher costs to obtain and maintain the same or similar coverage.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our securities.

In connection with the audit of our consolidated financial statements for the years ended December 31, 2016 and 2015, our management concluded that the Company had material weaknesses in its internal controls because we did not have adequately designed internal controls to ensure the timely preparation and review of the accounting for certain complex, non-routine transactions by those with appropriate technical expertise, which was necessary to provide reasonable assurance that the Company’s consolidated financial statements and related disclosures would be prepared in accordance with generally accepted accounting principles in the United States of America. In addition, we did not have adequately designed and documented financial close and management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements. As defined in the Standards of the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Our management is developing a plan to remediate the material weaknesses although there can be no assurance that such plans, when enacted, will be successful.

Management continues to review and assess our internal controls to ensure we have adequate internal financial and accounting controls. However, any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, and cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to annual reports that we will file. The existence of a material weakness could result in errors in our financial statements that could cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information which may lead to a decline in our stock price.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations, which could subject our business to higher tax liability.

We may be limited in the portion of net operating loss carry-forwards that we can use in the future to offset taxable income for U.S. federal and state income tax purposes. As of September 30, 2017, we had federal and state net operating loss carryforwards, or NOLs, of approximately $2.77 million. A lack of future taxable income would adversely affect our ability to utilize these NOLs. Future changes in our stock ownership, including through acquisitions, could result in ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law. Our NOLs may expire unutilized or underutilized, which would prevent us from offsetting future taxable income.

We may need to raise additional capital in the future, which may not be available on acceptable terms, or at all.

We have experienced volatility in earnings and cash flows from operations from year to year. If our business declines, we may need to raise additional capital to pursue acquisitions or expand our operations. Such additional capital may be raised through bank borrowings, or other debt or equity financings. We cannot assure you that any additional capital will be available on a timely basis, on acceptable terms, or at all, and such additional financing may result in further dilution to our stockholders.

Our capital requirements will depend on many factors, including, but not limited to:

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potential acquisitions of businesses and product lines;

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our ability to control costs;

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our ability to increase revenue, reduce net losses or generate net income;

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increased research and development expenses and sales and marketing expenses;

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our need to respond to technological advancements and our competitors’ introductions of new products, services or technologies;

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capital improvements to new and existing facilities and enhancements to subsidiaries’ infrastructure and systems;

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market acceptance of our services, and the overall level of sales of our services;

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our relationships with customers and suppliers;

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government budgets, political agendas and other funding issues, including potential delays in government contract awards;

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our ability to successfully negotiate arrangements with credit providers and the state of the financial markets, in general; and

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general economic conditions, including the level of economic activity and the effects of international conflicts.

If our capital requirements are materially different from those currently planned, we may need additional capital sooner than anticipated. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced and such securities may have rights, preferences and privileges senior to our common stock. Additional equity or debt financing may not be available on favorable terms, on a timely basis, or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to continue our operations as planned, develop or enhance our products, expand its sales and marketing programs, take advantage of future opportunities or respond to competitive pressures.

Risks Relating to our Common Stock and this Offering

There has been a limited public market for our common stock, the stock price of our common stock may be volatile or may decline regardless of our performance, and you may not be able to resell your shares at or above the public offering price.

Our common stock was previously quoted on the OTCQX and has been trading on the Nasdaq Capital Market since January 10, 2018. There is no established trading market for our securities and there has been a limited public market for our common stock prior to this offering. The offering price for our units will be determined through negotiations among the underwriters and us, and may vary from the market price of our common stock following this offering. The market prices of the securities of newly public companies have historically been highly volatile. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

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overall performance of the equity markets;

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variations in our results of operations, cash flows, and other financial metrics and non-financial metrics, and how those results compare to analyst expectations;

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changes in the financial projections we may provide to the public or our failure to meet those projections;

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failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

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our ability to raise additional capital

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recruitment or departure of key personnel;

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variations in general market, financial markets, economic, and political conditions in the United States;

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rumors and market speculation involving us or other companies in our industry;

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announcements by us or our competitors of significant technical innovations or new business models;

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acquisitions, strategic partnerships, joint ventures, or capital commitments;

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new laws, regulations, or executive orders, or new interpretations of existing laws or regulations applicable to our business;

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lawsuits threatened or filed against us, or unfavorable determinations or settlements in any such suits;

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developments or disputes concerning our intellectual property or our technology, or third-party proprietary rights;

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changes in accounting standards, policies, guidelines, interpretations, or principles;

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other events or factors, including those resulting from war, incidents of terrorism, or responses to these events;

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the expiration of contractual lock-up or market standoff agreements;

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sales of shares of our common stock by us or our stockholders;

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delays in government contracts and funding from time to time and budgetary constraints at the federal, state and local levels;

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the long lead times associated with government contracts;

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our ability to control costs;

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our ability to develop, introduce, patent, market and gain market acceptance of new products, applications and product enhancements in a timely manner, or at all;

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market acceptance of the products incorporating our technologies and products;

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the introduction of new products by competitors;

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the availability and cost of components used in the manufacture of our products;

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our success in expanding and implementing our sales and marketing programs;

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the effects of technological changes in our target markets;

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the nature of our government contracts;

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decrease in revenues derived from key or significant customers;

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risks and uncertainties associated with our international business;

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general economic and political conditions;

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other factors beyond our control, including but not limited to, natural disasters.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and harm our business.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease covering us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Because the public offering price of our common stock will be substantially higher than the pro forma net tangible book value per share of our outstanding common stock following this offering, new investors will experience immediate and substantial dilution.

The public offering price per unit in this offering will be substantially higher than the pro forma net tangible book value per share of our common stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase units in this offering, you may experience immediate dilution. Furthermore, if the underwriters exercise their option to purchase additional units, if outstanding stock options are exercised, if we issue awards to our employees under our equity incentive plans, or if we otherwise issue additional shares of our common stock, you could experience further dilution. See “Dilution” for additional information.

Holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants included in the units, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We may choose to redeem the warrants issued in this offering at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants included in the units sold in this offering at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if the last sales price of our common stock equals or exceeds $        per share (175% of the public offering price per unit in this offering) for any 20-trading-day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants sold in this offering and the shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of the warrants included in the units will hold their securities through one or more intermediaries and consequently those holders are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited, and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Based on shares outstanding as of            2018, upon completion of this offering, we will have outstanding a total of            shares of common stock and            warrants. Each of our officers and directors and substantially all of our major security holders have entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares. The lock-up agreements pertaining to this offering will expire 180 days from the date of this prospectus. However, our underwriters may, in their sole discretion, permit our officers, directors and other current stockholders who are subject to the contractual lock-up to sell shares prior to the expiration of the lock-up agreements. After the lock-up agreements expire, based on shares outstanding as of            , 2018, up to an additional            shares of common stock will be eligible for sale in the public market, approximately            of which are held by our officers, directors and their affiliated entities, and will be subject to volume limitations under Rule 144 under the Securities Act and various vesting agreements. In addition,            shares of our common stock that are subject to outstanding options and warrants as of            , 2018, as well as            shares issuable upon the conversion of our Series A Preferred Stock, and            shares issuable upon the conversion of our Series B Preferred Stock, will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, the lock-up agreements, and Rules 144 and 701 under the Securities Act.

We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, including shares issued on exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our common stock.

We also expect that significant additional capital may be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described below in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations, and prospects could be harmed, and the market price of our common stock could decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government that may not generate a high yield to our stockholders.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends on our common stock in the foreseeable future. Our Series A Preferred Stock and our Series B Preferred Stock are entitled to quarterly dividends as set forth in more detail below in the section entitled “Description of Capital Stock.” We currently anticipate that for the foreseeable future we will retain all of our future earnings for the development, operation and growth of our business and for general corporate purposes. Any future determination to pay dividends on our common stock in will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Our executive officers, directors, principal stockholders and their affiliates will continue to exercise significant influence over our company after this offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

As of January 24, 2018, our executive officers, directors, five percent or greater stockholders and their respective affiliates owned in the aggregate approximately 77.1% of our common stock and, upon completion of this offering, that same group will hold in the aggregate approximately               % of our common stock (assuming no exercise of the underwriters’ option to purchase additional shares, no exercise of outstanding warrants or options, no conversion of the Series A Preferred Stock or the Series B Preferred Stock, and no purchases of shares in this offering by any members of this group).

As a result, after this offering these stockholders will continue to have the ability to influence us through this ownership position even if they do not purchase any additional shares in this offering. These stockholders may be able to determine all matters requiring stockholder approval. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders. The interests of this group of stockholders may not always coincide with your interests or the interests of other stockholders and they may act in a manner that advances their best interests and not necessarily those of other stockholders, including seeking a premium value for their common stock, and might affect the prevailing market price for our common stock.

We are a "smaller reporting company" and, as a result of the reduced disclosure and governance requirements applicable to smaller reporting companies, our common stock may be less attractive to investors.

We are a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a "smaller reporting company," have a public float of less than $75 million and have annual revenues of less than $50 million during the most recently completed fiscal year. As a "smaller reporting company," we are subject to lesser disclosure obligations in our SEC filings compared to other issuers. Specifically, "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited consolidated financial statements in annual reports. Decreased disclosures in our SEC filings due to our status a "smaller reporting company" may make it harder for investors to analyze our operating results and financial prospects.

Delaware law and provisions in our certificate of incorporation and bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the trading price of our common stock.

The anti-takeover provisions of the Delaware General Corporation Law, or the DGCL, may discourage, delay or prevent a change of control by prohibiting us from engaging in a business combination with stockholders owning in excess of 15% of our outstanding voting stock for a period of three years after the person becomes an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws contain provisions that may make the acquisition of our company more difficult, including:

●
the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required for the removal of a member of our Board;

●
the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any of our Bylaws may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

●
the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take certain actions you desire.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products and services, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. These forward-looking statements are based largely on current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus entitled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

●
our history of losses;

●
difficulties in remaining competitive in the markets the companies serve;

●
the effects of future economic, business and market conditions;

●
difficulties in successfully managing our businesses;

●
difficulties in achieving cost savings, operating efficiencies and new revenue opportunities as a result of our acquisitions, and the incurrence of unforeseen costs and expenses;

●
the effects of the uncertainty of the acquisitions we complete on relationships with customers, employees and suppliers;

●
consolidation in the industries we serve;

●
limitations on our ability to continue to develop, manufacture and market innovative products and services;

●
costs and risks associated with acquisitions;

●
our failure to realize anticipated benefits from other acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;

●
the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;

●
quarterly and annual fluctuations in results of operations;

●
the diminished demand for our services;

●
the effects of war, terrorism, natural disasters or other catastrophic events; and

●
other risks and uncertainties, including those listed under the heading “Risk Factors” in this prospectus.

As a result of these and other factors, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. This prospectus also contains estimates and statistical assessments made by independent parties and by us. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 3,156,566 units offered by us in this offering at an assumed public offering price of $3.96 per unit will be approximately $10.7 million or $12.4 million if the underwriters exercise their overallotment option in full, and after deducting the estimated underwriting discount and estimated offering expenses and excluding the proceeds, if any, from the exercise of the warrants included in the units issued in this offering.

A $1.00 increase (decrease) in the assumed public offering price of $3.96 per unit would increase (decrease) the net proceeds, after deducting the estimated underwriting discount, that we receive from this offering by approximately $2.9 million, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same. Each increase (decrease) of one million shares in the number of units offered by us would increase (decrease) the net proceeds that we receive, after deducting the estimated underwriting discount, from this offering by approximately $3.6 million, assuming that the assumed public offering price remains the same.

We intend to use the net proceeds that we receive from this offering for purchase consideration for the acquisition of NeoSystems, the terms of which acquisition are described in this prospectus under "Acquisition of NeoSystems", working capital and other general corporate purposes, including technology and development and marketing activities, general and administrative matters and capital expenditures. Total cash consideration for the acquisition of NeoSystems is expected to be approximately $7.25 million, which comprises $5 million in cash and up to $2.25 million to redeem shares of NeoSystems preferred stock at closing. We also anticipate paying approximately $600,000 in transactional fees associated with the acquisition. We do not anticipate that we will require additional funds to consummate the acquisition. We may also use a portion of the net proceeds to invest in or acquire third-party businesses, products, services, technologies, or other assets. However, we do not currently have any definitive or preliminary plans with respect to the use of proceeds for such purposes.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Commencing August 29, 2017, our common stock traded on the OTCQX under the symbol "NVMM." The following table sets forth, for each of the fiscal periods indicated, the quarterly high and low sales prices for our common stock as reported by the www.otcmarkets.com. OTCQX quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	High	Low
Year Ending December 31, 2017
Fourth Quarter	$ 5.50	$ 1.51
Third Quarter	$5.00	$0.51

The closing price of our common stock on January 24, 2018 was $3.96 per share. Our common stock has been listed on the Nasdaq Capital Markets since January 10, 2018. The current sales prices of our other securities quoted on the OTCQX may not be indicative of the market prices on the Nasdaq Capital Market.

As of January 24, 2018, there were approximately 65 registered holders of record of our common stock, excluding stockholders for whom shares are held in "nominee" or "street name." The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Securities Authorized for Issuance Under Equity Compensation Plans

On August 23, 2017, our Board of Directors adopted the Novume Solutions, Inc. 2017 Equity Award Plan. As of the date of this prospectus, we have granted options to purchase an aggregate of 1,695,375 shares of our common stock. As of December 31, 2016, under the Company’s 2016 Equity Award Plan, options to purchase an aggregate of 248,094 shares of our common stock were outstanding.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We do not expect to pay dividends on our common stock for the foreseeable future. Instead, we anticipate that all of our earnings for the foreseeable future will be used for the development, operation and growth of our business. Any future determination to declare cash dividends on our common stock would be subject to the discretion of our board of directors and would depend on various factors, including our results of operations, financial condition, and capital requirements, restrictions that may be imposed by applicable law, and other factors deemed relevant by our board of directors.

In addition, our ability to pay dividends on our common stock is restricted by the terms of the Series A and Series B Preferred Stock, respectively, as we are required to pay full cumulative dividends on our Preferred Stock before making any dividend payment on our common stock. Furthermore, our ability to pay any dividends on our common stock is subject to applicable provisions of state law and to the terms of its credit agreements.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, and short-term investments and capitalization as of September 30, 2017 on:

●
an actual basis;

●
a pro forma basis to reflect the impact of the acquisitions of Global which occurred on October 1, 2017 as well as the planned acquisition of NeoSystems, Corp.; and

●
a pro forma as adjusted basis to give effect to the sale of 3,156,566 shares of our common stock in this offering at an assumed combined public offering price of $3.96 per share of common stock and accompanying warrant, which is the last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018, after deducting the estimated underwriting discount and estimated offering expenses.

You should read this table together with our consolidated financial statements and related notes, “Unaudited Pro Forma Summary Combined Financial Statements,” “Selected Consolidated Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus.

	As of September 30, 2017
	Actual	Pro Forma (1)	Pro Forma - Adjusted (2) (3)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments	$3,762,265	$(2,534,760)	$8,148,240
Series A cumulative convertible redeemable preferred stock, $0.0001 par value, 505,000 shares authorized, 502,327 shares issued and outstanding, actual	$ 4,246,541	$ 4,246,541	$4,246,541
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value, 7,500,000 authorized, 505,000 shares designated, no shares issued and outstanding, pro forma and pro forma as adjusted	$-	$-	$ -
Series B cumulative convertible preferred stock, par value $0.0001 per share, 240,861 shares authorized, issued and outstanding, pro forma	-	2,408,610	2,408,610
Common stock, $0.0001 par value, 25,000,000 shares authorized, 13,933,784 shares issued and outstanding as of September 30, 2017, pro forma as adjusted	1,394	1,651	1,967
Additional paid-in capital	8,925,179	21,103,794	31,786,478
Accumulated deficit	(2,595,363)	(2,600,160)	(2,600,160)
Total stockholders' equity (deficit)	$ 6,331,210	$ 20,913,895	$31,596,895
Total capitalization	$10,577,751	$25,160,436	$35,843,436

(1)
This pro forma column reflects the impact of the acquisitions of Global which occurred on October 1, 2017 as well as the planned acquisition of NeoSystems. This pro forma reflects the impact of the merger with Global, including the elimination of Global's equity of $874,883 and the related allocation to excess of purchase price over net assets acquired. Consideration paid as part of this merger include (a) $750,000 in cash, (b) 375,000 shares of Novume common stock and (c) 240,861 shares of Series B Preferred Stock. In addition, we paid $365,037 to satisfy in full all of the outstanding debt of the Global Entities at closing and paid $175,000 to reduce the balance on Global’s line of credit. For more detailed information, see the unaudited pro forma condensed combined financial statements on page 52. The Company does not assume the automatic conversion of the Series A Preferred Stock or Series B Preferred Stock prior to or at the closing of this offering. The Series A Preferred Stock would convert only if the public offering occurs and, among other criteria, results in aggregate cash proceeds to us of not less than $30,000,000 (net of underwriting discounts and commissions). There is no automatic conversion feature for the Series B Preferred Stock.
(2)
The pro forma as adjusted column gives effect to (a) the pro forma adjustments set forth above in (1) and (b) the sale and issuance by us of 3,156,566 shares of our common stock in this offering, based upon an assumed combined public offering price of $3.96 per unit, which is the last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018, after deducting the estimated underwriting discount and estimated offering expenses.
(3)
The assumed combined public offering price of $3.96 per unit is the last reported sale price of common stock on the Nasdaq Capital Market on January 24, 2018. Each $1.00 increase (decrease) in such public offering price would, after deducting the estimated underwriting discount, increase (decrease) our cash, cash equivalents and short-term investments, working capital, total assets, and total stockholders’ equity by approximately $2.9 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. Similarly, each increase (decrease) of one million shares in the number of shares offered by us would, after deducting the estimated underwriting discount, increase (decrease) our cash, cash equivalents, and short-term investments, working capital, total assets, and total stockholders’ equity by approximately $3.6 million, assuming such public offering price remains the same.

The number of shares of our common stock to be outstanding after this offering is based on 13,933,784 shares of our common stock outstanding as of September 30, 2017, and excludes:

●
1,219,812 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2017, with a weighted-average exercise price of $1.56 per share;

●
1,780,188 shares of our common stock reserved for future issuance under our stock-based compensation plans, the Novume Solutions 2017 Equity Incentive Plan as of September 30, 2017;

●
885,897 shares issuable upon the conversion of our Series A Preferred Stock outstanding as of September 30, 2017;

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0 shares issuable upon the conversion of our Series B Preferred Stock outstanding as of September 30, 2017; and

●
1,052,122 shares issuable upon the exercise of warrants for common stock outstanding as of September 30, 2017.

DILUTION

If you invest in our units in this offering, your interest will be diluted immediately to the extent of the difference between the combined public offering price per unit (without attributing any value to the warrants), and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value as of September 30, 2017 was $25,510, or $0.00 per share of common stock. Pro forma net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2017. The pro forma net tangible book value reflects the impact of the acquisitions of the Global Entities which occurred on October 1, 2017, as well as the planned acquisition of NeoSystems, Corp.

Pro forma as adjusted net tangible book value per share reflects the sale by us of 3,156,566 units in this offering at an assumed public offering price of $3.96 per unit (without attributing any value to the warrants), which is the last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018, and after deducting the estimated underwriting discount and estimated offering expenses. Our pro forma as adjusted net tangible book value as of September 30, 2017 would have been $10.7 million, or $0.54 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.54 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $3.42 per share to investors participating in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis to new investors:

Assumed combined public offering price per unit	$ 3.96
Pro forma net tangible book value per share as of September 30, 2017	0.00
Increase in pro forma net tangible book value per share attributable to new investors purchasing in this offering	0.54
Pro forma as adjusted net tangible book value per share after this offering	0.54
Dilution in pro forma net tangible book value per share to investors in this offering	$ 3.42

The assumed public offering price of $3.96 per unit is the last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018. A $1.00 increase (decrease) in the public offering price would increase (decrease) our pro forma as adjusted net tangible book value per share after this offering by $2.9 million and would, after deducting the estimated underwriting discount, increase (decrease) dilution per share to investors in this offering by $0.85, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same. Similarly, each increase (decrease) of one million shares in the number of shares and accompanying warrants offered by us would, after deducting the estimated underwriting discount, increase (decrease) our pro forma as adjusted net tangible book value by $3.6 million and would decrease (increase) dilution per share to investors by $0.15, assuming that such assumed public offering price remains the same.

If the underwriters exercise their overallotment option in full, the pro forma as adjusted net tangible book value per share after this offering would be $           per share, and the dilution in pro forma net tangible book value per share to new investors in this offering would be $           per share of our common stock.

The following table presents, on a pro forma as adjusted basis as described above, as of September 30, 2017, the differences between our existing stockholders and new investors purchasing units in this offering, with respect to the number of units purchased from us, the total consideration paid to us, and the average price per share paid by our existing stockholders or to be paid to us by new investors purchasing shares in this offering at an assumed public offering price of $3.96 per share of unit, the last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018, before deducting the estimated underwriting discount and estimated offering expenses.

	Shares Purchased		Shares Purchased		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	13,933,784	82%	$ 21,105445	66%	$ 1.28
Investors in this offering	3,156,566	18	10,683,020	34	$ 3.38
Totals	17,090,350	100.0%	$ 31,788,445	100.0%	$ 1.62

A $1.00 increase (decrease) in the assumed public offering price of $3.96 per unit, the last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018, would, after deducting the estimated underwriting discount, increase (decrease) the total consideration paid by new investors by $2.9 million and increase (decrease) the percent of total consideration paid by new investors by 27%, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same.

Except as otherwise indicated, the above discussion and tables assume no exercise of the underwriters’ overallotment option to purchase 473,485 additional units. If the underwriters exercise their option to purchase additional units in full, our existing stockholders would own 79.3% and our new investors would own 20.7% of the total number of shares of our common stock outstanding upon the completion of this offering.

The number of shares of our common stock to be outstanding after this offering is based on 13,933,784 shares of our common stock outstanding as of September 30, 2017, and excludes:

●
1,219,812 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2017, with a weighted-average exercise price of $1.56 per share;

●
1,780,188 shares of our common stock reserved for future issuance under our stock-based compensation plans, the Novume Solutions 2017 Equity Incentive Plan as of September 30, 2017;

●
885,897 shares issuable upon the conversion of our Series A Preferred Stock outstanding as of September 30, 2017;

●
0 shares issuable upon the conversion of our Series B Preferred Stock outstanding as of September 30, 2017; and

●
1,052,122 shares issuable upon the exercise of warrants for common stock outstanding as of September 30, 2017.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data. We derived our selected consolidated statements of operations data for the years ended December 31, 2015 and 2016, and our selected consolidated balance sheet data as of December 31, 2015 and 2016 from our audited consolidated financial statements included elsewhere in this prospectus. We derived our selected consolidated statements of operations data for the nine months ended September 30, 2016 and 2017 and our selected consolidated balance sheet data as of September 30, 2017 from our unaudited interim consolidated financial statements included elsewhere in this prospectus. Our unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP, on the same basis as our audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal, recurring adjustments, that are necessary for the fair presentation of our consolidated financial position as of September 30, 2017 and our consolidated results of operations for the three months ended September 30, 2016 and 2017. Our historical results are not necessarily indicative of the results to be expected in the future, and the results for the three and nine months ended September 30, 2017 are not necessarily indicative of the results to be expected for the full year or any other period. You should read the following selected consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, the accompanying notes and other financial information included elsewhere in this prospectus.

	Year Ended December 31,		Three Months ended September 30,		Nine Months ended September 30,
	2015	2016	2016	2017	2016	2017
Consolidated Statement of Operations Data:
Revenue	$9,661,795	$12,128,406	$2,405,529	$4,421,574	$9,582,874	$11,131,825
Cost of revenue	5,496,722	6,959,514	1,334,436	2,457,806	5,496,588	6,017,982
Gross profit	4,165,073	5,168,892	1,071,093	1,963,768	4,086,286	5,113,843
Selling, general and administrative expenses	3,795,678	5,262,768	1,151,514	2,997,566	3,624,005	8,036,339
Income (loss) from operations	369,395	(93,876)	(80,421)	(1,033,798)	462,281	(2,922,496)
Other (expense) income, net	-	(165,079)	(15,656)	17,296	(28,693)	44,659
Income (loss) before taxes	369,395	(258,955)	(96,077)	(1,016,502)	433,588	(2,877,837)
Income tax benefit (expense	-	219,971	40,535	225,142	(13,380)	964,377
Net income (loss) from continuing operations	$369,395	$(38,984)	$(55,542)	$(791,360)	$420,208	$(1,913,460)
Net (loss) income per share attributable to common stock - basic	$269.63	$(0.01)	$(0.01)	$ (0.09)	$0.06	$ (0.23)
Net (loss) income per share attributable to common stock - diluted	$269.63	$(0.01)	$(0.01)	$ (0.09)	$0.06	$ (0.23)
Weighted average shares used to compute net (loss) income per share attributable to common stock - basic	1,370	3,958,619	9,713,956	11,756,560	7,016,373	10,920,866
Weighted average shares used to compute net (loss) income per share attributable to common stock - diluted	1,370	3,958,619	9,713,956	11,756,560	7,123,160	10,920,866
Pro forma net (loss) income per share attributable to common stock - basic (unaudited)	$ 0.12	$ (0.01)	$ (0.00)	$ (0.07)	$ 0.04	$ (0.18)
Pro forma net (loss) income per share attributable to common stock - diluted (unaudited)	$ 0.12	$ (0.01)	$ (0.00)	$ (0.07)	$ 0.04	$ (0.18)
Pro forma weighted average shares used to compute net (loss) income per share attributable to common stock - basic (unaudited)	3,157,936	7,115,185	12,870,522	14,913,126	10,172,939	14,077,432
Pro forma weighted average shares used to compute net (loss) income per share attributable to common stock - diluted (unaudited)	3,157,936	7,115,185	12,870,522	14,913,126	10,279,726,	14,077,432

STOCK BASED COMPENSATION DISCLOSURE:
	Year Ended December 31,		Three Months ended September,		Nine Months ended September,
	2015	2016	2016	2017	2016	2017
General and administrative	$-	$26,844	$-	$107,321	$-	$227,470
Total	$-	$26,844	$-	$107,321	$-	$227,470

	As of September 30, 2017
	Actual	Pro Forma (1)	Pro Forma - Adjusted (2) (3)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments	$3,762,265	$(2,534,760)	$ 8,148,240
Series A cumulative convertible redeemable preferred stock, $0.0001 par value, 505,000 shares authorized, 502,327 shares issued and outstanding, actual	$ 4,246,541	$ 4,246,541	$ 4,246,541
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value, 7,500,000 authorized, 505,000 shares designated, no shares issued and outstanding, pro forma and pro forma as adjusted	$-	$-	$ -
Series B cumulative convertible preferred stock, par value $0.0001 per share, 240,861 shares authorized, issued and outstanding, pro forma	-	2,408,610	2,408,610
Common stock, $0.0001 par value, 25,000,000 shares authorized, 13,933,784 shares issued and outstanding as of September 30, 2017, pro forma as adjusted	1,394	1,651	1,967
Additional paid-in capital	8,925,179	21,103,794	31,786,478
Accumulated deficit	(2,595,363)	(2,600,160)	(2,600,160)
Total stockholders' equity (deficit)	$ 6,331,210	$ 20,913,895	$ 31,596,895
Total capitalization	$10,577,751	$25,160,436	$ 35,843,436

(1)
This pro forma column reflects the impact of the acquisitions of Global which occurred on October 1, 2017 as well as the planned acquisition of NeoSystems. This pro forma reflects the impact of the merger with Global, including the elimination of Global's equity of $874,883 and the related allocation to excess of purchase price over net assets acquired. Consideration paid as part of this merger include (a) $750,000 in cash, (b) 375,000 shares of Novume common stock and (c) 240,861 shares of Series B Preferred Stock. In addition, we paid $365,037 to satisfy in full all of the outstanding debt of the Global Entities at closing and paid $175,000 to reduce the balance on Global’s line of credit. For more detailed information, see the unaudited pro forma condensed combined financial statements on page 52. The Company does not assume the automatic conversion of the Series A Preferred Stock or Series B Preferred Stock prior to or at the closing of this offering. The Series A Preferred Stock would convert only if the public offering occurs and, among other criteria, results in aggregate cash proceeds to us of not less than $30,000,000 (net of underwriting discounts and commissions). There is no automatic conversion feature for the Series B Preferred Stock.
(2)
The pro forma as adjusted column gives effect to (a) the pro forma adjustments set forth above in (1) and (b) the sale and issuance by us of 3,156,566 shares of our common stock in this offering, based upon an assumed combined public offering price of $3.96 per unit, which is the last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018, after deducting the estimated underwriting discount and estimated offering expenses.
(3)
The assumed combined public offering price of $3.96 per unit is the last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018. Each $1.00 increase (decrease) in such public offering price would, after deducting the estimated underwriting discount, increase (decrease) our cash, cash equivalents and short-term investments, working capital, total assets, and total stockholders’ equity by approximately $2.9 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. Similarly, each increase (decrease) of one million shares in the number of shares offered by us would, after deducting the estimated underwriting discount, increase (decrease) our cash, cash equivalents, and short-term investments, working capital, total assets, and total stockholders’ equity by approximately $3.6 million, assuming such public offering price remains the same.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our “Selected Consolidated Financial Data” and our consolidated financial statements, the accompanying notes, and other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties, such as our plans, estimates, and beliefs. Our actual results could differ materially from those forward-looking statements below. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed under “Risk Factors” included elsewhere in this prospectus.

This MD&A is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition. As used in this MD&A, the words, “we,” “our” and “us” refer to Novume Inc. and its consolidated subsidiaries. This MD&A should be read in conjunction with our condensed consolidated financial statements and related notes included in this report, as well as the consolidated financial statements and MD&A of our Annual Report. The following overview provides a summary of the sections included in our MD&A:

●
Executive Summary — a general description of our business and key highlights of the nine months ended September 30, 2017.

●
Results of Operations — an analysis of our results of operations in our condensed consolidated financial statements.

●
Liquidity and Capital Resources — an analysis of cash flows, sources and uses of cash, commitments and contingencies, seasonality in the results of our operations and quantitative and qualitative disclosures about market risk.

Executive Summary

Our Company

We were formed in February 2017 and began operations upon the merger of KeyStone Solutions, Inc. (“KeyStone”) and Brekford Traffic Safety, Inc. (“Brekford”) in August 2017. For narrative purposes, the Company and Novume references include the Brekford, KeyStone and Firestorm entities. KeyStone was formed in March 2016 as a holding company for its wholly-owned subsidiary AOC Key Solutions, Inc. (“AOC Key Solutions”). AOC Key Solutions provides consulting and technical support services to assist clients seeking U.S. federal government contracts in the technology, telecommunications, defense, and aerospace industries. On January 25, 2017, Novume (KeyStone) acquired Firestorm, a nationally recognized leader in crisis management, crisis communications, emergency response, and business continuity, including workplace violence prevention, cyber-breach response, communicable illness/pandemic planning, predictive intelligence, and other emergency, crisis and disaster preparedness initiatives. Firestorm is headquartered in Roswell, Georgia. Brekford, headquartered in Hanover, Maryland, is a leading public safety technology service provider of fully integrated automated traffic safety enforcement, or ATSE, solutions, including speed, red light, and distracted driving cameras.

Our headquarters are located in Chantilly, Virginia and as of December 31, 2016, the Company had a satellite office in New Orleans, Louisiana. As of December 31, 2016, we had 29  and access to approximately 350 consultants. Through the acquisition of Firestorm, we added a satellite office in Roswell, Georgia. Through the merger with Brekford, we added an office in Hanover, Maryland. As of September 30, 2017, Novume had 77 employees and access to approximately 400 consultants.

In an effort to create specific awareness about us in the Government Contracting, or GovCon, industry, through our recently-formed subsidiary, Novume Media, we developed a television show called The Bridge -- a weekly 30-minute program featuring panel discussions and interviews with leaders from the government, business, academia and associations. The show premiered on April 2, 2017 in the Washington, DC market.

In selective situations, we will also seek to serve as a partner or incubator for emerging businesses, such as the ATSE business, where an understanding of government contracting procedures and contacts with other seasoned providers of government services or products can be critical to success.

General

The information provided in this discussion and analysis of our financial condition and results of operations covers the three and nine months ended September 30, 2017 and 2016 and the years ended December 31, 2016 and 2015. During fiscal year 2017, we completed the acquisition of Firestorm (described below) and consummated the merger with Brekford (described below). As of the date of hereof, we had not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Brekford assets we acquired and the liabilities assumed and the related allocations of purchase price. We have not identified all adjustments necessary to conform Brekford’s accounting policies to our accounting policies. As of the date of hereof, we have completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Firestorm assets acquired and the liabilities assumed and the related allocations of purchase price. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to our consolidated balance sheet and/or statements of operations, which will include operations of Novume, AOC Key Solutions, Firestorm, Brekford and Novume Media.

In connection with the audit of our consolidated financial statements for the years ended December 31, 2016 and 2015, our management concluded that we had material weaknesses in our internal controls because we do not currently have adequately designed internal controls to ensure the timely preparation and review of the accounting for certain complex, non-routine transactions by those with appropriate technical expertise, which was necessary to provide reasonable assurance that our consolidated financial statements and related disclosures would be prepared in accordance with GAAP. In addition, we did not have adequately designed and documented financial close and management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements. As defined in the Standards of the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Our management is developing a plan to remediate the material weaknesses although there can be no assurance that such plans, when enacted, will be successful.

Our significant assets as of September 30, 2017 were cash and equity interest in our principal operating subsidiaries, AOC Key Solutions, Brekford and Firestorm. Thus, the financial information in this section for periods prior to March 15, 2016 is for AOC Key Solutions prior to the recapitalization into KeyStone. The financial information in this section for all periods subsequent to March 15, 2016 and prior to the January 25, 2017 acquisition of Firestorm is prepared on a consolidated basis for KeyStone and AOC Key Solutions. The financial information for periods subsequent to January 25, 2017 is prepared on a consolidated basis for KeyStone, AOC Key Solutions and Firestorm. For periods subsequent to the Brekford Merger on August 28, 2017, the financial information is prepared on a consolidated basis for Novume, AOC Key Solutions, Brekford and Firestorm.

Historically, the primary focus of our businesses has been on the federal government contracting and aerospace industries. We provide consulting, technical support, staffing and systems that help our clients exploit opportunities and meet challenges more efficiently and effectively than they can by relying on in-house resources alone. Our clients are typically well-established, financially-stable businesses. According to USASpending.gov, between fiscal years 2013 and 2017, the federal government in the United States spent an average of over $450 billion annually for goods and services, creating one of the largest and most stable markets in the world, and there are thousands of government contractors providing these goods and services. These contractors range from small privately-owned lifestyle companies to the Fortune 100. Since 1983, our subsidiaries have served thousands of these entities. In 2017, we provided services to 14 of the Top 100 largest federal contractors (based on their fiscal 2016 prime contracts in IT, systems integration, professional services and telecommunications) as identified by Washington Technology (https://washingtontechnology.com/toplists/top-100-lists/2017.aspx).

A unique characteristic of the industry is that many of these companies are concentrated in a geographic territory that stretches from Southern Maryland to Northern Virginia, wrapping the nation’s Capital in what is known as the Beltway. Because of the geographic concentration of these clients, there is also a large, but fragmented, concentration of service providers for these companies. Although the businesses that provide resources to the government contracting sector are diverse and highly fragmented, their clients have many common needs resulting from the basic qualifications and standard requirements inherent in the government procurement process. We believe that there is a unique opportunity for consolidation in this sector. While our immediate goal is to improve our ability to serve this sector by pooling our resources and client contacts, our ultimate objective is to expand our ability to meet our unique needs by assembling, through organic growth and strategic acquisitions, a complimentary suite of service and systems providers with demonstrated ability to satisfy the needs of this sector for high value talent and support services. In addition to the benefits of shared costs and pooled resources, we expect to benefit from the increased client involvement that targeted expansion of our market segments can provide. We would like to be recognized as the best place to go for outside help when a company has to meet an unusual need, whether it involves an unusual opportunity or an unusual threat.

We intend to fund organic growth and add both vertical and horizontal capabilities by acquiring service providers through a market-focused and disciplined strategy. Our efforts to identify prospective target businesses will look for opportunities where the combination of resources will be additive to our existing capabilities and will not be limited to any geographic region or any particular sector of the support or services industries. A primary consideration will be to improve the level of support we provide to our existing customers, as well as carefully considered expansions of our customer base.

We are an established provider of outsourced services to the GovCon market that generates revenues from fees and reimbursable expenses for professional services primarily billed on an hourly rate, time-and-materials basis. Clients are typically invoiced monthly, with revenue recognized as the services are provided. In a few cases, we may enter into a fixed-fee engagement for our services. Fixed-fee engagements can be invoiced once for the entire job, or there could be several “progress” invoices for accomplishing various phases or reaching contractual milestones. Time-and-materials contracts represent most our client engagements and do not provide us with a high degree of predictability of future period performance.

Our financial results are impacted principally by the:

1)
demand by clients for our services;

2)
degree to which full-time staff can be kept occupied in revenue-generating activities;

3)
success of the sales team in generating client engagements; and

4)
number of business days in each quarter.

The number of business days on which revenue is generated by our staff and consultants is affected by the number of vacation days taken, as well as the number of holidays in each quarter. There are typically fewer business work days available in the fourth quarter of the year, which can impact revenues during that period. The staff utilization rate can also be affected by seasonal variations in the demand for services from clients. Since earnings may be affected by these seasonal variations, results for any quarter are not necessarily indicative of the results that may be achieved for a full fiscal year.

Unexpected changes in the demand for our services can result in significant variations in revenues, and present a challenge to optimal hiring, staffing and use of consultants. The volume of work performed can vary from period to period.

While we anticipate an increasing demand for our services based upon an expected increase in the volume of federal government spending and as our clients elect to outsource their bid and proposal activities, it is still not clear how government spending will be impacted in 2018 and beyond. The federal government fiscal year starts on October 1 and ends on September 30. Thus, the bulk of our revenues for 2017 should be based on budget authorizations made in 2016, however, the new administration does have some discretion to delay spending on programs previously authorized.

Although the new administration has expressed a desire to reduce the federal government bureaucracy, we cannot assume that this will reduce the demand for our services. A short-term result of a program to reduce bureaucracy may be to increase privatization initiatives. Moreover, the new administration’s emphasis on renewing the nation’s infrastructure, which appears to enjoy broad-based support, may result in a significant long-term increase in federal procurements.

Thus, while changes and adjustments can undoubtedly be anticipated, we believe the overall outlook for the GovCon sector remains promising. This is in part due to the changing nature of the contracting process. The volume and frequency of requests for proposals has been increasing during recent years as outdated and ill-conceived programs have been eliminated in favor of higher priority programs. Moreover, Low Price Technically Acceptable (LPTA) contracts have increasingly fallen into disfavor as the true long-term costs of these contracts have become apparent, and a more rigorous approach to government contracting has gained favor.

Brekford Acquisition

On August 28, 2017, the mergers by and among Novume, KeyStone, Brekford, Brekford Merger Sub, Inc. ("Brekford Merger Sub"), and KeyStone Merger Sub, LLC ("KeyStone Merger Sub"), were consummated (the “Brekford Merger”) as a result of a merger agreement (the “Brekford Merger Agreement”). As a result, Brekford became our wholly-owned subsidiary, and Brekford Merger Sub ceased to exist. KeyStone Merger Sub also became our wholly-owned subsidiary, and KeyStone Solutions, Inc. ceased to exist. When KeyStone Merger Sub filed its certificate of merger with the Secretary of State of the State of Delaware, it immediately effectuated a name-change to KeyStone Solutions, LLC, the name by which it is now known.

Upon completion of the Brekford Merger, the merger consideration was issued in accordance with the terms of the Merger Agreement. Immediately upon completion of the Brekford Merger, the pre-merger stockholders of KeyStone owned approximately 80% of the issued and outstanding capital stock of the Novume on a fully-diluted basis, and the pre-merger stockholders of Brekford owned approximately 20% of the issued and outstanding capital stock of the Novume on a fully-diluted basis.

Firestorm Acquisition

Pursuant to the terms of the Membership Interest Purchase Agreement (the “MIPA”), by and among Novume, each of the Firestorm Entities, each of the Members of the Firestorm Entities (described below), and a newly-created acquisition subsidiary of Novume, Firestorm Holdings, LLC, a Delaware limited liability company (“Firestorm Holdings”), we acquired all of the membership interests in each of the Firestorm Entities for the following consideration:

●
$500,000 in cash in the aggregate paid to the three principals (Harry W. Rhulen, Suzanne Loughlin, and James W. Satterfield, collectively the “Firestorm Principals”) of Firestorm. Of that aggregate amount $250,000 was paid to Mr. Satterfield, and $125,000 was paid to each of Mr. Rhulen and Ms. Loughlin;

●
$1,000,000 in the aggregate in the form of four unsecured, subordinated promissory notes payable over five years after the Firestorm Closing Date, to all the Members of the Firestorm Entities (consisting of the Firestorm Principals and Lancer Financial Group, Inc. (“Lancer”)). The principal amount of the note payable to Lancer is $500,000 (the “Lancer Note”). The principal amount of the note payable to Mr. Rhulen is $166,666.66. The principal amount of the notes payable to each of Mr. Satterfield and Ms. Loughlin is $166,666.67. (The notes payable to Mr. Rhulen, Ms. Loughlin and Mr. Satterfield are individually referred to herein as a “Firestorm Principal Note” and collectively, as the “Firestorm Principal Notes”). The Firestorm Principal Notes are payable at an interest rate of 2% and the Lancer Note is payable at an interest rate of 7%. $907,407 was recorded to notes payable to reflect the net fair value of the notes issued due to the difference in interest rates. The Lancer Note also has a capped subordination of $7,000,000, subject to the consent of Lancer;

●
Each of the Firestorm Principals was issued 162,698 (315,625 post Brekford Merger) shares of the common stock, par value $0.0001 per share, of Novume (“Novume Common Shares”), for an aggregate issuance of 488,094 (946,875 post Brekford Merger) Novume Common Shares;

●
Each of the Firestorm Principals received warrants to purchase 105,209 Novume Common Shares, exercisable over a period of five years after the Firestorm Closing Date, at an exercise price of $2.58 per share; and

●
Each of the Firestorm Principals received warrants to purchase 105,209 Novume Common Shares, exercisable over a period of five years after the Firestorm Closing Date, at an exercise price of $3.60 per share.

Results of Operations – Comparison of the Three and Nine Months Ended September 30, 2017 and 2016

The unaudited results for the periods shown below should be reviewed in conjunction with our unaudited consolidated financial statements and notes as of and for the three and nine months ended September 30, 2017 and 2016, respectively, included elsewhere in this prospectus. Consolidated operating results for the three and nine months ended September 30, 2017 include Firestorm operations for the period from January 25, 2017 through September 30, 2017 and Brekford operations for the period from August 28, 2017 through September 30, 2017.

Novume Solutions, Inc. Consolidated Statements of Operations
for the Three and Nine Months Ended September 30, 2017 and 2016 (Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
REVENUE	$4,421,574	$2,405,529	$11,131,825	$9,582,874
Cost of revenue	2,457,806	1,334,436	6,017,982	5,496,588
Gross Profit	1,963,768	1,071,093	5,113,843	4,086,286

OPERATING EXPENSES
Selling, general, and administrative expenses	2,997,566	1,151,514	8,036,339	3,624,005
Income (loss) from operations	(1,033,798)	(80,421)	(2,922,496)	462,281
OTHER (EXPENSE) INCOME
Interest expense	(33,720)	(15,656)	(97,624)	(28,693)
Other Income	51,016	-	142,283	-
Total other income	17,296	(15,656)	44,659	(28,693)
Income (loss) before taxes	(1,016,502)	(96,077)	(2,877,837)	433,588
Income tax benefit (expense)	225,142	40,535	964,377	(13,380)
Net (loss) income	$(791,360)	$(55,542)	$(1,913,460)	$420,208

Comparison of the Three Months Ended September 30, 2017 and 2016

Revenue

Consolidated revenue for the three months ended September 30, 2016 is mostly attributable to our wholly-owned subsidiary, AOC Key Solutions. Consolidated revenue for the three months ended September 30, 2017 includes revenue from Firestorm, and from Brekford after the August 28, 2017 Brekford Merger. Revenue increased by $2,016,045, or 83.8%, to $4,421,574 for the three months ended September 30, 2017 compared to $2,405,529 in the comparable period in 2016. Revenue attributable to Firestorm was $466,580 for the three months ended September 30, 2017. Revenue attributable to Brekford was $224,783 for the period from August 28, 2017 through September 30, 2017. The $1,324,682 increase in revenue attributable to legacy Novume was due to an increase in the number and dollar volume of contracts in AOC Key Solutions.

Cost of Revenue

Total cost of revenue for the three months ended September 30, 2017 increased by $1,123,370, or 84.2%, to $2,457,806 compared to $1,334,436 in the comparable period in 2016. Cost of revenue attributable to Firestorm was $183,803 for the three months ended September 30, 2017. Cost of revenue attributable to Brekford was $88,963 for the period from August 28, 2017 through September 30, 2017. The $850,604 increase in the cost of revenue of the legacy Novume was mostly attributable to revenue increase for AOC Key Solutions noted above.

Gross Profit

Gross profit for the three months ended September 30, 2017 increased by $892,675, or 83.3%, to $1,963,768 compared to $1,071,093 for the comparable period in 2016. Gross profit attributable to Firestorm was $282,776 for the three months ended September 30, 2017. Gross profit attributable to Brekford was $135,820 for the period from August 28, 2017 through September 30, 2017. The $474,079 increase in the gross profit of the legacy Novume was mostly attributable to the increased revenue offset by the use of consultants and non-billable expenses.

The gross profit margin was 44.4% for the three months ended September 30, 2017 compared to 44.5% in the comparable period in 2016. Excluding the gross profit margin for Firestorm and Brekford, the gross profit margin for legacy Novume for the three months ended September 30, 2017 and 2016 was 41.4% and 44.5%, respectively. The decrease in margin was the result of the increased use of consultants, which are more expensive than employees, and increased non-billable expenses for AOC Key Solutions.

Operating Costs and Expenses

Operating costs and expenses for the three months ended September 30, 2017 increased by $1,846,052, or 160.3%, to $ 2,997,566 compared to $1,151,514 in the comparable period in 2016. Operating cost and expenses attributable to Firestorm was $646,995 for the three months ended September 30, 2017. Operating costs and expenses attributable to Brekford was $173,466 for the three months ended September 30, 2017. We also launched a new television show in the second quarter which increased operating costs and expenses by approximately $192,200. The increase of $833,341 in operating costs and expenses of legacy Novume was primarily due to an increase in holding company salaries, professional and legal services related to organization and financial structuring, ramp up of operations and expenses related to initiating and maintaining compliance with applicable listing rules and SEC requirements that were not incurred during the three months ended September 30, 2016. As percentage of revenue, Novume operating costs and expenses for the three months ended September 30, 2017 increased to 67.8% of revenue compared to 47.9% in the comparable period in 2016 due to the items noted above.

We anticipate that our general and administrative expenses will continue to increase, however at a lower rate, in future periods. These increases will include costs related to hiring of personnel and fees to outside consultants, lawyers and accountants as well as expenses related to maintaining compliance with applicable listing rules and SEC requirements, insurance, and investor relations activities.

Other Income (Expense)

Other income for the three months ended September 30, 2017 was $17,296 compared to other expense of ($15,656) in the comparable period in 2016. This change was related primarily to rental income.

Income Taxes

AOC Key Solutions initially elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, AOC Key Solutions did not pay federal corporate income tax, and in most instances state income tax, on its taxable income. AOC Key Solutions revoked its S Corporation election upon the March 15, 2016 merger with KeyStone, and Novume and is now subject to corporate income taxes. Firestorm is a single-member LLC with KeyStone as the sole member.

The benefit from income tax for the three months ended September 30, 2017 was $225,142 and is primarily related to the recognition of a deferred tax benefit. There was $40,535 of benefit from income tax recorded for the three months ended September 30, 2016.

Net Loss

Net loss for the three months ended September 30, 2017 was $791,360 compared to net loss of $55,542 for the comparable period in 2016. The net loss margin was 17.9% for the three months ended September 30, 2017 compared to a net loss margin of 2.3% for the comparable period in 2016, due to the factors noted above.

Comparison of the Nine Months Ended September 30, 2017 and 2016

Revenue

Consolidated revenue for the nine months ended September 30, includes revenue from Firestorm after the January 25, 2017 acquisition by the Company and from Brekford after the August 28, 2017 Brekford Merger. Revenue increased by $1,548,951, or 16.2%, to $11,131,825 for the nine months ended September 30, 2017, compared to $9,582,874 in the comparable period in 2016. Revenue attributable to Firestorm was $1,248,334 for the period from January 25, 2017 through September 30, 2017. Revenue attributable to Brekford was $224,783 for the period from August 28, 2017 through September 30, 2017. The $75,834 increase in revenue attributable to legacy Novume was due to a small increase in the number and dollar volume of contracts in AOC Key Solutions.

Cost of Revenue

Total cost of revenue for the nine months ended September 30, 2017 increased by $521,394, or 84.2%, to $6,017,982 compared to $5,496,588 in the comparable period in 2016. Cost of revenue attributable to Firestorm was $412,714 for the period from January 25, 2017 through September 30, 2017. Cost of revenue attributable to Brekford was $88,963 for the period from August 28, 2017 through September 30, 2017. The $19,717 increase in the cost of revenue of the legacy Novume was mostly attributable to increased revenue for AOC Key Solutions noted above.

Gross Profit

Gross profit for the nine months ended September 30, 2017 increased by $1,027,557, or 83.3%, to $5,113,843 compared to $4,086,286 for the comparable period in 2016. Gross profit attributable to Firestorm was $835,619 for the period from January 25, 2017 through September 30, 2017. Gross profit attributable to Brekford was $135,820 for the period from August 28, 2017 through September 30, 2017. The $56,118 increase in the gross profit of the legacy Novume was generally consistent with the increased revenue and costs of revenues at AOC Key Solutions noted above.

The gross profit margin was 45.9% for the nine months ended September 30, compared to 42.6% in the comparable period in 2016. Excluding the gross profit margin for Firestorm and Brekford, the gross profit margin for legacy Novume for the nine months ended September 30, and 2016 was relatively consistent at 42.9% and 42.6%, respectively.

Operating Costs and Expenses

Operating costs and expenses for the nine months ended September 30, 2017 increased by $4,412,334, or 121.8%, to $8,036,339 compared to $3,624,005 in the comparable period in 2016. Operating cost and expenses attributable to Firestorm was $1,161,075 for the period from January 25, 2017 through September 30, 2017. Operating cost and expenses attributable to Brekford was $173,466 for the period from August 28, 2017 through September 30, 2017. We also launched a new television show in the second quarter which increased operating costs and expenses by approximately $465,533. This television show airs locally in the Washington DC market. The increase of $2,612,260 operating costs and expenses of legacy Novume was primarily due to an increase in holding company salaries, professional and legal services, ramp up of operations and expenses related to maintaining compliance with applicable listing rules and SEC requirements that were lower during the nine months ended September 30, 2016 because the Company was formed in mid-March 2016 and spending increased during the nine months ended September 30, 2017. As percentage of revenue, Novume operating costs and expenses for the nine months ended September 30, 2017 increased to 72.2% compared to 37.8% in the comparable period in 2016.

We anticipate that our general and administrative expenses will continue to increase, however at a slower pace, in future periods. These increases will include costs related to hiring of personnel and fees to outside consultants, lawyers and accountants as well as expenses related to maintaining compliance with applicable listing rules and SEC requirements, insurance, and investor relations activities.

Other Income (Expense)

Other income for the nine months ended September 30, 2017 was $44,659 compared to other expense of $(28,693) in the comparable period in 2016. This change was related primarily to rental income.

Income Taxes

AOC Key Solutions initially elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, AOC Key Solutions did not pay federal corporate income tax, and in most instances state income tax, on its taxable income. AOC Key Solutions revoked its S Corporation election upon the March 15, 2016 merger with KeyStone and Novume and is now subject to corporate income taxes. Firestorm is a single-member LLC with KeyStone as the sole member.

The benefit from income tax for the nine months ended September 30, 2017 was $964,377 and is primarily comprised of a deferred tax benefit. There was $13,380 of income tax expense recorded for the nine months ended September 30, 2016.

Net (Loss) Income

Net loss for the nine months ended September 30, 2017, was $(1,913,460) compared to net income of $420,208 for the comparable period in 2016. The net loss margin was 17.2% for the nine months ended September 30, 2017, compared to a net income margin of 4.4% for the comparable period in 2016.

Cash Flow

We expect to finance our operations over the next twelve months from the date of this prospectus primarily through existing cash flow and from the net proceeds of the Regulation A Offering, supplemented as necessary by funds available through access to credit and through access to additional capital. The Regulation A Offering is further described below in the Novume management discussion under Liquidity and Capital Resources.

The net cash flows from operating, investing and financing activities for the periods below were as follows:

	Nine Months ended September 30,
	2017	2016
Net cash provided by (used for)
Operating activities	$(2,204,152)	$559,535
Investing activities	(52,985)	(35,377)
Financing activities	3,230,815	(333,991)
Net increase (decrease) in cash and cash equivalents:	$973,678	$190,167

Cash (Used for) Provided by Operating Activities

For the nine months ended September 30, 2017, net cash used for operating activities was $(2,204,152). Cash was used primarily to fund our operations and working capital needs. We also incurred non-cash expenses including depreciation and amortization, bad debt expense, deferred taxes, deferred rent, share-based compensation, warrant expense and financing related costs.

For the nine months ended September 30, 2016, net cash provided by operating activities was $559,535. Cash was provided primarily by net income, increases in accounts payable and accrued expenses, offset by increases in accounts receivable and other assets. We also incurred non-cash expenses including depreciation and amortization.

Cash (Used for) Investing Activities

For the nine months ended September 30, 2017, net cash used for investing activities of ($52,985) related to the purchase of computer hardware and equipment.

For the nine months ended September 30, 2016, net cash used for investing activities of ($35,377) related to the purchase of computer hardware and equipment.

Cash Provided by (Used for) Financing Activities

For the nine months ended September 30, 2017, net cash provided by financing activities of $3,230,815 related to the net proceeds from the issuance of preferred stock and cash acquired by the acquisition of Brekford, offset by the acquisition of Firestorm, net of cash acquired, and the payment of Series A Preferred Stock dividends.

For the nine months ended September 30, 2016, net cash used for financing activities of $(333,991) related to proceeds from a note payable offset by AOC Key Solutions stockholders’ distributions.

Non-Cash Financing Activities

In March 2016, the AOC Key Solutions stockholders exchanged 100% of their outstanding shares of common stock in AOC Key Solutions for proportionate shares of KeyStone’s outstanding common stock and $1,192,844 of undistributed earnings were contributed to KeyStone.

In January 2017, KeyStone acquired Firestorm as described above. The non-cash consideration for this acquisition included notes payable of $907,407 and the issuance of 946,875 shares of Novume common stock valued at $1,203,986.

In August 2017, the Company merged with Brekford as described above. The non-cash consideration for the Brekford Merger included the issuance of 3,287,187 shares of Novume common stock valued at $5,851,193.

Lease Obligations

We lease office space in Chantilly, Virginia under the terms of a ten-year lease expiring October 31, 2019. The lease contains one five-year renewal option. The lease terms include an annual increase in base rent and expenses of 2.75%. We also lease office space in New Orleans, Louisiana under a three-year lease expiring May 31, 2018, and in Roswell, Georgia under a lease expiring January 31, 2022. In addition, we lease office space from Global Public Safety, Inc. on a month-to-month basis and it leases space under an operating lease expiring on December 31, 2017.

Rent expense for the three months ended September 30, 2017 and 2016 was $193,985 and $178,946, respectively, and for the nine months ended September 30, and 2016 was $575,181 and $533,168, respectively.

As of September 30, 2017, the future obligations over the primary terms of the long-term leases expiring between 2017 and 2022 are as follows:

2017	$194,200
2018	729,229
2019	656,100
2020	96,552
2021	32,077
Thereafter	2,673
Total	$1,710,831

We are the lessor in an agreement to sublease office space in Chantilly, Virginia with an initial term of two years with eight one-year options to renew the lease through October 31, 2019. The lease provides for an annual increase in base rent and expenses of 2.90%. The initial term ended October 31, 2011 and we exercised the renewal options through 2014. On April 7, 2015, the lease was amended to sublease more space to the subtenant and change the rental calculation. Rent income for the three months ended September 30, 2017 and 2016 was $46,957 and $45,634, respectively, and for the nine months ended September 30, and 2016 was $140,871 and $136,901, respectively.

Comparison of the Years Ended December 31, 2016 and 2015

Novume was formed in February 2017 and began operations upon the merger of KeyStone Solutions, Inc. (“KeyStone”) and Brekford Traffic Safety, Inc. (“Brekford”) in August 2017. KeyStone was formed in March 2016 as a holding company for its wholly owned subsidiary AOC Key Solutions, Inc. (“AOC Key Solutions”). AOC Key Solutions provides consulting and technical support services to assist clients seeking U.S. federal government contracts in the technology, telecommunications, defense, and aerospace industries.

The audited results for the periods shown below should be reviewed in conjunction with KeyStone’s audited consolidated financial statements and notes as of and for the years ended December 31, 2016 and 2015, respectively, included elsewhere in this prospectus.

KeyStone Solutions, Inc. Consolidated Statements of Operations
for the Years Ended December 31, 2016 and 2015

	Year Ended December 31,
	2016	2015
REVENUE	$ 12,128,406	$ 9,661,795
Cost of revenue	6,959,514	5,496,722
Gross profit	5,168,892	4,165,073
OPERATING EXPENSES
Selling, general, and administrative expenses	5,262,768	3,795,678
Income (loss) from operations	(93,876)	369,395
OTHER EXPENSES
Interest expense	(165,079)	—
Total other expenses	(165,079)	—
Income (loss) before taxes	(258,955)	369,395
Benefit from income taxes	219,971	—
Net income (loss)	$ (38,984)	$ 369,395

Revenue

Consolidated revenue for the year ended December 31, 2016 is entirely attributable to the our wholly-owned subsidiary, AOC Key Solutions. Revenue increased by $2,466,611, or 25.5%, to $12,128,406 for the year ended December 31, 2016 compared to $9,661,795 in the comparable period in 2015. This increase was primarily due to an increase in the demand for services by clients as a result of the U.S. federal government putting more contracts out for bid during this period than in the comparable period.

Cost of Revenue

Total cost of revenue for the year ended December 31, 2016 increased by $1,462,792, or 26.6%, to $6,959,514 compared to $5,496,722 in the comparable period in 2015. This increase was mostly attributable to a $1,307,176 increase in consultant expense to support the stronger demand for services, a $112,249 increase in billable and non-billable expenses due to additional client engagements requiring increased travel and other direct costs and a $43,367 increase in staff billable labor. During 2016, employee billable labor increased 3.2% and consultant labor increased 33.4% over 2015 levels.

Gross Profit

Gross profit for the year ended December 31, 2016 increased by $1,003,819, or 24.1%, to $5,168,892 compared to $4,165,073 for the comparable period in 2015. The gross profit margin remained relatively consistent at 42.6% for the year ended December 31, 2016 compared to 43.1% in the comparable period in 2015. During 2016, the number of projects remained relatively constant compared to the 2015 level, however, the average contract size increased by approximately 26%.

Operating Costs and Expenses

Operating costs and expenses for the year ended December 31, 2016 increased by $1,467,090, or 38.7%, to $5,262,768 compared to $3,795,678 in the comparable period in 2015. This increase was due to an increase in AOC Key Solutions’ payroll related expenses and employee bonuses, offset by decreases in net rent and administrative expenses. Operating cost attributable to the holding company were primarily for expenses associated with professional and legal services in forming the Company and the merger of AOC Key Solutions and KeyStone and were included in operating costs and expenses for the year ended December 31, 2016. As percentage of revenue, operating costs and expenses for the year ended December 31, 2016 increased to 43.4% compared to 39.3% in the comparable period in 2015.

We anticipate that our general and administrative expenses will increase in future periods. These increases will include costs related to hiring of personnel and fees to outside consultants, lawyers and accountants as well as expenses related to maintaining compliance with applicable listing rules and SEC requirements, insurance, and investor relations activities.

Other Expenses

Other expenses for the year ended December 31, 2016 were $165,079 and represented net interest expense for the period relating to the Avon Road Note and a line of credit offset by interest income. Other expenses for the year ended December 31, 2015 were zero.

Income Taxes

AOC Key Solutions elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, AOC Key Solutions did not pay federal corporate income tax, and in most instances state income tax, on its taxable income. AOC Key Solutions revoked its S Corporation election upon the March 15, 2016 merger with KeyStone and is now subject to corporate income taxes.

The benefit from income tax for the year ended December 31, 2016 was $219,971 and is primarily comprised of a deferred tax benefit.

Net Income (Loss)

Due primarily to the factors noted above, net loss for the year ended December 31, 2016 was $38,984 compared to net income of $369,395 for the comparable period in 2015. The net loss margin was 0.3% for the year ended December 31, 2016 compared to a net income margin of 3.8% for the comparable period in 2015.

Cash Flow

We expect to finance our operations over the next twelve months from the date of this prospectus primarily through existing cash flow and from the net proceeds of the Regulation A Offering, supplemented as necessary by funds available through access to credit and through access to additional capital. The Regulation A Offering is further described under Liquidity and Capital Resources.

The net cash flows from operating, investing and financing activities for the periods below were as follows:

	Year ended December 31,
	2016	2015
Net cash provided by (used in):
Operating activities	$ (136,079)	$ 260,659
Investing activities	(36,833)	(57,343)
Financing activities	2,393,633	(267,758)
Net increase (decrease) in cash and cash equivalents:	$ 2,220,721	$ (64,442)

Cash Provided By (Used for) Operating Activities

For the year ended December 31, 2016, net cash used for operating activities was $136,079. Cash was used primarily to fund our operations and working capital needs. We also incurred non-cash expenses including depreciation and amortization, deferred rent, share-based compensation for services and financing related costs.

For the year ended December 31, 2015, net cash provided by operating activities was $260,659. Cash was provided by our operations and working capital. We also incurred non-cash expenses including depreciation and amortization and deferred rent.

Cash Used for Investing Activities

For the year ended December 31, 2016, net cash used for investing activities of $36,833 related to the purchase of computer hardware and equipment.

For the year ended December 31, 2015, net cash used for investing activities of $57,343 related to the purchase of computer hardware and equipment.

Cash Provided by (Used for) Financing Activities

For the year ended December 31, 2016, net cash provided by financing activities of $2,393,633 related to the proceeds from the issuance of preferred stock and a subordinated note, offset by loan origination costs and AOC Key Solutions stockholders’ distributions.

For the year ended December 31, 2015, net cash used for financing activities of $(267,758) related to the AOC Key Solutions stockholders’ distributions.

Non-Cash Financing Activities

In March 2016, AOC Key Solutions’ stockholders exchanged 100% of their outstanding shares of common stock in AOC Key Solutions for proportionate shares of KeyStone Solutions’ outstanding common stock and $1,192,844 of undistributed earnings were contributed to KeyStone.

Lease Obligations

We lease office space in Chantilly, Virginia under the terms of a ten-year lease expiring October 31, 2019. The lease contains one five-year renewal option. The lease terms include an annual increase in base rent and expenses of 2.75%. We also lease office space in New Orleans, Louisiana under a three-year lease expiring May 31, 2018.

Rent expense for the years ended December 31, 2016 and 2015 was $507,815 and $552,794, respectively.

As of December 31, 2016, the future obligations over the primary terms of long-term leases expiring in 2017, 2018 and 2019 are as follows:

2017	$ 505,484
2018	513,939
2019	435,314
Total	$ 1,454,737

We are the lessor in an agreement to sublease office space in Chantilly, Virginia with an initial term of two years with eight one-year options to renew the lease through October 31, 2019. The lease provides for an annual increase in base rent and expenses of 2.90%. The initial term ended October 31, 2011 and we exercised the renewal options through 2014. On April 7, 2015, the lease was amended to sublease more space to the subtenant and change the rental calculation. Rent income was $182,534 and $156,375 for the years ended December 31, 2016 and 2015, respectively.

Liquidity and Capital Resources

We have funded our operations primarily through cash from operating activities of AOC Key Solutions, Firestorm, the $500,000 Avon Note (see below) and the Regulation A Offering. As of September 30, 2017, we had unrestricted cash and cash equivalents of $3,762,265 and working capital of $4,423,001, as compared to unrestricted cash and cash equivalents $2,788,587 and working capital of $3,714,958 as of December 31, 2016.

Operating assets and liabilities consist primarily of receivables from billed and unbilled services, accounts payable, accrued expenses, and accrued payroll and related benefits. The volume of billings and timing of collections and payments affect these account balances.

In the Fall of 2016, the Company (KeyStone) commenced its Regulation A Offering of up to 3,000,000 Units. At the initial closing of the Regulation A Offering, on December 23, 2016, we sold 301,570 Units and received aggregate gross proceeds of $3,015,700. At the second closing of the Regulation A Offering, on January 23, 2017, we sold 119,757 Units and received aggregate gross proceeds of $1,197,570. At the third and final closing of the Regulation A Offering, on March 21, 2017, we sold 81,000 Units and received aggregate gross proceeds of $810,000. As reported by KeyStone in its Current Report on Form I-U, as filed with the SEC on March 22, 2017, the Regulation A Offering is now closed, effective as of the third closing.

Following the Brekford Merger, all outstanding shares of KeyStone Series A Preferred Stock were exchanged for the right to receive one share of Novume Series A Preferred Stock. The holders of Novume Series A Preferred Stock will be entitled to quarterly dividends in the amount of $0.175 (7% per annum) per share, being an identical per annum percentage per share dividend as received by holders of KeyStone Series A Preferred Stock prior to the Brekford Merger. We anticipate that we will pay the quarterly cash dividends through cash flow, potential business growth from other acquired entities and access to additional credit or capital. The quarterly dividend payments are due within five (5) business days following the end of a quarter. On April 7, 2017, we paid cash dividends of $75,695 to holders of record of our Series A Preferred Stock as of March 30, 2017. On July 8, 2017, we paid cash dividends of $87,907 to shareholders of record as of June 30, 2017. On September 30, 2017, we declared and accrued dividends of $87,907 payable to shareholders of record as of September 30, 2017.

AOC Key Solutions was a party to a business loan agreement (the “2015 Loan Agreement”) with Sandy Spring Bank (“SSB”) dated as of September 25, 2015. The primary credit facility was an asset based revolving line of credit up to $1,000,000 which was due to mature on September 30, 2016. To secure its obligations under the 2015 Loan Agreement, we had granted to SSB a security interest in our accounts receivable. SSB was required to advance funds to us up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of its accounts receivable aged 90-days or less which contained selling terms and conditions acceptable to SSB. Our obligations under the 2015 Loan Agreement were guaranteed by James McCarthy, the Chairman of Novume (and former chairman of AOC Key Solutions), and his wife. We did not draw any funds from this credit facility in 2015. Pursuant to First Amendment to Business Loan Agreement (Asset Based), dated May 9, 2016, SSB had waived the restrictions in the 2015 Loan Agreement on AOC Key Solutions’s ability to make dividends to the Company. There was no outstanding balance on the 2015 Loan Agreement at December 31, 2016.

On August 11, 2016, we entered into a Loan and Security Agreement (the “2016 Line of Credit”) with SSB that replaced the 2015 Loan Agreement. The 2016 Line of Credit was comprised of: 1) an asset-based revolving line of credit up to $1,000,000 for short-term working capital needs and general corporate purposes which matured on July 31, 2017, bore interest at the Wall Street Journal Prime Rate, floating, plus 0.50% and was secured by a first lien on all of Novume’s business assets; and 2) an optional term loan of $100,000 which must have been drawn by July 31, 2017, was for permanent working capital, bore interest at the Wall Street Journal Prime Rate, floating, plus 0.75%, required monthly payments of principal plus interest to fully amortize the loan over four (4) years and was secured by a first lien on all of Novume’s business assets, cross-collateralized and cross-defaulted with the revolving line of credit. The 2016 Line of Credit had a final maturity date of February 15, 2019 and did not require any personal guarantees.

The borrowing base for the 2016 Line of Credit was up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of our eligible accounts receivable as defined by SSB. The borrowing base for the $100,000 term loan was fully reserved under the borrowing base for the revolving line of credit. The 2016 Line of Credit had periodic reporting requirements and balance sheet covenants, as well as affirmative and negative operational and ownership covenants. We were in compliance with all 2016 Line of Credit covenants at December 31, 2016. In August 2017, we terminated the 2016 Line of Credit with SSB. As such, there was no outstanding balance on the 2016 Line of Credit at September 30, 2017.

As of September 30, 2017 and 2016, we had no balances due, respectively, for the 2016 Line of Credit and the 2015 Loan Agreement. When we replaced the 2015 Loan Agreement with the 2016 Line of Credit on August 11, 2016, neither line of credit had a balance due. We terminated the 2016 Line of Credit in August 2017 and consequently there are no amounts outstanding as of the date of this prospectus.

On March 16, 2016, we entered into a Subordinated Note and Warrant Purchase Agreement (the “Avon Road Note Purchase Agreement”) pursuant to which we agreed to issue up to $1,000,000 in subordinated debt and warrants to purchase up to 242,493 shares of our common stock (“Avon Road Subordinated Note Warrants”). The exercise price for the Avon Road Subordinated Note Warrants is equal to $1.03 per share of common stock. Subordinated notes with a face amount of $500,000 and Avon Road Subordinated Note Warrants to purchase 121,247 shares of Novume’s common stock have been issued pursuant to the Avon Road Note Purchase Agreement to Avon Road Partners, L.P. (“Avon Road”), an affiliate of Robert Berman, our CEO and a member of our Board of Directors. The Avon Road Subordinated Note Warrants has an expiration date of March 16, 2019 and qualified for equity accounting as the warrant did not fall within the scope of ASC Topic 480, Distinguishing Liabilities from Equity. The fair value was determined to be $58,520 and was recorded as a debt discount and additional paid-in capital in the accompanying consolidated balance sheet as of December 31, 2016. The debt discount is being amortized as interest expense on a straight-line basis, which approximates the effective interest method, through the maturity date of the note payable. The balance as of September 30, 2017 for the debt discount was $42,711.

The note is subordinated to the 2016 Line of Credit with SSB and any successor financing facility. Simple interest accrues on the unpaid principal of the note at a rate equal to the lower of (a) 9% per annum, or (b) the highest rate permitted by applicable law. Interest is payable monthly, and the note matures on March 16, 2019.

Pursuant to the terms of the acquisition of the membership interests in the Firestorm Entities, we issued $1,000,000 in the aggregate in the form of four unsecured, subordinated promissory notes, issued by Novume and payable over five years after the Firestorm Closing Date, to all the Members of the Firestorm Entities. The principal amount of the note payable to Lancer is $500,000. The principal amount of the note payable to Mr. Rhulen is $166,666.66. The principal amount of the notes payable to each of Mr. Satterfield and Ms. Loughlin is $166,666.67. The Firestorm Principal Notes are payable at an interest rate of 2% and the Lancer Note is payable at an interest rate of 7%. The balance of these notes payable as of September 30, 2017 was $919,753 to reflect the amortized fair value of the notes issued due to the difference in interest rates.

As of September 30, 2017, we did not have any material commitments for capital expenditures.

On October 1, 2017 (the “Global Closing Date”), we completed our acquisition of Global Technical Services, Inc. (“GTS”) and Global Contract Professionals, Inc. (“GCP) (collectively, the “Global”) (the “Global Merger”). Consideration (“Merger Consideration”) paid as part of the Global Merger included: (a) $750,000 in cash, (b) 375,000 shares of Novume common stock and (c) 240,861 shares of our Series B Preferred Stock. In addition to the merger consideration, we paid $365,037 to satisfy in full all of the outstanding debt of GTS and GCP at closing, except for certain intercompany debt and ordinary course debt, and amounts due under (a) the Secured Account Purchase Agreement dated August 22, 2012 by and between GTS and Wells Fargo Bank, National Association (the “GTS Wells Fargo Credit Facility”) and (b) the Secured Account Purchase Agreement dated August 22, 2012 by and between GCP and Wells Fargo Bank, National Association (the “GCP Wells Fargo Credit Facility” and together with the GTS Wells Fargo Credit Facility, the “Wells Fargo Credit Facilities”), which will remain in effect following the consummation of the Global Merger. In connection with the Wells Fargo Credit Facilities, we paid $175,000 in the aggregate to reduce the current borrowed amounts under the Wells Fargo Credit Facilities as of the Global Closing Date.

On November 12, 2017, AOC Key Solutions entered into an Account Purchase Agreement and related agreements with Wells Fargo Bank, National Association. Pursuant to the agreement, AOC Key Solutions agreed to sell and assign to Wells Fargo Bank all of its Accounts (as such term is defined in Article 9 of the Uniform Commercial Code), constituting accounts arising out of sales of Goods (as such term is defined in Article 9 of the Uniform Commercial Code) or rendition of services that Wells Fargo Bank deems to be eligible for borrowing under the agreement. Wells Fargo Bank agreed to advance to AOC Key Solutions, 90% of all Eligible Accounts (as such term is defined in the agreement) with a maximum facility amount of $3,000,000 of which $1,750,000 was advanced simultaneously with entry into the agreement. Interest is payable under the agreement at a monthly rate equal to the Daily One Month LIBOR in effect from time to time plus 5%. The agreement also provides for a deficit interest rate equal to the then applicable interest rate plus 50% and a default interest rate equal to the then applicable interest rate or deficit interest rate, plus 50%. The initial term of the agreement runs through December 31, 2018, with automatic renewal terms of 12 months, commencing on the first day after the last day of the initial term. AOC Key Soloutions may terminate the agreement upon at least 60 days’ prior written notice, but no more than 120 days’ written notice, prior to and effective as of the last day of the initial term or the renewal term, as the case may be.

On November 16, 2017, we entered into an Agreement and Plan of Merger (the “NeoSystems Merger Agreement”) with NeoSystems HoldCo, Inc., a Virginia corporation (“NeoSystems HoldCo”), NeoSystems LLC, a Virginia limited liability company and a wholly owned subsidiary of NeoSystems HoldCo (“NeoSystems LLC”) (the “NeoSystems Merger”). Upon the consummation of the NeoSystems Merger (the “NeoSystems Closing”), we will pay the participating stockholders the following: (a) $5 million in cash and (b) an amount of shares of Novume common stock equal to $10 million (determined by dividing such amount by the price per share to the public of such shares of Novume common stock sold in the first Qualifying Offering by the Company) minus $1,982,514, which represents the aggregate dollar value of the spread of the NeoSystems options that will be assumed by us at closing (collectively, the “NeoSystems Merger Consideration”). As consideration for the consummation of the NeoSystems Merger in addition to the NeoSystems Merger Consideration, at Closing we will (a) assume each option outstanding immediately prior to the NeoSystems Closing that is held by an optionholder that continues in the employment, or service as a consultant or director, of NeoSystems; (b) assume the obligations of NeoSystems with respect to certain of its debt facilities, including outstanding principal totaling, in the aggregate, $4.95 million; and (c) redeem all of the shares of NeoSystems preferred stock at the NeoSystems Closing for up to an amount of $2.25 million.

Our acquisition of Global was consistent with our corporate strategy of acquiring and building professional services companies that add to the product mix which we can provide to our subsidiaries’ existing customer base. Specialty staffing is a service that most large aviation and aerospace companies use. Many of our subsidiaries’ customers operate in this space and use staffing companies fulfill the need various employee roles. We believe Global has the opportunity to provide specialty staffing support to contractors outside of the aviation and aerospace sectors, thereby giving support to a wider spectrum of potential clients. Since the Global Entities operate as professional services companies, we have not experienced a material change in our business operations.

With the acquisition of Global on October 1, 2017, we assumed approximately $3,413,247 outstanding on a line of credit. With the anticipated acquisition of NeoSystems, we will assume approximately $2,976,427 of notes payable. If we require additional capital resources to grow our business, either internally or through acquisition, we may need to seek to secure additional debt financing. There can be no assurance that such capital will be available to us, if at all, upon terms acceptable to us.

Off-Balance Sheet Arrangements, Contractual Obligations and Commitments

As of the date of this prospectus, we did not have any off-balance sheet arrangements that have had or are reasonably likely to have a material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires our management to make estimates and judgments that affect the reported amounts in our consolidated financial statements.

We believe the application of accounting policies, and the estimates inherently required therein, are reasonable. These accounting policies and estimates are periodically reevaluated, and adjustments are made when facts and circumstances dictate a change. We base our estimates on historical experience and on various other assumptions that our management believes to be reasonable under the circumstances, the results of which form management’s basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, or if management made different judgments or utilized different estimates.

Our accounting policies are further described in its historical audited consolidated financial statements and the accompanying notes included in this prospectus. We have identified the following critical accounting policies:

Revenue Recognition

We recognize revenues for the provision of services when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable, and the collectability of the related revenue is reasonably assured. We principally derive revenues from fees for services generated on a project by project basis. Revenues for time-and-materials contracts are recognized based on the number of hours worked by our employees or consultants at an agreed upon rate per hour set forth in our standard rate sheet or as written from time to time in our contracts or purchase orders. These costs are recognized in the period in which services are performed.

Revenues related to firm-fixed-price contracts are recognized upon completion of the project as these projects are typically short-term in nature.

The agreements entered into in connection with a project, whether on a time-and-materials basis or firm-fixed-price basis, typically allow our clients to terminate early due to breach or for convenience with 30-days’ notice. In the event of termination, the client is contractually required to pay for all time, materials and expenses incurred by us through the effective date of the termination.

For automated traffic safety enforcement revenue, we recognize the revenue when the required collection efforts, from citizens, are completed and posted to the municipality’s account. The respective municipality is then billed depending on the terms of the respective contract, typically 15 days after the preceding month while collections are reconciled. For contracts where we receive a percentage of collected fines, revenue is calculated based upon the posted payments from citizens multiplied by our contractual percentage. For contracts where we receive a specific fixed monthly fee regardless of citations issued or collected, revenue is recorded once the amount collected from citizens exceeds the monthly fee per camera. Our fixed-fee contracts typically have a revenue neutral provision whereby the municipality’s payment to us cannot exceed amounts collected from citizens within a given month.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. We perform continuing credit evaluations of our clients’ financial condition, and we generally do not require collateral.

Management reviews accounts receivable to determine if any receivables will potentially be uncollectible. Factors considered in the determination include, among other factors, number of days an invoice is past due, client historical trends, available credit ratings information, other financial data and the overall economic environment. Collection agencies may also be utilized if management so determines.

We record an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. We also record as an additional allowance a certain percentage of aged accounts receivable, based on historical experience and our assessment of the general financial conditions affecting its customer base. If actual collection experience changes, revisions to the allowance may be required. After all reasonable attempts to collect an account receivable have failed, the amount of the receivable is written off against the allowance. The balance in the allowance for doubtful accounts was $24,000 and $0 as of September 30, 2017 and 2016, respectively. Based on the information available, we determined that no allowance for doubtful accounts was necessary as of December 31, 2016 and 2015. However, actual write-offs might exceed the recorded allowance.

Income Taxes

Through March 15, 2016, AOC Key Solutions had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, AOC Key Solutions did not pay U.S. federal corporate income taxes, and in most instances state income tax, on its taxable income. Instead, the stockholders of AOC Key Solutions were liable for individual income taxes on their respective shares of AOC Key Solutions’ net income. AOC Key Solutions effectively revoked its S Corporation election upon the March 15, 2016 merger with Novume. As a result, Novume is now subject to corporate income taxes. Firestorm is a single-member LLC with Novume as the sole member.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Our evaluation as of September 30, 2017 and December 31, 2016 revealed no uncertain tax positions that would have a material impact on the financial statements. The 2013 through 2015 tax years remain subject to examination by the IRS. Our management does not believe that any reasonably possible changes will occur within the next twelve months that will have a material impact on the financial statements.

New Accounting Pronouncements

Recently Issued Accounting Pronouncements

Not Yet Adopted

In August 2017, the Financial Accounting Standards Board (“FASB”) issued new guidance related to accounting for hedging activities. This guidance expands strategies that qualify for hedge accounting, changes how many hedging relationships are presented in the financial statements, and simplifies the application of hedge accounting in certain situations. The standard will be effective for us beginning July 1, 2019, with early adoption permitted for any interim or annual period before the effective date. Adoption of the standard will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. We are currently evaluating the impact of this standard on our consolidated financial statements, including accounting policies, processes, and systems.

In May 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-09, Compensation - Stock Compensation: Scope of Modification Accounting, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. An entity will account for the effects of a modification unless the fair value of the modified award is the same as the original award, the vesting conditions of the modified award are the same as the original award and the classification of the modified award as an equity instrument or liability instrument is the same as the original award. The update is effective for fiscal year 2019. The update is to be adopted prospectively to an award modified on or after the adoption date. Early adoption is permitted. We are currently evaluating the effect of this update but do not believe it will have a material impact on our financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the update requires only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit's carrying amount over its fair value. A qualitative assessment may still be completed first for an entity to determine if a quantitative impairment test is necessary. The update is effective for fiscal year 2021 and is to be adopted on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We are currently evaluating the effect of this update but do not believe it will have a material impact on our financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory, as part of its simplification initiatives. The update requires that an entity recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs, rather than deferring the recognition until the asset has been sold to an outside party as is required under current GAAP. The update is effective for fiscal year 2019. The new standard will require adoption on a modified retrospective basis through a cumulative-effect adjustment to retained earnings, and early adoption is permitted. We are currently evaluating the effect that this update will have on our financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. We are currently in the process of evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. We are currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as a new Topic, Accounting Standards Codification ("ASC") Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

●
ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

●
ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

●
ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

●
ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which clarifies the implementation guidance in a number of other areas.

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. The Company is currently in the process of completing its assessment of any significant contract and assessing the impact the adoption of the new revenue standard will have on its consolidated financial statements and related disclosures. The standard update, as amended, will be effective for annual periods beginning after December 15, 2017. We performed an initial assessment of the impact of the ASU and is developing a transition plan, including necessary changes to policies, processes, and internal controls as well as system enhancements to generate the information necessary for the new disclosures. The project is on schedule for adoption on January 1, 2018 and we will apply the modified retrospective method. We expect revenue recognition acrossour portfolio of services to remain largely unchanged. However, we expect to recognize revenue earlier than we do under current guidance in a few areas, including accounting for variable fees and for certain consulting services, which will be recognized over time rather than at a point in time. While we have not finalized our assessment of the impact of the ASU, based on the analysis completed to date, we do not currently anticipate that the ASU will have a material impact on our Consolidated Financial Statements.

There are currently no other accounting standards that have been issued but not yet adopted that will have a significant impact on our consolidated financial position, results of operations or cash flows upon adoption.

Recently Adopted

In January 2017, the FASB issued ASU 2017-01 Business Combinations (Topic 805): Clarifying the Definition of a Business. ASU 2017-01 provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. We adopted ASU 2017-01 as of January 1, 2017.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. The standard reduces complexity in several aspects of the accounting for employee share-based compensation, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years, with early adoption permitted. We adopted this standard and the impact of the adoption was not material to the consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 is aimed at reducing complexity in accounting standards. Currently, GAAP requires the deferred taxes for each jurisdiction to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction; companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The new guidance is effective in fiscal years beginning after December 15, 2016, including interim periods within those years, with early adoption permitted. We early adopted and applied the new standard retrospectively to the prior period presented in the accompanying consolidated balance sheets and it did not have a material impact.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs. The update requires that deferred debt issuance costs be reported as a reduction to long-term debt (previously reported in other noncurrent assets). We adopted ASU 2015-03 in 2016 and for all retrospective periods, as required, and the impact of the adoption was not material to our consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. We adopted this standard during fiscal year 2016 and it did not have a material impact on the consolidated results of operations, financial position or cash flows.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. The standard reduces complexity in several aspects of the accounting for employee share-based compensation, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years, with early adoption permitted. We adopted this standard and the impact of the adoption was not material to the consolidated financial statements.

We do not believe that any recently issued accounting standards, in addition to those referenced above, would have a material effect on our consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Novume, Global and NeoSystems after giving effect to our recent acquisition of Global and the anticipated acquisition of NeoSystems, and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

In October, 2017, Novume acquired all the outstanding shares of the Global Entities. The Company determined the Global Entities were businesses as defined in the accounting literature and that the Company was the accounting acquirer in the transaction. The acquisition of the Global Entities was accounted for as a business combination under the acquisition method of accounting. Under this method, the assets acquired and liabilities assumed were recorded in the Company’s consolidated financial statements at their respective fair values as of the acquisition dates, and the results of these acquisitions are included in the Company’s consolidated results from the respective dates of acquisition. As consideration for the acquisition, we paid: (a) $750,000 in cash, (b) 375,000 shares of our common stock and (c) 240,861 shares of Series B Preferred Stock. In addition we paid $365,037 to satisfy in full all of the outstanding debt of the Global Entities, except for certain intercompany debt and ordinary course debt, and amounts due under Global’s Wells Fargo credit facilities, which remained in effect following the consummation of the acquisition. In connection with the Wells Fargo credit facilities, at closing, we delivered to Wells Fargo Bank, National Association, general continuing guaranties, guaranteeing the obligations of the Global Entities under the Wells Fargo credit facilities, and paid $175,000 in the aggregate to reduce the current borrowed amounts under the Wells Fargo credit facilities.

On November 16, 2017, we entered into a merger agreement with NeoSystems. The Company determined that NeoSystems Corp. is a business as defined in the accounting literature and that the Company will be the accounting acquirer in the anticipated transaction. The planned merger with NeoSystems will be accounted for as a business combination under the acquisition method of accounting. Under this method, the assets acquired and liabilities assumed will be recorded in the Company’s consolidated financial statements at their respective fair values as of the acquisition dates, and the results of these acquisitions will be included in the Company’s consolidated results from the respective dates of acquisition. Pursuant to the merger agreement, we will acquire NeoSystems through a forward merger.  Upon the consummation of the merger (the “Closing”), the NeoSystems stockholders will receive the following: (a) $5 million in cash, and (b) an amount of shares of our common stock equal to $10 million (determined by dividing such amount by the price per share to the public of shares of our common stock sold in the first Qualifying Offering by the Company) minus $1,982,514, which represents the aggregate dollar value of the spread of the options of NeoSystems that will be assumed by the Company at closing. A “Qualifying Offering” is defined as a firm commitment underwritten public offering of the Company for an aggregate price to the public of at least $10 million, which results in the Company’s successful listing of ccommon stock on the Nasdaq Stock Market or the New York Stock Exchange. In addition we will (a) assume each option outstanding immediately prior to the closing that is held by an optionholder that continues in the employment, or service as a consultant or director of NeoSystems; (b) assume the obligations of NeoSystems with respect to certain of its debt facilities, including outstanding principal totaling, in the aggregate, $4.95 million; and (c) redeem all of the shares of NeoSystems preferred stock at closing for up to an amount of $2.25 million.

These pro forma condensed combined financial statements also give effect to the acquisitions of Firestorm and Brekford which occurred during fiscal year 2017.

The unaudited pro forma condensed combined balance sheet of Novume, Global and NeoSystems as of September 30, 2017 is presented as if the Global and anticipated NeoSystems acquisitions had occurred on September 30, 2017. The unaudited pro forma condensed combined statement of operations of Novume, Global, NeoSystems, Firestorm and Brekford for the nine months ended September 30, 2017 is presented as if the all of the acquisitions had taken place on January 1, 2017. The unaudited pro forma condensed combined balance sheet of Novume, Global, NeoSystems, Firestorm and Brekford as of December 31, 2016 is presented as if the Global and anticipated NeoSystems acquisitions had occurred on December 31, 2016. The unaudited pro forma condensed combined statement of operations of Novume, Global, NeoSystems, Firestorm and Brekford for the fiscal year ended December 31, 2016 is presented as if the all of the acquisitions had taken place on January 1, 2016.

The unaudited pro forma condensed combined financial information does not purport to represent what the Company’s results of operations would have been if the acquisition of Global and anticipated acquisition of NeoSystems had occurred on January 1, 2016 or January 1, 2017 or what such results will be for any future periods or what the consolidated balance sheet would have been if the acquisition had occurred on September 30, 2017 or December 31, 2016. The actual results in the periods following the acquisitions may differ significantly from that reflected in the unaudited pro forma condensed combined financial information for a number of reasons including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and the actual amounts and the completion of a final valuation of the acquisitions. In addition, no adjustments have been made for non-recurring integration plans or operational efficiencies that may have been achieved if the acquisitions had occurred on January 1, 2017 or January 1, 2016.

The unaudited pro forma condensed combined financial information has been prepared giving effect to the acquisitions, which are accounted for as a business combinations in accordance with the Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations.” The unaudited pro forma adjustments are based on management’s preliminary estimates of the values of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments may differ materially from those presented in the unaudited pro forma condensed consolidated financial statements. A change in the unaudited pro forma adjustments of the purchase price for the acquisitions would primarily result in a reallocation affecting the value assigned to tangible and intangible assets. The income statement effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

These unaudited pro forma condensed combined financial statements, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for Novume for the nine months ended September 30, 2017; the historical consolidated financial statements for Novume for the years ended December 31, 2016 and 2015 and (ii) the historical audited financial statements of Global and NeoSystems included below.

	Nine Months ended September 30, 2017	Year ended December 31, 2016
Pro Forma Statement of Operations Data:
Revenue	$55,208,371	$70,068,301
Cost of revenue	31,969,193	41,814,554
Gross profit	23,239,179	28,253,747
Salaries and related expenses	1,237,539	1,645,073
Selling, general and administrative expenses	25,008,602	30,855,324
Total operating expenses	26,246,141	32,500,397
Loss from operations	(3,006,963)	(4,246,650)
Other expense, net	(65,113)	628,398
Interest expense, net	(991,303)	(2,056,881)
Loss from continuing operations before provision from income taxes	(4,063,379)	(5,675,133)
Provision for Income Taxes	940,809	1,836,123
Net income (loss) from continuing operations	$(3,122,570)	$(3,839,010)

	As of September 30, 2017	As of December 31, 2016
Pro Forma Balance Sheet Data:
Total assets	$45,262,505	$46,492,910
Total liabilities and mezzanine debt	$ 24,348,610	$21,314,532
Total stockholders' equity	$ 20,913,895	$25,178,378

NOVUME SOLUTIONS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2017
(UNAUDITED)

	Novume Solutions, Inc.	Global Technical Services, Inc.	Global Contract Professionals, Inc.	Pro Forma Adjustments	Ref	Novume Solutions, Inc.	NeoSystems, Corp.	Pro Forma Adjustments	Ref	Novume Solutions, Inc.
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,762,265	$14,447	$6,487	$(1,090,037)	(1)	$2,693,162	$2,022,078	$(7,250,000)	(6)	$(2,534,760)
Investments	-	-	-	-		-	561,780	-		561,780
Accounts receivable, net	3,300,742	3,103,292	1,015,174	-		7,419,208	7,408,726	-		14,827,934
Note receivable, current portion	300,000	645,505	-	(645,505)	(3)	300,000	165,742	-		465,742
Inventory	169,232	-	-	-		169,232	-	-		169,232
Prepaids and other current assets	253,607	118,722	3,545	-		375,874	813,026	-		1,188,900
Total current assets	7,785,846	3,881,966	1,025,206	(1,735,542)		10,957,476	10,971,352	(7,250,000)		14,678,828
Property and equipment, net	365,036	90,457	23,303	-		478,796	3,272,326	-		3,751,122
Excess purchase price over net assets	1,960,345	-	-	3,725,525	(1)	5,685,870	-	15,833,617	(6)	21,519,487
Intangibles, net	2,168,941	-	-	-		2,168,941	-	-		2,168,941
Note receivable, non-current	1,649,000	-	-	-		1,649,000	-	-		1,649,000
Deferred tax asset	1,184,359	-	-	-		1,184,359	-	-		1,184,359
Investment at cost	262,140	-	-	-		262,140	-	-		262,140
Other non-current assets	39,387	-	9,241	-		48,628	-	-		48,628
TOTAL ASSETS	$15,415,054	$3,972,423	$1,057,750	$1,989,983		$22,435,210	$14,243,678	$8,583,617		$45,262,505
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,290,345	$603,888	$194,930	$(48,539)	(1)	$4,040,624	$3,485,624	-		$7,526,248
Obligations under other notes payable - current portion	-	2,656,421	1,402,331	(645,505)	(3)	3,071,750	4,979,404	-		8,051,154
				(341,497)	(1)
Other current liabilities	72,500	69,940	23,231	4,795	(2)	100,526	468,756	-		569,282
				(69,940)	(1)
Total current liabilities	3,362,845	3,330,249	1,620,492	(1,100,686)		7,212,900	8,933,784	-		16,146,684

LONG - TERM LIABILITIES
Notes payable – stockholders	1,419,753	-	-	200,000	(1)	1,619,753	-	-		1,619,753
Other notes payable - net of current portion	-	954,316	-	(954,316)	(1)	-	-	-		-
Derivative liability	-	-	-	-		-	471,470	(471,470)	(6)	-
Deferred compensation liability	-	-	-	-		-	446,678	-		446,678
Deferred rent, net of current portion	54,705	-	-	-		54,705	1,834,249	-		1,888,954
Total long-term liabilities	1,474,458	954,316	-	(754,316)		1,674,458	2,752,397	(471,470)		3,955,385
TOTAL LIABILITIES	4,837,303	4,284,565	1,620,492	(1,855,003)		8,887,358	11,686,181	(471,470)		20,102,069

Series A convertible redeemable preferred stock	4,246,541	-	-	-		4,246,541	-	-		4,246,541

STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock	1,394	10,000	441	(10,441)	(1)	1,431	3,591,903	(3,591,903)	(6)	1,651
				38	(1)			220	(6)
Additional paid-in capital	8,925,179	565,984	(240,117)	(325,867)	(1)	9,491,429	1,250,383	(1,250,383)	(6)	21,103,794
				566,250	(1)			7,999,781	(6)
					(1)			3,612,584	(6)
Preferred Stock	-	-	-	2,408,610	(1)	2,408,610	571	(571)	(6)	2,408,610
Treasury Stock	-	(4,464,860)	-	4,464,860	(1)	-	-	-		-
Accumulated (Deficit) Earnings	(2,595,363)	3,576,734	(323,065)	(4,795)	(2)	(2,600,159)	(2,285,360)	2,285,359	(6)	(2,600,160)
				(3,253,669)	(1)
Other comprehensive loss	-	-	-	-		-	-	-		-
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	6,331,210	(312,142)	(562,742)	3,844,986		9,301,311	2,557,497	9,055,087		20,913,895
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$15,415,054	$3,972,423	$1,057,751	$1,989,983		$22,435,210	$14,243,678	$8,583,617		$45,262,505

NOVUME SOLUTIONS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017
(UNAUDITED)

	Novume Solutions, Inc.	Brekford Traffic Safety, Inc. (7)	Firestorm, LLC & Affiliate (5) (8)	Global Technical Services, Inc.	Global Contract Professionals, Inc.	Pro Forma Adjustments	Ref	Novume Solutions, Inc.	NeoSystems, Corp.	Pro Forma Adjustments	Ref	Novume Solutions, Inc.
Net revenue	$11,131,825	$2,068,759	$36,760	$13,650,759	$4,936,613	$-		$31,824,716	$23,383,655	$-		$55,208,371
Cost of revenue	6,017,982	778,378	6,279	12,193,454	4,408,811	-		23,404,904	8,564,289	-		31,969,193
Gross Profit	5,113,843	1,290,381	30,482	1,457,305	527,802	-		8,419,812	14,819,366	-		23,239,178
Operating Expenses
Salaries and related expenses	-	1,237,539	-	-	-	-		1,237,539	-	-		1,237,539
Selling, general and administrative expenses	8,036,339	825,545	10,741	1,334,855	542,020	-		10,749,500	14,259,102	-		25,008,602
Total operating expenses	8,036,339	2,063,084	10,741	1,334,855	542,020	-		11,987,039	14,259,102	-		26,246,141
Income (loss) from operations	(2,922,496)	(772,703)	19,740	122,450	(14,218)	-		(3,567,227)	560,264	-		(3,006,963)
Other (expense) income
Interest (expense) income, net	(97,624)	17,546	-	(157,554)	(72,323)	(4,795)	(2)	(314,750)	(676,553)	-		(991,303)
Change in fair value of derivative liability	-	6,132	-	-	-	-		6,132	-	-		6,132
Other income (expense)	142,283	(235,724)	-	10,982	(2,511)	-		(84,970)	13,725	-		(71,245)
Total other (expense) income	44,659	(212,046)	-	(146,572)	(74,834)	(4,795)		(393,588)	(662,828)	-		(1,056,416)
Net income (loss) - before taxes and foreign currency	(2,877,837)	(984,749)	19,740	(24,122)	(89,052)	(4,795)		(3,960,815)	(102,564)	-		(4,063,379)
Benefit from income taxes	964,377	2,068,132	-	-	-	(2,132,725)	(4)	899,784	41,025	-		940,809
Net income (loss) - from continuing operations	$(1,913,460)	$1,083,383	$19,740	$(24,122)	$(89,052)	$(2,137,520)		$(3,061,031)	$(61,539)	$-		$(3,122,570)
(Loss) income per share - basic and diluted	$ (0.23)	$0.02		$(0.55)	$(2.02)	$ -	(5)	$ (0.26)	$(0.02)	$-		$ (0.23)
Weighted average number of shares - basic and diluted	10,920,866	49,311,264		44,050	44,050	(46,011,446)	(5)	14,308,784	3,507,419	(1,315,638)		16,500,565

(1)
Reflects the impact of the acquisition of Global on October 1, 2017 and the related allocation to excess of purchase price over net assets acquired. Consideration paid as part of the Global merger includes (a) $550,000 in cash, (b) 375,000 shares of Novume common stock which was valued at the closing price on October 2, 2017 price of $1.51, (c) 240,861 shares of Series B Preferred Stock valued at $10 per share under the agreement and (d) $200,000 in holdback liability. In addition to the Global Merger Consideration, Novume paid $365,037 to satisfy in full all of the outstanding debt of GTS and GCP at closing and paid $175,000 to reduce the balance on Global’s line of credit. Total cash paid related this transaction was $1,090,037. See the detail of the purchase price allocation below:

Global Entities Purchase Price Allocation

Assets acquired	$ 5,030,173
Liabilities acquired	(4,490,764)
Net assets acquired	539,409
Consideration paid (see below)	4,264,934
Excess consideration paid over net assets	$3,725,525

Cash consideration	$ 550,000
Cash paid for acquired liabilities	540,037
Total cash paid	1,090,037
Holdback consideration	200,000
Common stock consideration	566,288
Series B Preferred Stock consideration	2,408,610
Total acquisition consideration	$ 4,264,934

(2)
Reflects interest expense of $4,795 on the discounted $907,407 notes payable issued at 7% per annum by Novume as part of the Firestorm acquisition.
(3)
Reflects the elimination of intercompany balances between the Global Entities.
(4)
Brekford’s vehicle services business (the “Vehicle Services business”) was sold to an unrelated third party on February 28, 2017. Brekford met the criteria for the Vehicle Services business to be classified as held for sale in December 2016 as Brekford had entered into a letter of intent with the purchaser and concluded that such sale was probable prior to December 31, 2016. In the three months ended March 31, 2017 and 2016, Brekford reported financial results for both operations and discontinued operations. ASC 740-20-45 sets down the general rule for allocating income tax expense or benefit between operations and discontinued operations. The general rule requires the computation of tax expense or benefit by entity taking into consideration all items of income, expense, and tax credits. Next, a computation is made taking into consideration only those items related to continuing operations. Any difference is allocated to items other than continuing operations (e.g. discontinued operations). Under these general rules, no tax expense or benefit would be allocated to discontinued operations. An exception to these rules apply under ASC 740-20-45-7 where an entity has 1) a loss from continuing operations and income related to other items such as discontinued operations and 2) the entity would not otherwise recognize a benefit for the loss from continuing operations under the approach described in ASC 740-20-45. This fact pattern applies for the three months ended March 31, 2017 and 2016. Application of this rule exception results in the allocation of tax expense to discontinued operations with an offsetting amount of tax benefit reported by the continuing operations. Overall, Brekford allocated $2,132,725 and $0 of tax expense to net income from discontinued operations and an offsetting tax benefit to net loss from continuing operations in the three months ended March 31, 2017 and 2016, respectively. This pro forma adjustment reflects the elimination of this $2,132,725 tax benefit recognized in current operations related to the discontinued operations during the three months ended March 31, 2017.
(5)
Because Firestorm is an LLC, no earnings per share is calculated.
(6)
Reflects the impact of the merger of NeoSystems with Novume, which is anticipated to close in the first quarter of 2018, including the related allocation to excess of purchase price over net assets acquired. Consideration paid for this merger includes (a) $5,000,000 in cash, (b) $8,000,000 in Novume common stock, currently estimated at 2,191,781 shares based on closing share price of $3.65 as of November 14, 2017, (c) debt reduction payments totaling approximately $2,250,000, and (d) the value of assumed fully-vested options under the existing NeoSystems plan totaling approximately $3,613,000. Pro forma adjustment assumes that existing notes payable non current are reclassified as notes payable current as a result of this transaction. See the detail of the purchase price allocation below:

NeoSystems, Corp. Purchase Price Allocation
Assets acquired	$ 14,243,678
Liabilities acquired	(11,214,711)
Net assets acquired	3,028,967
Consideration paid (See below)	18,862,584
Excess consideration paid over net assets	$ 15,833,617

Cash consideration	$ 5,000,000
Cash paid for redemption of preferred stock	2,250,000
Total cash paid	7,250,000
Common stock consideration	8,000,000
Common stock option consideration	3,612,584
Total acquisition consideration	$ 18,862,584
(7)
Reflects the operations of Brekford Traffic Safety, Inc. for the period before the Brekford Merger, January 1, 2017 through August 28, 2017.
(8)
Reflects the operations of Firestorm, LLC & Affiliate for the period before the Firestorm Merger, January 1, 2017 through January 23, 2017.

NOVUME SOLUTIONS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(UNAUDITED)

	Novume Solutions, Inc.	Brekford, Corp.	Firestorm Solutions, LLC and Firestorm Franchising, LLC (1)	Global Technical Services, Inc.	Global Contract Professionals, Inc.	Pro Forma Adjustments	Ref	Novume Solutions, Inc.	NeoSystems, Corp.	Pro Forma Adjustments	Ref	Novume Solutions, Inc.
Net revenue	$12,128,406	$2,534,264	$1,195,474	$18,116,381	$6,272,572	$-		$40,247,097	$29,821,204	$-		$70,068,301
Cost of revenue	6,959,514	827,304	686,722	16,076,148	5,605,520	-		30,155,208	11,659,346	-		41,814,554
Gross Profit	5,168,892	1,706,960	508,752	2,040,233	667,052	-		10,091,889	18,161,858	-		28,253,747

Operating Expenses
Salaries and related expenses	-	1,645,073	-	-	-	-		1,645,073	-	-		1,645,073
Selling, general and administrative expenses	5,262,768	1,071,272	563,897	2,313,754	896,702	490,680	(2)	10,599,073	20,256,251	-		30,855,324
Total operating expenses	5,262,768	2,716,345	563,897	2,313,754	896,702	490,680		12,244,146	20,256,251	-		32,500,397
Income (loss) from operations	(93,876)	(1,009,385)	(55,145)	(273,521)	(229,650)	(490,680)		(2,152,257)	(2,094,393)	-		(4,246,650)
Other (expense) income
Interest expense	(165,079)	(402,168)	-	(125,015)	(71,621)	(63,519)	(3)	(827,402)	(1,229,479)			(2,056,881)
Change in fair value of derivative liability	-	74,676	-	-	-	-		74,676	806,568	-		881,244
Other income (expense)	-	-	12,596	2,074	(682)	-		13,988	25,077	-		39,065
Loss on extinguishment of debt	-	(291,911)	-	-	-	-		(291,911)	-	-		(291,911)
Total other (expense) income	(165,079)	(619,403)	12,596	(122,941)	(72,303)	(63,519)		(1,030,649)	(397,834)	-		(1,428,483)
Net income (loss) - before taxes and foreign currency	(258,955)	(1,628,788)	(42,549)	(396,462)	(301,953)	(554,199)		(3,182,906)	(2,492,227)	-		(5,675,133)
Benefit from income taxes / income tax expense	219,971	230,900	-	-	-	-		450,871	1,385,252	-		1,836,123
Net income (loss) - from continuing operations	(38,984)	(1,397,888)	(42,549)	(396,462)	(301,953)	(554,199)		(2,732,035)	(1,106,975)	-		(3,839,010)

(1)
Because Firestorm is an LLC, no earnings per share is calculated.
(2)
Reflects amortization expense of $490,680 on the excess of purchase price consideration over net asset values related to the acquisition of Firestorm for the year ended December 31, 2016.
(3)
Reflects interest expense of $63,519 on the discounted $907,407 notes payable issued at 7% per annum by Novume as part of the Firestorm acquisition for the years ended December 31, 2016 and 2015.

BUSINESS

Overview

We are a leading provider of support services to the government contracting market. Generally speaking, our clients are companies that serve the government. We:

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Capture business by helping our clients to win government contracts.

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Manage risk by being prepared for, and responding to, disruptive events and creating secure systems.

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Run client back-end services by providing accounting, HR, IT and other managed services.

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Perform their contract requirements by providing specialized staffing services primarily in the aerospace and aviation industries.

We support the government contracting industry that:

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Represented over $439 billion of U.S. federal government spending in FY 2017 according to USASpending.gov.

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Has proven to be relatively recession resistant.

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According to the U.S. federal government’s SAM database, as of January 2, 2018 there are over 528,000 government contractors of which over 52,000 are located in Washington, DC, Maryland and Virigina, many of which are locatged in an area commonly known as the "Beltway" is in close proximity to our headquarters.

We see the professional services support industry in which we operate as:

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Highly fragmented

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Comprised of numerous small- and medium-sized businesses that are ripe for consolidation.

We believe these factors provide tremendous growth opportunities for us.

Description of Services

Government Contracting Support Solutions

Our solutions assist government contractors with critical aspects of their business. Our services include:

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Outsourced accounting and finance services

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Managed information technology solutions

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Cloud hosting and security

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Market intelligence and opportunity identification

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Capture and strategic advisory

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Proposal strategy and development

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Teaming support

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Managed human capital services

Our services also help commercially-focused firms gain entry into the government contracting market. Since 1983, we have assisted our clients with over $160 billion of government contract awards.

Risk Mitigation and Crisis Management

We combine best practice consulting with proven crisis management expertise, empowering clients to both anticipate and evaluate risks and manage disruptive events when they occur. We assess, audit, develop, train and test strategies and programs encompassing:

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Predictive intelligence

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Business continuity

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Risk assessment

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Crisis management and communications

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Emergency and cyber incident response

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Behavioral risk and threat assessment

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Workplace violence prevention

We are focused on prevention in addition to planning and response initiatives. For example, our behavioral risk and threat assessment program, BERTHA®, positions organizations to prevent violence from occurring. This program enables our clients to identify early warning signs that may be exhibited by an individual long before they are on a path to violence.

By educating others on emerging threats and strategies to combat those threats, we increase awareness of our initiatives through no-fee webinars, stress tests, and social media and blog articles that include analyses by members of our highly-credentialed expert council. We partner with industry associations and aggregators to deliver meaningful risk mitigation strategies and education. We also serve clients ranging from some of the world’s largest global companies to main street businesses, public and private and across all industry sectors. We offer services to clients that enhance their ability to manage risk and respond to adverse events, thereby minimizing people, brand, reputation, financial, legal and regulatory impacts.

Specialty Staffing

We provide the Department of Defense and the aerospace and aviation industry with experienced maintenance and modification specialists. We provide quality specialized contract personnel, temp-to-hire professionals, direct hires, and temporary or seasonal hires to a diverse group of companies nationally. Furthermore, we have been instrumental in placing highly-skilled technical professionals in some of the world’s most prestigious engineering firms and government facilities for over 20 years. Some of the professionals that we place in the aerospace industry include:

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FAA Certified Airframe & Power Plant Mechanics

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Avionics and Embedded Software Engineers

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FCC Certified Avionic Technicians

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I.A. Licensed Aircraft Inspectors

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Flight Test Engineers

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Process/Repair Engineers

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Simulation Engineers

Our acquisition of Global was consistent with our corporate strategy of acquiring and building professional services companies that add to the product mix which we can provide to our subsidiaries’ existing customer base. Specialty staffing is a service that most large aviation and aerospace companies use. Many of our subsidiaries’ customers use specialty staffing companies to fulfill various employee roles. We believe Global has the opportunity to provide specialty staffing support to contractors outside of the aviation and aerospace sectors, thereby potentially supportin a wider spectrum of potential clients. Since the Global Entities operate as professional services companies, we have not experienced a material change in our business operations. Upon consummation of the acquisition, we commenced the integration of administrative functions and marketing efforts into our operations. The integration is ongoing. As consideration for the acquisition we paid the following: (a) $750,000 in cash, subject to certain reductions in accordance with the terms of the merger agreement, (b) 300,000 shares of our common stock, and (c) 240,861 shares of our Series B Cumulative Convertible Preferred Stock. In addition, at the closing of the acquisition, we paid $365,037 to satisfy in full all of the outstanding debt of the Global Entities, except for certain intercompany debt and ordinary course debt, and amounts due under the Wells Fargo Credit Facilities, which remained in effect following the consummation of the acquisition. In connection with the Wells Fargo Credit Facilities, we delivered to Wells Fargo Bank, National Association, general continuing guaranties, guaranteeing the obligations of the Global Entities and paid $175,000 in the aggregate to reduce the current borrowed amounts under the Wells Fargo Credit Facilities.

With the acquisition of Global on October 1, 2017, we assumed approximately $3,413,247 outstanding on a line of credit. With the anticipated acquisition of NeoSystems, we will assume approximately $2,976,427 of notes payable. If we require additional capital resources to grow our business, either internally or through acquisition, we may need to seek to secure additional debt financing. There can be no assurance that such capital will be available to us, if at all, upon terms acceptable to us.

Industry

We provide professional services that offer scalable and compliant outsourced support to companies that deliver services to government and commercial clients. The industry in which we operate is fragmented with a large number of small firms providing niche services.

A unique characteristic of the government contracting industry is that many of these companies are concentrated in the Beltway. As shown below, the U.S. federal government’s contract spending in Virginia, Maryland and the District of Columbia was in excess of $92 billion in FY 2017, according to USASpending.gov. This represents 21% of the $436 billion of total contract spending in FY 2017.

Source: USASpending.gov

Because of the geographic concentration of these clients, there is also a large, but fragmented, concentration of service providers for these companies. Although the businesses that provide resources to the government contracting sector are diverse and highly fragmented, their clients have many common needs resulting from the basic qualifications and standard requirements inherent in the government procurement process. We believe that there is a unique opportunity for consolidation in this sector, both in the Washington, DC market, and in other parts of the country.

While our immediate goal is to improve our ability to serve this sector by pooling our subsidiaries’ resources and client contacts, our ultimate objective is to expand our ability to meet the unique needs of this sector by assembling, through organic growth and strategic acquisitions, a complimentary suite of service and systems providers with demonstrated ability to satisfy its need for high value talent and support services. In addition to the benefits of shared costs and pooled resources, we expect to benefit from the increased client involvement that targeted expansion of our market segments can provide. Drawing on the insights and experience of our combined leadership team, we expect to both increase our contact with, and improve our understanding of, the needs of the enterprises we serve. We would like to be recognized as the best place to go for outsourced services when a government contractor has to meet an unusual need.

Clients

To be a government contractor, a company must be able to meet rigid standards, therefore, our clients are typically well-established, financially-stable businesses with a reputation for excellence and high standards and a demonstrated ability to survive and prosper through innovation and adaptation. The U.S. federal government spent an average of over $450 billion each year from FY 2013 through 2017 for goods and services, according to USASpending.gov, creating one of the largest and most stable markets in the world, and there are thousands of government contractors providing these goods and services.

Source: USASpending.gov

The U.S. federal government’s SAM database as of January 2, 2018 includes over 528,000 government contractors and over 52,000 are located in Washington, DC, Maryland and Virginia. Government contractors range from small privately-owned lifestyle companies to members of the Fortune 100.

Since 1983, we have served thousands of these entities. In 2017, we provided services to 14 of the Top 100 largest federal contractors (based on their fiscal 2016 prime contracts in IT, systems integration, professional services and telecommunications) as identified by Washington Technology (https://washingtontechnology.com/toplists/top-100-lists/2017.aspx).

Some of our clients have include those shown below:

Marketing and Sales

We strive to position ourselves as a preferred, single-source provider of specialized professional services to our clients. We obtain client engagements primarily through business development efforts, cross-selling of our services to existing clients, and maintaining client relationships, as well as referrals from existing and former clients.

Our business development efforts emphasize lead generation, industry group networking and corporate visibility. Most of our business development efforts are led by members of our professional teams, who are also responsible for managing projects. Our business development efforts are further supported by personnel located at our corporate headquarters.

As our service offerings become more diverse, we anticipate increasing our cross-selling opportunities. Our goals are to offer a broader range of services to existing clients and to broaden our client base using our existing value-added solutions.

Competition

We believe that the sectors in which we operate are highly fragmented and characterized by many smaller companies generally having fewer than ten employees. These companies tend to focus their operations on local customers or specialized niche activities. As a result, we compete with a large number of smaller, more specialized companies that concentrate their resources in particular areas of expertise. The extent of our competition varies according to sectors and geographic areas.

We believe we compete on the quality of service, relevant experience, staffing capabilities, reputation, geographic presence, stability, and price. Price differentiation remains an important element in competitive tendering and is a significant factor in bidding for contracts. The importance of the foregoing factors varies widely based upon the nature, location, and scale of our clients’ needs. We believe that certain economies of scale can be realized by service providers that establish a national presence and reputation for providing high-quality and cost-effective services. Our ability to compete successfully will depend upon the effectiveness of our marketing efforts, the strength of our client relationships, our ability to accurately estimate costs and bid for work, the quality of the work we perform and our ability to hire and train qualified personnel.

Competitive Strengths

We believe we have the following competitive strengths:

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Experienced, talented, and motivated professionals – We employ seasoned professionals with a broad array of specialties, a strong customer service orientation and in many cases, the required professional certifications and advanced degrees. Our executive officers have an average of more than 30 years of operating and management experience and have been involved in analyzing potential acquisition transactions. We place a high priority on attracting, motivating and retaining top professionals to serve our clients, and our compensation system emphasizes the use of performance-based incentives, including opportunities for stock ownership, to achieve this objective.

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Niche expertise – The services that we provide are highly-specialized professional services that have high barriers to entry. While we have a cadre of professionals with the requisite skills, we also have access to numerous consultants who can provide subject matter expertise for unique projects and who can supplement our workforce based on client demand.

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Industry-recognized quality of service – We believe that we have developed a strong reputation for quality service based upon our industry-recognized depth of experience, ability to attract and retain quality professionals, and expertise across multiple service sectors.

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Strong, long-term client relationships – Our combination of niche market experience and professionals with requisite expertise has enabled us to develop strong relationships with our core clients. In the case of our outsourced accounting and finance services group, historically, client retention has been over 90%. By serving clients on a long-term basis, we are able to gain a deep understanding of their overall business needs as well as the unique technical requirements of their projects. This increased understanding gives us the opportunity to provide superior value to our clients by allowing us to more fully assess and better manage the risks inherent in their projects.

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One-stop shop – The combination of services we offer allows our clients to focus on executing their contracts and getting more work by not being encumbered with administrative functions required when doing business with the government.

Growth Strategies

We intend to use the following growth strategies as we seek to expand our market share in our current areas of expertise and eventually position ourselves as a preferred provider of comprehensive specialized professional services to our clients:

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Strategic Acquisitions – We seek acquisitions that allow us to expand or enhance our capabilities in our existing service offerings. In analyzing new acquisitions, we pursue opportunities that function as profitable stand-alone operations or are complementary to our existing businesses. We believe that expanding our business through strategic acquisitions will enable us to exploit economies of scale in the areas of finance, human resources, marketing, administration, information technology, and legal, while also providing cross-selling opportunities among our vertical service offerings.

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Common Theme – Most government contractors have the need for the services that we provide. Our companies sell to the same client pool allowing for one-stop-shop, cross selling opportunities.

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Geographic Expansion – Parts of the country have substantial government presence that allow for easy expansion of our footprint, such as the U.S. Navy in San Diego and the U.S. Air Force in Denver.

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Business Development  – With additional resources we intend to grow our business by investing in a larger sales force and integrated client relationship management tools.

The universe of providers that service our clients is fragmented and diverse. Drawing on the insights and experience of our combined leadership team, we expect to both increase our contact with, and improve our understanding of, the needs of the enterprises we serve. By working together under common leadership, we believe our combined companies can better identify the qualities in our companies that the world’s leading businesses value most. We will then work to further enhance each company’s ability to perform in these areas by providing material support as well as exchanges of talent and ideas. Using our digital and broadcast media outlets and increased contact with our clients, we will also be working to enhance our clients’ awareness of these capabilities across our platform.

Through our core businesses, we occasionally become aware of situations where our resources can play a critical role in bringing an organization to the next level in its development. Under appropriate circumstances we may receive or retain an interest in these organizations as part of our enterprise initiative.

Our History

We are a Delaware corporation that was formed in February 2017 to effectuate the mergers of, and become a holding company for KeyStone Solutions, Inc. (“KeyStone”) and Brekford. Our services are provided through six wholly owned subsidiaries: AOC Key Solutions, Inc.; Firestorm Solutions, LLC and Firestorm Franchising, LLC (collectively referred to as “Firestorm”); Global Technical Services, Inc. and Global Contract Professionals; Inc. (collectively referred to as “Global” or the  "Global Entities"); and Novume Media, Inc. (“Novume Media”).

We conduct core operations through our primary operating subsidiaries:

●
Government Contracting Support Solutions – AOC Key Solutions has been helping government contractors to win business since 1983.

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Risk Mitigation and Crisis Management – Firestorm has been in business since 2005.

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Specialty Staffing – Global provides these services and has been supplying personnel to the aerospace/aviation industry since 1989.

Acquisition of NeoSystems

On November 16, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Novume, NeoSystems Holding, LLC, our wholly owned subsidiary, NeoSystems HoldCo, Inc., (“NeoSystems HoldCo”), NeoSystems LLC, a wholly owned subsidiary of NeoSystems HoldCo (“NeoSystems”), Robert W. Wilson, Jr., in his personal capacity, Michael Tinsley, in his personal capacity and Michael Tinsley, in his capacity as the representative of each shareholder of NeoSystems Holdco that has not demanded and perfected appraisal rights under the Virginia Stock Corporation Act (the “Participating Stockholders”). Pursuant to the Merger Agreement, we will acquire NeoSystems through a forward merger (the “Merger”).

Upon the consummation of the Merger (the “Closing”), the Participating Stockholders will receive the following: (a) $5 million in cash and (b) an amount of shares of the Company’s common stock equal to $10 million (determined by dividing such amount by the price per share to the public of such shares of common stock sold in the first Qualifying Offering by the Company) minus $1,982,514, which represents the aggregate dollar value of the spread of the options of NeoSystems Holdco (the “HoldCo Options”) that will be assumed by Novume at Closing (collectively, the “Merger Consideration”). A “Qualifying Offering” is defined as a firm commitment underwritten public offering of the Company for an aggregate price to the public of at least $10 million, which results in the Company’s successful listing of common stock on the Nasdaq Stock Market or the New York Stock Exchange. The Merger Consideration is subject to certain adjustments in accordance with the Merger Agreement, including the assumption of NeoSystems’ obligations with respect to the holders of certain debt facilities and shares of preferred stock of NeoSystems Preferred Stock. Pursuant to the Merger Agreement, the Participating Stockholders may not, directly or indirectly, sell, offer to sell or contract to sell the shares of common stock received as Merger Consideration until 180 calendar days after the Qualifying Offering.

As additional consideration for the Merger, at Closing we will (a) assume each HoldCo Option outstanding immediately prior to Closing that is held by an optionholder that continues in the employment, or service as a consultant or director, of NeoSystems; (b) assume the obligations of NeoSystems with respect to certain of its debt facilities, including outstanding principal totaling, in the aggregate, $4.95 million; and (c) redeem all of the shares of NeoSystems  preferred stock at Closing for up to an amount of $2.25 million. The consummation of the Merger is subject to, among other things, the completion of the Qualifying Offering.

NeoSystems Corp, based in Tysons Corner, Virginia, delivers integrated strategic back office services and solutions to enable, run, and secure government contractors, nonprofit organizations and commercial entities. NeoSystems currently maintains a 97% client retention rate, supports 700 companies and over 70,000 employees with its outsourced services and NeoSystems' experts have implemented hundreds of fully integrated financial and business management systems. Adding NeoSystems to the Novume family of companies will create opportunities to provide a greater breadth of services to our existing clients and also provide access to a broader client base for our existing services. The acquisition of NeoSystems will allow for the cross-selling of services amongst the Novume family of companies. Since a majority of NeoSystems’ clients are government contractors, they are potential clients for AOC Key Solutions’ business development and consulting services. Similarly, since there is increased demand for the crisis management and risk mitigation services provided by Firestorm, these services could be offered to NeoSystems’ clients. The opportunity also exists for cross-selling NeoSystems’ services to AOC Key Solutions and Firestorm clients. Many of AOC Key Solutions’ clients align in size with those that NeoSystems serves. NeoSystems is partnered with the world's leading software companies, including Deltek, Ultimate Software, IBM, and others to provide best-in-class solutions. NeoSystems is Deltek’s first and only Platinum Partner.

NeoSystems has provided outsourced services since 2003. Our core business will be strengthened with the completion of the acquisition of NeoSystems as it will help broaden our government contracting support solutions. Our core business will be strengthened with the completion of the acquisition of NeoSystems as it will help broaden our government contracting support solutions.

Employees

As of January 22, 2018, we had 121 employees, of which 111 were full-time. With the anticipated acquisition of NeoSystems, we will have a total of approximately 270 employees. To date, we have been able to locate and engage highly-qualified employees as needed and do not expect our growth efforts to be constrained by a lack of qualified personnel.

Regulation

We are regulated in some of the fields in which we operate. When working with governmental agencies and entities, we must comply with laws and regulations relating to the formation, administration, and performance of contracts. These laws and regulations contain terms that, among other things may require certification and disclosure of all costs or pricing data in connection with various contract negotiations. We also work with U.S. federal government contractors and have staff cleared to work on classified materials. One of our leased facilities is cleared for classified material. We are subject to the laws and regulations that restrict the use and dissemination of information classified for national security purposes.

To help ensure compliance with these laws and regulations, our employees are sometimes required to complete tailored ethics and other compliance training relevant to their position and our operations.

Properties

Our principal executive offices are located at 14200 Albemarle Point Place, Suite 200, Chantilly, Virginia. We do not own any real property. We currently operate out of six leased locations and our lease terms are multiyear commitments. We do not consider any of our leased properties to be materially important to us. While we believe it is necessary to maintain offices through which our services are coordinated, we feel there are an ample number of available office rental properties that could adequately serve our needs should we need to relocate or expand our operations.

Legal Proceedings

As of the date of this prospectus, there are no material legal proceedings, claims, or litigation pending against the Company and its subsidiaries or to which any of the Company’s or its subsidiaries is the subject. From time to time, we may become involved in legal proceedings, claims and litigation arising in the ordinary course of our business. When we believe a loss is probable and can be reasonably estimated, we accrue the estimated loss in our consolidated financial statements. Where the outcome of these matters is not determinable, we do not make a provision in our financial statements until the loss, if any, is probable and can be reasonably estimated or the outcome becomes known.

MANAGEMENT, DIRECTORS AND OFFICERS

The following table sets forth our directors and executive officers.

Name	Age	Position	Since
Executive Officers:
James K. McCarthy	66	Chairman of the Board	2017
Robert A. Berman	58	Chief Executive Officer and Member of the Board	2017
Dr. Richard Nathan	73	Chief Operating Officer and Member of the Board	2017
Harry Rhulen	54	President	2017
Carl M. Kumpf, Jr.	51	Chief Financial Officer	2017
Suzanne Loughlin	56	General Counsel and Chief Administrative Officer	2017
Riaz Latifullah	61	Executive Vice President, Corporate Development	2017
Directors:
James K. McCarthy	66	Chairman of the Board	2016
Robert Berman	58	Director	2016
Dr. Richard Nathan	73	Director	2016
Glenn Goord	66	Director - Independent	2016
Paul A. de Bary	71	Director - Independent	2017
Christine J. Harada	44	Director - Independent	2017
Marta Tienda	67	Director - Independent	2017

Our seven-member board of directors currently has four directors who are “independent” within the meaning of NASDAQ Rule 5605(b)(1).

Executive Officers and Directors

James K. McCarthy, Chairman

James K. McCarthy serves as our Chairman of the Board of Directors. Mr. McCarthy served as our Chief Strategy Officer through March 2017 and he currently hosts The Bridge, a weekly 30-minute broadcast television program produced by us devoted exclusively to bridging the gap between today's government and the private sector. Mr. McCarthy’s career spans over 30 years of marketing strategy creation, proposal development, and oral presentation coaching to contractors seeking to expand their market shares or to enter the government contracts market sector. As a founder and the Technical Director of AOC Key Solutions, he built an organization that, over the last five years, has played a part in winning an average of $9 billion per year in federal contract awards for its clients. Mr. McCarthy has worked at AOC Key Solutions since 1983. Mr. McCarthy has served in an advisory role with the George Washington University, Virginia Science and Technology Campus, Technology Accelerator and has been a frequent speaker with the George Mason University Procurement and Technical Assistance Center. Mr. McCarthy has also served on the board of Coalition for Government Procurement and on the Veterans Institute for Procurement GovCon Council. In February 2016, Mr. McCarthy was named to Executive Mosaic’s Washington 100 as one of the top–100 most influential leaders in the government contracting arena. He was the founder and host of Government Contracting Weekly, a television show dedicated to supporting contractors in their quest for government business. Mr. McCarthy holds a BA in Political Science and Government and an MA in Public Policy and Government from Ohio University.

Robert A. Berman, Chief Executive Officer and Director

Robert Berman is our Chief Executive Officer and is a member of the Board of Directors and has served in such capacities since March 16, 2016. Since January 2000, Mr. Berman has served as the General Partner of Avon Road Partners, L.P., a limited partnership investing in real estate and the broadcast media industry. From 2006 through March 2015, Mr. Berman held the office of Chairman and Chief Executive Officer at Cinium Financial Services Corporation, a privately-held specialty finance company, and its predecessor, Upper Hudson Holdings, LLC. Prior to Cinium, Mr. Berman was Chief Executive Officer of Empire Resorts, Inc., a NASDAQ-listed gaming company, from 2002-2005.

In the late 1990’s, Mr. Berman led a special advisory committee of large shareholders who worked to identify a new strategic direction for Executone Information Systems, Inc. a publicly-traded telecom company. Following the committee’s recommendations, the company was restructured in 1998, and Mr. Berman was appointed to Executone’s Board of Directors. After the restructuring, the company’s market capitalization increased by more than $500 million. From 1997 until 1999, Mr. Berman was Chairman and Chief Executive Officer of Hospitality Worldwide Services (“HWS”), a publicly-traded company that became the premiere service provider to the hospitality industry. Under Mr. Berman’s leadership HWS grew from a small company with under $25 million in net revenues in 1996 to more than $229 million in net revenues in 1998 with offices on several continents and 3,000 employees. While at HWS Mr. Berman executed a successful acquisition strategy that resulted in multiple operating divisions that provided a one-stop shop to serve the needs of the hotel industry. Mr. Berman was also instrumental in forging partnerships with institutional investors including ING and Apollo RE leading to the acquisition, re-positioning, and sale of more than $100 million of hotel properties.

Richard Nathan, PhD, Chief Operating Officer and Director

Dr. Richard Nathan is our Chief Operating Officer and is a member of the Board of Directors. He brings over 45 years of corporate management, program management and business and proposal development experience and has had responsibility for large management and operation contracts valued at hundreds of millions of dollars and managed service and technical contracts for DOE, DoD, DHS, NASA, EPA, and state governments. Dr. Nathan has directed and grown the environmental and energy business for a large corporation, and served as a corporate officer and held management and technical positions at Battelle Memorial Institute and Mason & Hanger. Dr. Nathan had worked at AOC Key Solutions, and its predecessor company American Operations Corporation, for over 17 years and most recently as AOC Key Solutions’ Chief Executive Officer. Dr. Nathan holds a BS in Chemistry from the Massachusetts Institute of Technology and a PhD in Chemistry from the Polytechnic Institute of Brooklyn.

Harry Rhulen, President

Mr. Rhulen is our President. He also is a founder, and served as CEO, of Firestorm, since its inception in 2005, until our acquisition of Firestorm in January of 2017. Mr. Rhulen previously served as an executive and CEO of a public insurance holding company with U.S. and European operations, commencing 1989 through 2005. Mr. Rhulen has extensive diligence experience having participated in over thirty M&A transactions. He has lead several public offerings raising in excess of $350 million. Mr. Rhulen worked as a consultant in many industries, using his risk management, crisis management, and business management skills, as well as his public company, legal, bankruptcy, and due diligence experience to help his clients. Mr. Rhulen holds both a Juris Doctor and Masters of Business Degree from Syracuse University and graduated Cum Laude from the College of Insurance, New York, New York.

Carl Kumpf, Chief Financial Officer

Carl Kumpf is our Chief Financial Officer of Novume. Prior to his appointment in August 2017, Mr. Kumpf co-founded Integral Financial Group (“IFG”) in 2005 and has served as the principal and Chief Executive Officer of such company since that time. As a principal and CEO of IFG, Mr. Kumpf served as the external accounting advisor to several IPOs and as the interim CFO/Controller for several private high-tech and services companies and oversaw the successful first year Sarbanes-Oxley implementation of a large government contractor. Mr. Kumpf also served as the Chief Accounting Officer at InPhonic, Inc. from September 2004 through October 2005. Prior to InPhonic, from May 2002 through April 2004, he was the Chief Financial Officer for MorganFranklin Corporation. Mr. Kumpf holds a BBA in Accounting from the College of William and Mary. He is a CPA in the Commonwealth of Virginia. Mr. Kumpf is a past chairman of the News Media Internal Auditor Association, a member of the AICPA and a member of the Virginia State Society of CPAs.

Riaz Latifullah, Executive Vice President, Corporate Development

Riaz Latifullah previously served as our Chief Financial Officer and now serves as Executive Vice President, Corporate Development. Prior to joining Novume, Mr. Latifullah served as the Chief Financial Officer of the American Grandparents Association / Grandparents.com. Mr. Latifullah spent 13 years with AARP, a non-profit organization that advocates on behalf of people over age 50. With AARP he served as Vice President, Financial Management, Senior Director Strategic Markets and Director Brand Operations. As an in-house entrepreneur with AARP he created and launched five start-up operations bringing significant changes to the organization. In other positions before AARP Mr. Latifullah served as General Manager for TV on the WEB, an internet video production company, a Government Relations Representative for the U.S. Merchant Marine Academy Alumni Foundation and an Investment Banking Associate for Ryan, Lee and Company. Mr. Latifullah holds an MBA from Stanford University, and MSE in Naval Architecture and Marine Engineering from the University of Michigan and a BS in Marine Engineering from the U.S. Merchant Marine Academy.

Suzanne Loughlin, Chief Administrative Officer and General Counsel

Ms. Loughlin is our Chief Administrative Officer (CAO) and General Counsel. She is also a founder of our subsidiary, Firestorm. Ms. Loughlin has extensive consultative experience in the development of crisis management and communications, workplace violence, emergency response, and business continuity plans for clients ranging from some of the world’s largest global companies to educational institutions and governmental entities. Her previous career experience includes serving as a Director and CAO of a public insurance holding company with U.S. and European operations, where she was responsible for HR, IT, Corporate Communications, Facilities, Government Relations and Internal Audit. She was also a litigator with a major New York City law firm and Managing Attorney of a law firm with multiple offices throughout the country. Ms. Loughlin is a licensed attorney in New York. She also holds an Emergency Management Professional Development Series Certification from FEMA, and is a member of the Association of Threat Assessment Professionals. Ms. Loughlin holds a Juris Doctor degree from New York Law School and a BS in Psychology from St. Lawrence University.

Glenn Goord, Director

Mr. Goord is a 32-year veteran of the New York State Department of Correctional Services and served as Commissioner from 1996 until 2006. As Commissioner, he oversaw the nation’s fourth largest state prison system, administering an operating budget of $2.3 billion in state and federal funds, plus $245 million in capital expenditures. Mr. Goord’s outstanding contributions to furthering excellence in corrections earned him the Carl Robison Award, the highest honor bestowed by the Middle Atlantic States Correctional Association. In 1998 he earned the Charles Evans Hughes Award for public service from the Albany based Capital Area Chapter for the American Society for Public Administration (ASPA). In 2002, the ASPA awarded Mr. Goord its highest honor, the Governor Alfred E. Smith Award, for his direction of the Department’s immediate and expansive efforts to aid New York City following the September 11, 2001 terrorist attack. Mr. Goord holds a BA Psychology from Fairleigh Dickinson University.

Paul A. de Bary, Director

Paul A. de Bary has been a member of the board of managers of TDI, LLC, an agent for a manufacturer of digital X-ray systems for medical, veterinary and industrial applications from 2001 through the present. He has also served as chairman of the Board of Ethics of the Town of Greenwich, Connecticut since 2008. He was a managing director at Marquette de Bary Co., Inc., a New York based broker-dealer, from 1996 to 2015, where he served as a financial advisor for state and local government agencies, public and private corporations and non-profit organizations, as well as general counsel. He previously served as a director of Empire Resorts, Inc. (Nasdaq: NYNY) from 1996 to 2010, where he served as chairman of its audit committee as well as, at various times throughout his tenure as a director, a member of the governance and compensation committees and various special committees. Prior to that, Mr. de Bary was a managing director in the Public Finance Department of Prudential Securities from 1994 to 1997 and a partner in the law firm of Hawkins, Delafield & Wood in New York from 1975 to 1994. Mr. de Bary is a member of the American Bar Association, the New York State Bar Association and the Association of the Bar of the City of New York. Mr. de Bary holds a Juris Doctor degree, an MBA and an AB from Columbia University.

Christine J. Harada, Director

Christine J. Harada has over 20 years of success in leading government and management consulting organizations. She previously served as the Federal Chief Sustainability Officer from November 2015 through January 2017. Prior to that role, Ms. Harada was the Acting Chief of Staff of the U.S. General Services Administration (“GSA”) from March 2015 through November 2015. While at the GSA, Ms. Harada also served as Associate Administrator, Government-wide Policy and Chief Acquisition Officer for the GSA from June 2014 through February 2015. Ms. Harada’s private sector experience includes serving as Global Manager, Transformation/Large Scale Change Practice at the Boston Consulting Group from May 2013 through June 2014, and her tenure as a principal at Booz Allen Hamilton from January 2004 through April 2013. Ms. Harada holds an MA, International Studies and an MBA, Finance from the Lauder Institute and the Wharton School at the University of Pennsylvania, respectively. She also holds an MS Aeronautics/Astronautics and a BS Aeronautics/Astronautics from Stanford University and the Massachusetts Institute of Technology, respectively.

Marta Tienda, PhD, Director

Marta Tienda has served as the Maurice P. During ’22 professor in demographic studies at Princeton University since 1999. She has also been a Professor of Sociology and Public Affairs, and Research Associate in the Office of Population Research at Princeton since 1997. Previously she held permanent positions at the universities of Chicago, where she served as chair of the sociology department, and Wisconsin-Madison, and visiting appointments at NYU, Stanford and Brown. She is a member of the National Academy of Education, the American Academy of Political and Social Science, and the American Academy of Arts and Sciences. She is past president of the Population Association of America, and from 2004 to 2006 chaired the National Research Council’s Panel on Hispanics. She serves on the board of the Population Reference Bureau, Robin Hood, and the Jacobs Foundation of Switzerland. In addition to chairing the Board of Trustees of the Alfred P. Sloan Foundation, she serves as an independent trustee of the Board of Trustees of Teachers Insurance Annuity Association (TIAA). She is emeritus trustee of Brown University, the Federal Reserve Bank of New York, the W.T. Grant Foundation, The Carnegie Corporation of New York, the Kaiser Family Foundation, and the Russell Sage Foundation. Dr. Tienda received honorary doctorates from Ohio State University, Lehman College and Bank Street College. She has published over 200 scientific papers and several monographs and edited books. She has a BA in Spanish (education) from Michigan State University, and MA and PhD degrees in sociology from the University of Texas at Austin.

Family Relationship

Our President Harry Rhulen is the brother of our Chief Administrative Officer and General Counsel, Suzanne Loughlin. There are no other family relationships among our executive officers and directors.

Committees of the Board

Board Committees and Independence

Our board has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board.

Our board has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of The NASDAQ Capital Market. In addition, all members of the audit committee meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act.

Audit Committee

We have an Audit Committee comprised of directors who are “independent” within the meaning of NASDAQ Rule 5605(b)(1). The Audit Committee assists our Board in overseeing the financial reporting process and maintaining the integrity of our financial statements, and of our financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee is responsible for reviewing the qualifications, independence and performance of our independent registered public accounting firm and review our internal controls, financial management practices and investment functions and compliance with financial legal and regulatory requirements. The Audit Committee is also responsible to perform risk and risk management assessments as well as to prepare any report of the Audit Committee that may be required by the proxy rules of the SEC to be included in the Corporation’s annual proxy statement. Our Board has identified and appointed Paul de Bary as its “audit committee financial expert,” as defined by the SEC in Item 407 of Regulation S-K. Mr. de Bary also serves as the Chair of the Audit Committee, and is joined on the committee by Ms. Harada and Mr. Goord.

Compensation Committee

We have a Compensation Committee comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. They are also “independent” directors within the meaning of NASDAQ Rule 5605(b)(1). The Compensation Committee is responsible for overseeing the establishment and maintenance of our overall compensation and incentive programs to discharge the Board’s responsibilities relating to compensation of our executive officers and directors, including establishing criteria for evaluating performance and setting appropriate levels of compensation, and to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement in accordance with the rules and regulations of the SEC. The Compensation Committee advises and makes recommendations to our Board on all matters concerning director compensation. Mr. Goord serves as Chair of the Compensation Committee and is joined by Ms. Harada and Dr. Tienda.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been, during 2016 or 2017, an officer or employee of Novume or any of its subsidiaries or predecessor companies, or was formerly an officer of Novume or any of its subsidiaries or predecessor companies or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance Committee

Our Board has a Corporate Governance Committee that that (1) reviews and recommends improvements to our governance guidelines and corporate policies; (2) monitors compliance with our Code of Conduct; (3) trains new members of the Board of Directors; (4) reviews the performance of the Board of Directors and its various committees and makes recommendations intended to improve that performance, (5) evaluates and makes recommendations concerning changes in the charters of the various Committees of the Board of Directors, (6) evaluates the performance of the Chief Executive Officer of the Corporation, (7) oversees the development and implementation of succession planning for Corporation senior management positions; (8) identifies and recommends candidates for nomination as members of the Board of Directors and its committees and (9) such other matters as may be required to ensure compliance with applicable federal and state laws or the requirements of any exchange on which the Company maintains a listing for its securities. The committee will be required to be comprised of entirely “independent” directors within the meaning of NASDAQ Rule 5605(b)(1). Ms. Harada currently serves as the Chair of the Corporate Governance Committee and is joined on the committee by Dr. Tienda and Mr. de Bary.

The Chair and members of each committee are summarized in the table below:

Name	Audit Committee	Compensation Committee	Corporate Governance Committee
Christine Harada -- (Independent)	x	x	Chair
Paul de Bary -- (Independent)	Chair		x
Glenn Goord -- (Independent)	x	Chair
Marta Tienda -- (Independent)		x	x

Board Leadership Structure

Our board of directors is currently led by its chairman, James McCarthy. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our Organizational Guidelines provide for a Lead Director to be elected whenever the Chair of the Board of Directors is not an independent director. The responsibilities of the Lead Director are to: 1) preside at meetings of our stockholders and Board of Directors if the Chair is absent; 2) call meetings and executive sessions of the independent directors of the Board; 3) establish the agenda and preside at all executive sessions and other meetings of the independent directors of the Board and communicate the results of meetings of the independent directors to the Chair and other members of management, as appropriate; 4) communicate with the independent directors of the Board between meetings as necessary or appropriate, serve as a liaison between the Chair and the independent directors and communicate independent director consensus on important issues to the Chair; 5) approve Board meeting agendas and schedules for regular meetings of the Board of Directors to assure there is sufficient time for discussion of all agenda items and approve meeting materials and other information to be sent to the Board in advance of regular meetings; 6) evaluate the quality and timeliness of information sent to the Board by the Chief Executive Officer and other members of management; 7) oversee the evaluation of the Chief Executive Officer and assist the Board Chair on matters of Board succession planning and crisis management; 8) assist the Chair of the Governance Committee with individual director evaluations; and 9) be available for consultation and direct communication at the request of major stockholders. Mr. de Bary currently serves as Lead Director.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

COMPENSATION OF NOVUME DIRECTORS

The following table provides the total compensation for each person who served as a non-employee member of our board of directors during fiscal year 2017, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2017:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($) (1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Paul de Bary (2)	54,000	-	24,874	-	-	-	78,874
Glenn Goord (3)	40,000	-	26,484	-	-	-	66,484
Christine Harada (4)	16,000	-	47,523	-	-	-	63,523
Marta Tienda (5)	-	-	108,900	-	-	-	108,900

(1)
The amount shown reflects the aggregate grant date fair value of option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718.
(2)
As of December 31, 2017, Mr. de Bary held fully-vested options to purchase 48,499 shares of our common stock at a strike price of $1.5464 per share.
(3)
As of December 31, 2017, Mr. Goord held fully-vested options to purchase 48,499 shares of our common stock at a strike price of $1.2887 per share.
(4)
As of December 31, 2017, Ms. Harada held fully-vested options to purchase 48,499 shares of our common stock at a strike price of $1.6753 per share.
(5)
As of December 31, 2017, Dr. Tienda held fully-vested options to purchase 48,499 shares of our common stock at a strike price of $3.81 per share.

Effective August 23, 2017, our non-employee directors are compensated for their services as follows;

	Annual ($) (1)	Board Meeting		Committee Meeting
Position		In Person ($)	Telephonic ($)	In Person ($)	Telephonic ($)
Board Member	25,000	1,000	500	500	250
Governance Committee Chair	20,000	1,500	500	500	250
Audit Committee Chair	20,000	1,500	500	500	250
Compensation Committee Chair	20,000	1,500	500	500	250

(1)  Payments are made on a quarterly basis.

Directors who are officers or employees of Novume or its subsidiaries do not receive any compensation for service on our Board, but employee directors will be reimbursed for expenses incurred in attending meetings of our Board or any committees thereof.

EXECUTIVE COMPENSATION

The following table sets forth information about the annual paid compensation of our: principal executive officer, Mr. Berman; two most highly compensated executive officers other than the principal executive officer,  Messrs. James McCarthy and Mr. Latifullah, who were serving as executive officers as of December 31, 2017; and two additional individuals, Messrs. Greg McCarthy and Mr. Berrigan, for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of December 31, 2017. While all named executive officers were eligible for bonuses in 2016 and 2017, due to our startup nature and because the first closing of the Regulation A Offering did not occur until December 23, 2016, management elected to only issue bonuses to Mr. Gregory McCarthy and Mr. Berrigan for AOC Key Solutions and individual sales performance.The information in this table for the Company’s most recently completed fiscal year is based on the information available to the Company as of the date of this prospectus. This information may not be complete and may change as the Company completes the audit of its financial statements for the fiscal year ended December 31, 2017. Any change to the information below will be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

Name/Capacities in which compensation was received	Year	Salary ($)	Bonus ($)		All other compensation ($)		Total ($)
Robert Berman	2017	395,000	-		-		395,000
Chief Executive Officer (1)	2016	300,000	-		-		300,000
James K. McCarthy	2017	293,231	-		8,931	(2)	302,162
Chief Strategy Officer (3)	2016	298,989	-		10,600	(2)	309,589
Riaz Latifullah (4)	2017	258,333	-		-		258,333
Chief Financial Officer (5)	2016	200,000	-		-		200,000
Greg McCarthy	2017	272,380	5,381	(6)	10,800	(2)	288,561
Chief Executive Officer of AOC Key Solutions	2016	229,800	42,762	(7)	9,497	(2)	282,059
Kevin Berrigan	2017	232,792	18,500	(6)	-		251,292
SVP and Chief Financial Officer of AOC Key Solutions	2016	209,724	11,641	(6)	4,461	(2)	225,826

(1)	Mr. Berman was an independent consultant in 2016 and became an employee on January 1, 2017.
(2)	Amount represents 401(k) matching contribution.
(3)	Mr. James McCarthy was Chief Executive Officer through March 15, 2016 and was appointed to serve as Chief Strategy Officer, a position he held through March 2017.
(4)	Mr. Latifullah served as Chief Financial Officer until August 28, 2017 at which time he transitioned to EVP of Corporate Development.
(5)	Mr. Latifullah was an independent consultant in 2016 and became and employee on January 1, 2017.
(6)	Amount represents subjective bonus.
(7)	Amount represents commissions on sales and subjective bonus.

2016 Outstanding Equity Awards at Fiscal Year-End.

There were no outstanding equity awards to our Named Executive Officers as of December 31, 2017.

Employment Agreements

We have entered into employment agreement our executives in connection with his or her commencement of employment with us.

Berman Employment Agreement

The Employment Agreement with Robert Berman (the “Berman Employment Agreement”) provides that Mr. Berman will serve as our Chief Executive Officer. The agreement has an initial term, which was effective as of December 23, 2016, of five years with automatically renewing one-year terms thereafter. Mr. Berman’s base salary is $395,000 per annum, and he is eligible for a bonus as determined by our Compensation Committee. Mr. Berman is also eligible to receive all such other benefits as are provided to other management employees.

In the event of a “Change of Control”, as defined in the Berman Employment Agreement, whether during the initial term or thereafter, we shall have the right to terminate the Berman Employment Agreement. In the event we exercise the option to terminate Mr. Berman’s agreement, we will be required to pay Mr. Berman an amount equal to Mr. Berman’s base salary per annum multiplied by the number of years and portions thereof remaining under the Berman Employment Agreement. Mr. Berman may be terminated by the Company for “Cause”, as defined in the Berman Employment Agreement.

Mr. Berman also agreed as consideration for entering into the Berman Employment Agreement, that for the period during his employment and for twelve months thereafter, (i) he will not compete with the Company in the “Geographic Area”, as defined in the Berman Employment Agreement, and (ii) he will not solicit any of our existing employees, suppliers or customers.

Rhulen Employment Agreement

The employment agreement with Harry Rhulen (the “Rhulen Employment Agreement”) provides that Mr. Rhulen will serve as our President for an initial five-year term that began on January 25, 2017. His base salary is $275,000 per annum, and he will be eligible for a bonus as determined by our Compensation Committee. Mr. Rhulen is also eligible to receive all such other benefits as are provided to other management employees.

Mr. Rhulen was previously granted options to purchase 80,000 shares of the common stock, par value $0.001 per share, of KeyStone at a strike price of $3.00 per share. These options were converted into options to purchase 155,195 shares of our common stock at a strike price of $1.5464 per share. The conversion did not affect their vesting schedule; the options were to begin vesting on the first anniversary of Mr. Rhulen’s initial employment as President and continue vesting monthly over the following two years.

We may terminate Mr. Rhulen’s employment agreement for “Cause,” as defined in the Rhulen Employment Agreement. If we terminate Mr. Rhulen’s employment other than for “Cause,” or Mr. Rhulen terminates his employment for “Good Reason”, as defined in the Rhulen Employment Agreement, we will be required to pay Mr. Rhulen an amount equal to the remaining amount of base salary payable under the Rhulen Employment Agreement until the end of the initial five-year term and our contribution to Mr. Rhulen’s health insurance premiums.

Mr. Rhulen also agreed that, for the period during his employment and for one year thereafter, (i) he will not compete with the Company in the “Restricted Territory”, as defined in Exhibit A to the Rhulen Employment Agreement, and (ii) he will not solicit any of our existing employees, suppliers or customers.

James K. McCarthy Offer Letter

The amended and restated James K. McCarthy Offer Letter (the “McCarthy Offer Letter”) provides that Mr. McCarthy will serve as our Host and Moderator -- The Bridge on TV. His employment is at will, subject to providing 120-days’ notice of resignation or termination. We may pay Mr. McCarthy’s salary in lieu of notice for some or all of the 120-day notice period. His base salary is $298,989 per annum, and he is eligible for a bonus as determined by our Compensation Committee. Mr. McCarthy will also be eligible to receive all such other benefits as are provided to other management employees.

Mr. McCarthy also agreed that, for the period during his employment and for two years thereafter, (i) he will not compete with the Company in the “Restricted Territory”, as defined in Exhibit A to the McCarthy Offer Letter, and (ii) he will not solicit any of our existing employees, suppliers or customers.

Nathan Employment Agreement

The employment agreement with Richard Nathan (the “Nathan Employment Agreement”) provides Mr. Nathan will serve as our Chief Operating Officer for a term until December 31, 2017, with the option to extend the term in writing. His base salary is $225,200 per annum, and he is eligible for a bonus as determined by our Compensation Committee. Mr. Nathan is also eligible to receive all such other benefits as are provided to other management employees. We may terminate Mr. Nathan’s employment agreement for “Cause,” as defined in the Nathan Employment Agreement. If we terminate Mr. Nathan’s employment other than for “Cause,” or Mr. Nathan terminates his employment for “Good Reason”, as defined in the Nathan Employment Agreement, we will be required to pay Mr. Nathan an amount equal to six months of Mr. Nathan’s base salary and Novume’s contribution to Mr. Nathan’s health insurance premiums.

Mr. Nathan also agreed that, for the period during his employment and for two years thereafter, (i) he will not compete with the Company in the “Restricted Territory”, as defined in Exhibit A to the Nathan Employment Agreement, and (ii) he will not solicit any of our existing employees, suppliers or customers.

Kumpf Employment Agreement

The employment agreement with Carl Kumpf (the “Kumpf Employment Agreement”) provides that Mr. Kumpf is Chief Financial Officer for an initial three-year term that began on August 28, 2017. His base salary is $275,000 per annum, and he is eligible for a bonus as determined by the our Compensation Committee. Mr. Kumpf is also eligible to receive all such other benefits as are provided to other management employees. Mr. Kumpf was granted options to purchase 174,595 shares of common stock, which will begin vesting on August 28, 2017 and continue vesting in equal monthly installments over the following three years, at a strike price of $1.6753 per share.

We may terminate Mr. Kumpf’s employment agreement for “Cause,” as defined in the Kumpf Employment Agreement. If we terminate Mr. Kumpf’s employment other than for “Cause,” or Mr. Kumpf terminates his employment for “Good Reason”, as defined in the Kumpf Employment Agreement, we will be required to pay Mr. Kumpf an amount equal to one (1) year of base salary payable under the Kumpf Employment Agreement. Mr. Kumpf is permitted to remain as the owner of and have a financial interest IFG and to sell, assign, or otherwise convey IFG or components thereof, assets of IFG, and his interest or control of IFG.

Mr. Kumpf also agreed that, for the period during his employment and for one year thereafter, (i) he will not compete with the Company in the “Restricted Territory”, as defined in Exhibit A to the Kumpf Employment Agreement, and (ii) he will not solicit any of our existing employees, suppliers or customers.

Loughlin Employment Agreement

The employment agreement with Suzanne Loughlin (the “Loughlin Employment Agreement”) provides that Ms. Loughlin is General Counsel and Chief Administrative Officer for an initial five-year term that began on January 25, 2017. Her base salary is $225,000 per annum, and she is eligible for a bonus as determined by our Compensation Committee. Ms. Loughlin is also eligible to receive all such other benefits as are provided to other management employees.

Ms. Loughlin was previously granted options to purchase 80,000 shares of the common stock, par value $0.001 per share, of KeyStone at a strike price of $3.00 per share. These options were converted into options to purchase 155,195 shares of our common stock at a strike price of $1.5464 per share. The conversion did not affect their vesting schedule; the options were to begin vesting on the first anniversary of Ms. Loughlin’s initial employment as General Counsel and Chief Administrative Officer and continue vesting monthly over the following two years.

We may terminate Ms. Loughlin’s employment agreement for “Cause,” as defined in the Loughlin Employment Agreement. If we terminate Ms. Loughlin’s employment other than for “Cause,” or Ms. Loughlin terminates her employment for “Good Reason”, as defined in the Loughlin Employment Agreement, we will be required to pay Ms. Loughlin an amount equal to the remaining amount of base salary payable under the Loughlin Employment Agreement until the end of the initial five-year term and our contribution to Ms. Loughlin’s health insurance premiums.

Ms. Loughlin also agreed that, for the period during her employment and for one year thereafter, (i) she will not compete with the Company in the “Restricted Territory”, as defined in Exhibit A to the Loughlin Employment Agreement, and (ii) she will not solicit any of our existing employees, suppliers or customers.

Amended Latifullah Agreement

In connection with Mr. Latifullah’s transition to Executive Vice President, Corporate Development, on August 28, 2017, Mr. Latifullah and Novume entered into a Restated, Amended and Supplemental Employment Agreement (the “Amended Latifullah Agreement”), which amended and restated his original employment agreement with KeyStone effective as of December 23, 2016, which was assumed by Novume. The Amended Latifullah Agreement provides that he is Executive Vice President, Corporate Development for a term that ends on December 23, 2019. His base salary is $205,000 per annum, and he will be eligible for a bonus as determined by our Compensation Committee. Mr. Latifullah is also eligible to receive all such other benefits as are provided to other management employees. Mr. Latifullah was previously granted options to purchase 90,000 shares of the common stock, par value $0.001 per share, of KeyStone at a strike price of $2.75 per share. These options were converted into options to purchase 174,595 shares of our common stock at a strike price of $1.4176 per share. The conversion did not affect their vesting schedule; the options began vesting in equal monthly installments on March 1, 2017 and will continue vesting monthly until March 1, 2019.

The Amended Latifullah Agreement may be terminated with or without cause, as defined in the agreement. Subject to certain conditions, the Amended Latifullah Agreement provides that, if Mr. Latifullah is terminated without cause, or if he leaves for good reason, he will be provided a severance package equal to a pre-determined number of months of base salary and such percentage of health premiums as would have been paid for by Novume during the corresponding time period (collectively, the “Separation Payment”) pursuant to the schedule below:

●
September 1-September 30, 2017, a period of twelve (12) months after termination;

●
October 1-October 31, 2017, a period of eleven (11) months after termination;

●
November 1-November 30, 2017, a period of ten (10) months after termination;

●
December 1-December 31, 2017, a period of nine (9) months after termination;

●
January 1-January 31, 2018, a period of eight (8) months after termination;

●
February 1-February 28, 2018, a period of seven (7) months after termination; or

●
March 1, 2018 or after, a period of six (6) months after termination.

Additionally, half of all unvested options issued to Mr. Latifullah under the Amended Latifullah Agreement would vest immediately.

Mr. Latifullah also agreed that, for the period during his employment and for one year thereafter, (i) he will not compete with Novume in the “Restricted Territory”, as defined in Exhibit A to the Latifullah Employment Agreement, and (ii) he will not solicit any of Novume’s existing employees, suppliers or customers.

Bonus Eligibility

Bonuses for our executive officers may be conditioned on the achievement of objective goals, which may not be waived after being set, based on one or more of the following performance measures: earnings; operating profits (including measures of earnings before interest, taxes, depreciation and amortization; free cash flow or adjusted free cash flow; cash from operating activities; revenues; net income (before or after tax); financial return ratios; market performance; stockholder return and/or value; net profits; earnings per share; profit returns and margins; stock price; working capital; capital investments; returns on assets; returns on equity; returns on capital investments; selling, general and administrative expenses; discounted cash flows; productivity; expense targets; market share; cost control measures; strategic initiatives; changes between years or periods that are determined with respect to any of the above-listed performance criteria; net present value; sales volume; cash conversion costs; leverage ratios; maintenance of liquidity; integration of acquired businesses; operational efficiencies, including Lean Six Sigma initiatives; regulatory compliance, including the Sarbanes-Oxley Act of 2002; and economic profit.

NOVUME SOLUTIONS, INC. 2017 EQUITY AWARD PLAN

Our Board has adopted the 2017 Equity Award Plan (the “Equity Award Plan”). The purpose of the 2017 Equity Award Plan is to promote the interests of Novume (including its subsidiaries and affiliates, if any) and its stockholders by using equity interests in Novume to attract, retain and motivate its management, nonemployee directors and other eligible persons and to encourage and reward their contributions to our performance and profitability.

The total shares of our common stock issuable under the Plan is 3,000,000 shares. As of January 24, 2018, the total number of options issued under the Equity Award Plan is 1,695,375, and the total shares of our common stock remaining available for issuance under the Equity Award Plan is 1,304,625.

Highlights of the Equity Award Plan

The Plan permits us to take a flexible approach to our equity awards by permitting the grant of restricted stock, restricted stock units, restricted stock purchase rights, stock options, stock appreciation rights, performance awards and other stock awards. We have also designed the Equity Award Plan to include a number of provisions that our management believes promote best practices by reinforcing the alignment of equity compensation arrangements for nonemployee directors, officers, employees, consultants and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date.

No Repricing Without Stockholder Approval. We cannot, without stockholder approval, reduce the exercise price of an award (except for adjustments in connection with a recapitalization), and, at any time when the exercise price of an award is above the market value of our common stock, we cannot, without stockholder approval, cancel and re-grant or exchange such award for cash, other awards or a new award at a lower (or no) exercise price.

No Evergreen Provision. There is no evergreen feature under which the shares of common stock authorized for issuance under the Equity Award Plan can be automatically replenished.

No Automatic Grants. The Equity Award Plan does not provide for “reload” or other automatic grants to recipients.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Administrator.

No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

No liberal change-in-control definition. The change-in-control definition contained in the Equity Award Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

“Double-trigger” change in control vesting. If awards granted under the Equity Award Plan are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the change in control, unless otherwise expressly set forth in an award agreement.

No dividends on unearned performance awards. The Equity Award Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

Limitation on amendments. No amendments to the Equity Award Plan may be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the Equity Award Plan, diminish the prohibitions on repricing stock options or stock appreciation rights, or otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal exchange on which KeyStone’s shares are traded.

Administered by the Administrator. The Equity Award Plan is administered by our Board of Directors (in such capacity, the “Administrator”).

Clawbacks. Awards based on the satisfaction of financial metrics that are subsequently reversed, due to a financial statement restatement or reclassification, are subject to forfeiture.

Equity Award Plan Principal Features

The principal features of the Equity Award Plan are summarized below. This summary is not complete, however, and is qualified by the terms of the Plant.

Shares Available Under the Equity Award Plan

The maximum aggregate number of shares of our common stock available for issuance under the Plan is 1,304,625. Shares subject to an award may be authorized but unissued, or reacquired shares of our common stock or treasury shares. If an award under the Equity Award Plan expires or becomes unexercisable without having been exercised in full, or an award is settled for cash, the unissued shares that were subject to the award will become available for future grant under the Novume Equity Award Plan, as will any shares that are withheld by us when an option is exercised or tax withholdings are satisfied by the tendering of shares. However, shares that have been issued under the Equity Award Plan will not be returned to the Equity Award Plan and will not be available for future distribution under the Equity Award Plan.

Equity Award Plan Administration

The Equity Award Plan is administered by the Administrator. The Administrator has the exclusive authority, subject to the terms and conditions set forth in the Equity Award Plan, to determine all matters relating to awards under the Equity Award Plan, including the selection of individuals to be granted an award, the type of award, the number of shares of our common stock subject to an award, and all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an award and the terms of any instrument that evidences the award.

Term

The Equity Award Plan provides that it will continue in effect for a term of ten (10) years, unless sooner terminated pursuant to its provisions.

Eligibility

Awards under the Equity Award Plan may be granted to employees (including officers), consultants and directors of the Company, its subsidiaries and affiliates. In addition, an award under the Equity Award Plan may be granted to a person who is offered employment by us or a subsidiary or affiliate, provided that such award shall be immediately forfeited if such person does not accept such offer of employment within an established time period. If otherwise eligible, an employee, consultant or director who has been granted an award under the Equity Award Plan may be granted other awards. Although all employees of the Company, its subsidiaries and affiliates are eligible to receive awards under the Equity Award Plan, it is not possible to estimate the number of additional individuals who may become eligible to receive awards under the Equity Award Plan from time to time.

Awards

The Equity Award Plan is broad-based and flexible, providing for awards to be made in the form of (a) restricted stock and restricted stock units, (b) restricted stock purchase rights, (c) incentive stock options, which are intended to qualify under Section 422 of the Code, (d) non-qualified stock options, which are not intended to qualify under Section 422 of the Tax Code, (e) stock appreciation rights, (f) performance awards, (g) performance shares, (h) performance units or (i) other stock-based awards that relate to or serve a similar function to the awards described above. Awards may be made on a standalone, combination or tandem basis. Additional information about some of the awards is set forth below.

Restricted Common Stock Awards, Restricted Stock Purchase Rights and Restricted Stock Units

Awards of Restricted Common Stock, Restricted Stock Purchase Rights and Restricted Stock Units

Awards of restricted common stock and grants of restricted stock purchase rights of shares of our common stock awarded or granted to the recipient, all or a portion of which are subject to a restriction period set by the Administrator during which restriction period the recipient or purchaser shall not be permitted to sell, transfer or pledge the restricted common stock. Restricted stock units are notional accounts that are valued solely by reference to shares of our common stock, subject to a restriction period set by the Administrator and payable in our common stock, cash or a combination thereof. The restriction period for both restricted stock and restricted stock units may be based on period of service, which shall not be less than one (1) year, performance of the recipient or the Company, its subsidiaries, divisions or departments for which the recipient is employed or such other factors as the Administrator may determine.

Rights as a Stockholder

Subject to any restrictions set forth in the award agreement, a recipient or purchaser of our restricted common stock will possess all of the rights of a holder of our common stock of Novume, including the right to vote and receive dividends. Cash dividends on the shares of our common stock that are the subject of an award agreement shall be paid in cash to the recipient or purchaser and may be subject to forfeiture as set forth in the award agreement. The recipient of restricted stock units shall not have any of the rights of a stockholder of the Company; the Administrator shall be entitled to specify with respect to any restricted stock unit award that upon the payment of a dividend by the Company, the Company will hold in escrow an amount in cash equal to the dividend that would have been paid on the restricted stock units had they been converted into the same number of shares of our common stock and held by the recipient on that date. Upon adjustment and vesting of the restricted stock unit, any cash payment due with respect to such dividends shall be made to the recipient.

Termination of Employment, Consultancy or Director Relationship

Generally, upon termination of employment, consultancy or a director relationship for any reason during the restricted period, the recipient or purchaser will forfeit the right to the shares of restricted our common stock to the extent that the applicable restrictions have not lapsed at the time of such termination.

Common Stock Options

Types

Stock options to purchase shares of our common stock may be granted under the Equity Award Plan to directors and consultants in the form of nonqualified stock options and to employees in the form of incentive stock options or nonqualified stock options.

Exercise Price

The per share exercise price for shares underlying common stock options will be determined by the Administrator, provided that the exercise price must be at least equal to 100% of the fair market value per share of common stock on the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of our stock, the per share exercise price must be at least equal to 110% of the fair market value per share of common stock on the date of grant.

Term of Option; Vesting

The term during which a common stock option may be exercised will be determined by the Administrator, provided that no common stock option will be exercisable more than ten (10) years from the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries or affiliates, the term of such common stock option may not be more than five (5) years. The Administrator has full authority, subject to the terms of the Plan, to determine the vesting period or limitation or waiting period with respect to any common stock option granted to a participant or the shares purchased upon exercise of such option; provided, however, that such vesting restriction or limitation or waiting period shall not be less than one (1) year. In addition, the Administrator may, for any reason, accelerate the exercisability of any common stock option.

Other Awards

Stock Appreciation Rights

The Administrator may grant to an employee, consultant or a director a right to receive the excess of the fair market value of shares of our common stock on the date the stock appreciation right is exercised over the fair market value of such shares on the date the stock appreciation right was granted. Such spread may, in the sole discretion of the Administrator, be paid in cash or common stock or a combination of both.

Performance Awards

The Administrator may grant performance awards to employees based on the performance of a recipient over a specified period. Such performance awards may be awarded contingent upon future performance of the Company or its affiliates or subsidiaries during that period. A performance award may be in the form of common stock (or cash in an amount equal to the fair market value thereof) or the right to receive an amount equal to the appreciation, if any, in the fair market value of common stock over a specified period. Performance awards may be paid, in the Administrator’s discretion, in cash or stock or some combination thereof. Each performance award will have a maximum value established by the Administrator at the time the award is made. Unless otherwise provided in an award agreement or by the Administrator, performance awards terminate if the recipient does not remain an employee of the Company, or its affiliates or subsidiaries, at all times during the applicable performance period.

Other Stock-Based Awards

The Administrator may, in its discretion, grant other stock-based awards that are related to or serve a similar function to the awards described above.

Material Terms of Performance Goals for Qualified Performance-Based Compensation

Under section 162(m) of the Code, in order for us to deduct compensation in excess of $1,000,000 that is paid in any year to any “covered employee,” such compensation must be treated as “qualified performance-based,” within the meaning of section 162(m) of the Tax Code. A “covered employee” is defined under section 162(m) of the Code as a company’s principal executive officer or any of such company’s three other most highly compensated executive officers named in the proxy statement (other than the principal executive officer or principal financial officer). Section 7 of the Equity Award Plan sets forth the procedures the Administrator should follow to avoid the deductibility limitations of section 162(m) of the Tax Code when making long-term incentive performance awards under the Equity Award Plan to current covered employees and employees whom the Administrator anticipates may become covered employees between the time of grant and payment of the award. However, there can be no guarantee that amounts payable under the Plan will be treated as “qualified performance-based” compensation and we reserve the flexibility to pay nondeductible compensation when necessary to achieve our compensation objectives.

Among other things, in order for an award under Section 7 of the Equity Award Plan to be treated as “qualified performance-based” compensation that is not subject to the $1,000,000 cap, stockholder approval of the material terms of the performance goals is required at least every five (5) years. The material terms include the employees eligible to receive the compensation, a description of the performance criteria and the maximum amount of compensation that may be paid to any one employee. A description of the material terms for qualified performance-based compensation in the Equity Award Plan follows:

Employees Eligible to Receive Compensation. A performance-based award under the Equity Award Plan may be granted to employees (including officers) of the Company, its subsidiaries and affiliates. In addition, a performance-based award may be granted to a person who is offered employment by the Company or a subsidiary or affiliate, provided that such award shall be immediately forfeited if such person does not accept such offer of employment within an established time period.

Performance Criteria. When making an award under the Equity Award Plan, the Administrator may designate the award as “qualified performance-based compensation,” which means that performance criteria must be satisfied in order for an employee to be paid the award. Qualified performance-based compensation may be made in the form of restricted common stock, restricted stock units, common stock options, performance shares, performance units or other stock equivalents. Section 7 of the Equity Award Plan includes the performance criteria the Administrator has adopted, subject to stockholder approval, for a “qualified performance-based compensation” award, which shall consist of objective tests based on one or more of the following:

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earnings;

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operating profits (including measures of earnings before interest, taxes, depreciation and amortization;

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free cash flow or adjusted free cash flow;

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cash from operating activities;

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revenues;

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net income (before or after tax);

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financial return ratios;

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market performance;

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stockholder return and/or value;

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net profits;

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earnings per share;

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profit returns and margins;

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stock price;

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working capital;

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capital investments;

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returns on assets;

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returns on equity;

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returns on capital investments;

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selling, general and administrative expenses;

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discounted cash flows;

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productivity;

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expense targets;

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market share;

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cost control measures;

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strategic initiatives;

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changes between years or periods that are determined with respect to any of the above-listed performance criteria;

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net present value;

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sales volume;

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cash conversion costs;

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leverage ratios;

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maintenance of liquidity;

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integration of acquired businesses;

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operational efficiencies, including Lean Six Sigma initiatives;

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regulatory compliance, including the Sarbanes-Oxley Act of 2002; and

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economic profit.

Performance criteria may be measured solely on a Company, subsidiary or business unit basis, on specific capital projects or groups of projects or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of one or more peer groups of entities or other external measure of the selected performance criteria. The measure for any such award may include or exclude items to retain the intents and purposes of specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, acceleration of payments, costs of capital invested, discount factors, and any unusual or nonrecurring gain or loss. In order to qualify as performance-based under section 162(m) of the Code, the performance criteria will be established before 25% of the performance period has elapsed and will not be subject to change (although future awards may be based on different performance criteria). The performance periods may extend over one to five calendar years, and may overlap one another.

Other Provisions

Termination, Amendment and Employee Retirement Income Security Act of 1974 (“ERISA”) Status

The Equity Award Plan provides that the Administrator may generally amend, alter, suspend or terminate the Equity Award Plan and the Administrator may prospectively or retroactively amend any or all of the terms of awards granted under the Equity Award Plan, so long as any such amendment does not impair the rights of any recipient without the recipient’s consent. Stockholder approval is required for any material Equity Award Plan amendment or any amendment necessary to comply with the Tax Code or any other applicable laws or stock exchange requirements. The Equity Award Plan is not subject to the provisions of ERISA.

Anti-dilution Provisions

Subject to any required action by our stockholders, the number of shares of common stock covered by each outstanding award (and the purchase or exercise price thereof), and the number of shares of common stock that have been authorized for issuance under the Equity Award Plan, but as to which no awards have yet been granted (or which have been returned to the Equity Award Plan upon cancellation or expiration of an award or the withholding of shares by the Company) will be proportionately adjusted to prevent dilution or enlargement of rights in the event of any stock split, stock dividend, combination or reclassification of the common stock or other relevant capitalization change.

Prohibition on Loans to Participants

We may not lend money to any participant under the Equity Award Plan for the purpose of paying the exercise or base price associated with any award or for the purpose of paying any taxes associated with the exercise or vesting of an award.

Withholding Obligations

We may take such steps as are considered necessary or appropriate for the withholding of any federal, state, local or foreign taxes of any kind that we are required by any law or regulation of any governmental authority to withhold in connection with any award under the Equity Award Plan, including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of common stock to be issued under the Equity Award Plan, until such time as the recipient has paid us for any amount we are required to withhold with respect to taxes. Unless otherwise determined by the Administrator, withholding obligations may be settled with vested common stock, including vested common stock that is part of the award that gives rise to the withholding requirement. The Administrator may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with vested common stock.

Potential Dilutive Impact of the Equity Award Plan

We are committed to effectively managing its employee equity compensation programs while minimizing stockholder dilution. For this reason, in administering our equity compensation program, we consider both our “burn rate” and “overhang” in evaluating the impact of the program on our stockholders. We define “burn rate” as the number of equity awards granted during the year, divided by the weighted average number of shares of our common stock outstanding during the period. The burn rate measures the potential dilutive effect of our equity grants. We define “overhang” as the number of full value awards granted (but not yet vested or issued) and stock options granted (but not yet exercised) divided by the number of shares of common stock outstanding at the end of the period.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the receipt of restricted common stock and restricted stock units, the grant and exercise of common stock options awarded under the Equity Award Plan and the subsequent disposition of shares acquired upon such exercise and the receipt of certain other awards under the Plan. This summary is based upon the provisions of the Code as in effect on the date of this offering circular, current regulations adopted and proposed thereunder and existing judicial decisions, as well as administrative rulings and pronouncements of the Internal Revenue Service (all of which are subject to change, possibly with retroactive effect). This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws. Furthermore, the general rules discussed below may vary, depending upon the personal circumstances of the individual holder. Accordingly, participants should consult a tax advisor to determine the income tax consequences of any particular transaction.

Taxation of Restricted Novume Common Stock

In general, except in the case of an election under section 83(b) of the Code, a participant will not incur any tax upon the grant of shares of stock which are subject to a substantial risk of forfeiture. However, when the restrictions lapse or the shares become freely transferable, the participant will recognize ordinary income equal to the fair market value of the applicable shares at such time, less the amount, if any, paid for such shares, unless the participant has made a section 83(b) election with respect to such shares or has elected to defer receipt of such shares, as discussed below.

If a participant makes a section 83(b) election within 30 days of a grant of restricted common stock, the participant will recognize ordinary income at the time of grant in an amount equal to the difference between the fair market value of the restricted shares on the grant date and the amount, if any, paid for such restricted shares. If the participant makes such an election, he or she will not recognize any further income with respect to such shares solely as a result of a later lapse of the restrictions.

If a participant holds the restricted common stock as a capital asset after the earlier of either (1) the vesting of such restricted common stock or (2) the making of a timely section 83(b) election with respect to such restricted common stock, any subsequent gain or loss will be taxable as long-term or short-term capital gain or loss, depending upon the holding period. For this purpose, the basis in the restricted common stock generally will be equal to the sum of the amount (if any) paid for the restricted common stock and the amount included in ordinary income as a result of the vesting event or section 83(b) election, as applicable; provided, however, that, if a participant forfeits restricted common stock with respect to which a section 83(b) election was made prior to vesting, the participant’s capital loss is limited to the amount (if any) paid for such restricted Novume common stock.

In general, at the time a participant recognizes ordinary income with respect to the restricted common stock, will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, which deduction may be limited by section 162(m) of the Code.

Taxation of Restricted Stock Units; Stock Appreciation Rights; Performance Shares and Performance Units

In general, a participant will not incur any tax upon the grant of restricted stock units, stock appreciation rights, performance shares or performance units. However, when the restrictions lapse, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of any property received.

Taxation of Non-Qualified Stock Options

In general, a participant will not recognize any income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, however, a participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the non-qualified option stock on the date of exercise over the exercise price (i.e., the “spread”) and Novume will be entitled to a deduction in an equal amount, which may be limited by section 162(m) of the Code.

Upon subsequent sales of shares obtained through the exercise of non-qualified stock options, the participant may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the participant’s hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose generally will be fair market value of the shares on the date of exercise.

Taxation of Incentive Stock Options

A participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to alternative minimum tax. If the shares acquired upon exercise are sold after the expiration of two years from the grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by section 162(m) of the Tax Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the participant.

Taxation of Other Stock Based Awards

Other awards may be granted under the Equity Award Plan. Since the amount, character and timing of income recognized in connection with such awards will vary depending upon the specific terms and conditions of such awards, no information regarding the tax consequences of the receipt of such awards may be provided at this time.

Tax Withholding

Our obligations under the Equity Award Plan are conditioned upon proper arrangements being in place with participants in the Equity Award Plan for the payment of withholding tax obligations. Unless otherwise determined by the Administrator, withholding tax obligations may be settled with shares of our common stock, including shares that are part of the award that gives rise to the withholding obligation.

In light of the factors described above, the Administrator believes that the ability to grant equity compensation is vital to our ability to continue to attract, motivate, reward, and retain individuals.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

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any breach of the director’s duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

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any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws will also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.

We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Compensation of Novume Directors” and “Executive Compensation,” the following is a description of each transaction since January 1, 2014 and any currently proposed transaction in which (i) we have been or are to be a participant, (ii) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and (iii) any of our directors, executive officers, holders of more than five percent of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Firestorm Acquisition

As part of the consideration for the acquisition of Firestorm Solutions, LLC and Firestorm Franchising, LLC in January, 2017, we issued subordinated promissory notes to Harry Rhulen, our President, and Suzanne Loughlin, our General Counsel and Chief Administrative Officer. The principal amount of the promissory note to Mr. Rhulen is $166,666.66 and the principal amount of the promissory note to Ms. Loughlin is $166,666.67. Each of the promissory notes bears interest at a rate of 2%. In connection with the acquisition, we also paid cash of $125,000 to each of Mr. Rhulen and Ms. Loughlin, issued warrants to purchase 105,209 shares of our common stock, exercisable over a period of five years, at an exercise price of $2.58 per share, and issued warrants to purchase 105,209 shares of our common stock, exercisable over a period of five years, at an exercise price of $3.60 per share.

Prior to the consummation of the Firestorm Acquisition, Mr. Rhulen and Ms. Loughlin were not officers of the Company.

Avon Road Note Purchase Agreement

On March 16, 2016, we entered into a Subordinated Note and Warrant Purchase Agreement pursuant to which we agreed to issue up to $1,000,000 in subordinated debt and warrants to purchase up to 242,493 shares of our common stock at an exercise price of $1.03 per share to Avon Road Partners, L.P., an affiliate of Robert Berman, our CEO and a member of our Board of Directors. Simultaneously with the entry into the Subordinated Note and Warrant Purchase Agreement we issued subordinated notes with a face amount of $500,000 and warrants to purchase 121,247 shares of our common stock to the Avon Road. The warrants expire on March 16, 2019. Simple interest accrues on the unpaid principal of the note at a rate equal to the lower of (a) 9% per annum, or (b) the highest rate permitted by applicable law.

The foregoing transaction was reviewed and approved by officers and directors other than Mr. Berman.

Review, Approval, or Ratification of Transactions with Related Parties

Our written related party transactions policy and the Charter of our Governance Committee require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and either approved, disapproved or ratified by our Governance Committee.

Prior to August 2017, we had no formal, written policy or procedure for the review and approval of related-party transactions.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as January 24, 2018, information concerning the beneficial ownership of Novume common stock by (i) each person or group of persons known to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each person who is our executive officer or director and (iii) all such executive officers and directors as a group. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of January 24, 2018 through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of January 24, 2018 are considered to be outstanding. These shares, however, are not considered outstanding as of January 24, 2018 when computing the percentage ownership of each other person, except as specifically set forth below.

To our knowledge, except as indicated in the footnotes to the following table, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 14,496,697 shares of common stock outstanding as of January 24, 2018.

	Shares Beneficially Owned
Name and address of beneficial owner (1)	Number of Shares (2)		Percent of class
Directors and Named Executive Officers
Robert A. Berman	4,561,951	(3)	30.6%
James McCarthy	5,451,671		37.6%
Richard Nathan	3,207,045	(4)	22.1%
Harry Rhulen	532,510	(5)	3.6%
Suzanne Loughlin	532,510	(5)	3.6%
Paul de Bary	48,499	(6)	*
Glenn Goord	48,499	(6)	*
Christine Harada	48,499	(6)	*
Marta Tienda	48,499	(6)	*
Riaz Latifullah (7)	94,573	(8)	*
Carl Kumpf (9)	29,100	(10)	*
5% or Greater Shareholders
C.B. Brechin	743,333		5.1%
Scott Rutherford	748,226		5.2%
Paul Milligan	781,722	(11)	5.2%
All current Directors and executive officers as a group (11 persons)	14,603,356		79.0%
*
Less than 1%

(1)
The address of those listed is c/o Novume Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151. Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(2)
Based on 14,496,697 shares of our common stock issued and outstanding as of the January 24, 2018.
(3)
Consists of: (i) options to purchase 4,318,857 outstanding shares of our common stock in the aggregate from Mr. James McCarthy (2,725,836 shares) and Dr. Richard Nathan (1,593,021 shares) granted by Mr. McCarthy and Dr. Nathan to Avon Road, and (ii) 121,247 shares of our common stock issued to Avon Road. Mr. Berman is the general partner of Avon Road, and therefore may be deemed to share beneficial ownership with Avon Road of the shares reported herein. The 4,318,857 shares underlying the Avon Road Options are already outstanding as they are held by Mr. James McCarthy and Dr. Richard Nathan and are therefore included in the beneficial ownership calculation for all persons including Mr. Berman.
(4)
Consists of: (i) 3,186,041 shares of our common stock, (ii) a Unit Warrant to purchase 4,849 shares of our common stock at a $1.031 exercise price and (iii) 16,155 shares of our common stock acquirable through the conversion of 10,000 shares of Novume Series A Preferred Stock at a $6.19 conversion price.
(5)
Consists of: (i) 315,625 shares of our common stock, (ii) a warrant to purchase 105,209 shares of our common stock at a $2.5774 exercise price, (iii) a warrant to purchase 105,209 shares of our common stock at a $3.6083 exercise price and (iv) options to purchase 6,467 shares of our common stock that are exercisable within 60 days.
(6)
Consists of options to purchase 48,499 shares of our common stock.
(7)
Mr. Latifullah served as our Chief Financial Officer until August 28, 2017 when he began serving as our Executive Vice President of Corporate Development.
(8)
Consists of options to purchase 94,573 shares of our common stock that are exercisable within 60 days.
(9)
Mr. Kumpf was appointed Chief Financial Officer on August 28, 2017.
(10)
Consists of options to purchase 29,100 shares of our common stock that are exercisable within 60 days.
(11)
Consists of: (i) 300,000 shares of our common stock and (ii) 481,722 shares of our common stock acquirable through the conversion of 240,861 shares of our Series B Preferred Stock at a $2.00 conversion price.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 30,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of undesignated preferred stock, $0.0001 par value per share.

As of January 24, 2018, there were outstanding 14,496,697 shares of our common stock, held by approximately 65 stockholders of record, and 1,695,375 shares of our common stock issuable upon exercise of outstanding stock options.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. See “Dividend Policy” for additional information.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors will be authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Series A Cumulative Convertible Redeemable Preferred Stock of Novume

The following is a summary of certain material terms and provisions of the Series A Preferred Stock. The following summary is subject to, and qualified in its entirety by, the Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock (the “Novume Series A Preferred Stock Certificate of Designations”). You should review a copy of the Novume Series A Preferred Stock Certificate of Designations for a complete description of the terms and conditions applicable to the Series A Preferred Stock.

Voting Rights

The holders of the Series A Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the our Charter, the vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

●
any amendment, alteration or repeal to the our Charter or Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Series A Preferred Stock;

●
at any time until November 8, 2018, (a) any declaration or payment of cash dividends on any of our common stock or other stock that is specifically designated as junior to the Series A Preferred Stock; (b) any purchase, redemption or other acquisition for consideration of any of our common stock or other junior stock, whether directly or indirectly; or (c) if and only if Novume is delinquent in the payment of dividends on Series A Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series A Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series A Preferred Stock shall not be required in connection with any repurchase of any junior stock held by any of our employee or consultant (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between us and an employee or consultant thereof; or

●
any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of Novume with another corporation or other entity, unless in each case (a) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (b) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Series A Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Series A Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends

The Series A Preferred Stock is entitled to quarterly dividends of $0.175 (7% per annum) per share.

Conversion Rights

At any time after November 8, 2019, each holder of the Series A Preferred Stock will have the right to convert each share of Series A Preferred Stock into such number of fully paid and nonassessable shares of Novume common stock as is determined by dividing (i) the sum of (x) $10.00 (the “Series A Original Issue Price” (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like)) plus (y) the amount of any accrued but unpaid dividends on such Shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) the conversion price (the “Conversion Price”) applicable to such share of Series A Preferred Stock, in effect on the date the certificate is surrendered for conversion. The number of shares of common stock into which each Share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.” The Conversion Price shall be (a) $7.22, from November 8, 2019 to November 7, 2020 or (b) $7.74, from and after November 8, 2020.

The Series A Preferred Stock will automatically be converted at the then effective conversion price (i) except as provided below, immediately prior to the closing of Novume’s sale of its common stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (A) which results in aggregate cash proceeds to us of not less than $30,000,000 (net of underwriting discounts and commissions), (B) is made at an offering price per share of at least the then applicable conversion price (as adjusted) and (C) following such offering, the Novume common stock is listed for trading on a national securities exchange, and (ii) on the date specified by written consent or agreement of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock (a “Qualified IPO”). If such closing occurs prior to November 8, 2019, the Conversion Price per share shall be (i) $5.68 per share from November 8, 2016 to November 7, 2017; (ii) $6.19 per share from November 8, 2017 to November 7, 2018; and (iii) $6.71 per share from November 8, 2018 to November 7, 2019.

Redemption by Novume

At any time from and after November 8, 2019, we may, upon thirty (30) days’ notice, redeem all or any portion of the then outstanding shares of Series A Preferred Stock for cash at a redemption price per share equal to the sum of (i) the corresponding redemption price below (the “Base Redemption Price”) plus (ii) the amount of any accrued but unpaid dividends on such Shares being redeemed, if any, whether or not declared, to and including the date immediately prior to such date of redemption. The Base Redemption Price shall be (a)(i) $14.00, from November 8, 2019 to November 7, 2020 or (ii) $15.00, from and after November 8, 2020.

Redemption by Holder

At any time after November 8, 2021, each holder of the Series A Preferred Stock will have the right to require us to redeem all, but not less than all, of such holder’s Series A Preferred Stock for a redemption price of $15.00 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including the date immediately prior to such date of redemption.

Liquidation Rights

In the event of a “Liquidation Event” (as defined below), the holders of Series A Preferred Stock are entitled to be paid out of our assets available for distribution to stockholders an amount equal to $10.00 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” means a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of with any other corporation or person or the merger, consolidation or any other business combination transaction with any other corporation or person be deemed to be a Liquidation Event.

Series B Cumulative Convertible Preferred Stock of Novume

The following is a summary of certain material terms and provisions of the Series B Preferred Stock. The following summary is subject to, and qualified in its entirety by, the Certificate of Designations of Series B Cumulative Convertible Preferred Stock (the “Novume Series B Preferred Stock Certificate of Designations”). You should review a copy of our Series B Preferred Stock Certificate of Designations for a complete description of the terms and conditions applicable to the Series B Preferred Stock.

Voting Rights

The holders of Series B Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Charter, the vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

●
any amendment, alteration or repeal to our Charter or Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Series B Preferred Stock;

●
at any time until November 8, 2018, (a) any declaration or payment of cash dividends on any of our common stock or other stock that is specifically designated as junior to the Series B Preferred Stock; (b) any purchase, redemption or other acquisition for consideration of any of our common stock or other junior stock, whether directly or indirectly; or (c) if and only if we are delinquent in the payment of dividends on Series B Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series B Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series B Preferred Stock shall not be required in connection with any repurchase of any junior stock held by any employee or consultant of the Company (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between the Company and an employee or consultant thereof; or

●
any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Series B Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Series B Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends

Dividends shall be paid in arrears at a rate of four and four hundred eighty-four thousandths percent (4.484%) on the Liquidation Preference as defined in the Series B Preferred Stock Certificate of Designations or $0.448 per share.

Conversion Rights

At any time, each holder of the Series B Preferred Stock will have the right to convert each share of Series B Preferred Stock into such number of fully paid and nonassessable shares of our common stock as is determined by dividing (i) the sum of (x) $10.00 (the “Series B Original Issue Price” (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like)) plus (y) the amount of any accrued but unpaid dividends on such Shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) $5.00 (the “Conversion Price”) applicable to such share of Series B Preferred Stock, in effect on the date the certificate is surrendered for conversion. The number of shares of common stock into which each Share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.”

The Series B Preferred Stock will automatically be converted at the then effective Conversion Ratio on the last day of any period of thirty (30) consecutive trading days, in which, during a period of twenty (20) trading days (whether consecutive or not), the volume weighted average of the daily Current Market Price per share of common stock equals or exceeds $7.50 (after taking into account any adjustments as set forth in the Novume Series B Preferred Stock Certificate of Designations.)

Liquidation Rights.

In the event of a “Liquidation Event” (as defined below), the holders of Series B Preferred Stock are entitled to be paid out of the assets of Novume available for distribution to stockholders an amount equal to $10 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” means a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of Novume shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of Novume into or with any other corporation or person or the merger, consolidation or any other business combination transaction with any other corporation or person be deemed to be a Liquidation Event.

Novume Unit Warrants

For each share of Series A Preferred Stock issued in the Brekford mergers, a Unit Warrant to purchase 0.48498862 shares of common stock was also issued. As of January 24, 2018, we had outstanding Unit Warrants to purchase an aggregate of 243,655 shares of our common stock at an exercise price of $1.03 per share.

Novume Common Stock Warrants

As of January 24, 2018, we also have outstanding warrants to purchase an aggregate of 820,586 shares of our common stock.

Stock Options

As of January 24, 2018, we had outstanding options to purchase an aggregate of 1,695,375 shares of our common stock, with a weighted-average exercise price of $2.19 per share, pursuant to our 2017 Equity Incentive Plan.

Piggyback Registration Rights

The holders of an aggregate of 375,000 shares of our common stock, including 481,722 shares of common stock issuable upon conversion of our Series B Preferred Stock, or their permitted transferees, will be entitled to rights with respect to the registration of these shares under the Securities Act. These shares are referred to as registrable securities. These rights are provided under the terms of our Registration Rights Agreement dated as of October 1, 2017, as amended, or RRA, between us and the holders of these registrable securities, providing piggyback registration rights. All fees, costs, and expenses incurred in connection with the registration of registrable securities, including reasonable fees and disbursements of one counsel to the selling stockholders.

If we register any of our securities for public sale, each holder of registrable securities has a right to request the inclusion of any then-outstanding registrable securities held by them on our registration statement. However, this right does not apply to a registration relating solely to employee benefit plans, a corporate reorganization or stock issuable upon conversion of debt securities. If the underwriters of any underwritten offering determine in good faith that marketing factors require a limitation on the number of shares, the number of shares to be registered will be apportioned, first, to the company for its own account and, second, pro rata among these holders, based on the number of registrable securities held by each holder.

The registration rights terminate upon the earliest of third anniversary of the RRA years following the completion of this offering.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation, and our amended and restated bylaws, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

●
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain anti-takeover provisions have been incorporated into our Amended and Restated Certificate of Incorporation and Bylaws, including:

●
the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required for the removal of a member of our Board;

●
the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any of our Bylaws may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

●
the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “NVMM."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation The transfer agent’s address is 500 Perimeter Park Dr, Suite D, Morrisville, NC 27560 and its telephone number is (919) 481-4000.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering             units, each consisting of one share of our common stock and a warrant to purchase one share of our common stock. The units are being offered at a price of $             per unit. The units will not be issued or certificated. The shares of common stock and warrants comprising the units are immediately separable and will be issued separately. The warrants will be exercisable immediately at an exercise price per share of not less than the last reported sale price of our common stock on the trading day immediately preceding the pricing of this offering  and will expire five years from the date of issuance. We are also registering the shares of common stock issuable from time to time upon exercise of the warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption "Description of Capital Stock" in this prospectus.

Warrants

The following summary of certain terms and provisions of warrants that are included in the units being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Form

The warrants will be issued in book-entry form under a warrant agent agreement between Issuer Direct Corporation, as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. You should review a copy of the form of warrant, which is attached as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

Each warrant will have an exercise price per share of not less than the last reported sale price of our common stock on the trading day immediately preceding the pricing of this offering. The warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The warrants will be issued separately from the common stock, and may be transferred separately immediately thereafter. A warrant to purchase one share of our common stock will be issued for every one share purchased in this offering, which equates to 100% warrant coverage on the shares purchased in this offering.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days' prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder's warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Redemption

We may call the warrants for redemption as follows:

●
at a price of $0.01 for each warrant at any time while the warrants are exercisable, so long as a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current;

●
upon not less than 30 days prior written notice of redemption to each warrant holder; and

●
if, and only if, the reported last sale price of the common stock equals or exceeds $          per share (175% of the public offering price per share and warrant in this offering) for the 20-trading-day period ending on the third business day prior to the notice of redemption to the warrant holders.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the call price or the warrant exercise price after the redemption call is made.

Fundamental Transactions

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We intend to apply to have the warrants approved for listing on the Nasdaq Capital Market, subject to notice of issuance, under the symbol “NVMMZ.”

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. The Benchmark Company, LLC and Northland Securities, Inc. are the representatives of the underwriters. We refer to the several underwriters listed in the table below as the "underwriters." Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase the units from us.

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of units set forth opposite its name below:

Underwriters	Number of Units
The Benchmark Company, LLC
Northland Securities, Inc. (1)
Total

(1)
Northland Capital Markets is the trade name for certain equity capital markets and investment banking activities of Northland Securities, Inc., member FINRA / SIPC.

The underwriters are committed to purchase units offered by us if they purchase any such securities. The underwriters are not obligated to purchase the units covered by the underwriters’ over-allotment option described below. The underwriters are offering units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to additional shares of common stock and/or warrants to purchase up to an aggregate of shares of common stock at an exercise price of $           per share, in any combinations thereof, from us at the public offering price per security, less the underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any. We will pay the expenses associated with the exercise of the over-allotment option.

Discounts, Commissions and Expenses

The underwriters propose to offer the units purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $           per unit. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The factors considered in determining the public offering price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations and our prospects for future revenues.

The following table shows the per unit and total underwriting discounts and commissions we will pay in connection with the sale of the shares and the warrants:

	Per Unit		Total
	Without Overallotment Option	With Overallotment Option	Without Overallotment Option	With Overallotment Option
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us
Proceeds, before expenses, to us	$	$	$	$

We have also agreed to reimburse the underwriters for their expenses in connection with this offering, up to $115,000, and have agreed to reimburse the underwriters for its “blue sky” fees and expenses, of $25,000. We estimate the total expenses of this offering which will be payable by us, excluding the underwriting discount and the underwriter’s expenses payable by us, will be approximately $              .. After deducting the underwriting discount and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $        ..

Commencing one year after the effective date of this offering, we have agreed to engage the underwriters as warrant solicitation agent and to pay the underwriters a warrant solicitation fee equal to 5% of the gross proceeds received by us from the exercise of the warrants (provided such exercises are solicited by the underwriters).

We have also agreed to issue to the underwriters a warrant to purchase a number of our shares equal to 5% of the shares sold in this offering. The underwriters’ warrant will have an exercise price equal to 125% of the public offering price of the combination of shares and warrants set forth on the cover of this prospectus (or $            per share) and may be exercised on a cashless basis. The underwriters’ warrant is not redeemable by us. This prospectus also covers the sale of the underwriters’ warrant and the shares of common stock issuable upon the exercise of the underwriters’ warrant. The underwriters’ warrant and the underlying securities have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the underwriters’ warrant nor any securities issued upon exercise of the underwriters’ warrant may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriters’ warrant is being issued, except the transfer of any security:

●
by operation of law or by reason of reorganization of our company;

●
to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

●
if the aggregate amount of our securities held by either an underwriter or a related person do not exceed 1% of the securities being offered;

●
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●
the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to (i) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock (including Depository Receipts) of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock (including Depository Receipts) of the Company, except for shares issued in connection with strategic acquisitions or employment arrangements executed with individuals who previously were not in the employ of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering by the Company of any shares of capital stock (including Depository Receipts) of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock (including Depository Receipts) of the Company, without the prior written consent of the Representatives, for a period of nine months following the date of this prospectus (the "Lock-up Period").

In addition, subject to certain limited circumstances, each of our directors and executive officers, and certain of our principal stockholders, has entered into a lock-up agreement with the Representatives. Under the lock-up agreements, the directors, executive officers and applicable stockholders may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the Representatives, for a period of 180 days from the date of this prospectus. This consent may be given at any time without public notice.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●
Sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase creates a syndicate short position. The underwriters may close out any syndicate short position by purchasing shares in the open market.

●
 Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In connection with our merger with KeyStone, KeyStone paid Benchmark cash compensation fees for mergers and acquisitions advisory services. In addition, we have retained Benchmark as a financial advisor for mergers and acquisitions and Benchmark would receive cash compensation fees of $417,000 if the acquisition of NeoSystems occurs. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Selling Restrictions

European Economic Area

This prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a "Relevant Member State") an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or
(c) in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

This prospectus is not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and has not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") by a person authorized under FSMA. The financial promotions contained in this prospectus is directed at, and this prospectus is only being distributed to, (1) persons who receive this prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "Relevant Persons"). This prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

Each of the underwriters has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied with and will comply with all applicable provision of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Sichenzia Ross Ference Kesner LLP, New York, NY, has acted as our counsel in connection with this offering and will pass upon the validity of the securities offered by this prospectus. Schiff Hardin LLP, Washington, DC, is representing the underwriters.

EXPERTS

The consolidated financial statements of Brekford as of December 31, 2016 and December 31, 2015, and for each of the two years in the period ended December 31, 2016, included elsewhere in this prospectus have been so included in reliance on the reports of independent registered public accounting firms, BD & Company, Inc. (“BD & Company”) during fiscal 2016 and Stegman & Company during fiscal year 2015, given on the authority of said firms as experts in auditing and accounting.

BD & Company, independent registered public accounting firm, has audited the consolidated financial statements of KeyStone Solutions, Inc. and Subsidiaries as of and for each of the years ended December 31, 2016 and 2015, as set forth in their report. We have included the consolidated financial statements of KeyStone Solutions, Inc. and Subsidiaries elsewhere in this prospectus in reliance on BD & Company’s report, given on their authority as experts in accounting and auditing.

BD & Company, independent registered public accounting firm, has audited the combined financial statements of Firestorm Solutions, LLC and Affiliate as of and for the years ended December 31, 2016 and 2015, as set forth in their report. We have included the combined financial statements of Firestorm Solutions, LLC and Affiliate elsewhere in this prospectus in reliance on BD & Company’s report, given on their authority as experts in accounting and auditing.

BD & Company, independent registered public accounting firm, has audited the financial statements of Global Technical Services, Inc. and Global Contract Professionals, Inc. as of and for the years ended December 31, 2016 and 2015, as set forth in their report. We have included the financial statements of Global Technical Services, Inc. and Global Contract Professionals, Inc. elsewhere in this prospectus in reliance on BD & Company’s report, given on their authority as experts in accounting and auditing.

RSM US LLP, independent registered public accounting firm, has audited the financial statements of NeoSystems, Corp. as of and for the years ended December 31, 2016 and 2015, as set forth in their report. We have included the financial statements of NeoSystems, Corp. elsewhere in this prospectus in reliance on RSM US LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. We also maintain a website at www.novume.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Novume Solutions, Inc. and Subsidiaries Financial Statements for the Three and Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-2
Global Technical Services, Inc. Financial Statements for the Three and Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-29
Global Contract Professional, Inc. Financial Statements for the Three and Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-40
NeoSystems, Corp. Financial Statements for the Three and Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-50
Novume Solutions, Inc. and Subsidiaries Financial Statements for the Years Ended December 31, 2016 and 2015	F-65
Brekford Traffic Safety, Inc. Financial Statements for the Years Ended December 31, 2016 and 2015	F-88
Firestorm Solutions, LLC and Affiliate Financial Statements for the Years Ended December 31, 2016 and 2015	F-117
Global Technical Services, Inc. Financial Statements for the Years Ended December 31, 2016 and 2015	F-127
Global Contract Professionals, Inc. Financial Statements for the Years Ended December 31, 2016 and 2015	F-139
NeoSystems, Corp. Financial Statements for the Years Ended December 31, 2016 and 2015	F-150

NOVUME SOLUTIONS, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets at September 30, 2017 and December 31, 2016 (Unaudited)	F-3
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2017 and 2016 (Unaudited)	F-4
Condensed Consolidated Statement of Changes in Redeemable Convertible Preferred Stock and Shareholders’ Deficit for the Period Ended September 30, 2017 (Unaudited)	F-5
Condensed Consolidated Statements of Cash Flows for the Three and Nine Months Ended September 30, 2017 and 2016 (Unaudited)	F-6
Notes to Unaudited Condensed Consolidated Financial Statements	F-7

Novume Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,762,265	$2,788,587
Accounts receivable, net of $24,000 and $0 of allowance for doubtful accounts	3,300,742	1,997,831
Inventory	169,232	-
Notes receivable - current portion	300,000	-
Other current assets	253,607	81,011
Total current assets	7,785,846	4,867,429
PROPERTY AND EQUIPMENT:
Furniture and fixtures	160,749	137,784
Office equipment	976,835	463,937
Camera systems	969,003	-
Vehicles	151,224	-
Leasehold improvements	59,051	33,259
	2,316,862	634,980
Less: accumulated depreciation	(1,951,826)	(515,911)
Net property and equipment	365,036	119,069
Goodwill	1,960,345	-
Intangibles, net	2,168,941	-
OTHER ASSETS
Notes receivable - net of current portion	1,649,000	-
Deferred offering and financing costs	-	236,963
Deferred tax asset	1,184,359	219,982
Investment at cost	262,140	-
Deposits	39,387	39,282
Total other assets	3,134,886	496,227
Total Assets	$15,415,054	$5,482,725
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,385,852	$577,268
Accrued expenses and other current liabilities	1,904,493	575,203
Deferred revenue	72,500	-
Total current liabilities	3,362,845	1,152,471
LONG-TERM LIABILITIES
Note payable	1,419,753	457,289
Deferred rent	54,705	56,709
Total long-term liabilities	1,474,458	513,998
Total liabilities	4,837,303	1,666,469

Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 505,000 and 500,000 shares authorized, 502,327 and 301,570 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	4,246,541	2,269,602

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 25,000,000 shares authorized, 13,933,784 and 5,000,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1,394	500
Preferred stock, $0.0001 par value, 7,500,000 and zero shares authorized, 505,000 and 500,000 shares designated as Series A as of September 30, 2017 and December 31, 2016, respectively	-	-
Additional paid-in capital	8,925,179	1,976,549
(Accumulated deficit) retained earnings	(2,595,363)	(430,395)
Other comprehensive income	-	-
Total Stockholders’ Equity	6,331,210	1,546,654
Total Liabilities and Stockholders’ Equity	$15,415,054	$5,482,725

The accompanying notes are an integral part of these condensed consolidated financial statements.

Novume Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
REVENUE	$4,421,574	$2,405,529	$11,131,825	$9,582,874
Cost of revenue	2,457,806	1,334,436	6,017,982	5,496,588
Gross profit	1,963,768	1,071,093	5,113,843	4,086,286

OPERATING EXPENSES
Selling, general, and administrative expenses	2,997,566	1,151,514	8,036,339	3,624,005
(Loss) income from operations	(1,033,798)	(80,421)	(2,922,496)	462,281
OTHER INCOME (EXPENSE)
Interest expense	(33,720)	(15,656)	(97,624)	(28,693)
Other income	51,016	-	142,283	-
Total other income (expense)	17,296	(15,656)	44,659	(28,693)
(Loss) income before taxes	(1,016,502)	(96,077)	(2,877,837)	433,588
Income tax benefit (expense)	225,142	40,535	964,377	(13,380)
Net (loss) income	$(791,360)	$(55,542)	$(1,913,460)	$420,208

(Loss) earnings per common share - basic	$(0.09)	$(0.01)	$(0.23)	$0.06
(Loss) earnings per common share - diluted	$(0.09)	$(0.01)	$(0.23)	$0.06

Weighted average shares outstanding
Basic	11,756,560	9,713,956	10,920,866	7,016,373
Diluted	11,756,560	9,713,956	10,920,866	7,123,160

The accompanying notes are an integral part of these condensed consolidated financial statements.

Novume Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity (Accumulated Deficit)
Balance as of December 31, 2016	5,000,000	$500	$1,976,549	$(430,395)	$1,546,654
Net common stock issued in Firestorm acquisition	488,094	49	976,237	-	976,286
Effect of stock split and contribution to Novume Solutions, Inc. on August 28, 2017	5,158,503	516	(516)	-	-
Net common stock issued in Brekford acquisition	3,287,187	329	5,850,864		5,851,193
Stock-based compensation	-	-	227,470	-	227,470
Issuance of warrants	-	-	295,191	-	295,191
Preferred stock dividends	-	-	-	(251,508)	(251,508)
Accretion of preferred stock	-	-	(400,616)		(400,616)
Net loss	-	-	-	(1,913,460)	(1,913,460)
Balance as of September 30, 2017	13,933,784	$1,394	$ 8,925,179	$(2,595,363)	$ 6,331,210

The accompanying notes are an integral part of these condensed consolidated financial statements.

Novume Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Nine Months ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,913,460)	$420,208
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	404,143	39,498
Bad debt expense	24,000	-
Deferred taxes	(964,377)	-
Share-based compensation	227,470	-
Deferred rent	(18,588)	-
Warrant expense	67,491	-
Changes in operating assets and liabilities
Accounts receivable	(870,426)	(453,985)
Inventory	(1,460)	-
Deposits	(105)	-
Notes receivable	51,000	(24,000)
Prepaid expenses and other current assets	(50,909)	20,932
Other assets	-	(124,919)
Accounts payable	(196,460)	542,077
Accrued expenses and other current liabilities	987,522	139,724
Deferred revenue	50,007	-
Net cash used in operating activities	(2,204,152)	559,535
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(52,985)	(35,377)
Net cash used in investing activities	(52,985)	(35,377)
CASH FLOWS FROM FINANCING ACTIVITIES
Stockholders' distributions	-	(125,615)
Deferred stock offering costs	75,655	(670,091)
Proceeds from notes payable	47,341	500,000
Loan origination costs	-	(38,285)
Acquisition of Firestorm - net of cash acquired	(417,704)	-
Acquisition of Brekford - net of cash acquired	1,943,777	-
Net proceeds from issuance of preferred stock	1,745,347	-
Payment of preferred dividends	(163,601)	-
Net cash provided by financing activities	3,230,815	(333,991)
Net increase in cash and cash equivalents	973,678	190,167
Cash and cash equivalents at beginning of year	2,788,587	567,866
Cash and cash equivalents at end of period	$3,762,265	$758,033

The accompanying notes are an integral part of these condensed consolidated financial statements.

Novume Solutions, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited)
September 30, 2017 and 2016

NOTE 1 – NATURE OF OPERATIONS AND RECAPITALIZATION

Nature of Operations

Novume Solutions, Inc. (the “Company” or “Novume”) was formed in February 2017 and began operations upon the merger of KeyStone Solutions, Inc. (“KeyStone”) and Brekford Traffic Safety, Inc. (“Brekford”) in August 2017 (the “Brekford Merger”) and is headquartered in Chantilly, Virginia. The financial results of Brekford are included in the results of operations from August 28, 2017 through September 30, 2017. For narrative purposes, Company and Novume references will include the Brekford, KeyStone and Firestorm entities. The historical financial statements for Novume prior to the merger with Brekford reflect the historical financial statements of KeyStone.

KeyStone was formed in March 2016 as a holding company for its wholly-owned subsidiary AOC Key Solutions, Inc. (“KSI”), which is headquartered in Chantilly, Virginia. KSI provides consulting and technical support services to assist clients seeking U.S. federal government contracts in the technology, telecommunications, defense, and aerospace industries.

On January 25, 2017, Novume (KeyStone) acquired Firestorm (See Note 2), a nationally-recognized leader in crisis management, crisis communications, emergency response, and business continuity, including workplace violence prevention, cyber-breach response, communicable illness/pandemic planning, predictive intelligence, and other emergency, crisis and disaster preparedness initiatives. Firestorm is headquartered in Roswell, Georgia.

Brekford, headquartered in Hanover, Maryland, is a leading public safety technology service provider of fully-integrated automated traffic safety enforcement (“ATSE”) solutions, including speed, red light, and distracted driving camera systems.

Recapitalization

On March 15, 2016, the stockholders of KSI formed KeyStone as a holding company with the same proportionate ownership percentage as KSI. On that same date KSI entered into a merger agreement (the “KSI Merger Agreement”) with KeyStone and KCS Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of KeyStone with no activity. Pursuant to the KSI Merger Agreement, on March 15, 2016, Merger Sub was merged with and into KSI, and thus KSI became a wholly-owned subsidiary of KeyStone (the “KSI Merger”). To complete the KSI Merger, the stockholders exchanged 100% of the outstanding common stock of KSI for newly issued common stock of KeyStone, representing 100% of the outstanding common stock. This effectively transferred 100% of the voting equity interest and control of KSI to KeyStone. The undistributed earnings totaling $1,192,844 of KSI as of that date were considered a capital contribution to KeyStone and were therefore reclassified to additional paid-in capital. The operations of KSI did not change, nor have any assets or operations transferred to either KeyStone or Merger Sub. The KSI Merger transaction resulted in no gain or loss to either entity. The stockholders’ proportionate ownership of KeyStone remained the same as it was for KSI. KeyStone accounted for the merger transaction as a recapitalization in the accompanying consolidated financial statements.

NOTE 2 – ACQUISITION

Brekford Acquisition

On August 28, 2017, the mergers by and among Novume, KeyStone, Brekford, Brekford Merger Sub, Inc. (“Brekford Merger Sub”), and KeyStone Merger Sub, LLC (“KeyStone Merger Sub”), were consummated as a result of a merger agreement (the “Brekford Merger Agreement”). As a result, Brekford became a wholly-owned subsidiary of the Novume, and Brekford Merger Sub ceased to exist. KeyStone Merger Sub also became a wholly-owned subsidiary of Novume, and KeyStone Solutions, Inc. ceased to exist. When KeyStone Merger Sub filed its certificate of merger with the Secretary of State of the State of Delaware, it immediately effectuated a name-change to KeyStone Solutions, LLC, the name by which it is now known. For the purposed of this document any references to KeyStone are to KeyStone Solutions, Inc. prior to August 28, 2017 and to KeyStone Solutions, LLC on and after August 28, 2017.

Upon completion of the Brekford Merger, the merger consideration was issued in accordance with the terms of the Brekford Merger Agreement. Immediately upon completion of the Brekford Merger, the pre-merger stockholders of KeyStone owned approximately 80% of the issued and outstanding capital stock of Novume on a fully-diluted basis, and the pre-merger stockholders of Brekford owned approximately 20% of the issued and outstanding capital stock of Novume on a fully-diluted basis.

As the Brekford Merger has recently been completed, the Company is currently in the process of completing the purchase price allocation treating the Brekford Merger as a business combination. The final purchase price allocation for Brekford will be included in the Company’s consolidated financial statements in future periods. The table below shows the preliminary analysis related to the Brekford acquisition:

Common stock issued	$5,851,193
Total consideration	5,851,193
Less cash received	(1,943,778)
Less other assets	(3,139,007)
Plus liabilities assumed	1,191,937
Net goodwill/intangible recorded	$1,960,345

The initial determination of the fair value of the assets acquired and liabilities assumed, which includes approximately $2.0 million of goodwill, is based on a preliminary valuation and the estimates and assumptions for these items are subject to change as we obtain additional information during the measurement period. Subsequent changes to the purchase price or other fair value adjustments determined during the measurement period will be recorded as an adjustment to goodwill and possibly intangibles.

Firestorm Acquisition

On January 25, 2017 (the “Firestorm Closing Date”), Novume acquired Firestorm Solutions, LLC and Firestorm Franchising, LLC (collectively, the “Firestorm Entities” or “Firestorm”).

Membership Interest Purchase Agreement

Pursuant to the terms of the Membership Interest Purchase Agreement (the “MIPA”), by and among Novume, each of the Firestorm Entities, each of the Members of the Firestorm Entities (described below), and a newly-created acquisition subsidiary of Novume, Firestorm Holdings, LLC, a Delaware limited liability company (“Firestorm Holdings”), Novume acquired all of the membership interests in each of the Firestorm Entities for the following consideration:

●
$500,000 in cash in the aggregate paid by Novume as of the Firestorm Closing Date to the three principals (Harry W. Rhulen, Suzanne Loughlin, and James W. Satterfield, collectively the “Firestorm Principals”) of Firestorm. Of that aggregate amount $250,000 was paid to Mr. Satterfield, and $125,000 was paid to each of Mr. Rhulen and Ms. Loughlin;

●
$1,000,000 in the aggregate in the form of four unsecured, subordinated promissory notes issued by Novume payable over five years after the Firestorm Closing Date, to all the Members of the Firestorm Entities (consisting of the Firestorm Principals and Lancer Financial Group, Inc. (“Lancer”)). The principal amount of the note payable to Lancer is $500,000 (the “Lancer Note”). The principal amount of the note payable to Mr. Rhulen is $166,666.66. The principal amount of the notes payable to each of Mr. Satterfield and Ms. Loughlin is $166,666.67. (The notes payable to Mr. Rhulen, Ms. Loughlin and Mr. Satterfield are individually referred to herein as a “Firestorm Principal Note” and collectively, as the “Firestorm Principal Notes”). The Firestorm Principal Notes are payable at an interest rate of 2% and the Lancer Note is payable at an interest rate of 7%. $907,407 was recorded to notes payable to reflect the net fair value of the notes issued due to the difference in interest rates. The Lancer Note also has a capped subordination of $7,000,000, subject to the consent of Lancer;

●
Each of the Firestorm Principals was issued 162,698 (315,625 post Brekford Merger) shares of the common stock, par value $0.0001 per share, of Novume (“Novume Common Shares”), for an aggregate issuance of 488,094 (946,875 post Brekford Merger) Novume Common Shares;

●
Each of the Firestorm Principals received warrants to purchase 105,209 Novume Common Shares, exercisable over a period of five years after the Firestorm Closing Date, at an exercise price of $2.58 per share; and

●
Each of the Firestorm Principals received warrants to purchase 105,209 Novume Common Shares, exercisable over a period of five years after the Firestorm Closing Date, at an exercise price of $3.60 per share.

The Company has completed its analysis of the purchase price allocation. The table below shows the final breakdown related to the Firestorm acquisition.

Cash paid	$500,000
Notes payable issued	907,407
Common stock issued	976,286
Warrants issued, at $2.58	125,411
Warrants issued, at $3.61	102,289
Total consideration	2,611,393
Less cash received	(82,296)
Less other assets	(137,457)
Less intangible and intellectual property	(2,497,686)
Plus liabilities assumed	106,046
Net goodwill recorded	$-

The determination of the fair value of the assets acquired and liabilities assumed includes approximately $2.5 million of intangible and intellectual property which will be amortized over the useful life of five years. In connection with the acquisition, Novume has also entered into employment agreements with three of the founders of the Firestorm Entities as set forth below.

Harry W. Rhulen Employment Agreement

The Rhulen Employment Agreement provides that upon the Firestorm Closing Date his employment agreement will become effective for an initial five-year term as President of Novume Solutions, Inc. His base salary will be $275,000 per annum, and he will be eligible for a bonus as determined by Novume’s compensation committee. Mr. Rhulen will also be eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume. Mr. Rhulen has been granted options to purchase 155,195 Novume Common Shares, which shall begin vesting on the one-year anniversary of the Firestorm Closing Date and continue vesting monthly over the following two years, at an exercise price of $1.55 per share.

Suzanne Loughlin Employment Agreement

The Loughlin Employment Agreement provides that upon the Firestorm Closing Date her employment agreement will become effective for an initial five-year term as General Counsel and Chief Administrative Officer of Novume Solutions, Inc. Her base salary will be $225,000 per annum, and she will be eligible for a bonus as determined by Novume’s compensation committee. Ms. Loughlin will also be eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume. Ms. Loughlin has been granted options to purchase 155,195 Novume Common Shares, which shall begin vesting on the one-year anniversary of the Firestorm Closing Date and continue vesting monthly over the following two years, at an exercise price of $1.55 per share.

James W. Satterfield Employment Agreement

The Satterfield Employment Agreement provides that upon the Firestorm Closing Date his employment agreement will become effective for an initial five-year term as President and Chief Executive Officer of each of the Firestorm Entities. His base salary will be $225,000 per annum, and he will be eligible for a bonus as determined by Novume’s compensation committee. Mr. Satterfield will also be eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume or its subsidiaries. Mr. Satterfield has been granted options to purchase 96,997 Novume Common Shares, which shall begin vesting on the one-year anniversary of the Firestorm Closing Date and continue vesting monthly over the following two years, at an exercise price of $1.55 per share, in connection with the Acquisition.

The following unaudited pro-forma combined financial information gives effect to the acquisition of Firestorm and the merger with Brekford as if they were consummated January 1, 2016. This unaudited pro-forma financial information is presented for information purposes only, and is not intended to present actual results that would have been attained had the acquisition been completed as of January 1, 2016 (the beginning of the earliest period presented) or to project potential operating results as of any future date or for any future periods.

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Revenues	$4,906,343	$3,345,473	$13,353,752	$12,194,573
Net income (loss)	$(1,065,371)	$(394,760)	$(2,815,977)	$(591,347)
Basic earnings (loss) per share	$(0.11)	$(0.04)	$(0.32)	$(0.08)
Diluted earnings (loss) per share	$(0.11)	$(0.04)	$(0.32)	$(0.08)

Basic Number of Shares	11,756,560	9,713,956	10,920,866	7,016,373
Diluted Number of Shares	11,756,560	9,713,956	10,920,866	7,016,373

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Restatement of previously issued fianncial statements

We identified and corrected an error in the accounting treatment related to the accretion to redemption value on our Series A Preferred Stock as of September 30, 2017. The Company had previously disclosed that accretion would be recorded as of December 31, 2017. Based on the Company’s revised internal analysis, we determined that the accretion was material to our earnings per share calculations for all quarters reported in fiscal year 2017 through September 30, 2017.

The Company calculated year-to-date accretion of $115,731, $255,699 and $400,616 for the three months ended March 31, 2017, six months ended June 30, 2017 and nine months ended September 30, 2017, respectively.

The adjustment had disclosure impact on the unaudited condensed consolidated statements of operations and comprehensive loss relating to earnings (loss) per share disclosures and had no impact on cash flows for the three and nine-months ended September 30, 2017.

The following table illustrates the impact of the correction to the unaudited condensed consolidated balance sheets and our unaudited consolidated statement of shareholders’ equity:

	As of September 30, 2017
	As previously reported	Adjustment	Restated
Series A Cumulative Convertible Redeemable Preferred Stock	$3,845,925	$400,616	$4,246,541
Additional paid-in capital	$9,325,795	$(400,616)	$8,925,179
Total Stockholders’ Equity	$6,731,826	$(400,616)	$6,331,210

	As of June 30, 2017
	As previously reported	Adjustment	Restated
Series A Cumulative Convertible Redeemable Preferred Stock	$3,845,477	$255,699	$4,101,176
Additional paid-in capital	$3,368,126	$(255,699)	$3,112,427
Total Stockholders’ Equity	$1,677,439	$(255,699)	$1,421,740

	As of March 31, 2017
	As previously reported	Adjustment	Restated
Series A Cumulative Convertible Redeemable Preferred Stock	$3,845,477	$115,731	$3,961,208
Additional paid-in capital	$3,330,978	$(115,731)	$3,215,247
Total Stockholders’ Equity	$2,286,406	$(115,731)	$2,170,675

The following table illustrates the impact of the correction on our earnings per share disclosures in our unaudited condensed consolidated statements of operations:

	For the three months ended September 30, 2017			For the nine months ended September 30, 2017
	As previously reported	Adjustment	Restated	As previously reported	Adjustment	Restated
Earnings (loss) per share	$(0.07)	$(0.02)	$(0.09)	$(0.20)	$(0.03)	$(0.23)

	For the six months ended June 30, 2017
	As previously reported	Adjustment	Restated
Earnings (loss) per share	$(0.22)	$(0.05)	$(0.27)

	For the three months ended March 31, 2017
	As previously reported	Adjustment	Restated
Earnings (loss) per share	$(0.12)	$(0.02)	$(0.14)

Principles of Consolidation

The consolidated financial statements include the accounts of Novume, the parent company, and its wholly-owned subsidiaries AOC Key Solutions, Inc., Brekford Traffic Safety Inc., Novume Media, Inc., Chantilly Petroleum, LLC, Firestorm Solutions, LLC and Firestorm Franchising, LLC.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and in accordance with the accounting rules under Regulation S-X, as promulgated by the Securities and Exchange Commission (“SEC”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents

Novume considers all highly liquid debt instruments purchased with the maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of its clients’ financial condition, and the Company generally does not require collateral.

Management reviews accounts receivable to determine if any receivables will potentially be uncollectible. Factors considered in the determination include, among other factors, number of days an invoice is past due, client historical trends, available credit ratings information, other financial data and the overall economic environment. Collection agencies may also be utilized if management so determines.

The Company records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. The Company also considers recording as an additional allowance a certain percentage of aged accounts receivable, based on historical experience and the Company’s assessment of the general financial conditions affecting its customer base. If actual collection experience changes, revisions to the allowance may be required. After all reasonable attempts to collect an account receivable have failed, the amount of the receivable is written off against the allowance. Based on the information available, the Company had an allowance for doubtful accounts of $24,000 at September 30, 2017 and determined that an allowance was not required at December 31, 2016.

 Inventory

Inventory principally consists of hardware and third-party packaged software that is modified to conform to customer specifications and held temporarily until the completion of a contract. Inventory is valued at the lower of cost or market value. The cost is determined by the lower of first-in, first-out (“FIFO”) method, while market value is determined by replacement cost for raw materials and parts and net realizable value for work-in-process.

Property and Equipment

The cost of furniture and fixtures, and office equipment is depreciated over the useful lives of the related assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the lease. Depreciation and amortization is recorded on the straight-line basis.

The range of estimated useful lives used for computing depreciation are as follows:

Furniture and fixtures	2 - 10 years
Office equipment	2 - 5 years
Leasehold improvements	3 - 10 years
Automobiles	3 - 5 years
Camera systems	3 years

Depreciation and amortization expense for the three months ended September 30, 2017 and 2016 was $353,982 and 9,833, respectively, and for the nine months ended September 30, 2017 and 2016 was $404,143 and $39,498, respectively.

Revenue Recognition

The Company recognizes revenues for the provision of services when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company principally derives revenues from fees for services generated on a project-by-project basis. Revenues for time-and-materials contracts are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour set forth in the Company’s standard rate sheet or as written from time to time in the Company’s contracts or purchase orders. Revenues related to firm-fixed-price contracts are primarily recognized upon completion of the project as these projects are typically short-term in nature. Revenue from the sale of individual franchises is recognized when the contract is signed and collectability is assured, unless the franchisee is required to perform certain training before operations commence. The franchisor has no obligation to the franchisee relating to facilities development and the franchisee is considered operational at the time the franchise agreement is signed or when required training is completed, if applicable. Royalties from individual franchises are earned based upon the terms in the franchising agreement which are generally the greater of $1,000 or 8% of the franchisee’s monthly gross sales.

For automated traffic safety enforcement revenue, the Company recognizes the revenue when the required efforts to collect from citizens are completed and posted to the municipality’s account. The respective municipality is then billed depending on the terms of the respective contract, typically 15 days after the preceding month while collections are reconciled. For contracts where the Company receives a percentage of collected fines, revenue is calculated based upon the posted payments from citizens multiplied by the Company’s contractual percentage. For contracts where the Company receives a specific fixed monthly fee regardless of citations issued or collected, revenue is recorded once the amount collected from citizens exceeds the monthly fee per camera. Brekford’s fixed-fee contracts typically have a revenue neutral provision whereby the municipality’s payment to Brekford cannot exceed amounts collected from citizens within a given month.

Advertising

The Company expenses all non-direct-response advertising costs as incurred. Such costs were not material for the three or nine months ended September 30, 2017 and 2016.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual amounts may differ from these estimates. On an on-going basis, the Company evaluates its estimates, including those related to collectability of accounts receivable, fair value of debt and equity instruments, goodwill, intangible assets and income taxes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not apparent from other sources. Actual results may differ from those estimates under different assumptions or conditions.

Income Taxes

Through March 15, 2016, KSI elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, KSI did not pay U.S. federal corporate income taxes, and in most instances state income tax, on its taxable income. Instead, the KSI stockholders were liable for individual income taxes on their respective shares of KSI’s net income. KSI effectively revoked its S Corporation election upon the March 15, 2016 merger with the KeyStone. Novume is currently subject to corporate income taxes.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company’s evaluation as of September 30, 2017 revealed no uncertain tax positions that would have a material impact on the consolidated financial statements. The 2013 through 2015 tax years remain subject to examination by the IRS and various states. Management does not believe that any reasonably possible changes will occur within the next twelve months that will have a material impact on the consolidated financial statements.

Equity-Based Compensation

The Company recognizes equity-based compensation based on the grant-date fair value of the award on a straight-line basis over the requisite service period, net of estimated forfeitures. Total equity-based compensation expense included in selling, general and administrative expenses in the accompanying consolidated statements of operations for the three months ended September 30, 2017 and 2016 was $107,321 and $0, respectively, and for the nine months ended September 30, 2017 and 2016 was $227,470 and $51,380, respectively.

The Company estimates the fair value of stock options using the Black-Scholes option-pricing model. The use of the Black-Scholes option-pricing model requires the use of subjective assumptions, including the fair value and projected volatility of the underlying common stock and the expected term of the award.

The fair value of each option granted has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following assumptions during the nine months ended September 30, 2017:

Nine months ended September 30, 2017
Risk-free interest rate	1.00% - 1.99%
Expected term	..3 – 6 years
Volatility	70%
Dividend yield	0%
Estimated annual forfeiture rate at time of grant	0% - 30%

Risk-Free Interest Rate – The yield on actively traded non-inflation indexed U.S. Treasury notes with the same maturity as the expected term of the underlying grants was used as the average risk-free interest rate.

Expected Term – The expected term of options granted was determined based on management’s expectations of the options granted which are expected to remain outstanding.

Expected Volatility – Because the Company’s common stock has only been publicly traded since late August 2017, there has not been a substantive share price history to calculate volatility and, as such, the Company has elected to use the calculated value method.

Dividend Yield – The Black-Scholes option pricing model includes an expected dividend yield (which may be 0.00%) as an input. The Company has not issued common stock dividends in the past nor does the Company expect to issue common stock dividends in the future.

Forfeiture Rate – This is the estimated percentage of equity grants that are expected to be forfeited or cancelled on an annual basis before becoming fully vested. The Company estimates the forfeiture rate based on past turnover data, level of employee receiving the equity grant, and vesting terms, and revises the rate if subsequent information indicates that the actual number of instruments that will vest is likely to differ from the estimate. The cumulative effect on current and prior periods of a change in the estimated number of awards likely to vest is recognized in compensation cost in the period of the change.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value as of September 30, 2017 and December 31, 2016, because of the relatively short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value as of September 30, 2017, given management’s evaluation of the instrument’s current rate compared to market rates of interest and other factors.

The determination of fair value is based upon the fair value framework established by Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. ASC 820 also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1—Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable or can be derived from observable market data, such as quoted prices for similar assets or liabilities in markets that are active or not active; or model-based valuation techniques for which all significant input are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy. The Company has concluded that its Series A Preferred Stock is a Level 3 financial instrument and that the fair value approximates the carrying value due to the proximity of the date of the sale of the Series A Preferred Stock to independent third-parties as compared to September 30, 2017. There were no changes in levels during the three or nine months ended September 30, 2017 and the Company did not have any financial instruments prior to 2016.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and accounts receivable. Concentrations of credit risk with respect to accounts receivable are minimal due to the collection history and due to the nature of the Company’s client base. The Company limits its credit risk with respect to cash by maintaining cash balances with high-quality financial institutions. At times, the Company’s cash may exceed U.S. Federally insured limits, and as of September 30, 2017 and December 31, 2016, the Company had $3,762,265 and $2,788,587, respectively, of cash and cash equivalents on deposit that exceeded the federally insured limit.

Earnings per Share

Basic earnings per share, or EPS, is computed using the weighted average number of common shares outstanding during the period. Diluted EPS is computed using the weighted average number of common and potentially dilutive securities outstanding during the period, except for periods of net loss for which no potentially dilutive securities are included because their effect would be anti-dilutive. Potentially dilutive securities consist of common stock issuable upon exercise of stock options or warrants using the treasury stock method. Potentially dilutive securities issuable upon conversion of the Series A Preferred Stock are calculated using the if-converted method.

The Company calculates basic and diluted earnings per common share using the two-class method. Under the two-class method, net earnings are allocated to each class of common stock and participating security as if all of the net earnings for the period had been distributed. Participating securities consist of Series A Preferred Stock and warrants that contain a nonforfeitable right to receive dividends and therefore are considered to participate in undistributed earnings with common stockholders.

On August 28, 2017, the Company issued a 1.9339-to-1 stock split related to its acquisition of Brekford Traffic Safety, Inc. The per share counts have been updated to show the effect of the splits on earnings per share as if the split occurred at the beginning of both years for the quarterly financial statements of the Company. The impact of the stock split is also shown on the Company’s Statement of Changes in Stockholders’ Equity.

Foreign Currency Transactions

Brekford has certain revenue and expense transactions with a functional currency in Mexican pesos and the Company's reporting currency is the U.S. dollar. Assets and liabilities are translated from the functional currency to the reporting currency at the exchange rate in effect at the balance sheet date and equity at the historical exchange rates. Revenue and expenses are translated at rates in effect at the time of the transactions. Any resulting translation gains and losses are accumulated in a separate component of stockholders' equity - other comprehensive income (loss). Realized foreign currency transaction gains and losses are credited or charged directly to operations.

Segment Reporting

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting, requires that an enterprise report selected information about operating segments in its financial reports issued to its stockholders. Based on its analysis of current operations, management has determined that the Company has only one operating segment, which is Novume. Management will continue to reevaluate its segment reporting as the Company grows and matures. However, the chief operating decision-makers currently use combined results to make operating and strategic decisions, and, therefore, the Company believes its entire operation is currently covered under a single segment.

Going Concern Assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s consolidated financial statements to determine there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, its ability to delay or curtail expenditures or programs and its ability to raise additional capital, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New Accounting Pronouncements

Recently Issued Accounting Pronouncements

Not Yet Adopted

In August 2017, the FASB issued new guidance related to accounting for hedging activities. This guidance expands strategies that qualify for hedge accounting, changes how many hedging relationships are presented in the financial statements, and simplifies the application of hedge accounting in certain situations. The standard will be effective for us beginning July 1, 2019, with early adoption permitted for any interim or annual period before the effective date. Adoption of the standard will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company is currently evaluating the impact of this standard on our consolidated financial statements, including accounting policies, processes, and systems.

In May 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-09, Compensation - Stock Compensation: Scope of Modification Accounting, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. An entity will account for the effects of a modification unless the fair value of the modified award is the same as the original award, the vesting conditions of the modified award are the same as the original award and the classification of the modified award as an equity instrument or liability instrument is the same as the original award. The update is effective for fiscal year 2019. The update is to be adopted prospectively to an award modified on or after the adoption date. Early adoption is permitted. The Company is currently evaluating the effect of this update but does not believe it will have a material impact on its financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the update requires only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit's carrying amount over its fair value. A qualitative assessment may still be completed first for an entity to determine if a quantitative impairment test is necessary. The update is effective for fiscal year 2021 and is to be adopted on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory, as part of its simplification initiatives. The update requires that an entity recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs, rather than deferring the recognition until the asset has been sold to an outside party as is required under current GAAP. The update is effective for fiscal year 2019. The new standard will require adoption on a modified retrospective basis through a cumulative-effect adjustment to retained earnings, and early adoption is permitted. The Company is currently evaluating the effect that this update will have on its financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. We are currently in the process of evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. We are is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In January 2016, the FASB, issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

●
ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

●
ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

●
ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

●
ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which clarifies the implementation guidance in a number of other areas.

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. The Company is currently in the process of completing its assessment of any significant contract and assessing the impact the adoption of the new revenue standard will have on its consolidated financial statements and related disclosures. The standard update, as amended, will be effective for annual periods beginning after December 15, 2017. The Company performed an initial assessment of the impact of the ASU and is developing a transition plan, including necessary changes to policies, processes, and internal controls as well as system enhancements to generate the information necessary for the new disclosures. The project is on schedule for adoption on January 1, 2018 and the Company will apply the modified retrospective method. The Company expects revenue recognition across its portfolio of services to remain largely unchanged. However, the Company expects to recognize revenue earlier than it does under current guidance in a few areas, including accounting for variable fees and for certain consulting services, which will be recognized over time rather than at a point in time. While the Company has not finalized its assessment of the impact of the ASU, based on the analysis completed to date, the Company does not currently anticipate that the ASU will have a material impact on its Consolidated Financial Statements.

There are currently no other accounting standards that have been issued, but not yet adopted, that will have a significant impact on the Company’s consolidated financial position, results of operations or cash flows upon adoption.

Recently Adopted

In January 2017, the FASB issued ASU 2017-01 Business Combinations (Topic 805): Clarifying the Definition of a Business. ASU 2017-01 provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. We adopted ASU 2017-01 as of January 1, 2017.

In March 2016, FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. The standard reduces complexity in several aspects of the accounting for employee share-based compensation, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years, with early adoption permitted. The Company adopted this standard and the impact of the adoption was not material to the consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 is aimed at reducing complexity in accounting standards. Currently, GAAP requires the deferred taxes for each jurisdiction to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction; companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The new guidance is effective in fiscal years beginning after December 15, 2016, including interim periods within those years, with early adoption permitted. The Company early adopted and applied the new standard retrospectively to the prior period presented in the consolidated balance sheets and it did not have a material impact.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs. The update requires that deferred debt issuance costs be reported as a reduction to long-term debt (previously reported in other noncurrent assets). The Company adopted ASU 2015-03 in 2016 and for all retrospective periods, as required, and the impact of the adoption was not material to the consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

The Company does not believe that any recently issued accounting standards, in addition to those referenced above, would have a material effect on its consolidated financial statements.

NOTE 4 – INVESTMENT AT COST AND NOTES RECEIVABLE

On February 6, 2017, prior to the Brekford Merger, the Company entered into a Contribution and Unit Purchase Agreement (the “CUP Agreement”) with LB&B Associates Inc. (“LB&B”) and Global Public Safety, LLC (“GPS”), a 100%-owned subsidiary of Brekford.

The closing for the transaction set forth in the CUP Agreement occurred on February 28, 2017 (the “GPS Closing”) and on such date the Company contributed substantially all of the assets and certain liabilities related to its vehicle services business to GPS. On the GPS Closing, the Company sold units representing 80.1% of the units of GPS to the LB&B for $6,048,394, after certain purchase price adjustments of prepaid expenses and unbilled customer deposits. $4,048,394 was paid in cash, including a $250,000 deposit that was paid on February 6, 2017, and $2,000,000 was paid by LB&B issuing the Company a promissory note receivable (the “GPS Promissory Note”). After the GPS Closing, the Company continues to own 19.9% of the units of GPS after the transaction. The Company is accounting for this as an investment at cost.

The GPS Promissory Note is subordinated to the LB&B’s senior lender and accrues interest at a rate of 3% per annum. The maturity date of the GPS Promissory Note is March 31, 2022. The GPS Promissory Note is to be repaid as follows: (a) $75,000 plus all accrued interest on each of September 30, 2017; December 31, 2017; March 31, 2018, June 30, 2018 and September 30, 2018 (or, in the event any such date is not a business day, the first business day after such date), (b) $100,000 plus all accrued interest on each of December 31, 2018; March 31, 2019; June 30, 2019 and September 30, 2019 (or, in the event any such date is not a business day, the first business day after such date) (c) $125,000 plus all accrued interest on each of December 31, 2019; March 31, 2020; June 30, 2020; September 30, 2020, December 31, 2020; March 31, 2021, June 31, 2021; September 30, 2021; and December 31, 2021 (or, in the event any such date is not a business day, the first business day after such date), and (d) $100,000 on March 31, 2022.The GPS Promissory Note is secured pursuant to the terms of a Pledge Agreement (the “LB&B Pledge Agreement”) between the Company and LB&B. Pursuant to the LB&B Pledge Agreement LB&B, granted the Company a continuing second priority lien and security interest in the LB&B’s units of GPS subject to liens of the LB&B’s senior lender. The current portion of notes receivable was $300,000 and zero as of September 30, 2017 and December 31, 2016, respectively. The long-term portion of the notes receivable was $1,649,000 and zero as of September 30, 2017 and December 31, 2016, respectively.

NOTE 5 — SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the nine months ended September 30, 2017 and 2016 was as follows:

	For the Nine Months Ended
	September 30, 2017	September 30, 2016
Cash paid for interest	$33,429	$29,083
Cash paid for taxes	$-	$-

Warrants issued in connection with note payable	$-	$58,520
Warrants issued in connection with issuance of Series A Preferred Stock	$67,491	$-

Business Combinations:
Current Assets	$1,044,893	$-
Property and equipment, net	$268,398	$-
Intangible assets	$2,498,737	$-
Goodwill	$1,960,328	$-
Other non-current assets	$1,962,140	$-
Assumed liabilities	$(1,258,905)	$-
Deferred revenue	$(22,493)	$-
Other non-current liabilities	$(16,584)	$-
Issuance of common stock	$(7,055,179)	$-
Notes payable	$(907,407)	$-

Dividends on the Series A Preferred Stock totaling $5,286 were approved and declared in 2016. On April 7, 2017, the Company paid cash dividends of $75,694 to shareholders of record as of March 30, 2017. On July 8, 2017, the Company paid cash dividends of $87,907 to shareholders of record as of June 30, 2017. On September 30, 2017, the Company declared and accrued dividends of $87,907 payable to shareholders of record as of September 30, 2017.

NOTE 6 — DEBT

Line of Credit

KSI was a party to a business loan agreement (the “2015 Loan Agreement”) with Sandy Spring Bank (“SSB”) dated as of September 25, 2015. The primary credit facility was an asset-based revolving line of credit up to $1,000,000 which was due to mature on September 30, 2016. To secure its obligations under the 2015 Loan Agreement, KSI had granted to SSB a security interest in its accounts receivable. SSB was required to advance funds to KSI up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of its accounts receivable aged 90-days or less which contained selling terms and conditions acceptable to the SSB. KSI’s obligations under the 2015 Loan Agreement were guaranteed by James McCarthy, Chairman of the Board of KSI, and his wife. KSI did not draw any funds from this credit facility in 2015. Pursuant to First Amendment to Business Loan Agreement (Asset Based), dated May 9, 2016, SSB had waived the restrictions in the 2015 Loan Agreement on KSI’s ability to make dividends to the Company. There was no outstanding balance on the 2015 Loan Agreement at December 31, 2016.

On August 11, 2016, Novume entered into Loan and Security Agreement (the “2016 Line of Credit”) with SSB that replaced the 2015 Loan Agreement. The 2016 Line of Credit is comprised of: 1) an asset-based revolving line of credit up to $1,000,000 for short-term working capital needs and general corporate purposes which was due to mature on July 31, 2017, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.50% and is secured by a first lien on all of Novume’s business assets; and 2) an optional term loan of $100,000 which must be drawn by July 31, 2017, which is for permanent working capital, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.75%, requires monthly payments of principal plus interest to fully amortize the loan over four (4) years, is secured by a first lien on all of Novume’s business assets, cross-collateralized and cross-defaulted with the revolving line of credit, and matures on February 15, 2019. The 2016 Line of Credit did not require any personal guarantees.

The borrowing base for the 2016 Line of Credit was up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of Novume’s eligible accounts receivable as defined by SSB. The borrowing base for the $100,000 term loan was fully reserved under the borrowing base for the revolving line of credit. The 2016 Line of Credit had periodic reporting requirements, balance sheet and profitability covenants, as well as affirmative and negative operational and ownership covenants. Novume was in compliance with all 2016 Line of Credit covenants at December 31, 2016. In August 2017, the Company terminated the 2016 Line of Credit with SSB. As such, there was no outstanding balance on the 2016 Line of Credit at September 30, 2017.

As of September 30, 2017 and December 31, 2016, Novume had no balances due, respectively, for the 2016 Line of Credit and the 2015 Loan Agreement and there are no amounts outstanding as of the date of this prospectus. When Novume replaced the 2015 Loan Agreement with the 2016 Line of Credit on August 11, 2016, neither line of credit had a balance due. The Company terminated its line of credit in August 2017.

Long-Term Debt

On March 16, 2016, Novume entered into a Subordinated Note and Warrant Purchase Agreement (the “Avon Road Note Purchase Agreement”) pursuant to which Novume agreed to issue up to $1,000,000 in subordinated debt and warrants to purchase up to 242,493 shares of Novume’s common stock (“Avon Road Subordinated Note Warrants”). The exercise price for the Avon Road Subordinated Note Warrants is equal to $1.03 per share of common stock. Subordinated notes with a face amount of $500,000 and Avon Road Subordinated Note Warrants to purchase 121,247 shares of Novume’s common stock have been issued pursuant to the Avon Road Note Purchase Agreement to Avon Road Partners, L.P. (“Avon Road”), an affiliate of Robert Berman, Novume’s CEO and a member of Novume’s Board of Directors. The Avon Road Subordinated Note Warrants have an expiration date of March 16, 2019 and qualified for equity accounting as the warrant did not fall within the scope of ASC Topic 480, Distinguishing Liabilities from Equity. The fair value was determined to be $58,520 and is recorded as a debt discount and additional paid-in capital in the accompanying consolidated balance sheet as of December 31, 2016. The debt discount is being amortized as interest expense on a straight-line basis, which approximates the effective interest method, through the maturity date of the note payable.

The note is subordinated to the 2016 Line of Credit with SSB and any successor financing facility. Simple interest accrues on the unpaid principal of the note at a rate equal to the lower of (a) 9% per annum, or (b) the highest rate permitted by applicable law. Interest is payable monthly, and the note matures on March 16, 2019. The Company terminated the 2016 Loan Agreement in August 2017.

Pursuant to the terms of the acquisition of the membership interests in the Firestorm Entities, the Company issued $1,000,000 in the aggregate in the form of four unsecured, subordinated promissory notes, issued by Novume and payable over five years after the Firestorm Closing Date, to all the Members of the Firestorm Entities. The principal amount of the note payable to Lancer is $500,000. The principal amount of the note payable to Mr. Rhulen is $166,666.66. The principal amount of the notes payable to each of Mr. Satterfield and Ms. Loughlin is $166,666.67. The Firestorm Principal Notes are payable at an interest rate of 2% and the Lancer Note is payable at an interest rate of 7%. The balance of these notes payable as of September 30, 2017 was $919,753 to reflect the amortized fair value of the notes issued due to the difference in interest rates.

NOTE 7 — INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic 740. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. In determining the need for a valuation allowance, management reviews both positive and negative evidence pursuant to the requirements of ASC Topic 740, including current and historical results of operations, future income projections and the overall prospects of the Company’s business.

The benefit from income taxes for the three and nine months ended September 30, 2017 consists of the following:

	Three Months ended September 30, 2017	Nine Months ended September 30, 2017
Deferred:
Federal	$(168,767)	$(812,223)
State	(56,375)	(152,154)
Benefit from income taxes	$(225,142)	$(964,377)

The components of deferred income tax assets and liabilities are as follows at September 30, 2017:

Deferred tax assets:
Amortizable start-up costs	$110,729
Amortizable intangibles	81,034
Accrued bonuses	53,998
Net operating loss carryforward	1,166,042
1,411,803
Deferred tax liabilities:
Permanent differences	(137,205)
Fixed assets	(90,239)
Total deferred tax assets, net	$1,184,359

The difference between the income tax provision computed at the U.S. Federal statutory rate and the actual tax benefit is accounted for as follows for the three and nine months ended September 30, 2017:

	Three Months ended September 30, 2017	Nine Months ended September 30, 2017
U.S. statutory federal rate	34.00%	34.00%
(Decrease) increase in taxes resulting from:
State income tax rate, net of U.S. Federal benefit	3.97%	3.96%
Net effect of permanent and temporary reconciling items	-4.44%	-4.44%
Effective tax rate	33.53%	33.52%

The Company files income tax returns in the United States and in various state and foreign jurisdictions. No U.S. Federal, state or foreign income tax audits were in process as of September 30, 2017.

As more fully disclosed in Note 2, through March 15, 2016, KSI elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, KSI did not pay federal corporate income taxes, and in most instances state income tax, on its taxable income. Thus, for the year ended December 31, 2016, KSI did not have any provision for income taxes.

There was no valuation allowance for deferred tax assets at September 30, 2017, as management believes that the deferred tax assets will be realized through future operations. At September 30, 2017, Novume had net operating loss carryforwards of approximately $2,658,947.

For the three and nine months ended September 30, 2017 and 2016, Novume did not record any interest or penalties related to unrecognized tax benefits. It is the Company’s policy to record interest and penalties related to unrecognized tax benefits as part of income tax expense.

NOTE 8 — STOCKHOLDERS’ EQUITY

Common Stock

As of September 30, 2017 and December 31, 2016, the issued and outstanding common shares of Novume were 13,933,784 and 5,000,000 (9.699,722 shares post Brekford Merger), respectively.

As described in more detail in Note 1, on March 15, 2016, the stockholders of KSI formed KeyStone as a holding company with the same proportionate ownership percentage as KSI. Pursuant to the Keystone Merger Agreement, the stockholders exchanged 100% of the outstanding common stock of KSI for 5,000,000 (9.699,720 post merger split) shares newly issued KeyStone common stock, representing 100% of the outstanding common stock. The formation of KeyStone provided for 25,000,000 authorized shares of KeyStone $.0001 par value common stock. As of December 31, 2016, 5,000,000 (9.699,720 post merger split) shares of KeyStone common stock were issued and outstanding.

In January 2017, the Company issued 488,094 (946,875 post Brekford Merger) shares of Novume common stock as consideration as part of its acquisition of Firestorm.

Upon completion of the KeyStone and Brekford merger on August 28, 2017, consideration was issued in accordance with the terms of the Brekford Merger Agreement. Immediately upon completion of the Brekford Merger, the pre-merger stockholders of KSI owned approximately 80% of the issued and outstanding capital stock of the Company on a fully-diluted basis, and the pre-merger stockholders of Brekford owned approximately 20% of the issued and outstanding capital stock of Novume on a fully-diluted basis.The Company issued a 1.9339-to-1 stock split related to its acquisition of Brekford Traffic Safety, Inc. The per share counts have been updated to show the effect of the splits on earnings per share as if the split occurred at the beginning of both years for the quarterly financial statements of the Company. The impact of the stock split is also shown on the Company’s Statement of Changes in Stockholders’ Equity.

Series A Cumulative Convertible Redeemable Preferred Stock

The Company is authorized to issue 7,500,000 shares of Preferred Stock, of which 500,000 shares were initially designated as $.0001 par value KeyStone Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”). The number of designated shares of the Series A Preferred Stock was increased to 505,000 shares on March 20, 2017.

In November 2016, Novume commenced its Regulation A Offering of up to 3,000,000 Units. Each Unit, after the Brekford Merger, consisted of one share of Series A Preferred Stock which is convertible to 1.94 shares of Novume Common Stock and one Unit Warrant to purchase 0.48 shares of the Novume Common Stock at an exercise price of $1.03 per share. The Series A Preferred Stock holders are entitled to quarterly dividends of 7.0% per annum per share.

The Series A Preferred Stock holder has a put right to convert each share into common stock at an initial conversion price and a specified price which increases annually based on the passage of time beginning in November 2019. The Series A Preferred Stock holder also has put right after 60 months from the issuance date to redeem any or all of the Series A Preferred Stock at a redemption price of $15.00 per share plus any accrued but unpaid dividends. Novume has a call right after 36 months from the issuance date to redeem all of the Series A Preferred Stock at a redemption price which increases annually based on the passage of time beginning in November 2019. The Series A Preferred Stock contains an automatic conversion feature based on a qualified initial public offering in excess of $30,000,000 or a written agreement by at least two-thirds of the Series A Preferred Stock holders at an initial conversion price and a specified price which increases annually based on the passage of time beginning in November 2016. Based on the terms of the Series A Preferred Stock, the Company concluded that the Series A Preferred Stock should be classified as temporary equity in the accompanying consolidated balance sheet as of September 30, 2017.

The Regulation A Offering Units were sold at $10 per Unit in minimum investment amounts of $5,000. There were three closings related to the sales of the Units. The gross proceeds, which the Company deemed to be fair value, from the first closing on December 23, 2016 totaled $3,015,700 with the issuance of 301,570 shares of Series A Preferred Stock and 301,570 Unit Warrants. On January 23, 2017, the Company completed its second closing of the Regulation A Offering for the issuance of 119,757 shares of Series A Preferred Stock and 119,757 Unit Warrants with the Company receiving aggregate gross proceeds of $1,197,570.

On March 21, 2017, the Company completed its third and final closing of the Regulation A Offering with the issuance of 81,000 shares of Series A Preferred Stock and 81,000 Unit Warrants with the Company receiving aggregate gross proceeds of $810,000.

The aggregate total sold in the Regulation A Offering through and including the third and final closing was 502,327 Units, or 502,327 shares of Series A Preferred Stock and 502,327 Unit Warrants, for total gross proceeds to the Company of $5,023,270. The Regulation A Offering is now closed.

Novume adjusts the value of the Series A Preferred Stock to redemption value at the end of each reporting period. The adjustment to the redemption value is recded through additional paid in captial.

As of September 30, 2017, 502,327 shares of Series A Preferred Stock were issued and outstanding.

The Novume Series A Preferred Stock is entitled to quarterly cash dividends of $0.175 (7% per annum) per share. On April 7, 2017, the Company paid cash dividends of $75,694 to shareholders of record as of March 30, 2017. On July 8, 2017, the Company paid cash dividends of $87,907 to shareholders of record as of June 30, 2017. On September 30, 2017, the Company declared and accrued dividends of $87,907 payable to shareholders of record as of September 30, 2017.

The expiration date of the Unit Warrants is seven years from the date of issuance. The Unit Warrants are required to be measured at fair value at the time of issuance and classified as equity. The Company determined that under the Black-Scholes option pricing model, the fair value at the date of issuance was $169,125. As of September 30, 2017, 502,327 Unit Warrants are outstanding.

On March 17, 2015, Brekford issued a Warrant (“Brekford Warrant”), which permits the holder to purchase 56,000 shares of Common Stock with an exercise price of $7.50 per share and a life of five years.

The Brekford Warrant exercise price is subject to anti-dilution adjustments that allow for its reduction in the event the Company subsequently issues equity securities, including shares of Common Stock or any security convertible or exchangeable for shares of Common Stock, for no consideration or for consideration less than $7.50 a share. The Company accounted for the conversion option of the Brekford Warrant in accordance with ASC Topic 815. Accordingly, the conversion option is not considered to be solely indexed to the Company’s own stock and, as such, is recorded as a liability. The derivative liability associated with the Brekford Warrant has been measured at fair value at September 30, 2017 and December 31, 2016 using the Black Scholes option-pricing model. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 80.5-105.1%; (iii) weighted average risk-free interest rate of 1.14-1.93%; (iv) expected life of five years; and (v) estimated fair value of the Common Stock of $0.10-$0.26 per share.

At September 30, 2017 and December 31, 2016, the outstanding fair value of the derivative liability was $18,228 and $24,360, respectively.

NOTE 10 – COMMON STOCK OPTION AGREEMENT

On March 16, 2016, two stockholders of the Company entered into an option agreement with Avon Road (collectively, the “Avon Road Parties”). Under the terms of this agreement Avon Road paid the stockholders $10,000 each (a total of $20,000) for the right to purchase, on a simultaneous and pro-rata basis, up to 4,318,856 shares of Novume’s common stock owned by those two shareholders at $0.52 per share, which was determined to be the fair value. The option agreement had a two-year term which expires on March 16, 2018. On September 7, 2017, the Avon Road Parties entered into an amended and restated option agreement which extended the right to exercise the option up to and including March 21, 2019.

NOTE 11 – COMMITMENTS

Operating Leases

KSI leases office space in Chantilly, Virginia under the terms of a ten-year lease expiring October 31, 2019. The lease contains one five-year renewal option. The lease terms include an annual increase in base rent and expenses of 2.75%. KSI also leases office space in New Orleans, Louisiana under the terms of a three-year lease expiring May 31, 2018.

Firestorm leases office space in Roswell, Georgia under the terms of a lease expiring on October 31, 2017.

Brekford leases office space from Global Public Safety on a month-to-month basis. Brekford also leases space under an operating lease expiring on December 31, 2017.

Rent expense for the three months ended September 30, 2017 and 2016 was $193,985 and $178,946, respectively, and for the nine months ended September 30, 2017 and 2016 was $575,181 and $533,168, respectively and is included in selling, general and administrative expenses.

As of September 30, 2017, the future obligations over the primary terms of Novume’s long-term leases expiring through 2020 are as follows:

2017	$188,854
2018	697,153
2019	624,024
2020	64,475
Total	$1,574,506

The Company is the lessor in an agreement to sublease office space in Chantilly, Virginia with an initial term of two years with eight one-year options to renew the sublease through October 31, 2019. The lease provides for an annual increase in base rent and expenses of 2.90%. The initial term ended October 31, 2011 and the subtenant exercised the renewal options through 2015. On April 7, 2015, the lease was amended to sublease more space to the subtenant and change the rental calculation.

Rent income for the three months ended September 30, 2017 and 2016 was $46,957 and $45,634, respectively, and for the nine months ended September 30, 2017 and 2016 was $140,871 and $136,901, respectively, and is included in other income in the accompanying consolidated statements of operations.

NOTE 12 – EQUITY INCENTIVE PLAN

In August 2017, the Company approved and adopted the 2017 Equity Award Plan (the “2017 Plan”) which replaced the 2016 Equity Award Plan (the “2016 Plan”). The 2017 Plan permits the granting of stock options, stock appreciation rights, restricted and unrestricted stock awards, phantom stock, performance awards and other stock-based awards for the purpose of attracting and retaining quality employees, directors and consultants. Maximum awards available under the 2017 Plan were initially set at 3,000,000 shares. To date, only stock options have been issued under the 2016 Plan and the 2017 Plan.

Stock Options

Stock options granted under the 2017 Plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”). ISOs may be granted to employees and NSOs may be granted to employees, directors, or consultants. Stock options are granted at exercise prices as determined by the Board of Directors. The vesting period is generally three to four years with a contractual term of 10 years.

The 2017 Plan is administered by the Administrator, which is currently the Board of Directors of the Company. The Administrator has the exclusive authority, subject to the terms and conditions set forth in the 2017 Award Plan, to determine all matters relating to awards under the 2017 Plan, including the selection of individuals to be granted an award, the type of award, the number of shares of Novume common stock subject to an award, and all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an award and the terms of any instrument that evidences the award.

Novume has also designed the 2017 Plan to include a number of provisions that Novume’s management believes promote best practices by reinforcing the alignment of equity compensation arrangements for nonemployee directors, officers, employees, consultants and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date.

No Repricing Without Stockholder Approval. Novume cannot, without stockholder approval, reduce the exercise price of an award (except for adjustments in connection with a Novume recapitalization), and at any time when the exercise price of an award is above the market value of Novume common stock, Novume cannot, without stockholder approval, cancel and re-grant or exchange such award for cash, other awards or a new award at a lower (or no) exercise price.

No Evergreen Provision. There is no evergreen feature under which the shares of common stock authorized for issuance under the 2017 Plan can be automatically replenished.

No Automatic Grants. The 2017 Plan does not provide for “reload” or other automatic grants to recipients.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Administrator.

No Tax Gross-Ups. The 2017 Plan does not provide for any tax gross-ups.

No Liberal Change-in-Control Definition. The change-in-control definition contained in the 2017 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

“Double-trigger” Change in Control Vesting. If awards granted under the 2017 Plan are assumed by a successor in connection with a change in control of Novume, such awards will not automatically vest and pay out solely as a result of the change in control, unless otherwise expressly set forth in an award agreement.

No Dividends on Unearned Performance Awards. The 2017 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

Limitation on Amendments. No amendments to the 2017 Plan may be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the 2017 Plan, diminish the prohibitions on repricing stock options or stock appreciation rights, or otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal exchange on which Novume’s shares are traded.

Clawbacks. Awards based on the satisfaction of financial metrics that are subsequently reversed, due to a financial statement restatement or reclassification, are subject to forfeiture.

When making an award under the 2017 Plan, the Administrator may designate the award as “qualified performance-based compensation,” which means that performance criteria must be satisfied in order for an employee to be paid the award. Qualified performance-based compensation may be made in the form of restricted common stock, restricted stock units, common stock options, performance shares, performance units or other stock equivalents. The 2017 Plan includes the performance criteria the Administrator has adopted, subject to stockholder approval, for a “qualified performance-based compensation” award.

A summary of stock option activity under the Company’s 2016 Plan and 2017 Plan for the nine months ended September 30, 2017 is as follows:

	Number of Shares Subject to Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at December 31, 2016	58,499	$1.68	9.29
Granted	1,161,313	1.56	9.30
Exercised	-	-	-
Canceled	-	-	-
Balance at September 30, 2017	1,219,812	$1.56	9.26	$430,190
Exercisable at September 30, 2017	262,645	$1.57	8.72	$102,397
Vested and expected to vest at September 30, 2017	1,131,991	$1.56	9.26	$399,140

Stock compensation expense for the three months ended September 30, 2017 and 2016 was $107,321 and $0, respectively, and for the nine months ended September 30, 2017 and 2016 was $227,470 and zero, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

The intrinsic value of the stock options granted during the nine months ended September 30, 2017 was $400,543. No stock options were granted or outstanding prior to 2016. The total fair value of shares that became vested after grant during the nine months ended September 30, 2017 was $72,750.

As of September 30, 2017, there was $527,347 of unrecognized stock compensation expense related to unvested stock options granted under the 2016 Plan that will be recognized over a weighted average period of 2.58 years.

NOTE 13 – EMPLOYEE BENEFIT PLAN

KSI has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code (the “Code”) (the “401(k) Plan”) which was amended on January 1, 2013, as required by the Code. Pursuant to the amended 401(k) Plan, KSI will make nondiscretionary “safe harbor” matching contributions of 100% of the participant’s salary deferrals up to 3%, and 50% of the next 2%, of a participant’s compensation for all participants. The amount of contributions recorded by Novume during the three months ended September 30, 2017 and 2016 were $25,122 and $31,955, respectively, and during the nine months ended September 30, 2017 and 2016 were $60,875 and $69,387, respectively.

NOTE 14 – INVENTORY

As of September 30, 2017 and December 31, 2016, inventory consisted entirely of raw materials of $169,232 and $0, respectively.

NOTE 15 – EARNINGS (LOSS) PER SHARE

The following table provides information relating to the calculation of earnings (loss) per common share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Basic and diluted (loss) earnings per share
Net (loss) earnings from continuing operations	$(791,360)	$(55,542)	$(1,913,460)	$420,208
Less: preferred stock accretion	(144,916)	-	(400,616)	-
Less: preferred stock dividends	(87,907)	-	(251,508)	-
Net income (loss) attributable to shareholders	(1,024,183)	(55,542)	(2,565,584)	420,208
Weighted average common shares outstanding - basic	11,756,560	9,713,956	10,920,866	7,016,373
Basic (loss) earnings per share	$ (0.09)	$(0.01)	$ (0.23)	$0.06

Weighted average common shares outstanding - diluted	11,756,560	9,713,956	10,920,866	7,123,160
Diluted (loss) earnings per share	$ (0.09)	$(0.01)	$ (0.23)	$0.06

Common stock equivalents excluded due to anti-dilutive effect	2,105,295	121,247	1,960,282	-

On August 28, 2017, the Company issued a 1.9339-to-1 stock split related to its acquisition of Brekford Traffic Safety, Inc. The per share counts have been updated to show the effect of the splits on earnings per share as if the split occurred at the beginning of both years for the quarterly financial statements of the Company. The impact of the stock split is also shown on the Company’s Statement of Changes in Stockholders’ Equity.

For the three months ended September 30, 2017, the following potentially dilutive securities were excluded from diluted loss per share as the Company had a net loss: 1,052,122 common stock equivalents related to the outstanding warrants, 974,487 common stock equivalents related to the Series A Preferred Stock and 78,686 related to outstanding options. In addition, 10,000 options were excluded from the diluted loss per share calculations as the exercise price of these shares exceeded the per share value of the common stock. For the three months ended September 30, 2016, the following potentially dilutive securities were excluded from diluted loss per share as the Company had a net loss: 121,247 common stock equivalents related to the outstanding warrants. A total of 4,167 options were excluded from the diluted loss per share calculations during the three months ended September 30, 2016 as the exercise price of these shares exceeded the per share value of the common stock.

For the nine months ended September 30, 2017, the following potentially dilutive securities were excluded from diluted loss per share as the Company had a net loss: 967,845 common stock equivalents related to the outstanding warrants, 917,931 common stock equivalents related to the Series A Preferred Stock and 74,506 related to outstanding options. In addition, 15,707 options were excluded from the diluted loss per share calculations as the exercise price of these shares exceeded the per share value of the common stock. A total of 11,923 options were excluded from the diluted loss per share calculations during the nine months ended September 30, 2016 as the exercise price of these shares exceeded the per share value of the common stock.

(Loss) Earnings Per Share under Two – Class Method

The Series A Preferred Stock has the non-forfeitable right to participate on an as converted basis at the conversion rate then in effect in any common stock dividends declared and, as such, is considered a participating security. The Series A Preferred Stock is included in the computation of basic and diluted loss per share pursuant to the two-class method. Holders of the Series A Preferred Stock do not participate in undistributed net losses because they are not contractually obligated to do so.

The computation of diluted (loss) earnings per share attributable to common stockholders reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock that are dilutive were exercised or converted into shares of common stock (or resulted in the issuance of shares of common stock) and would then share in our earnings. During the periods in which we record a loss attributable to common stockholders, securities would not be dilutive to net loss per share and conversion into shares of common stock is assumed not to occur.

The following table provides a reconciliation of net (loss) to preferred shareholders and common stockholders for purposes of computing net (loss) per share for the three and nine months ended September 30, 2017. There were no outstanding participating securities during the three and nine months ended September 30, 2016.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Numerator:
Net (loss) earnings from continuing operations	$(791,360)	$(55,542)	$(1,913,460)	$420,208
Less: preferred stock accretion	(144,916)	-	(400,616)	-
Less: preferred stock dividends	(87,907)	-	(251,508)	-
Net income (loss) attributable to shareholders	$ (1,024,183)	$(55,542)	$ (2,565,584)	$420,208

Denominator (basic):
Weighted average common shares outstanding	11,756,560	9,713,956	10,920,866	7,016,373
Participating securities - Series A preferred stock	974,487	-	473,174	-
Weighted average shares outstanding	12,731,047	9,713,956	11,838,797	7,016,373

Loss per common share - basic under two-class method	$(0.08)	$(0.01)	$(0.22)	$0.06

Denominator (diluted):
Weighted average common shares outstanding	11,756,560	9,713,956	10,920,866	7,123,160
Participating securities - Series A preferred stock (1)	974,487	-	917,931	-
Weighted average shares outstanding	12,731,047	9,713,956	11,838,797	7,123,160

Loss per common share - basic under two-class method	$(0.08)	$(0.01)	$(0.22)	$0.06

(1)
As these shares are participating securities that participate in earnings, but do not participate in losses based on their contractual rights and obligations, this calculation demonstrates that there is no allocation of the loss to these securities.

NOTE 16 – SUBSEQUENT EVENTS

Acquisition of Global Technical Services, Inc and Global Contract Professionals, Inc.

On October 1, 2017 (the “Global Closing Date”), the Company completed its acquisition of Global Technical Services, Inc. (“GTS”) and Global Contract Professionals, Inc. (“GCP) (collectively, the “Global Entities”) (the “Global Merger”). Consideration (“Global Merger Consideration”) paid as part of the Global Merger included: (a) $750,000 in cash, (b) 375,000 shares of Novume common stock and (c) 240,861 shares of Novume Series B Cumulative Convertible Preferred Stock (the “Novume Series B Preferred Stock”). In addition to the Global Merger Consideration, Novume paid $365,037 to satisfy in full all of the outstanding debt of GTS and GCP at closing, except for certain intercompany debt and ordinary course debt, and amounts due under (a) the Secured Account Purchase Agreement dated August 22, 2012 by and between GTS and Wells Fargo Bank, National Association (the “GTS Wells Fargo Credit Facility”) and (b) the Secured Account Purchase Agreement dated August 22, 2012 by and between GCP and Wells Fargo Bank, National Association (the “GCP Wells Fargo Credit Facility” and together with the GTS Wells Fargo Credit Facility, the “Wells Fargo Credit Facilities”), which will remain in effect following the consummation of the Global Merger. In connection with the Wells Fargo Credit Facilities, Novume has delivered to Wells Fargo Bank, National Association, general continuing guaranties dated September 29, 2017 and effective upon the Global Closing Date of the Global Merger (the “Wells Fargo Guaranty Agreements”), guaranteeing the obligations of GTS and GCP (as defined in the Wells Fargo Guaranty Agreements) under the Wells Fargo Credit Facilities, and paid $175,000 in the aggregate to reduce the current borrowed amounts under the Wells Fargo Credit Facilities as of the Global Closing Date.

Issuance of Series B Cumulative Convertible Preferred Stock

As part of the Global Merger, the Company created 240,861 shares of $.0001 par value Novume Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”). All Series B Preferred Stock was issued at a price of $10 per share as part of the acquisition of the Global Merger. The Series B Preferred Stock is entitled to quarterly cash dividends of 1.121% (4.484% per annum) per share. The Series B Preferred Stock has a conversion price of $5 per share. Each Series B Preferred Stock has an automatic conversion feature based on the share price of Novume.

GLOBAL TECHNICAL SERVICES, INC.

GLOBAL TECHNICAL SERVICES, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash	$ 14,447	$ 43,239
Accounts receivable - trade	3,069,200	2,337,461
Accounts receivable - other	34,092	12,295
Employee advances	70,633	84,008
Notes Receivable	645,505	564,537
Interest Receivable	23,231	19,628
Prepaid expenses	24,859	214,659
Total current assets	3,881,967	3,275,827

Property and equipment
Autos	41,687	41,687
Furniture and Equipment	726,748	723,958
Leasehold improvements	135,485	135,485
	903,920	901,130
Less accumulated depreciation	(813,462)	(778,382)
Total property and equipment	90,458	122,748

Total assets	$ 3,972,425	$ 3,398,575

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$ 197,483	$ 91,173
Accrued expenses	406,405	347,275
Accrued interest	98,552	69,940
Note payable - current portion	583,001	421,193
Line of credit	2,431,539	2,074,115
Total current liabilities	3,716,980	3,003,696
Long-term liabilities
Note payable - net of current portion	596,197	682,897
Total long-term liabilities	596,197	682,897

Total liabilities	4,313,177	3,686,593

Stockholders' (deficit) equity
Capital Stock, $0.10 par value; 1,000,000 shares authorized, 100,000 shares issued, 44,050 shares outstanding at December 31, 2016 and 2015	10,000	10,000
Additional paid-in-capital	565,984	565,984
Treasury stock, 55,950 shares as of December 31, 2016 and 2015	(4,464,860)	(4,464,860)
Retained earnings	3,548,124	3,600,858
Total stockholders’ deficit	(340,752)	(288,018)

Total liabilities and stockholders' deficit	$ 3,972,425	$ 3,398,575

See accompanying notes to the financial statements

GLOBAL TECHNICAL SERVICES, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
Sales	$ 4,058,559	$ 4,242,285	$ 13,650,759	$ 13,632,070
Cost of sales	3,611,311	3,744,276	12,193,454	12,127,648
Gross profit	447,248	498,009	1,457,305	1,504,422

Selling, general and administrative expenses	449,387	521,838	1,334,855	1,435,701

Operating income/(loss)	(2,139)	(23,829)	122,450	68,721

Other income/(expense)
Interest expense, net	(91,038)	(23,308)	(186,166)	(65,697)
Other income, net	8,530	1,173	10,982	2,583
Other expense, net	(82,508)	(22,135)	(175,184)	(63,114)
Net income/(loss)	$ (84,647)	$ (45,964)	$ (52,734)	$ 5,607

See accompanying notes to the financial statements

GLOBAL TECHNICAL SERVICES, INC.
CONDENSED STATEMENTS OF CHANGES
IN STOCKHOLDERS’ DEFICIT (UNAUDITED)

	Shares of Common Stock	Common Stock	Shares of Treasury Stock	Treasury Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Deficit
Balance as of January 1, 2017	44,050	$ 10,000	55,950	$ (4,464,860)	$ 565,984	$ 3,600,858	$ (288,018)
Net loss	-	-	-	-	-	(52,734)	(52,734)
Balance as of September 30, 2017	44,050	$ 10,000	55,950	$ (4,464,860)	$ 565,984	$ 3,548,124	$ (340,752)

See accompanying notes to the financial statements

GLOBAL TECHNICAL SERVICES, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months ended September 30, 2017	For the Nine Months ended September 30, 2016
Cash flows from operating activities
Net income/(loss)	$ (52,734)	$ 5,607
Adjustments to reconcile net income/(loss) to cash used in operating activities
Depreciation and amortization	35,080	50,294
(Increase) decrease in:
Accounts receivables - trade	(731,740)	(661,209)
Accounts receivables - other	(20,654)	3,649
Employee advances	12,232	30,712
Interest receivable	(3,603)	(1,996)
Prepaid expenses	189,801	(30,460)
Increase (decrease) in:
Accounts payable-trade	106,309	(45,528)
Accrued expenses	59,129	194,555
Accrued interest	28,612	(12,793)
Total adjustments	(324,834)	(472,776)
Net cash used in operating activities	(377,568)	(467,169)
Cash flows from investing activities
Purchase of property and equipment	(2,790)	(11,304)
Collections on notes receivable	305,885	682,671
Advances on notes receivable	(386,852)	(755,258)
Net cash used in investing activities	(83,757)	(83,891)
Cash flows from financing activities
Proceeds of short-term borrowings	14,478,187	13,528,133
Repayment of short-term borrowings	(14,120,763)	(13,032,144)
Proceeds of notes payable	307,167	239,073
Repayment of notes payable	(232,058)	(221,237)
Net cash provided by financing activities	432,533	513,825
Net decrease in cash	(28,792)	(37,235)
Cash, beginning of year	43,239	60,369
Cash, end of year	$ 14,447	$ 23,134

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$ 6,632	$ 5,016
Cash paid for interest	$ 186,157	$ 87,696

See accompanying notes to the financial statements

GLOBAL TECHNICAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2017 and 2016

NOTE 1 – NATURE OF BUSINESS

Global Technical Services, Inc. (the Company) was organized and chartered in 1989, in the state of Texas, as a corporation for the purpose of providing temporary contract professional and skilled labor to businesses throughout the United States. Contracts to provide such services vary in length, usually less than one year. The Company’s corporate offices are located in Fort Worth, Texas.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of accounting

The accounts are maintained and the financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles (GAAP).

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents. At September 30, 2017 and December 31, 2016, the Company had no such investments included in cash.

Accounts receivable

The Company performs ongoing credit evaluations of its customers’ financial conditions and extends credit to virtually all of its customers on an uncollateralized basis. Customers are headquartered throughout the United States and operate primarily within the aerospace and defense industries.

Accounts receivable are stated at cost, net of any allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and establishes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors including the age of the balance, the customer’s payments history, its current credit-worthiness, and current economic trends. As of September 30, 2017 and December 31, 2016 the Company deems all receivables as collectible.

Accounts receivable at September 30, 2017 and December 31, 2016 include $286,868 and $188,415 in unbilled contracts respectively related to work performed in the month in which the receivable was recorded. These amounts were billed in the respective subsequent months.

Revenue Recognition

The Company recognizes revenues for the performance of services when persuasive evidence of an arrangement exists, service have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company derives revenues from fees for services generated on a project basis. Revenues are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour per the Company’s contracts or purchase orders.

Property and equipment

Property and equipment is stated at cost. Depreciation of property and equipment is provided on the double-declining balance method over the estimated useful lives as follows:

Autos	5 Years
Furniture and equipment	5-7 Years
Leasehold improvements	15 Years

Repairs and maintenance are expensed as incurred; expenditures for additions, improvements and replacements are capitalized. Depreciation expense for the three months ended September 30, 2017 and 2016 was $11,445 and $16,902, respectively, and for the nine months ended September 30, 2017 and 2016 was $35,080 and $50,294, respectively.

Treasury stock

Treasury stock is shown at cost and consists of 55,950 shares of the Company common stock at September 30, 2017 and December 31, 2016.

Income taxes

The Company has adopted the liability method of accounting for income taxes in accordance with Account Standards Codification (ASC) 740, “Accounting for Income Taxes”. Deferred income taxes are recognized for temporary differences between financial statement and income tax basis of assets and liabilities and net operating loss carry-forwards for which tax benefits will be realized in future years.

Profit sharing plan

The Company has a 401(k) deferred compensation plan for all eligible employees. Active participants may elect to have the Company make salary reduction contributions on their behalf based on a percentage of their earnings, not to exceed 25% in 2017 and 2016. The Company has the option of making annual discretionary contributions to the plan up to a predetermined limit. For the three and nine month ended September 30, 2017, the Company made no contributions to the plan. The Company terminated the 401(k) plan January 31, 2017.

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the three months ended September 30, 2017 and 2016 was $11,813 and $8,408, respectively, and for the nine months ended September 30, 2017 and 2016 was $31,194 and $36,063, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s combined financial statements to determine if there is sufficient cash on hand and working capital to operate for a period of at least one year from the date the combined financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in generally accepted accounting principles. As part of this assessment, based on conditions that are known and reasonably knowable, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In August 2015, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2015-14, Revenue from Contracts with Customers—Deferral of the Effective Date, which defers by one year the mandatory effective date of its revenue recognition standard, and provides entities the option to adopt the standard as of the original effective date. The new standard is now effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is now permitted, but not before the original effective date. The Company is currently evaluating the impact, if any, this new standard will have on its combined financial statements, when the Company will adopt the new standard, and the method of adoption.

In August 2014, the Financial Accounting Standards Board issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

Subsequent events

The Company has evaluated subsequent events through December 13, 2017, which is the date the combined financial statements were available to be issued. See Note 10.

NOTE 3 -- LIQUIDITY

For the three and nine months ended September 30, 2017, the Company generated a net loss of $84,647 and $52,734, respectively. The company used $377,568 of cash for continuing operations during the nine month period ended September 30, 2017. Additionally, at September 30, 2017 the company had cash available of $14,447 and working capital of $164,987.

On September 21, 2017, the Company entered into a Purchase Agreement to be acquired by Novume Solutions Inc. Upon closing of the acquisition, the Company will become a wholly-owned subsidiary of Novume Solutions, Inc., a Delaware corporation (“Novume”). For additional detail regarding this transaction, refer to Subsequent Events (Note 10).

Management believes that the Company’s current level of cash combined with cash that it expects to generate in its operations during the next 12 months including anticipated new customer contracts will be sufficient to sustain the Company’s business initiatives through at least December 31, 2018, but there can be no assurance that these measures will be successful or adequate. In the event that the Company’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, the Company may need to obtain additional capital and rely on Novume Solutions, Inc.

NOTE 4 -- NOTES PAYABLE

Notes payable as of September 30, 2017 and December 31, 2016, consisted of the following:

	September 30, 2017	December 31, 2016
G&W Ventures	$ 953,722	$ 953,722
Ally Financial	8,193	13,894
Bank Direct	-	49,440
SBC Insurance Agency	-	87,034
Fora Financial	169,171	-
Legend Bank	48,112	-
Total Current Notes Payable	1,179,198	1,104,090
Less: Current Maturities of Long-Term Debt	(583,001)	(421,193)
Notes Payable, Less Current Maturities	$ 596,197	$ 682,897

The Company has an outstanding notes payable to G&W Ventures, Inc. that carries an interest rate of 4% per annum and requires monthly interest payments of $11,137. The note payable is secured by Company stock and a life insurance policy. The principal balance at September 30, 2017 and December 31, 2016 totaled $953,722.

On September 26, 2013, the Company entered into a note agreement with Ally Financial in the amount of $38,000 for the purchase of an automobile. The note matures on October 11, 2018. Payments of principal and interest at 0.00% are due and payable monthly beginning November 11, 2013. The principal balance at September 30, 2017 and December 31, 2016 totaled $8,193 and $13,894, respectively. Principal payments made in 2017 and 2016 totaled $5,701 and $7,613.

On October 1, 2015, the Company entered into a note agreement with Bank Direct Capital Finance in the amount of $23,212. The note was unsecured and matured on July 1, 2016. Payments of principal and interest at 7.4% were due and payable monthly beginning November 1, 2015. Principal payments made in 2016 totaled $7,595.

On October 1, 2015, the Company entered into a note agreement with SBC Insurance Agency in the amount of $208,014. The note was unsecured and matured on June 1, 2016. Payments of principal were due and payable monthly beginning November 1, 2015. Principal payments made in 2016 $145,612.

On October 1, 2016, the Company entered into a note agreement with Bank Direct Capital Finance in the amount of $74,022. The note matured on July 1, 2017. Payments of principal and interest at 7.0% were due and payable monthly beginning November 1, 2016. The principal balance at December 31, 2016 totaled $49,440. Principal payments made in 2017 and 2016 totaled $49,440 and $24,582, respectively. Payment of the note payable is unsecured.

On October 1, 2016, the Company entered into a note agreement with SBC Insurance Agency in the amount of $111,905. The note matures on July 1, 2017. Payments of principal are due and payable monthly beginning November 1, 2016. The principal balance at December 31, 2016 totaled $87,034. Principal payments made in 2017 and 2016 totaled $87,034 and $24,871.

The future debt service requirements are as follows:

2017	$ 583,001
2018	114,839
2019	112,978
2020	117,580
2021 and thereafter	250,800
$ 1,179,198

NOTE 5 -- LINE OF CREDIT – BANK

As of December 31, 2016, the Company renewed a revolving line of credit with Wells Fargo Capital Finance (WFCF). Advances from WFCF are due on December 31, 2017 with interest at the LIBOR plus 3% payable monthly. Payment of the revolving line of credit is secured by the accounts receivable of the Company. The principal balance at September 30, 2017 and December 31, 2016 totaled $2,431,539 and $2,074,115, respectively.

As part of the Line of Credit Agreement, the Company must maintain certain financial covenants. The Company met all financial covenant requirements during and as of the months ended September 30, 2017 and December 31, 2016.

NOTE 6 -- RELATED PARTY TRANSACTIONS

Employee advances

The Company had outstanding employee advances to officers of $70,633 and $84,008 as of September 30, 2017 and December 31, 2016, respectively.

Revolving line of credit

On January 5, 2004, the Company granted a revolving line of credit in the amount of $1,000,000 to Global Contract Professionals, Inc. (“GCP”), a related party through common ownership. Advances to GCP are due annually with interest at prime + ½% payable monthly. The principal balance at September 30, 2017 and December 31, 2016 was $645,505 and $564,537 respectively and was recorded as notes receivable on the Company’s balance sheet. The Company has recorded interest income receivable of $23,231 and $19,628 as of September 30, 2017 and December 31, 2016, respectively from GCP.

Reimbursement for expenses

The Company received reimbursement from GCP for various expenses during 2017 and 2016 in the amounts of $83,333 and $134,744, respectively.

NOTE 7 -- LEASES

The Company conducts its operations from facilities that are leased under a 24-month operating lease, with payments of $14,758 per month through March 2016. In March of 2015 the company reduced lease space and extended its lease through March 2018 with payments of $12,559 per month. In June of 2016 the Company reduced lease space and adjusted rent payment to $10,085.

In March 2017 the Company renegotiated the lease for four months of zero rent and extended the lease to expire March 31, 2021.

In March 2015 the Company increased the sublease base rent with GCP to $1,960 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $6,816 (the remaining unallocated rent of $12,559) is due monthly.

In June 2016 the Company renegotiated the sublease with GCP for the facilities to $3,516 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $3,054 (the remaining unallocated rent of $10,085) is due monthly.

Rent expense for the three months ended September 30, 2017 and 2016 was $18,823 and $15,652, respectively, and for the nine months ended September 30, 2017 and 2016 was $32,142 and $53,129, respectively.

Rental income from the sublease to GCP during the three months ended September 30, 2017 and 2016 was $11,992 and $15,127, respectively and for the nine months ended September 30, 2017 and 2016 was $19,779 and $66,696, respectively.

Minimum rental payments net of rental income required under the above operating leases are as follows:

2017	$ 10,548
2018	42,192
2019	42,192
2020	42,192
2021	10,548
$ 147,672

NOTE 8 -- INCOME TAXES

The Company has elected to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carry back as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company’s taxable income or include their respective shares of the Company’s net operating loss in their individual income tax returns.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes) and state income taxes (which are accrued for book purposes but deducted for tax purposes in the year paid) and contribution carryovers (which are deducted for book purposes when paid but are limited to 10% of taxable income for tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

The Company did not provide any current or deferred income tax provision or benefit for the current year because it has experienced operating losses since its incorporation. The Company provides a full valuation allowance on its net deferred tax asset, consisting primarily of net operating loss carry-forwards because management has not yet determined that it is more likely than not that the Company will earn income sufficient to realize the deferred tax asset during the carry-forward period.

The differences between actual income tax expense and the tax provision computed by applying the statutory federal income tax rate to earnings before income taxes are attributable to the following:

	September 30, 2017	December 31, 2016
Deferred Tax Assets
Charity Carryforward	$ 89,277	$ 89,277
NOL	346,960	329,946

Deferred Tax Liabilities
Fixed Assets	20,320	18,700
Net Deferred Tax Assets	456,557	437,923
Less: Valuation Allowance	(456,557)	(437,923)
Net Deferred Tax Asset	$ -	$ -

NOTE 9 -- CONCENTRATION OF CREDIT RISK

The Company operates within the aerospace and defense industries. Accordingly, the risk exists that the ability to collect amounts due from customers could be affected by economic fluctuations in these markets and industries. The Company does not believe, however, that it is subject to any unusual credit risk beyond the normal credit risk attendant to operating the business. Historically, credit losses have not been significant.

The Company has one customer in 2017 and in 2016, which combined, accounted for approximately 9% and 59% of the Company’s total sales during 2017 and 2016, respectively. The amount due from these customers, included in accounts receivable, was $1,947,407 and $1,535,128, or approximately 68% and 59% of the balances, at September 30, 2017 and December 31, 2016, respectively.

NOTE 10 -- SUBSEQUENT EVENTS

On September 21, 2017 the Company entered into a Equity Purchase Agreement with Novume Solutions, Inc. in the amount of approximately $3,750,000. This purchase agreement closed on October 1, 2017.

GLOBAL CONTRACT PROFESSIONAL, INC.

GLOBAL CONTRACT PROFESSIONALS, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash	$ 6,487	$ 28,458
Accounts receivable - trade	1,015,056	525,304
Accounts receivable - other	118	1,750
Prepaid expenses	3,545	3,525
Total current assets	1,025,206	559,037
Property and equipment
Furniture and equipment	137,215	137,215
Leasehold improvements	11,604	11,604
	148,819	148,819
Less accumulated depreciation	(125,516)	(115,867)
Total property and equipment	23,303	32,952
Other assets
Deposits	9,241	9,241
Total other assets	9,241	9,241
Total assets	$ 1,057,750	$ 601,230
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$ 9,396	$ 2,024
Accrued expenses	185,534	54,142
Accrued interest - related party	23,230	19,628
Note payable - related party	645,505	564,537
Line of credit	756,826	434,587
Total current liabilities	1,620,491	1,074,918
Total liabilities	1,620,491	1,074,918
Stockholders' deficit
Capital Stock, $.01 par value; 1,000,000 shares authorized 44,050 shares issued and outstanding	441	441
Accumulated deficit	(563,182)	(474,129)
Total stockholders' equity	(562,741)	(473,688)
Total liabilities and stockholders' deficit	$ 1,057,750	$ 601,230

See accompanying notes to the financial statements

GLOBAL CONTRACT PROFESSIONALS, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
Sales	$ 1,731,155	$ 1,377,587	$ 4,936,613	$ 4,869,127
Cost of sales	1,544,296	1,237,678	4,408,811	4,357,918
Gross profit	186,859	139,909	527,802	511,209
Selling, general and administrative expenses	188,752	249,417	542,020	689,923
Operating loss	(1,893)	(109,508)	(14,218)	(178,714)
Other expense
Interest expense	(24,756)	(17,018)	(72,323)	(53,355)
Other expense, net	(101)	(280)	(2,512)	(752)
Net loss	$ (26,750)	$ (126,806)	$ (89,053)	$ (232,821)

See accompanying notes to the financial statements

GLOBAL CONTRACT PROFESSIONALS, INC.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (UNAUDITED)
For the nine months ended September 30, 2017

	Shares of Common Stock	Common Stock	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of January 1, 2017	44,050	$ 441	$ (474,129)	$ (473,688)
Net loss	-	-	(89,053)	(89,053)
Balance as of September 30, 2017	44,050	$ 441	$ (563,182)	$ (562,741)

See accompanying notes to the financial statements

GLOBAL CONTRACT PROFESSIONALS, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months ended September 30, 2017	For the Nine Months ended September 30, 2016
Cash flows from operating activities
Net loss	$ (89,053)	$ (232,821)
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	9,649	14,363
Bad debt expense	-	35,224
(Increase) decrease in:
Accounts receivables - trade	(489,750)	249,778
Accounts receivables - other	1,631	6,500
Employee advances	-	4,363
Prepaid expenses	(19)	15,375
Increase (decrease) in:
Accounts payable-trade	7,370	(19,285)
Accrued expenses	131,392	62,922
Accrued interest	3,604	1,996
Total adjustments	(336,123)	371,236
Net cash provided by operating activities	(425,176)	138,415
Cash flows from investing activities
Purchase of property and equipment	-	(7,992)
Net cash used in investing activities	-	(7,992)
Cash flows from financing activities
Proceeds of short-term borrowings	4,827,745	4,908,369
Repayment of short-term borrowings	(4,505,506)	(5,114,971)
Proceeds of notes payable	372,437	317,553
Repayment of notes payable	(291,471)	(239,892)
Net cash used in financing activities	403,205	(128,941)
Net decrease in cash	(21,971)	1,482
Cash, beginning of year	28,458	21,793
Cash, end of year	$ 6,487	$ 23,275

Supplemental Disclosures of Cash Flow Information
	$ 2,531	$ 2,500
	$ 64,251	$ 51,359

See accompanying notes to the financial statements

GLOBAL CONTRACT PROFESSIONALS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2017 and 2016

NOTE 1 – NATURE OF BUSINESS

Global Contract Professionals, Inc. (the Company) was organized and chartered on December 29, 2003, in the state of Texas, as a corporation for the purpose of providing temporary contract professional and skilled labor to businesses throughout the United States. Contracts to provide such services vary in length, usually less than one year. The Company’s corporate offices are located in Fort Worth, Texas.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of accounting

The accounts are maintained and the financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles (GAAP).

Cash and cash equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents. At September 30, 2017 and December 31, 2016, the Company had no such investments included in cash.

Accounts receivable

The Company performs ongoing credit evaluations of its customers’ financial conditions and extends credit to virtually all of its customers on an uncollateralized basis. Customers are headquartered throughout the United States and operate primarily within the aerospace and defense industries.

Accounts receivable are stated at cost, net of any allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and establishes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors including the age of the balance, the customer’s payments history, its current credit-worthiness, and current economic trends. As of September 30, 2017 and December 31, 2016, the Company deems all receivables as collectible.

Accounts receivable at September 30, 2017 and December 31, 2016 $155,225 and $16,445 in unbilled contracts respectively related to work performed in the year in which the receivable was recorded. These amounts were billed in the respective subsequent years.

Revenue Recognition

The Company recognizes revenues for the performance of services when persuasive evidence of an arrangement exists, service have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company derives revenues from fees for services generated on a project basis. Revenues are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour per the Company’s contracts or purchase orders.

Property and equipment

Property and equipment is stated at cost. Depreciation of property and equipment is provided on the double-declining balance method over the estimated useful lives as follows:

Autos	5 Years
Furniture and equipment	5-7 Years
Leasehold improvements	15 Years

Repairs and maintenance are expensed as incurred; expenditures for additions, improvements and replacements are capitalized. Depreciation expense for the three months ended September 30, 2017 and 2016 was $3,172 and $4,868, respectively, and for the nine months ended September 30, 2017 and 2016 was $9,649 and $14,363 respectively.

Profit sharing plan

The Company has a 401(k) deferred compensation plan for all eligible employees. Active participants may elect to have the Company make salary reduction contributions on their behalf based on a percentage of their earnings, not to exceed 25%. The Company has the option of making annual discretionary contributions to the plan up to a predetermined limit. For the three and nine month periods ended September 30, 2017, the Company made no contributions to the plan.

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the three months ended September 30, 2017 and 2016 was $5,564 and $13,860, respectively, and for the nine months ended September 30, 2017 and 2016 was $18,684 and $47,198 respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s combined financial statements to determine if there is sufficient cash on hand and working capital to operate for a period of at least one year from the date the combined financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in generally accepted accounting principles. As part of this assessment, based on conditions that are known and reasonably knowable, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In August 2015, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2015-14, Revenue from Contracts with Customers—Deferral of the Effective Date, which defers by one year the mandatory effective date of its revenue recognition standard, and provides entities the option to adopt the standard as of the original effective date. The new standard is now effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is now permitted, but not before the original effective date. The Company is currently evaluating the impact, if any, this new standard will have on its combined financial statements, when the Company will adopt the new standard, and the method of adoption.

In August 2014, the Financial Accounting Standards Board issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

Subsequent events

The Company has evaluated subsequent events through December 13, 2017, which is the date the combined financial statements were available to be issued. See Note 11.

NOTE 3. – LIQUIDITY

For the three and nine months ended September 30, 2017, the Company generated net loss of $26,750 and $89,053, respectively. The company used $425,176 of cash for continuing operations during the nine months ended September 30, 2017. Additionally, at September 30, 2017 the company had cash available of $6,487 and a working capital deficit of $595,285.

On September 21, 2017, the Company entered into a Purchase Agreement to be acquired by Novume Solutions Inc. Upon closing of the acquisition, the Company will become a wholly-owned subsidiary of Novume Solutions, Inc., a Delaware corporation (“Novume”). For additional detail regarding this transaction, refer to Subsequent Events (Note 11).

Management believes that the Company’s current level of cash combined with cash that it expects to generate in its operations during the next 12 months, including anticipated new customer contracts, will be sufficient to sustain the Company’s business initiatives through at least December 31, 2018, but there can be no assurance that these measures will be successful or adequate. In the event that the Company’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, the Company may need to obtain additional capital and rely on Novume Solutions, Inc.

NOTE 4 – LINE OF CREDIT – BANK

As of December 31, 2016, the Company renewed a revolving line of credit with Wells Fargo Capital Finance (WFCF). Advances from WFCF are due on December 31, 2017 with interest at the LIBOR plus 3% payable monthly. Payment of the revolving line of credit is secured by the accounts receivable of the Company. The principal balance at September 30, 2017 and December 31, 2016 totaled $756,826 and $434,587, respectively.

As part of the Line of Credit Agreement, the Company must maintain certain financial covenants. The Company met all financial covenant requirements during and as of the months ended September 30, 2017 and December 31, 2016.

NOTE 5 – RELATED PARTY TRANSACTIONS

Reimbursement for expenses

The Company reimbursed Global Technical Services, Inc. (“GTS”), a elated party through common ownership, for various expenses during 2017 and 2016 in the amounts of $83,333 and $134,744, respectively.

Revolving line of credit

As of January 5, 2004, the Company secured a revolving line of credit in the amount of $1,000,000 from GTS. Advances from GTS are due annually with interest at prime + 1/2% payable monthly. The principal balance at September 30, 2017 and December 31, 2016 was $645,505 and $564,537, respectively and was recorded as notes payable – related party on the Company’s balance sheet. The Company has recorded interest expense payable of $23,230 and $19,628 as of September 30, 2017 and December 31, 2016, respectively.

Employee advances

The Company had outstanding employee advances to officers of $0 and $1,750 as of September 30, 2017 and December 31, 2016, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is a guarantor on a line of credit to GTS from a bank in the amount of $3,000,000, with a balance at September 30, 2017 and December 31, 2016 of $2,431,539 and $2,074,115, respectively. This guarantee would require the Company to make required loan payments to the bank in the event GTS is unable to do so.

NOTE 7 – CONCENTRATION OF CREDIT RISK

The Company operates within the aerospace and defense industries. Accordingly, the risk exists that the ability to collect amounts due from customers could be affected by economic fluctuations in these markets and industries. The Company does not believe, however, that it is subject to any unusual credit risk beyond the normal credit risk attendant to operating the business. Historically, credit losses have not been significant.

The Company has three customers, which combined, accounted for approximately 78% and 77% of the Company’s total sales during 2017 and 2016, respectively. The amount due from these customers, included in accounts receivable, was $647,391 and $503,114 or approximately 74% and 91% of the balances, at September 30, 2017 and December 31, 2016, respectively.

NOTE 8 – INCOME TAXES

The Company has elected to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carry back as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company’s taxable income or include their respective shares of the Company’s net operating loss in their individual income tax returns.

NOTE 9 – EQUITY

The Company has authorized a total of 1,000,000 shares of $.01 par value common stock. The Company issued 44,050 shares of voting stock to stockholders. The number of shares issued and outstanding at September 30, 2017 and December 31, 2016 is 44,050.

NOTE 10 – LEASES

The Company conducts its operations from facilities that are subleased from Global Technical Services. In March 2015 the Company increased the sublease base rent with GTS to $1,960 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $6,816 (the remaining unallocated rent of $12,559) is due monthly.

In June 2016 the Company renegotiated the sublease with GTS for the facilities to $3,516 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $3,054 (the remaining unallocated rent of $10,085) is due monthly.

Net rent expense for the three months ended September 30, 2017 and 2016 was $11,996 and $15,127, respectively, and for the nine months ended September 30, 2017 and 2016 was $19,782 and $51,568, respectively.

Minimum rental payments required under the above operating lease are as follows:

2017	$ 10,548
2018	42,192
2019	42,192
2020	42,192
2021	10,548
$ 147,672

NOTE 11 –SUBSEQUENT EVENTS

On September 21, 2017 the Company entered into a Equity Purchase Agreement with Novume Solutions, Inc. in the amount of approximately $3,750,000. This purchase agreement closed on October 1, 2017.

NEOSYSTEMS, CORP.

NeoSystems, Corp.

Balance Sheets

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$ 2,022,078	$ 2,662,891
Investments	561,780	-
Accounts receivable, net	7,408,726	5,540,963
Other receivables, net	165,742	206,930
Other current assets	813,026	822,265
Total current assets	10,971,352	9,233,049
Property and equipment, net	3,272,326	3,643,631
Other assets	-	614,184
Total assets	$ 14,243,678	$ 13,490,864
Liabilities and Stockholders’ Equity
Current liabilities:
Debt	$ 4,979,404	$ 4,491,941
Accounts payable and accrued expenses	3,485,655	2,805,214
Other current liabilities	126,136	408,074
Total current liabilities	8,591,195	7,705,229
Long-term liabilities:
Debt, net of current portion	-	177,352
Deferred rent	1,834,249	2,032,189
Deferred compensation liability	446,678	266,223
Deferred Tax Liability	342,620	383,645
Derivative liability	471,470	471,470
Total long-term liabilities	3,095,017	3,330,879
Total liabilities	11,686,212	11,036,108
Stockholders’ equity:
Series A preferred stock, $.001 par value, 778,432 shares authorized,
521,962 shares issued and outstanding	522	522
Common stock, no par value, 7,000,000 shares authorized, 3,507,419
and 3,499,919 shares issued and outstanding in 2016 and 2015, respectively	3,591,903	3,427,654
Additional paid-in capital	1,250,383	1,250,383
Accumulated deficit	(2,285,342)	(2,223,803)
Total stockholders’ equity	2,557,466	2,454,756
Total liabilities and stockholders’ equity	$ 14,243,678	$ 13,490,864

See notes to financial statements.

NeoSystems, Corp.

Statements of Operations

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2017	2016	2017	2016
Revenue	$ 7,919,456	$ 8,163,580	$ 23,383,655	$ 22,480,170
Cost of Revenue	2,959,506	3,284,060	8,564,289	8,945,847
Gross margin	4,959,950	4,879,520	14,819,366	13,534,323
Selling, general and administrative expenses	4,716,778	4,902,905	14,259,102	15,683,076
Income (Loss) from operations	243,172	(23,385)	560,264	(2,148,753)
Other income	6,356	7,035	13,725	21,158
Interest expense	(194,826)	(296,199)	(676,553)	(890,445)
Income (loss) before income taxes	54,702	(312,549)	(102,564)	(3,018,040)
Fair value adjustment	-	806,568	-	806,568
Income tax (provision) benefit	(22,083)	(15,746)	41,025	1,066,451
Net income (loss)	$ 32,619	$ 478,273	$ (61,539)	$ (1,145,021)

See notes to financial statements

NeoSystems, Corp.

Statements of Stockholders’ Equity
Nine Months Ended September 30, 2017

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Common Stock Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance, December 31, 2016	521,962	$ 522	3,506,919	$ 3,427,654	$ 1,250,383	$ (2,223,803)	$ 2,454,756
Stock based compensation	-	-	-	164,249	-	-	164,249
Net loss	-	-	-	-	-	(61,539)	(61,539)
Balance, September 30, 2017	521,962	$ 522	3,506,919	$ 3,591,903	$ 1,250,383	$ (2,285,342)	$ 2,557,466

See notes to financial statements.

NeoSystems, Corp.

Statements of Cash Flows
Nine Months Ended September 30, 2017 and September 30, 2017

	2017	2016
Cash flows from operating activities:
Net (loss) income	$ (61,539)	$ (1,145,021)
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Gain on fair value of derivative liability	-	(806,568)
Reduction of note receivable in exchange for subscription services	41,188	31,836
Bad debt (recoveries) expense	58,150	(34,178)
Paid-in-kind interest	45,261	55,072
Amortization of debt discount and deferred charges	252,736	391,959
Depreciation and amortization	1,023,689	943,799
Deferred rent	(197,940)	(124,087)
Deferred income taxes	(41,025)	(1,066,451)
Stock based compensation	164,249	150,000
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(1,925,913)	1,108,480
Other assets	9,539	(684,041)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	680,441	(882,236)
Deferred compensation liability	180,455	188,534
Deferred revenue	(175,425)	(61,766)
Other liabilities	3,714	119,619
Net cash (used in) provided by operating activities	57,580	(1,815,049)
Cash flows from investing activities:
Contributions to life insurance policy assets	(29,446)	(30,232)
Purchase of property and equipment	(570,834)	(484,434)
Net cash used in investing activities	(600,280)	(514,666)
Cash flows from financing activities:
Exercise of stock options	$ -	$ 9,280
Proceeds from draws on line of credit	2,488,636	-
Principal payments on notes payable	(2,473,617)	(1,238,448)
Principal payments on capital lease obligations	(113,132)	(128,434)
Net cash used in financing activities	(98,113)	(1,357,602)
Net decrease in cash	(640,813)	(3,687,317)
Cash and cash equivalents:
Beginning	2,662,891	6,163,998
Ending	$ 2,022,078	$ 2,476,681
Supplemental disclosures of cash flow information:
Cash paid during year for interest	$ 341,045	$ 443,414
Supplemental schedule of noncash investing and financing activities:
Accretion of redemption value on Series A preferred stock	$ -	$ 93,775
Noncash Transactions
Assets acquired by capital leases	$ -	$ -

See notes to financial statements.

NeoSystems, Corp.

Notes to Financial Statements

Note 1.
Nature of Business and Significant Accounting Policies

Nature of organization: NeoSystems, Corp. (NeoSystems or the Company) was incorporated in the Commonwealth of Virginia on January 28, 2003, and provides full-scope, on-site, business accounting services to companies contracting with the federal government as well as companies within other industries. NeoSystems is headquartered in Tysons Corner, Virginia.

A summary of the Company’s significant accounting policies follows:

Basis of Presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and Securities and Exchange Commission (SEC) rules and regulations for interim reporting periods. The financial statements do not include all disclosures normally made in annual financial statements. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the fiscal year ended December 31, 2016.

In management’s opinion, all adjustments necessary for a fair presentation of the results of operations, financial position and cash flows for the periods shown have been made. All other adjustments are of a normal recurring nature.

Cash and cash equivalents: The Company considers highly liquid debt investments with an original maturity of less than three months to be cash equivalents.

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (FDIC) covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits.

Accounts receivable: Accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Unbilled receivables are included in accounts receivable and include invoices that were billed subsequent to year-end.

The Company bases its allowance for doubtful accounts on a review of current outstanding receivables, historical collection information on its receivables, and existing economic conditions. The Company provides for the amounts of receivables estimated to become uncollectible in the future by maintaining an allowance for doubtful accounts. This allowance was $358,015 and $319,984 at September 30, 2017 and 2016, respectively. Accounts receivable are written off when deemed uncollectible.

Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on past due amounts.

Prepaid software licenses and maintenance: The Company purchases software licenses and maintenance on behalf of their clients as part of their service offerings. The costs associated with these licenses and maintenance agreements are amortized to direct costs over the license or maintenance period.

Property and equipment: Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over estimated useful lives ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the related lease. Amortization of equipment under capital lease obligations is computed using the straight-line method over the lesser of the lease term or the useful life of the equipment.

Deferred charges: Deferred charges are financing fees being amortized using an effective interest rate method over the life of the related loan. Amortization expense was $37,988 and $74,722 for the three months ended September 30, 2017 and 2016 and $129,009 and $215,206 for the nine months ended September 30, 2017 and 2016, respectively.

Life insurance policies: The Company is the beneficiary of life insurance policies on certain executives. The cash surrender value of these policies totaled $561,779 and $535,219 for the nine months ended September 31, 2017 and 2016, respectively, and is included in other assets on the balance sheets.

Deferred rent: The Company recognizes the total cost of its operating leases ratably over the lease term. The difference between rent payments and rent expense is reflected as deferred rent on the balance sheets.

Income taxes: Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered in income. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

Management has evaluated all other tax positions that could have a significant effect on the financial statements and determined the Company had no uncertain income tax positions at September 30, 2017 The Company is no longer subject to U.S. federal or state and local tax examinations by tax authorities for years before 2013.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses. During the three months ended and nine months ended September 30, 2017, the Company did not recognize any such amounts related to interest and penalties.

Revenue recognition: The Company recognizes revenue when a contract has been executed, the contract price is fixed and determinable, delivery of the product or service has occurred, and collectability of the contract price is reasonably assured. The Company performs work under time-and-material and cost plus fixed fee (CPFF) contracts. Revenue on time-and-material contracts are recognized based upon time (at established rates) and other direct costs incurred. Revenue on CPFF contracts is recognized based on actual allowable costs plus a fixed fee. Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables.

Use of estimates: In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. These estimates include assessing the collectability of accounts receivable, assessing the useful lives and impairment of assets, and determining the fair value of stock options issued during the year and the fair value of preferred stock and the derivative liability as of year-end. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary. Actual results could differ from those estimates.

Stock-based compensation expense: The Company accounts for stock-based compensation in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic, Compensation – Stock Compensation, which requires the recognition of the expense related to the fair value of the stock-based compensation awards within the statements of income. Stock-based compensation expense is recognized for stock-based payments granted based on the grant date fair value estimated in accordance with the provisions of this topic. The expense is recognized using the straight-line method, over the requisite service period, estimated to be three years for most option grants. Stock-based compensation expense recognized in the statements of operations is based on awards ultimately expected to vest, which requires management to estimate forfeitures. This topic requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company uses the Black-Scholes Option-Pricing Model (Black-Scholes model) to value stock-based awards granted. The Company’s determination of the fair value of stock-based payments on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. Determining the fair value of stock-based awards at the grant date requires judgment about expected volatility, terms, and estimating the amount of stock-based awards that are expected to be forfeited. If actual results differ significantly from these estimates, stock-based compensation expense and the Company’s results of operations could be materially affected.

Fair value: The Company records certain liabilities and equity instruments at their fair value. The carrying amounts of the Company’s financial instruments, including cash, accounts receivable, payables and other current assets approximate fair value due to their short maturities.

In accordance with ASC 820, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. In the absence of actively quoted market prices, the Company uses observable market-based inputs or independently sources parameters to measure fair value. The Company classifies its assets and liabilities that are carried at fair value in accordance with ASC 820’s three-level hierarchy:

Level 1: Quoted prices (unadjusted) in active markets for identical assets and liabilities

Level 2: Inputs other than quoted prices that are either directly or indirectly observable for the asset or liability

Level 3: Unobservable inputs for the asset or liability, including situations where there is little, if any, market activity for the asset or liability

Derivatives: The Company uses an option pricing model to determine the fair value of the derivative liability related to the conversion features included in the Series A Preferred stock. The Company derives the fair value of the conversion feature using the common stock price, the conversion price of the embedded stock, the risk-free interest rate, the historical volatility and the Company’s dividend yield. The expected volatility is based on historical volatility of comparable public companies. The fair value of the conversion feature is classified as Level 3 within the Company’s fair value hierarchy.

Convertible equity: The Company accounts for hybrid contracts that feature conversion options in accordance with ASC 815, Derivatives and Hedging Activities. ASC 815 requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics of the host contract, (b) the hybrid instrument that embodies both the embedded derivative and the host contract is not re-measured at fair value under the applicable generally accepted accounting principles (GAAP) with changes in fair value reporting in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than the feature in the hybrid contract generally result in their bifurcation from the host instrument. The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should be bifurcated from their host instrument, in accordance with ASC 815. Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contracts are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value with the changes in fair value reported in results of operations.

Recent accounting pronouncements: In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue From Contracts With Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. Additionally, there have been various updates issued in 2015 and 2016 to clarify the guidance in ASC Topic 606. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The updated standard becomes effective for the Company in the first quarter of fiscal year 2019. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (FASB Topic 842), which will update the existing guidance on accounting for leases and require new qualitative and quantitative disclosures about the Company’s leasing activities. The new standard requires the Company to recognize lease assets and lease liabilities on the balance sheet for all leases under which the Company is the lessee, including those classified as operating leases under previous accounting guidance. The new standard allows the Company to make an accounting policy election not to recognize on the balance sheet lease assets and liabilities for leases with a term of 12 months or less. The new standard will be effective for the Company for annual reporting periods beginning on January 1, 2020, with early adoption permitted. In transition, lessees are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that the Company may elect to apply. The Company is currently evaluating the expected impact of the adoption of this standard on its financial statements and related disclosures.

In April 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718): Improvements to Employee Share Based Payment Accounting, to reduce the complexity of certain aspects of the accounting for employee share-based payment transaction. For private companies, the ASU is effective for annual periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the methods and impact on the financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 will be effective for the Company on January 1, 2019. The Company is currently evaluating the impact the adoption of this guidance will have on its statement of cash flows.

Note 2.
Accounts Receivable

Accounts receivable consists of the following:

	September 30, 2017	December 31, 2016
Billed trade accounts receivable	$ 7,427,346	$ 3,732,872
Unbilled trade accounts receivable	339,395	2,107,956
Allowance for doubtful accounts	(358,015)	(299,865)
	$ 7,408,726	$ 5,540,963

Note 3.
Note Receivable

On June 30, 2010, the Company sold its interest in ProvatoHR, Inc. (Provato), a previously consolidated subsidiary. Effective October 1, 2010, the Company reached an agreement with Provato to consolidate receivables into a five-year term note, originally maturing in October 2015. The note bears interest at a rate of 4.5% per annum and required monthly payments of principal plus interest in the amount of $7,386.

Effective April 1, 2016, a subscription service agreement was entered into by Provato and the Company to settle the balance on the note of $254,683. Based on the terms of the agreement, the Company will receive a 48-month software subscription. The monthly subscription fee of $5,306 will reduce the amount outstanding on the note over the term of the subscription and will reduce the note receivable to zero. As a result of this modified agreement, management removed the reserve of $50,000 that had previously been placed against the note. The balance of the note receivable at September 30, 2017 was $159,177 and at December 31, 2016 was $206,930.

Note 4.
Property and Equipment

Property and equipment consists of the following as of:

	September 30, 2017	December 31, 2016
Equipment and hardware	$ 3,772,170	$ 3,314,765
Computer software	2,212,980	2,107,944
Vehicles	93,476	233,837
Leasehold improvements	2,831,280	2,822,893
Furniture and fixtures	1,531,118	1,531,118
	10,441,024	10,010,557
Less accumulated depreciation and amortization	7,168,698	6,366,926
	$ 3,272,326	$ 3,643,631

Total depreciation and amortization expense was $326,280 and $279,250 for three months ended September 30, 2017 and 2016 and $942,128 and $824,935 for the nine months ended September 30, 2017 and 2016, respectively.

Assets purchased under the terms of non-cancelable capital leases were $1,160,919 at September 30, 2017 and 2016. Amortization expense for capital leased assets was $17,195 and $37,702 for the three -months ended September 30, 2017 and 2016 and $81,550 and $118,863 for the nine months ended September 30, 2016 and 2017, respectively. Accumulated amortization on these assets totaled $898,940 and $847,657 at September 30, 2017 and December 31, 2016, respectively.

Note 5.
Debt

The Company entered into a business loan agreement with a financial institution with a borrowing capacity of $6,000,000. The proceeds of the revolving line of credit were used, in part, to pay down the subordinated debt balance. The line requires the Company to maintain certain fixed charge coverage ratios. The line of credit had an outstanding balance of $2,488,636 and $0 at September 30, 2017 and 2016, respectively. The line bears interest at an annual rate of prime plus 1.5%. Interest expense on the line of credit totaled $32,858 and $1,008 for the three months ended September 30, 2017 and 2016 and $68,755 and $1,008 for the nine months ended September 30, 2017 and 2016, respectively.

The Company entered into a note payable effective August 14, 2014, for a total principal amount of $2,500,000. Principal payments are due monthly in the amount of $56,514, with the remaining principal amount and any accrued interest due in full on August 14, 2018. Interest is due monthly at a rate equal to the prime rate plus 0.75% (4.5% and 4.25% at September 30, 2017 and 2016, respectively). Interest expense recorded on this note was $9,331 and $7,773 for the three months ended September 30, 2017 and 2016 and $32,108 and $42,295 for the nine months ended September 30, 2017 and 2016, respectively. The note is collateralized by substantially all assets of the Company and is subject to certain financial covenants. At September 30. 2017, the Company was in default of these covenants and had obtained a waiver from the lender. The balance on this note was $623,302 and $4,089,617 at September 30, 2017 and December 31, 2016, respectively.

Also on August 14, 2014, the Company entered into a loan and securities purchase agreement with a financial investor for a total of $5,500,000 for 521,962 shares of Series A Preferred stock and a note payable with an original principal amount of $4,500,000. Additional principal is available for future borrowings up to $2,000,000. Any additional borrowings would also result in additional Series A Preferred shares being issued based on an agreed upon formula. All principal and accrued but unpaid interest is due in full on August 14, 2019. Payments were made in January 2017 in the amount of approximately $2,000,000 and September 2016 in the amount of $626,075. Interest accrues and is due monthly at a rate of 13.25% and 13.75%, respectively, of which 2.75% at September 30, 2017 and 2016 is considered paid-in-kind interest. Total interest recorded on this note was $56,489 for the three months ended September 30, 2017 and $242,200 for the nine months ended September 30, 2017, respectively, of which $45,261 was considered paid-in-kind and was accrued to the balance of principal at September 30, 2017. Total interest recorded on this note in was $177,604 for the three months ended September 30, 2017 and $379,079 for the nine months ended September 30, 2017, respectively, of which $55,072 was considered paid-in-kind and was accrued to the balance of principal. The note requires excess cash flow payments when excess cash, as defined, exists and is subject to certain financial covenants. As of September 30, 2017 and 2016, the Company was in default of their covenants and was not able to obtain a waiver from the lender. As such, the remaining balance at September 30, 2017 and 2016 is classified as a current liability on the balance sheet. The balance on this note was $2,134,878 and $4089,617 at September 30, 2017 and December 31, 2016, respectively.

As discussed in Note 6, the loan and securities purchase agreement was considered a hybrid instrument and the various features of the instrument, including the loan, Series A preferred stock and a related conversion feature associated with the preferred stock. The various features were recognized at their relative fair value, resulting in the recording of a debt discount totaling $898,497, which is being amortized and recorded as interest expense over the related term of the note. Amortization expense was $36,823 and $54,498 for the three months ended September 30, 2017 and 2016 and $123,727 and $176,753 for the nine months ended September 30, 2017 and 2016, respectively, as interest expense in the statements of operations.

Notes payable, line of credit, deferred charges and issuance costs consist of the following:

	September 30, 2017	December 31, 2016
Line of credit	$ 2,488,636	$ -
Notes payable	623,302	1,099,824
Subordinated note payable	2,134,878	4,089,617
Total line of credit and notes payable	5,246,816	5,189,441
Less deferred charges	(135,511)	(260,910)
Total line of credit and notes payable, net of deferred charges	5,111,305	4,928,531
Less current portion	(4,979,404)	(4,491,941)
Total debt, net deferred charges and current maturities	131,901	436,590
Less unamortized debt discount	(131,901)	(259,238)
Total	$ -	$ 177,352

Future principal payments required on long-term and current debt are as follows:

Years ending December 31:
2017	$ 2,650,960
2018	460,924
2019	2,134,932
$ 5,246,816

Note 6.
Derivative Liability

The Company analyzed the loan and securities agreement referred to in Note 5 based on the provisions of ASC 815 and determined that the conversion options within the Series A Preferred stock qualify as embedded derivatives. For derivative instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then revalued at each reporting date. The Company estimated the fair value of the embedded derivative using an option pricing model as it was determined that the down-round provisions were not probable of occurring. Based on the option pricing model, the fair value at inception of the embedded derivatives was determined to be $899,561 and the Company recorded a related derivative liability. The embedded derivative is revalued at the end of each reporting period and any resulting gain or loss is recognized as a current period change to operations. The fair value as of September 30, 2017 and December 31, 2016, was $471,470, resulting in a gain on fair value adjustment of $0 and $806,568 recorded on the statements of operations, respectively.

The fair value of the embedded conversion feature was calculated using the following factors and assumptions:

	2017	2016
Expected dividend yield	0%	0%
Risk-free interest rate	1.1%	1.9%
Expected term	5	5
Volatility	50.00%	50.00%

The expected volatility of the underlying share price granted was estimated using the historical volatility of companies in similar industries as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical issuance and management’s expectations for dividend issuance in the future. The expected term represents the period of time until expected conversion. The risk-free interest rate for periods within the expected term of the underlying security is based on the U.S. Treasury yield curve in effect at September 30, 2017 and 2016.

Note 7.
Income Taxes

The Company applies an estimated annual effective tax rate to the current period operating results related to ordinary income or loss in order to determine the interim provision for income taxes and recognizes tax effects outside of ordinary income discretely in the interim period in which they occur.

The Company’s effective tax rate was 40% and 0% for the three months ended September 30, 2017 and 2016, respectively. The Company’s effective tax rate was 40% and 48% for the nine months ended September 30, 2017 and 2016, respectively. The effective tax rate differed from the U.S. federal statutory rate primarily due to state taxes and permanently non-deductible expenses.

Note 8.
Series A Preferred Stock

The Company has authorized 778,432 shares of preferred stock, all of which have been designated as Series A shares. As discussed in Note 5, 521,962 shares were issued in conjunction with the loan and securities purchase agreement and were recorded at their relative fair value of $998,936 at the date of issuance. The Series A shares accrue dividends cumulatively at a rate of 10% per annum on the original issue price of $1,000,000 and are entitled to vote based on the number of whole shares of common stock into which the shares of preferred stock are convertible. Cumulative undeclared dividends are $344,108 and $221,917 as of September 30, 2017 and 2016, respectively. The Series A shares are convertible at any time and are automatically converted at the earlier of (a) the consummation of the sale of common stock in an underwritten public offering or (b) the event or time specified by a majority of the holders of the then outstanding preferred stock. The conversion price for the Series A shares is $1.75. As discussed in Note 6, this conversion feature was evaluated and determined to be a beneficial conversion feature for which bifurcation and separate recognition at fair value is required.

In the event of a liquidation event, the Series A stockholders are entitled to receive the original issue price plus all accrued and unpaid dividends prior to any distributions to the common stockholders. In addition, the holders of a majority of the then outstanding shares of preferred stock have the right to demand redemption by the Company by giving written notice any time after a redemption event occurs. A redemption event is defined as (a) the repayment in full of the outstanding principal on the related notes discussed in Note 5; provided that, if repayment in full results from a mandatory prepayment related to the sweep of excess cash flow, then the redemption event will be the date that is six months after the occurrence of such repayment, (b) the acceleration of the related notes following an event of default as defined in loan and securities purchase agreement, or (c) the occurrence of the maturity date, which is August 14, 2019. The price per share paid to redeem the preferred stock will be the greatest of (a) the original issue price of the shares plus all accrued and unpaid dividends as of the redemption date, (b) the fair market value of such share, and (c) the 8 times EBITDA amount of such share, as defined in the Amended and Restated Articles of Incorporation. The Series A Preferred stock is being accreted up to its redemption value each reporting period, which was determined to be $1,344,108 and $1250,333 as of September 30, 2017 and December 31, 2016, respectively.

Note 9.
Stock Option Plan

The Company maintains a stock option plan (the Stock Option Plan) under which the stockholders, directors, key employees, and consultants of the Company may receive options to purchase shares of the Company’s common stock at a specified price during specified time periods. There are 2,250,000 shares reserved and available for equity incentive plans. The option price is equal to the estimated fair market value at the time the option is granted. Vested options expire, if not exercised, by the earlier of ten years after the date of grant or the period specifically provided for within the plan. Options for the Stock Option Plan are granted at the Board of Directors’ discretion. Options vest at a rate of 25% per year on the first anniversary of the grant date and on a monthly basis thereafter for three years.

The fair market value of each stock option award is estimated on the date of grant using the Black-Scholes model. The following assumptions were used for options issued for the nine months ended September 30, 2017 and 2016:

	2017	2016
Expected dividend yield	0%	0%
Risk-free interest rate	1.8%	1.6%
Expected option term	5.90 years	5.90 years
Volatility	29.53%	18.24%

Pursuant to the Compensation topic of the FASB ASC, the expected volatility of the options granted may be estimated using the historical volatility of companies in similar industries as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical issuance and management’s expectations for dividend issuance in the future.

The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at September 30, 2017 and 2016.

The Company recognized compensation expense in the amounts of $64,249 and $55,000 for the three months ended September 30, 2017 and 2016 and $164,249 and $150,000 for the nine months ended September 30, 2017 and 2016, respectively.

The following is a summary of stock option activity and related information for the nine months ended September 30, 2017:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding, December 31, 2016	1,475,126	3.14
Granted	296,190	2.19
Exercised	-	-
Forfeited and expired	(210,968)	3.27
Outstanding, September 30, 2017	1,560,348	$ 2.94	5.75

Exercisable, September 30, 2017	1,121,635	$ 3.03	4.65

The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2017 was $0.71. The exercise price range for outstanding options at September 30, 2017 was $2.19.

There was $280,459 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Stock Option Plan as of September 30, 2017. That cost was expected to be recognized over a weighted-average remaining period of 1.1 years as of September 30, 2017.

Note 10.
Retirement Plans

401(k) plan: The Company has a 401(k) profit sharing plan (the Profit Sharing Plan) which is available to all employees who are at least 18 years of age. The Profit Sharing Plan allows eligible employees to defer up to 100% of their compensation (subject to Internal Revenue Service Code limitations) through a salary reduction agreement between the employee and the Company.

The Company may make discretionary contributions to the Plan, to be determined during each plan year. The Company recorded contributions to the Plan of $145,338 and $160,586 for the three months ended September 30, 2017 and 2016 and $402,108 and $537,694 for the nine months ended September 30, 2017 and 2016, respectively.

409(a) deferred compensation plan: The Company has a 409(a) deferred compensation plan (the Deferred Compensation Plan) that allows certain members of Management to defer up to 85% of their annual salary and up to 100% of any bonus. Company matching contributions were made on a dollar for dollar basis for the first 10% of compensation deferred until 2009 when matching was discontinued at the discretion of management as permitted under the Deferred Compensation Plan. The vesting of the Company match is based on the employee’s years of service with 20% vesting for each year of service beginning in year two.

Amounts payable to participants in the Profit Sharing Plan and the Deferred Compensation Plan, including the vested company match are recorded as long-term liabilities in the accompanying balance sheets as a deferred compensation liability and totaled $446,678 and $266,223 at September 30, 2017 and December 31, 2016, respectively.

Note 11.
Leases and Other Commitments

Leases: The Company leases equipment and office space under various noncancelable capital and operating leases, which expire on various dates through 2022. The future minimum lease payments under capital and operating leases and service commitments are as follows:

Operating
Years ending December 31:
2018	$ 1,238,029
2019	1,268,979
2020	1,300,703
2021	1,333,221
2022	680,440
Total minimum payments	$ 5,821,372

Rent expense for the three months ended and nine months ended September 30, 2017, was $281,303 and $843,966, respectively. Rent expense for the three months ended and nine months ended September 30, 2016, was $282,820 and $811,959, respectively, net of sublease income of $100,751. Rent expense is included in selling, general and administrative expenses on the statements of operations. As of September 30, 2016, there was one remaining sublease that rents space on a month to month basis.

Letter of credit: The Company maintains a standby letter of credit in the amount of $354,373 as a security deposit for its office lease. This letter of credit is renewable by request of the Company each March. There were no amounts drawn on the letter of credit during the years ended September 30, 2017 or December 31, 2016.

Note 12.
Contingencies

The Company is subject to legal proceedings and claims, which arise in the ordinary course of its business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company’s management, based upon the information available at this time, that the expected outcome of these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations and financial position of the Company. It is also the opinion of the Company’s management that the Company maintains an adequate level of insurance to handle the legal claims in the ordinary course of business.

Note 13.
Subsequent Events

On November 16, 2017, the Company entered into an agreement and plan of merger (the “Merger”) with Novume Solutions, Inc. (“Novume”) in the amount of approximately $13,017,500. The consummation of the Merger is subject to, among other things, the completion of a firm commitment underwritten public offering of Novume for an aggregate price to the public of at least $10 million which results in the Company’s successful listing of Common Stock on the Nasdaq Stock Market or the New York Stock Exchange. On November 28, 2017, Novume filed with the Securities and Exchange Commission a registration statement on Form S-1 for a public offering, and Novume is approved for listing on the Nasdaq Capital Market as of January 10, 2018.

Management has reviewed subsequent events through January 24, 2018, the date the financial statements were available to be issued.

NOVUME SOLUTIONS, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and
Stockholders of KeyStone Solutions, Inc.

We have audited the accompanying consolidated balance sheets of KeyStone Solutions, Inc. (the Company) as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KeyStone Solutions, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BD & Company, Inc.
Owings Mills, Maryland
June 9, 2017

KeyStone Solutions, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,788,587	$567,866
Accounts receivable	1,997,831	1,734,022
Other current assets	81,011	73,753
Total current assets	4,867,429	2,375,641
PROPERTY AND EQUIPMENT:
Furniture and fixtures	137,784	136,327
Office equipment	463,937	434,037
Leasehold improvements	33,259	33,259
	634,980	603,623
Less: accumulated depreciation	(515,911)	(469,517)
Net property and equipment	119,069	134,106

OTHER ASSETS
Deferred offering and financing costs	236,963	—
Deferred tax assets, net	219,982	—
Deposits	39,282	39,282
Total other assets	496,227	39,282
Total Assets	$5,482,725	$2,549,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$577,268	$419,482
Accrued expenses and other current liabilities	575,203	547,131
Total current liabilities	1,152,471	966,613

LONG-TERM LIABILITIES
Note payable	457,289	—
Deferred rent	56,709	52,378
Total Long-term liabilities	513,998	52,378
Total Liabilities	1,666,469	1,018,991
Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 500,000 and zero shares authorized, 301,570 and zero shares issued and outstanding as of December 31, 2016 and 2015, respectively	2,269,602	—

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 25,000,000 and 1,500 shares authorized, 5,000,000 and 1,370 shares issued and outstanding as of December 31, 2016 and 2015, respectively	500	—
Preferred stock, $0.0001 par value, 7,500,000 and zero shares authorized, 500,000 and zero shares designated as of December 31, 2016 and 2015, respectively	—	—
Additional paid-in capital	1,976,549	597,704
(Accumulated deficit) retained earnings	(430,395)	932,334
Total Stockholders’ Equity	1,546,654	1,530,038
Total Liabilities and Stockholders’ Equity	$5,482,725	$2,549,029

The accompanying notes are an integral part of these consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations

	Years Ended December 31,
	2016	2015
REVENUE	$12,128,406	$9,661,795
Cost of revenue	6,959,514	5,496,722
Gross profit	5,168,892	4,165,073
Selling, general, and administrative expenses	5,262,768	3,795,678
(Loss) income from operations	(93,876)	369,395
OTHER EXPENSES
Interest expense	(165,079)	—
Total other expenses	(165,079)	—
(Loss) income before taxes	(258,955)	369,395
Benefit from income taxes	219,971	—
Net (loss) income	$(38,984)	$369,395
(Loss) earnings per common share - basic and diluted	$(0.01)	$269.63
Weighted average shares outstanding - basic and diluted	3,958,619	1,370

The accompanying notes are an integral part of these consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
Balance as of January 1, 2015	1,370	$—	$597,704	$830,697	$1,428,401
Net income	—	—	—	369,395	369,395
Stockholders’ distributions	—	—	—	(267,758)	(267,758)
Balance as of December 31, 2015	1,370	—	597,704	932,334	1,530,038
Stockholders’ distributions	—	—	—	(125,615)	(125,615)
Net income of AOC Key Solutions through March 14, 2016	—	—	—	386,125	386,125
Contribution of undistributed earnings from AOC Key Solutions	—	—	1,192,844	(1,192,844)	—
Net common stock issued in recapitalization	4,998,630	500	(500)	—	—
Share-based compensation	—	—	26,844	—	26,844
Issuance of warrants in connection with note payable	—	—	58,520	—	58,520
Issuance of warrants in connection with preferred stock	—	—	101,137	—	101,137
Preferred stock dividends	—	—	—	(5,286)	(5,286)
Net loss from March 15, 2016 through December 31, 2016	—	—	—	(425,109)	(425,109)
Balance as of December 31, 2016	5,000,000	$500	$1,976,549	$(430,395)	$1,546,654

The accompanying notes are an integral part of these consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Years ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(38,984)	$369,395
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	51,870	70,268
Deferred income taxes	(219,982)	—
Share-based compensation	26,844	—
Amortization of deferred financing costs	28,703	—
Deferred rent	4,330	52,379
Warrant expense	101,634	—
Changes in operating assets and liabilities
Accounts receivable	(263,809)	(106,948)
Other current assets	(7,258)	23,191
Accounts payable	157,786	(147,626)
Accrued expenses and other current liabilities	22,787	—
Net cash (used in) provided by operating activities	(136,079)	260,659
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(36,833)	(57,343)
Net cash (used in) investing activities	(36,833)	(57,343)
CASH FLOWS FROM FINANCING ACTIVITIES
Stockholders’ distributions	(125,615)	(267,758)
Proceeds from note payable	500,000	—
Net proceeds from issuance of preferred stock	2,269,602	—
Payment of deferred offering costs	(216,842)	—
Payment of financing costs	(33,512)	—
Net cash provided by (used in) financing activities	2,393,633	(267,758)
Net increase (decrease) in cash and cash equivalents	2,220,721	(64,442)
Cash and cash equivalents at beginning of year	567,866	632,308
Cash and cash equivalents at end of year	$2,788,587	$567,866

The accompanying notes are an integral part of these consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 1 – NATURE OF OPERATIONS AND RECAPITALIZATION

Nature of Operations

KeyStone Solutions, Inc. (the “Company” or “KeyStone”) was formed in March 2016 as a holding company for its wholly-owned subsidiary AOC Key Solutions, Inc. (“KSI” or “Predecessor”). KSI provides consulting and technical support services to assist clients seeking U.S. Federal government contracts in the technology, telecommunications, defense, and aerospace industries. Both the Company and KSI are headquartered in Chantilly, Virginia and have an office in New Orleans, Louisiana.

Recapitalization

On March 15, 2016, the stockholders of KSI formed KeyStone as a holding company with the same proportionate ownership percentage as KSI. On that same date KSI entered into a merger agreement (the “Merger Agreement”) with KeyStone and KCS Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of KeyStone with no activity. Pursuant to the Merger Agreement, on March 15, 2016, Merger Sub was merged with and into KSI, and thus KSI became a wholly-owned subsidiary of KeyStone. To complete the merger, the stockholders exchanged 100% of the outstanding common stock of KSI for newly issued common stock of KeyStone, representing 100% of the outstanding common stock. This effectively transferred 100% of the voting equity interest and control of KSI to KeyStone. The undistributed earnings totaling $1,192,844 of KSI as of that date were considered a capital contribution to KeyStone and were therefore reclassified to additional paid-in capital. The operations of KSI did not change, nor have any assets or operations transferred to either KeyStone or Merger Sub. The merger transaction resulted in no gain or loss to either entity. The stockholders’ proportionate ownership of KeyStone remains the same as it was for KSI. KeyStone accounted for the merger transaction as a recapitalization in the accompanying consolidated financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of KeyStone, the parent company, and its wholly-owned subsidiaries AOC Key Solutions, Inc., Novume Media, Inc. and Chantilly Petroleum, LLC.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the accounting rules under Regulation S-X, as promulgated by the Securities and Exchange Commission (“SEC”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents

KeyStone considers all highly liquid debt instruments purchased with the maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are customer obligations due under normal trade terms. The Company provides its services primarily to clients seeking U.S. Federal government contracts in the technology, communications, defense and aerospace industries. The Company performs continuing credit evaluations of its clients’ financial condition, and the Company generally does not require collateral.

Management reviews accounts receivable to determine if any receivables will potentially be uncollectible. Factors considered in the determination include, among other factors, number of days an invoice is past due, client historical trends, available credit ratings information, other financial data and the overall economic environment. Collection agencies may also be utilized if management so determines.

The Company records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. The Company also considers recording as an additional allowance a certain percentage of aged accounts receivable, based on historical experience and the Company’s assessment of the general financial conditions affecting its customer base. If actual collection experience changes, revisions to the allowance may be required. After all reasonable attempts to collect an account receivable have failed, the amount of the receivable is written off against the allowance. Based on the information available, the Company concluded that an allowance was not required at December 31, 2016 or 2015, respectively.

Property and Equipment

The cost of furniture and fixtures and office equipment is depreciated over the useful lives of the related assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the lease. Depreciation and amortization is recorded on the straight-line basis.

The range of estimated useful lives used for computing depreciation are as follows:

Furniture and fixtures	5 - 10 years
Office equipment	3 - 5 years
Leasehold improvements	10 years

Depreciation and amortization expense for the years ended December 31, 2016 and 2015 was $51,870 and $70,268, respectively.

Revenue Recognition

The Company recognizes revenues for the provision of services when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company principally derives revenues from fees for services generated on a project-by-project basis. Revenues for time-and-materials contracts are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour set forth in the Company’s standard rate sheet or as written from time to time in the Company’s contracts or purchase orders. Revenues related to firm-fixed-price contracts are primarily recognized upon completion of the project as these projects are typically short-term in nature.

Advertising

The Company expenses all non direct-response advertising costs as incurred. Such costs were not material for the years ended December 31, 2016 and 2015.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual amounts may differ from these estimates. On an on-going basis, the Company evaluates its estimates, including those related to collectability of accounts receivable, fair value of debt and equity instruments and income taxes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not apparent from other sources. Actual results may differ from those estimates under different assumptions or conditions.

Income Taxes

Through March 15, 2016, KSI elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, KSI did not pay U.S. Federal corporate income taxes, and in most instances state income tax, on its taxable income. Instead, the KSI stockholders were liable for individual income taxes on their respective shares of KSI’s net income. KSI effectively revoked its S Corporation election upon the March 15, 2016 merger with the KeyStone. Both KSI and KeyStone are currently subject to corporate income taxes.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company’s evaluation as of December 31, 2016 revealed no uncertain tax positions that would have a material impact on the consolidated financial statements. The 2013 through 2015 tax years remain subject to examination by the IRS and various states. Management does not believe that any reasonably possible changes will occur within the next twelve months that will have a material impact on the consolidated financial statements.

Equity-Based Compensation

The Company recognizes equity-based compensation based on the grant-date fair value of the award on a straight-line basis over the requisite service period, net of estimated forfeitures. Total equity-based compensation expense included in selling, general and administrative expenses in the accompanying consolidated statements of operations for the years ended December 31, 2016 and 2015 was $26,844 and $0, respectively.

The Company estimates the fair value of stock options using the Black-Scholes option-pricing model. The use of the Black-Scholes option-pricing model requires the use of subjective assumptions, including the fair value and projected volatility of the underlying common stock and the expected term of the award.

The fair value of each option granted has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following assumptions during the year ended December 31, 2016:

2016
Risk-free interest rate	1.14%
Expected term	5 years
Volatility	70%
Dividend yield	0%
Estimated annual forfeiture rate at time of grant	0%

Risk-Free Interest Rate – The yield on actively traded non-inflation indexed U.S. Treasury notes with the same maturity as the expected term of the underlying grants was used as the average risk-free interest rate.

Expected Term – The expected term of options granted during the year ended December 31, 2016 was determined based on management’s expectations of the options granted which are expected to remain outstanding.

Expected Volatility – As the Company is a private entity, there is not a substantive share price history to calculate volatility and, as such, the Company has elected to use the calculated value method.

Dividend Yield – The Black-Scholes option pricing model requires an expected dividend yield as an input. The Company has not issued regular dividends in the past nor does the Company expect to issue dividends in the future.

Forfeiture Rate – This is the estimated percentage of equity grants that are expected to be forfeited or cancelled on an annual basis before becoming fully vested. The Company estimates the forfeiture rate based on past turnover data, level of employee receiving the equity grant, and vesting terms, and revises the rate if subsequent information indicates that the actual number of instruments that will vest is likely to differ from the estimate. The cumulative effect on current and prior periods of a change in the estimated number of awards likely to vest is recognized in compensation cost in the period of the change.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value as of December 31, 2016 and 2015 because of the relatively short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value as of December 31, 2016, given management’s evaluation of the instrument’s current rate compared to market rates of interest and other factors.

The determination of fair value is based upon the fair value framework established by Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. ASC 820 also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy. The Company has concluded that its Series A Preferred Stock is a Level 3 financial instrument and that the fair value approximates the carrying value due to the proximity of the date of the sale of the Series A Preferred Stock to independent third-parties as compared to December 31, 2016. There were no changes in levels during 2016 and the Company did not have any financial instruments prior to 2016.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and accounts receivable. Concentrations of credit risk with respect to accounts receivable are minimal due to the collection history and due to the nature of the Company’s client base. The Company limits its credit risk with respect to cash by maintaining cash balances with high quality financial institutions. At times, the Company’s cash may exceed U.S. Federally insured limits and as of December 31, 2016 and 2015, the Company had $2,632,340 and $375,972, respectively, of cash and cash equivalents on deposit that exceeded the federally insured limit.

Earnings per Share

Basic earnings per share, or EPS, is computed using the weighted average number of common shares outstanding during the period. Diluted EPS is computed using the weighted average number of common and potentially dilutive securities outstanding during the period except for periods of net loss for which no potentially dilutive securities are included because their effect would be anti-dilutive. Potentially dilutive securities consist of common stock issuable upon exercise of stock options or warrants using the treasury stock method. Potentially dilutive securities issuable upon conversion of the Series A Preferred Stock are calculated using the if-converted method.

The Company calculates basic and diluted earnings per common share using the two-class method. Under the two-class method, net earnings are allocated to each class of common stock and participating security as if all of the net earnings for the period had been distributed. Participating securities consist of Series A Preferred Stock and warrants that contain a nonforfeitable right to receive dividends and therefore are considered to participate in undistributed earnings with common stockholders.

Going Concern Assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s consolidated financial statements to determine there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in U.S. GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New Accounting Pronouncements

Recently Issued Accounting Pronouncements

Not Yet Adopted

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. The standard reduces complexity in several aspects of the accounting for employee share-based compensation, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years, with early adoption permitted. The Company believes that when adopted, this ASU will have minimal impact on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

●
ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

●
ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

●
ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

●
ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which clarifies the implementation guidance in a number of other areas.

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. The Company is currently in the process of completing its assessment of any significant contract and assessing the impact the adoption of the new revenue standard will have on its consolidated financial statements and related disclosures. Thus far the Company does not believe the adoption of this standards update will have a material effect on its consolidated financial statements and related disclosures. However, the Company will continue its evaluation of the standards update through the date of adoption. The standard update, as amended, will be effective for annual periods beginning after December 15, 2017.

There are currently no other accounting standards that have been issued but not yet adopted that will have a significant impact on the Company’s financial position, results of operations or cash flows upon adoption.

Recently Adopted

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 is aimed at reducing complexity in accounting standards. Currently, GAAP requires the deferred taxes for each jurisdiction to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction; companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The new guidance is effective in fiscal years beginning after December 15, 2016, including interim periods within those years, with early adoption permitted. The Company early adopted and applied the new standard retrospectively to the prior period presented in the consolidated balance sheets and it did not have a material impact.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs (ASU 2015-03). The update requires that deferred debt issuance costs be reported as a reduction to long-term debt (previously reported in other noncurrent assets). The Company adopted ASU 2015-03 in 2016 and for all retrospective periods, as required, and the impact of the adoption was not material to the consolidated financial statements

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

The Company does not believe that any recently issued accounting standards, in addition to those referenced above, would have a material effect on its consolidated financial statements.

NOTE 3 — SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years ended December 31, 2016 and 2015 was as follows:

Cash paid for interest during the year ended December 31, 2016 was $48,957. No interest was paid in 2015.

Non-cash Financing Activities

As more fully disclosed in Note 1, on March 16, 2016, the stockholders exchanged 100% of their outstanding shares of common stock in KSI for proportionate shares of KeyStone’s outstanding common stock and undistributed earnings of $1,192,844 were contributed to Keystone.

Dividends on the Series A Preferred Stock totaling $5,286 were approved and declared in 2016.

Warrants issued in connection with note payable	$58,520
Warrants issued in connection with issuance of Series A Preferred Stock	$101,634

NOTE 4 — DEBT

Line of Credit

AOC Key Solutions was a party to a business loan agreement (the “2015 Loan Agreement”) with Sandy Spring Bank (the “Lender”) dated as of September 25, 2015. The primary credit facility was an asset-based revolving line of credit up to $1,000,000 which was due to mature on September 30, 2016. To secure its obligations under the 2015 Loan Agreement, AOC Key Solutions had granted to the Lender a security interest in its accounts receivable. The Lender was required to advance funds to AOC Key Solutions up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of AOC Key Solutions’ accounts receivable aged 90-days or less which contained selling terms and conditions acceptable to the Lender. AOC Key Solutions’ obligations under the 2015 Loan Agreement were guaranteed by James McCarthy, Chairman of the Board of AOC Key Solutions, and his wife. AOC Key Solutions did not draw any funds from this credit facility in 2015. Pursuant to First Amendment to Business Loan Agreement (Asset Based), dated May 9, 2016, the Lender had waived the restrictions in the 2015 Loan Agreement on AOC Key Solutions’ ability to make dividends to the Company. There was no outstanding balance on the 2015 Loan Agreement at December 31, 2015.

On August 11, 2016, KeyStone entered into Loan and Security Agreement (the “2016 Line of Credit”) with Sandy Spring Bank that replaces the 2015 Loan Agreement with KSI. The 2016 Line of Credit is comprised of: 1) an asset-based revolving line of credit up to $1,000,000 for short-term working capital needs and general corporate purposes which is due to mature on July 31, 2017, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.50% and is secured by a first lien on all of KeyStone’s business assets; and 2) an optional term loan of $100,000 which must be drawn by July 31, 2017, which is for permanent working capital, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.75%, requires monthly payments of principal plus interest to fully amortize the loan over four (4) years, is secured by a first lien on all of KeyStone’s business assets, cross-collateralized and cross-defaulted with the revolving line of credit, and matures on February 15, 2019. The 2016 Line of Credit does not require any personal guarantees.

The borrowing base for the 2016 Line of Credit is up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of KeyStone’s eligible accounts receivable as defined by Sandy Spring Bank. The borrowing base for the $100,000 term loan is fully reserved under the borrowing base for the revolving line of credit. The 2016 Line of Credit has periodic reporting requirements, balance sheet and profitability covenants, as well as affirmative and negative operational and ownership covenants. KeyStone was in compliance with all 2016 Line of Credit covenants at December 31, 2016. There was no outstanding balance on the 2016 Line of Credit at December 31, 2016.

Long-Term Debt

On March 16, 2016, KeyStone entered into a Subordinated Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) pursuant to which KeyStone agreed to issue up to $1,000,000 in subordinated debt and warrants to purchase up to 125,000 shares of KeyStone’s common stock (“Subordinated Note Warrants”). The exercise price for the Subordinated Note Warrants is equal to $2.00 per share of common stock. As of December 31, 2016, subordinated notes with a face amount of $500,000 and Subordinated Note Warrants to purchase 62,500 shares of KeyStone’s common stock have been issued pursuant to the Note Purchase Agreement to Avon Road Partners, L.P. (“Avon Road”), an affiliate of Robert Berman, KeyStone’s CEO and a member of KeyStone’s Board of Directors. The warrant has an expiration date of March 16, 2019 and qualified for equity accounting as the warrant did not fall within the scope of ASC Topic 480, Distinguishing Liabilities from Equity. The fair value was determined to be $58,520 and is recorded as a debt discount and additional paid-in capital in the accompanying consolidated balance sheet as of December 31, 2016. The debt discount will be amortized as interest expense on a straight-line basis, which approximates the effective interest method, through the maturity date of the note payable.

The note is subordinated to the KeyStone’s current financing facility with Sandy Spring Bank and any successor financing facility. Simple interest accrues on the unpaid principal of the note at a rate equal to the lower of (a) 9% per annum, or (b) the highest rate permitted by applicable law. Interest is payable monthly. The note matures on March 16, 2019. KeyStone was in compliance with the terms of the Avon Road note payable at December 31, 2016.

NOTE 5 — INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic 740. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect with the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. In determining the need for a valuation allowance, management reviews both positive and negative evidence pursuant to the requirements of ASC Topic 740, including current and historical results of operations, future income projections and the overall prospects of the Company’s business.

The benefit from income taxes for the year ended December 31, 2016 consists of the following:

Current:
State	$11
Deferred:
Federal	(196,826)
State	(23,156)
Benefit from income taxes	$(219,971)

The components of deferred income tax assets and liabilities are as follows at December 31, 2016:

Deferred tax assets:
Amortizable start-up costs	$117,340
Accrued bonuses	52,345
Net operating loss carryforward	89,944
$259,629
Deferred tax liabilities:
Fixed assets	(39,647)
Total deferred tax assets, net	$219,982

The difference between the income tax provision computed at the U.S. Federal statutory rate and the actual tax benefit is accounted for as follows for the year ended December 31, 2016:

U.S. statutory federal rate	34.0%
(Decrease) increase in taxes resulting from:
State income tax rate, net of U.S. Federal benefit	4.0%
Other temporary and permanent arising from S Corp years	(13.2)%
S Corp income prior to merger	62.8%
Other	(2.7)%
Effective tax rate	84.9%

The Company files income tax returns in the United States and in various state and foreign jurisdictions. No U.S. Federal, state or foreign income tax audits were in process as of December 31, 2016.

As more fully disclosed in Note 2, through March 15, 2016, KSI elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, KSI did not pay federal corporate income taxes, and in most instances state income tax, on its taxable income. Thus, for the year ended December 31, 2015, KSI did not have any provision for income taxes.

There was no valuation allowance for deferred tax assets at December 31, 2016, as management believes that the deferred tax assets will be realized through future operations. At December 31, 2016, KeyStone had net operating loss carryforwards of approximately $237,000 which begin to expire in 2036.

For the year ended December 31, 2016 and 2015, KeyStone did not record any interest or penalties related to unrecognized tax benefits. It is the Company’s policy to record interest and penalties related to unrecognized tax benefits as part of income tax expense.

NOTE 6 — STOCKHOLDERS’ EQUITY

Common Stock

As of December 31, 2015, the authorized, issued and outstanding common shares of KSI were 1,370.

As described in more detail in Note 1, on March 15, 2016, the stockholders of KSI formed KeyStone as a holding company with the same proportionate ownership percentage as KSI. Pursuant to the Merger Agreement, the stockholders exchanged 100% of the outstanding common stock of KSI for 5,000,000 shares newly issued KeyStone common stock, representing 100% of the outstanding common stock. The formation of KeyStone provided for 25,000,000 authorized shares of KeyStone $.0001 par value common stock. As of December 31, 2016, 5,000,000 shares of KeyStone common stock were issued and outstanding.

Series A Cumulative Convertible Redeemable Preferred Stock

The formation of KeyStone provided for 7,500,000 shares of $.0001 par value KeyStone Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”).

In November 2016, KeyStone commenced its Reg A Offering (the “Offering”) of up to 3,000,000 Units. Each Unit consisted of one share of Series A Preferred Stock and a warrant to purchase 0.25 shares of the KeyStone’s common stock at an exercise price of $2 per share. The Series A Preferred Stock holders are entitled to quarterly dividends of 7.0% per annum per share.

The Units were sold at $10 per Unit in minimum investment amounts of $5,000. There were three closings related to the sales of the Units (See Note 12). The proceeds, which KeyStone deemed to be fair value from the December 23, 2016 closing (the “First Offering”) totaled $3,015,700 with the issuance of 301,570 preferred shares and 301,570 warrants. The second and third closings occurred on January 23, 2017 and March 21, 2017, respectively (See Note 12). KeyStone will adjust the value of the Series A Preferred Stock to fair (redemption) value at the end of the reporting period. The adjustment to the redemption value will be recorded through equity.

The Series A Preferred Stock holder has a put right to convert each share into common stock at an initial conversion price and a specified price which increases annually based on the passage of time beginning in November 2019. The Series A Preferred Stock holder also has put right after 60 months from the issuance date to redeem any or all of the Preferred Stock at a redemption price of $15 per share plus any accrued but unpaid dividends. KeyStone has a call right after 36 months from the issuance date to redeem all of the Series A Preferred Stock at a redemption price which increases annually based on the passage of time beginning in November 2019. The Series A Preferred Stock contains an automatic conversion feature based on a qualified initial public offering in excess of $30,000,000 or a written agreement by at least two-thirds of the Series A Preferred Stock holders at an initial conversion price and a specified price which increases annually based on the passage of time beginning in November 2016. Based on the terms of the Series A Preferred Stock, the Company concluded that the Series A Preferred Stock should be classified as temporary equity in the accompanying consolidated balance sheet as of December 31, 2016.

As of December 31, 2016, 301,570 shares of preferred stock were issued and outstanding.

The KeyStone Series A Preferred Stock is entitled to quarterly cash dividends of $0.175 (7% per annum) per share. On April 7, 2017, KeyStone paid cash dividends of $75,695 to shareholders of record as of March 30, 2017

The expiration date of the warrant is seven years from the date of issuance. The warrants are required to be measured at fair value at the time of issuance and classified as equity. The Company determined that under the Black-Scholes option pricing model, the fair value at the date of issuance was $141,980.

NOTE 7 — COMMON STOCK OPTION AGREEMENT

On March 16, 2016, two stockholders of KeyStone entered into an option agreement with Avon Road. Under the terms of this agreement Avon Road paid the stockholders $10,000 each (a total of $20,000) for the right to purchase, on a simultaneous and pro-rata basis, up to 2,226,278 shares of KeyStone’s common stock owned by those two shareholders at $1 per share, which was determined to be the fair value. The option agreement has a two-year term which expires on March 16, 2018.

NOTE 8 — COMMITMENTS

Operating Leases

KeyStone leases office space in Chantilly, Virginia under the terms of a ten-year lease expiring October 31, 2019. The lease contains one five-year renewal option. The lease terms include an annual increase in base rent and expenses of 2.75%.

KeyStone also leases office space in New Orleans, Louisiana. The lease is a three-year lease expiring May 31, 2018.

Rent expense for the years ended December 31, 2016 and 2015 was $507,815 and $552,794, respectively, and is included in selling, general and administrative expenses.

As of December 31, 2016, the future obligations over the primary terms of the KeyStone’s long-term leases expiring through 2019 are as follows:

2017	$522,150
2018	489,536
2019	364,390
Total	$1,376,076

KeyStone is the lessor in an agreement to sub-lease office space in Chantilly, Virginia with an initial term of two years with eight one-year options to renew the lease through October 31, 2019. The lease provides for an annual increase in base rent and expenses of 2.90%. The initial term ended October 31, 2011 and KeyStone exercised the renewal options through 2015. On April 7, 2015, the lease was amended to sublease more space to the subtenant and change the rental calculation.

Rent income for the years ended December 31, 2016 and 2015 was $182,534 and $156,375, respectively, and is included in selling, general and administrative expenses as an offset to rent expense in the accompanying consolidated statements of operations.

NOTE 9 — EQUITY INCENTIVE PLAN

In 2016, the Company approved and adopted the 2016 Equity Award Plan (the “2016 Plan”). The 2016 Plan permits the granting of stock options, stock appreciation rights, restricted and unrestricted stock awards, phantom stock, performance awards and other stock-based awards for the purpose of attracting and retaining quality employees, directors and consultants. Maximum awards available under the 2016 Plan were initially set at 870,000 shares. To date, only stock options have been issued under the 2016 Plan.

Stock Options

Stock options granted under the 2016 Plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”). ISOs may be granted to employees and NSOs may be granted to employees, directors, or consultants. Stock options are granted at exercise prices as determined by the Board of Directors. The vesting period is generally three to four years with a contractual term of 10 years.

The 2016 Plan is administered by the Administrator, which is currently the Board of Directors of the Company. The Administrator has the exclusive authority, subject to the terms and conditions set forth in the 2016 Award Plan, to determine all matters relating to awards under the 2016 Plan, including the selection of individuals to be granted an award, the type of award, the number of shares of KeyStone common stock subject to an award, and all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an award and the terms of any instrument that evidences the award.

KeyStone has also designed the 2016 Plan to include a number of provisions that KeyStone’s management believes promote best practices by reinforcing the alignment of equity compensation arrangements for nonemployee directors, officers, employees, consultants and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date.

No Repricing Without Stockholder Approval. KeyStone cannot, without stockholder approval, reduce the exercise price of an award (except for adjustments in connection with a KeyStone recapitalization), and at any time when the exercise price of an award is above the market value of KeyStone common stock, KeyStone cannot, without stockholder approval, cancel and re-grant or exchange such award for cash, other awards or a new award at a lower (or no) exercise price.

No Evergreen Provision. There is no evergreen feature under which the shares of common stock authorized for issuance under the 2016 Plan can be automatically replenished.

No Automatic Grants. The 2016 Plan does not provide for “reload” or other automatic grants to recipients.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Administrator.

No Tax Gross-Ups. The 2016 Plan does not provide for any tax gross-ups.

No Liberal Change-in-Control Definition. The change-in-control definition contained in the 2016 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

“Double-trigger” Change in Control Vesting. If awards granted under the 2016 Plan are assumed by a successor in connection with a change in control of KeyStone, such awards will not automatically vest and pay out solely as a result of the change in control, unless otherwise expressly set forth in an award agreement.

No Dividends on Unearned Performance Awards. The 2016 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

Limitation on Amendments. No amendments to the 2016 Plan may be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the 2016 Plan, diminish the prohibitions on repricing stock options or stock appreciation rights, or otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal exchange on which KeyStone’s shares are traded.

Clawbacks. Awards based on the satisfaction of financial metrics that are subsequently reversed, due to a financial statement restatement or reclassification, are subject to forfeiture.

When making an award under the 2016 Plan, the Administrator may designate the award as “qualified performance-based compensation,” which means that performance criteria must be satisfied in order for an employee to be paid the award. Qualified performance-based compensation may be made in the form of restricted common stock, restricted stock units, common stock options, performance shares, performance units or other stock equivalents. The 2016 Plan includes the performance criteria the Administrator has adopted, subject to stockholder approval, for a “qualified performance-based compensation” award.

A summary of stock option activity under the Company’s 2016 Plan for the year ended December 31, 2016 is as follows:

	Number of Shares Subject to Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance at January 1, 2016	—	$—	—
Granted	25,000	2.50	9.45
Exercised	—	—	—
Cancelled	—	—	—
Balance at December 31, 2016	25,000	$2.50	9.45
Exercisable at December 31, 2016	25,000	$2.50	9.45
Vested and expected to vest at December 31, 2016	25,000	$2.50	9.45

The Company recorded $26,844 of compensation expense relating to the option grant for the year ended December 31, 2016. The intrinsic value of the stock options granted in fiscal year 2016 was zero because the market price of the common stock underlying the options did not exceed the exercise price at grant date or at December 31, 2016. No stock options were granted or outstanding prior to 2016. The total fair value of shares that became vested after grant during the year ended December 31, 2016 was zero.

As of December 31, 2016, there was no unrecognized compensation cost related to unvested stock options granted under the 2016 Plan.

NOTE 10 — EMPLOYEE BENEFIT PLAN

KeyStone has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code (the “Code”) (the “401(k) Plan”) which was amended on January 1, 2013, as required by the Code. Pursuant to the amended 401(k) Plan, KeyStone will make nondiscretionary “safe harbor” matching contributions of 100% of the participant’s salary deferrals up to 3%, and 50% of the next 2%, of a participant’s compensation for all participants. The amount of contributions recorded by KeyStone in 2016 and 2015 was $140,612 and $114,741, respectively.

NOTE 11 — EARNINGS (LOSS) PER SHARE

The following table provides information relating to the calculation of earnings (loss) per common share:

	Years Ended December 31,
	2016	2015
Basic and diluted (loss) earnings per share
Net (loss) earnings	$(38,984)	$369,395
Less: preferred stock dividends	(5,286)	—
Net (loss) income attributable to common shareholders	$(44,270)	$369,395
Weighted average common shares outstanding - basic and diluted	3,958,619	1,370
Basic and diluted (loss) earnings per share	$(0.01)	$269.63
Potentially dilutive securities excluded due to anti-dilutive effect	70,875	—

For the year ended December 31, 2016, the following potentially dilutive securities were excluded from diluted (loss) earnings per share as the Company had a net loss for the year: 25,000 outstanding stock options, 6,283 for outstanding warrants and 13,542 related to the Series A Preferred Stock. There were no potentially dilutive securities during the year ended December 31, 2015.

(Loss) Earnings Per Share under Two – Class Method

The Series A Preferred Stock has the non-forfeitable right to participate on an as converted basis at the conversion rate then in effect in any common stock dividends declared and, as such, is considered a participating security. The Series A Preferred Stock is included in the computation of basic and diluted loss per share pursuant to the two-class method. Holders of the Series A Preferred Stock do not participate in undistributed net losses because they are not contractually obligated to do so.

The computation of diluted (loss) earnings per share attributable to common stockholders reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock that are dilutive were exercised or converted into shares of common stock (or resulted in the issuance of shares of common stock) and would then share in our earnings. During the periods in which we record a loss attributable to common stockholders, securities would not be dilutive to net loss per share and conversion into shares of common stock is assumed not to occur.

The following table provides a reconciliation of net (loss) to preferred shareholders and common stockholders for purposes of computing net (loss) per share for the year ended December 31, 2016 (there were no outstanding participating securities in 2015):

Year Ended December 31, 2016
Numerator:
Net (loss) earnings from continuing operations	$(38,984)
Less: preferred stock dividends	(5,286)
Net income (loss) attributable to shareholders	$(44,270)
Denominator:
Weighted average common shares outstanding	3,958,619
Participating securities - Series A preferred stock and warrants	6,283
Weighted average shares outstanding	3,964,902
Loss per common share - basic and diluted under two-class method	$(0.01)

(1)
As these shares are participating securities that participate in earnings, but do not participate in losses based on their contractual rights and obligations, this calculation demonstrates that there is no allocation of the loss to these securities.

NOTE 12 — SUBSEQUENT EVENTS

Second Offering Closing

On January 23, 2017, KeyStone completed its second closing of the Series A Preferred Stock offering (the “Offering”). The second closing of the Offering was for the sale of 119,757 Units with each Unit consisting of one share of the Company’s Series A Preferred Stock and a warrant to purchase 0.25 KeyStone Common Shares, exercisable at any time for seven years, at an exercise price of $2.00 per KeyStone Common Share. KeyStone received aggregate gross proceeds of $1,197,570 in the second closing.

Increase of Series A Preferred Stock Designated Shares

On March 20, 2017, KeyStone increased the total number of designated shares of the Series A Preferred Stock from 500,000 to 505,000 shares.

Third and Final Offering Closing

On March 21, 2017, KeyStone completed its third and final closing of the Offering. The third and final sale of 81,000 Units with each Unit consisting of one share of Series A Preferred Stock, and a warrant to purchase 0.25 shares of KeyStone Common Shares, exercisable at any time for seven years, at an exercise price of $2.00 per KeyStone Common Share. KeyStone received aggregate gross proceeds of $810,000 in the third and final closing.

The aggregate total sold in the Offering through and including the third and final closing was 502,327 Units for total gross proceeds to the Company of $5,023,270. The Offering is now closed.

Firestorm Acquisition

On January 25, 2017 (the “Closing Date”), KeyStone acquired Firestorm Solutions, LLC and Firestorm Franchising, LLC (collectively, the “Firestorm Entities” or “Firestorm”).

Membership Interest Purchase Agreement

Pursuant to the terms of the Membership Interest Purchase Agreement (the “MIPA”), by and among KeyStone, each of the Firestorm Entities, each of the Members of the Firestorm Entities, and a newly created acquisition subsidiary of KeyStone, Firestorm Holdings, LLC, a Delaware limited liability company (“Firestorm Holdings”), KeyStone has acquired all of the membership interests in each of the Firestorm Entities for the following consideration:

●
$500,000 in cash in the aggregate paid by KeyStone as of the Closing Date to the three principals (Harry W. Rhulen, Suzanne Loughlin, and James W. Satterfield, collectively the “Firestorm Principals”) of the Firestorm. Of that aggregate amount $250,000 was paid to Mr. Satterfield, and $125,000 was paid to each of Mr. Rhulen and Ms. Loughlin;

●
$1,000,000 in the aggregate in the form of four unsecured, subordinated promissory notes issued by KeyStone payable over five years after the Closing Date, to all the members (consisting of the Firestorm Principals and Lancer Financial Group, Inc. (“Lancer”)) of the Firestorm Entities. The principal amount of the note payable to Lancer is $500,000 (the “Lancer Note”). The principal amount of the note payable to Mr. Rhulen is $166,666.66. The principal amount of the notes payable to each of Mr. Satterfield and Ms. Loughlin is $166,666.67. (The notes payable to Mr. Rhulen, Ms. Loughlin and Mr. Satterfield are individually referred to herein as a “Firestorm Principal Note” and collectively, as the “Firestorm Principal Notes”). The Firestorm Principal Notes are payable at an interest rate of 2% and the Lancer Note is payable at an interest rate of 7%. The Lancer Note also has a capped subordination of $7,000,000, subject to the consent of Lancer;

●
Each of the Firestorm Principals were issued 162,698 shares of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Shares”), for an aggregate issuance of 488,094 KeyStone Common Shares;

●
Each of the Firestorm Principals received warrants to purchase 54,233 KeyStone Common Shares, exercisable over a period of five years after the Closing Date, at an exercise price of $5.00 per share. The form of $5.00 Common Stock Purchase Warrant (the “$5.00 Warrant”); and

●
Each of the Firestorm Principals received warrants to purchase 54,233 KeyStone Common Shares, exercisable over a period of five years after the Closing Date, at an exercise price of $7.00 per share. The form of $7.00 Common Stock Purchase Warrant (the “$7.00 Warrant”).

As the Firestorm acquisition has recently been completed, the Company is currently in the process of completing the purchase price allocation. As a result, the purchase price allocation for Firestorm will be included in the Company’s consolidated financial statements in future periods in 2017.

The following unaudited pro-forma combined financial information gives effect to the acquisition of Firestorm as if it was consummated January 1, 2015. This unaudited pro-forma financial information is presented for information purposes only, and is not intended to present actual results that would have been attained had the acquisition been completed as of January 1, 2015 (the beginning of the earliest period presented) or to project potential operating results as of any future date or for any future periods.

	For the year ended December 31,
	2016	2015
Revenues	$13,323,880	$10,584,626
Net income (loss)	$(142,052)	$223,140
Basic earnings (loss) per share	$(0.03)	$0.46
Diluted earnings (loss) per share	$(0.03)	$0.46

In connection with the MIPA, KeyStone has also entered into employment agreements with three of the founders of the Firestorm Entities as set forth below.

Harry W. Rhulen Employment Agreement

The Rhulen Employment Agreement provides that upon the Closing Date his employment agreement will become effective for an initial five-year term as President of KeyStone Solutions, Inc. His base salary will be $275,000 per annum, and he will be eligible for a bonus as determined by the KeyStone’s compensation committee. Mr. Rhulen will also be eligible to receive all such other benefits as are provided by the KeyStone to other management employees that are consistent with the KeyStone’s fringe benefits available to any other officer or executive of the KeyStone. Mr. Rhulen has been granted options to purchase 80,000 KeyStone Common Shares, which shall begin vesting on the one year anniversary of the Closing Date and continue vesting monthly over the following two years, at an exercise price of $3.00 per share.

Suzanne Loughlin Employment Agreement

The Loughlin Employment Agreement provides that upon the Closing Date her employment agreement will become effective for an initial five-year term as General Counsel and Chief Administrative Officer of KeyStone Solutions, Inc. Her base salary will be $225,000 per annum, and she will be eligible for a bonus as determined by the KeyStone’s compensation committee. Ms. Loughlin will also be eligible to receive all such other benefits as are provided by the KeyStone to other management employees that are consistent with the KeyStone’s fringe benefits available to any other officer or executive of the KeyStone. Ms. Loughlin has been granted options to purchase 80,000 KeyStone Common Shares, which shall begin vesting on the one year anniversary of the Closing Date and continue vesting monthly over the following two years, at an exercise price of $3.00 per share.

James W. Satterfield Employment Agreement

The Satterfield Employment Agreement provides that upon the Closing Date his employment agreement will become effective for an initial five-year term as President and Chief Executive Officer of each of the Firestorm Entities. His base salary will be $225,000 per annum, and he will be eligible for a bonus as determined by the KeyStone’s compensation committee. Mr. Satterfield will also be eligible to receive all such other benefits as are provided by the KeyStone to other management employees that are consistent with the KeyStone’s fringe benefits available to any other officer or executive of the KeyStone or its subsidiaries. Mr. Satterfield has been granted options to purchase 50,000 KeyStone Common Shares, which shall begin vesting on the one year anniversary of the Closing Date and continue vesting monthly over the following two years, at an exercise price of $3.00 per share, in connection with the Acquisition.

Brekford Corp. Definitive Agreement

On February 10, 2017, KeyStone and Brekford, Inc. (“Brekford”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the businesses of Brekford and KeyStone. The Merger Agreement provides for Brekford and KeyStone to each engage in merger transactions (the “Mergers”) with separate wholly-owned subsidiaries of Novume Solutions, Inc., a Delaware corporation (“Novume”) and a wholly-owned subsidiary of KeyStone established in 2017. One wholly-owned subsidiary of Novume will merge with and into Brekford, leaving Brekford as a wholly-owned subsidiary of Novume, and KeyStone will merge with and into another wholly-owned subsidiary of Novume (“KeyStone Merger Sub”), with KeyStone Merger Sub surviving such merger.

If the Mergers are completed: (1) each share of Brekford Common Stock issued and outstanding immediately prior to the Mergers and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for the right to receive 1/15th of a share (the “Brekford Exchange Ratio”) of Novume Common Stock, (2) each share of KeyStone Common Stock issued and outstanding immediately prior to the Mergers and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for 1.9399 shares of Novume Common Stock (the “KeyStone Common Exchange Ratio”), and (3) each share of KeyStone Preferred Stock and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for 1 share of Novume Preferred Stock (the “KeyStone Preferred Exchange Ratio”). The Brekford Exchange Ratio, the KeyStone Common Exchange Ratio and the KeyStone Preferred Exchange Ratio have been determined with intent that immediately after the Mergers, the pre-merger stockholders of Brekford will own that such portion of the capital stock of Novume as shall be equal to approximately 20% of the issued and outstanding Novume Common Stock, on a fully-diluted basis, and the pre-merger stockholders of KeyStone will own that portion of the capital stock of Novume as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

The number of issued and outstanding shares of Brekford Common Stock and the number of shares of Brekford Common Stock underlying outstanding derivative securities of Brekford, and the number of issued and outstanding shares of KeyStone Common Stock and the number of shares of KeyStone Common Stock underlying outstanding equity instruments of KeyStone, at the time of the Mergers, cannot be determined until the Mergers are completed.

Paul de Bary Stock Option Grant

On January 11, 2017 the Board of Directors (the “Board”) of KeyStone, voted to expand the size of the Board from five members to six members, and to appoint Mr. Paul A. de Bary as an independent director of the Company.

In connection with his appointment as an independent director Mr. de Bary was granted an option to purchase 25,000 shares of KeyStone common stock at an exercise price of $3.00 per share all of which are immediately exercisable.

Employee Stock Option Grant

On January 1, 2017 and February 1, 2017, the Company granted to employees options to purchase an aggregate total of 240,900 shares of KeyStone common stock at exercise prices with ranging from $2.75 to $3.00 per share. The options to purchase 150,900 shares of KeyStone common stock have an exercise price of $3.00 per share and vest annually in equal amounts over a period of three years. The options to purchase 90,000 shares of KeyStone common stock have an exercise price of $2.75 per share with one-third of the options vesting on March 1, 2017 and the balance vesting monthly over the following two years. These options expire ten years from the grant date.

2016 Annual Report Filing Delayed

The Company did not file its 2016 Annual Report on Form 1-K due on May 1, 2017. Despite using its best efforts to prepare the filing in advance of the due date, the Company was unable to timely file its audited consolidated financial statements for the years ended December 31, 2016 and 2015, which are required in the annual report, for the reasons stated above with respect to the changes in the Company’s certifying auditors. The Company is filing its 2016 Annual Report on Form 1-K contemporaneously with this registration statement.

Amending the Merger Termination Date

On May 9, 2017, the Company, together with Brekford Corp. (“Brekford”), Novume Solutions, Inc., KeyStone Merger Sub, LLC (formerly KeyStone Merger Sub, Inc.), and Brekford Merger Sub, Inc., entered into Amendment No. 1 (the “Amendment”) to that certain Merger Agreement previously entered into by such parties on February 10, 2017 (the “Merger Agreement”). The original terms of the Merger Agreement authorized each of the Company and Brekford to terminate the Merger Agreement if closing of the transactions contemplated under the Merger Agreement did not occur by June 1, 2017 (the “Termination Date”). The Amendment extends the Termination Date until July 31, 2017.

Changes in Issuer’s Certifying Accountant

On May 9, 2017, the Company appointed BD & Company, Inc. (“BD & Company”) as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2015 and 2016.

During the fiscal years ended December 31, 2015 and 2016, and during both the Company’s first quarter of 2017, which ended on March 31, 2017, and the interim period from March 31, 2017 through May 9, 2017, neither the Company nor anyone acting on its behalf consulted with BD & Company regarding (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that BD & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

KeyStone Units Available for Trading on the OTCQB

On June 6, 2017, KeyStone’s aggregate of 502,327 Units were accepted for quotation on the OTCQB under the trading symbol “KSSNU” and the Units were available for trading on June 7, 2017.

BREKFORD TRAFFIC SAFETY, INC.

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Brekford Traffic Safety, Inc., fka Brekford Corp.

We have audited the accompanying consolidated balance sheet of Brekford Traffic Safety, Inc., fka Brekford Corp. (the “Company”) as of December 31, 2016, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2016. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brekford Traffic Safety, Inc., fka Brekford Corp. as of December 31, 2016, and the results of its operations and its cash flows for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 18 to the consolidated financial statements, the Company entered into an agreement and plan of merger as well as a contribution and unit purchase agreement in February 2017.

We have also audited the adjustments to the 2015 consolidated financial statements to retrospectively apply the change in accounting for discontinued operations, as described in Note 4. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2015 consolidated financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2015 consolidated financial statements taken as a whole.

/s/ BD & Company, Inc.
BD & Company, Inc.
Owings Mills, MD
March 28, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Brekford Traffic Safety, Inc., fka Brekford Corp.

We have audited, before the effects of the adjustments to retrospectively apply the presentation of discontinued operations, the accompanying consolidated balance sheet of Brekford Traffic Safety, Inc., fka Brekford Corp. (the “Company”) as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ (deficit) equity, and cash flows for the year then ended. The Company’s management is responsible for the 2015 financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2015 consolidated financial statements, before the effects of the adjustments to retrospectively apply the presentation of discontinued operations described in Note 4, referred to above present fairly, in all material respects, the financial position of Brekford Traffic Safety, Inc., fka Brekford Corp. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the presentation of discontinued operations described in Note 4 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by BD & Company, Inc.

/s/ Stegman & Company
Stegman & Company

Baltimore, Maryland
March 24, 2016

BREKFORD TRAFFIC SAFETY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash	$591,618	$580,400
Accounts receivable, net of allowance $0 at December 31, 2016 and 2015, respectively	115,106	131,839
Unbilled receivables	314,262	304,470
Prepaid expenses	53,211	49,912
Inventory	221,186	316,775
Current assets—discontinued operations	1,069,511	3,960,950
Total current assets	2,364,894	5,344,346
Property and equipment, net	208,310	176,300
Other non-current assets	9,877	83,478
Non-current assets—discontinued operations	40,387	142,777
TOTAL ASSETS	$2,623,468	$5,746,901

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$721,880	$638,117
Accrued payroll and related expenses	17,062	13,840
Obligations under other notes payable – current portion	20,150	29,277
Derivative liability	24,360	99,036
Other liabilities	55,408	46,979
Current liabilities—discontinued operations	971,466	4,125,526
Total current liabilities	1,810,326	4,952,775

LONG—TERM LIABILITIES
Other notes payable—net of current portion	—	21,660
Deferred rent, net of current portion	6,520	6,739
Convertible promissory notes, net of debt discounts of $40,853 and $418,730 at December 31, 2016 and 2015, respectively	299,147	221,269
Long term liabilities—discontinued operations	989,520	538,184
Total long-term liabilities	1,295,187	787,852
TOTAL LIABILITIES	3,105,513	5,740,627

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock, par value $0.0001 per share; 20,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $0.0001 per share; 150,000,000 shares authorized; 49,311,264 and 45,151,254 issued and outstanding, at December 31, 2016 and 2015, respectively	4,931	4,515
Additional paid-in capital	11,515,472	10,951,491
Treasury Stock, at cost 10,600 shares at December 31, 2016 and 2015 respectively	(5,890)	(5,890)
Accumulated deficit	(11,996,783)	(10,942,380)
Other comprehensive income (loss)	225	(1,462)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(482,045)	6,274
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$2,623,468	$5,746,901

The accompanying notes are an integral part of these consolidated financial statements.

BREKFORD TRAFFIC SAFETY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2016	2015
Net Revenue	$2,534,264	$2,811,929
Cost of Revenue	827,304	804,171
Gross profit	1,706,960	2,007,758
Operating expenses:
Salaries and related expenses	1,645,073	1,628,150
Selling, general and administrative expenses	1,071,272	1,213,864
Total operating expenses	2,716,345	2,842,014
Loss from operations	(1,009,385)	(834,256)
Other (expense) income:
Interest expense	(402,168)	(455,937)
Change in fair value of derivative liability	74,676	14,784
Loss on extinguishment of debt	(291,911)	(55,021)
Total other (expense) income	(619,403)	(496,174)
Loss before income taxes	(1,628,788)	(1,330,430)
Income tax benefit	230,900	385,600
Net loss from continuing operations	(1,397,888)	(944,830)
Net income from discontinued operations	343,485	573,659
Net loss	(1,054,403)	(371,171)
Other comprehensive income (loss) – foreign currency translation	1,687	(1,462)
Comprehensive loss	$(1,052,716)	$(372,633)

Net loss per share from continuing operations – basic	$(0.03)	$(0.02)
Net income per share from discontinued operations – basic	$0.01	$0.01
Net loss per share – basic	$(0.02)	$(0.01)

Net loss per share from continuing operations – diluted	$(0.03)	$(0.02)
Net income per share from discontinued operations – diluted	$0.01	$0.01
Net loss per share – diluted	$(0.02)	$(0.01)
Weighted average shares outstanding used in computing per share amounts:
Basic	47,357,787	44,690,550
Diluted	53,154,216	52,201,684

The accompanying notes are an integral part of these consolidated financial statements.

BREKFORD TRAFFIC SAFETY, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
For the Years Ended December 31, 2016 and 2015

	Common Stock		Treasury Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Other comprehensive income (loss)	Total
BALANCE – January 1, 2015	44,500,569	$4,450	(10,600)	$(5,890)	$10,204,479	$(10,571,209)	$—	$(368,170)
Restricted shares issues to employees	132,000	13	—	—	44,867	—	—	44,880
Convertible debt exchanged for common shares	518,685	52	—	—	133,010	—	—	133,062
Debt discount feature related to issuance of convertible note payable	—	—	—	—	557,921	—	—	557,921
Stock options to non-employees	—	—	—	—	11,214	—	—	11,214
Other comprehensive loss	—	—	—	—	—		(1,462)	(1,462)
Net loss	—	—	—	—	—	(371,171)	—	(371,171)
BALANCE-December 31, 2015	45,151,254	$4,515	(10,600)	$(5,890)	$10,951,491	$(10,942,380)	$(1,462)	$6,274
Restricted shares issues to employees	332,000	33	—	—	52,967	—	—	53,000
Convertible debt exchanged for common shares	3,828,010	383	—	—	496,510	—	—	496,893
Stock options to non-employees	—	—	—	—	14,504	—	—	14,504
Other comprehensive income	—	—	—	—	—		1,687	1,687
Net loss	—	—	—	—	—	(1,054,403)		(1,054,403)
BALANCE – December 31, 2016	49,311,264	$4,931	(10,600)	$(5,890)	$11,515,472	$(11,996,783)	$225	$(482,045)

The accompanying notes are an integral part of these consolidated financial statements.

BREKFORD TRAFFIC SAFETY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,054,403)	$(371,171)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	101,564	149,232
Share-based compensation	67,504	56,094
Amortization of debt discount and warrant features	234,664	328,021
Amortization of financing cost	48,195	21,741
Change in fair value of derivative liability	(74,676)	(14,784)
Loss on extinguishment of debt	291,911	55,021
Changes in operating assets and liabilities including assets and liabilities held for sale:
Accounts receivable	16,733	83,095
Unbilled receivables	(9,792)	(105,745)
Prepaid expenses and other non-current assets	(3,299)	40,446
Inventory	95,589	(65,929)
Accounts payable and accrued expenses	83,763	(105,147)
Accrued payroll and related expenses	3,222	8,552
Customer deposits	—	(137,827)
Deferred rent	(218)	6,738
Other liabilities	82,030	19,055
Net cash used in operating activities from continuing operations	(117,213)	(32,608)
Net cash provided by (used in) operating activities from discontinued operations	1,211,871	(783,852)
Net cash provided by (used in) operating activities	1,094,658	(816,460)
Cash flows from investing activities including non-current assets held for sale:
Purchases of property and equipment	(133,574)	(128,638)
Net cash used in investing activities from continuing operations	(133,574)	(128,638)
Net cash used in investing activities from discontinued operations	(7,000)	—
Net cash used in investing activities	(140,574)	(128,638)
Cash flows from financing activities:
Net change in line of credit	—	21,795
Principal payments on lease obligation	—	(140,209)
Payments on other notes payable	(30,787)	(14,369)
Borrowings on term notes	—	650,000
Deferred financing cost	—	(52,499)
Net cash provided by (used in) financing activities from continuing operations	(30,787)	464,718
Net cash used in discontinued operations financing activities	(913,766)	(50,639)
Net cash provided by (used in) financing activities	(944,553)	414,079
Effect of foreign currency translation	1,687	(1,462)
Net change in cash	11,218	(532,481)
Cash – beginning of year	580,400	1,112,881
Cash – end of year	$591,618	$580,400
Supplemental disclosures of cash flow information:
Cash paid for interest	$292,292	$236,355
Cash paid for income taxes	$(8,429)	$1,690
Conversion of notes payable in exchange for common stock	$300,000	$75,000

The accompanying notes are an integral part of these consolidated financial statements.

BREKFORD TRAFFIC SAFETY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2016 and 2015

NOTE 1 – DESCRIPTION OF THE BUSINESS

Brekford Traffic Safety, Inc., fka Brekford Corp., (“the Company”) (OTCBB; OTCQB; BFDI), headquartered in Hanover, Maryland, is a leading public safety technology service provider of fully integrated automated traffic safety enforcement (“ATSE”) solutions, including speed, red light, and distracted driving camera systems. The Company’s core values of integrity, accountability, respect, and teamwork drive our employees to achieve excellence and deliver industry leading technology and services, thereby enabling a superior level of reliability to our clients.

Prior to March 1, 2017, part of Brekford’s business included sales of products and services focusing on law enforcement vehicles. These products and services included rugged information technology solutions, mobile data, digital video, electronic ticketing, and vehicle upfitting. Rugged information technology solutions included both ruggedized laptops and in-car video solutions, among other technology offerings, in addition to vehicle mounting systems, docking stations, and custom-built packages. Vehicle upfitting solutions included the turnkey installation of various components including rugged technology, as well as sirens, lights, radios, gun racks, and decals. Subsequent to the Closing on February 28, 2017, Brekford will continue to retain a 19.9% ownership interest in this business, which continues to operate under the name Global Public Safety (See Subsequent Event Note 18).

As used in these notes, the terms “Brekford”, “the Company”, “we”, “our”, and “us” refer to Brekford Traffic Safety, Inc. fka Brekford Corp. and, unless the context clearly indicates otherwise, its consolidated subsidiary.

NOTE 2 – LIQUIDITY

For the year ended December 31, 2016 the Company incurred a net loss of approximately $1,054,403, and provided $1,094,658 of cash for operations. Additionally, at December 31, 2016 the company has cash available of $591,618, a working capital surplus of $554,568 and availability under the established credit facility (See Note 5) of approximately $2.7 million.

On February 28, 2017, as presented elsewhere in this Annual Report, the Company completed a transaction to sell substantially all assets and certain liabilities related to its vehicle services business. From the approximately $4.0 million in cash proceeds, all outstanding debt of the Company was retired, including the Loan Agreement, the Investor Note, and the two of its directors, Messrs. C.B. Brechin and Scott Rutherford.

Management believes that the Company’s current level of cash combined with cash that it expects to generate in its operations during the next 12 months including anticipated new customer contracts will be sufficient to sustain the Company’s business initiatives through at least March 28, 2018, but there can be no assurance that these measures will be successful or adequate. In the event that the Company’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, it may need to obtain additional capital.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Principles of Consolidation and Basis of Presentation

The Company’s consolidated financial statements include the accounts of Brekford Traffic Safety, Inc. and its wholly-owned subsidiary, Municipal Recovery Agency, LLC. Intercompany transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. In the accompanying unaudited consolidated financial statements, estimates are used for, but not limited to, stock-based compensation, allowance for doubtful accounts, sales returns, allowance for inventory obsolescence, fair value of long-lived assets, deferred taxes and valuation allowance, and the depreciable lives of fixed assets. Actual results could differ from those estimates.

Reclassifications

Certain amounts in prior-year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

Concentration of Credit Risk

The Company maintains cash accounts with major financial institutions. From time to time, amounts deposited may exceed the FDIC insured limits.

Accounts Receivable

Accounts receivable are carried at estimated net realizable value. The Company has a policy of reserving for uncollectable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company calculates the allowance based on a specific analysis of past due balances. Past due status for a particular customer is based on how recently payments have been received from that customer. Historically, the Company’s actual collection experience has not differed significantly from its estimates, due primarily to credit and collections practices and the financial strength of its customers.

Inventory

Inventory principally consists of hardware and third-party packaged software that is modified to conform to customer specifications and held temporarily until the completion of a contract. Inventory is valued at the lower of cost or market value. The cost is determined by the lower of first-in, first-out (“FIFO”) method, while market value is determined by replacement cost for raw materials and parts and net realizable value for work-in- process.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles, computer equipment and software and phone equipment is calculated using the straight-line method over the estimated useful lives (two to ten years), and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the lease term (which is three to five years).

Management reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Revenue Recognition

For automated traffic safety enforcement revenue, the Company recognizes the revenue when the required collection efforts are completed and the respective municipality is billed depending on the terms of the respective contract. The Company records revenue related to automated traffic violations for the Company’s share of the violation amount.

Shipping and Handling Costs

All amounts billed to customers related to shipping and handling are included in products revenues and all costs of shipping and handling are included in cost of sales in the accompanying consolidated statements of operations. The Company incurred shipping and handling costs of $15,525 and $45,255 for continuing operations for the years ended December 31, 2016 and 2015, respectively. The Company incurred shipping and handling costs of $59,094 and $58,120 for discontinued operations for the years ended December 31, 2016 and 2015, respectively.

Advertising Costs

The Company expenses advertising costs as incurred. These expenses are included in selling, general and administrative expenses in the accompanying statements of operations. Advertising expense were insignificant for the years ended December 31, 2016 and 2015, respectively.

Share-Based Compensation

The Company complies with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation, in measuring and disclosing stock based compensation cost. The measurement objective in ASC Paragraph 718-10-30-6 requires public companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The cost is recognized in expense over the period in which an employee is required to provide service in exchange for the award (the vesting period). Performance-based awards are expensed ratably from the date that the likelihood of meeting the performance measures is probable through the end of the vesting period.

Treasury Stock

The Company accounts for treasury stock using the cost method. As of December 31, 2016, 10,600 shares of our common stock were held in treasury at an aggregate cost of $5,890.

Income Taxes

The Company uses the liability method to account for income taxes. Income tax expense includes income taxes currently payable and deferred taxes arising from temporary differences between financial reporting and income tax bases of assets and liabilities. Deferred income taxes are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense, if any, consists of the taxes payable for the current period. Valuation allowances are established when the realization of deferred tax assets are not considered more likely than not. Due to the Company’s continued losses 100% valuation allowance has been established on all deferred tax assets.

The Company files income tax returns with the U.S. Internal Revenue Service and with the revenue services of various states. The Company’s policy is to recognize interest related to unrecognized tax benefits as income tax expense. The Company believes that it has appropriate support for the income tax positions it takes and expects to take on its tax returns, and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter.

In the years ended December 31, 2016 and 2015, we reported financial results for both operations and discontinued operations. ASC 740-20-45 sets down the general rule for allocating income tax expense or benefit between operations and discontinued operations. The general rule requires the computation of tax expense or benefit by entity taking into consideration all items of income, expense, and tax credits. Next, a computation is made taking into consideration only those items related to continuing operations. Any difference is allocated to items other than continuing operations e.g. discontinued operations. Under these general rules, no tax expense or benefit would be allocated to discontinued operations.

An exception to these rules apply under ASC 740-20-45-7 where an entity has 1) a loss from continuing operations and income related to other items such as discontinued operations and 2) the entity would not otherwise recognize a benefit for the loss from continuing operations under the approach described in ASC 740-20-45. This fact pattern applies for the year ended December 31, 2016 and 2015. Application of this rule exception results in the allocation of tax expense to discontinued operations with an offsetting amount of tax benefit reported by the continuing operations.

Overall, we allocated $230,900 and $385,600 of tax expense to net income from discontinued operations and an offsetting tax benefit to net loss from continuing operations in the years ended December 31, 2016 and 2015, respectively.

Loss per Share

Basic loss per share is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding and does not include the effect of any potentially dilutive common stock equivalents. Diluted loss per share is calculated by dividing net loss by the weighted-average number of shares outstanding, adjusted for the effect of any potentially dilutive common stock equivalents. There is no dilutive effect on the loss per share during loss periods. See Note 11 for the calculation of basic and diluted loss earnings per share.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate their fair values based on the short-term maturity of these instruments. The carrying amount of the Company’s promissory note obligations approximate fair value, as the terms of these notes are consistent with terms available in the market for instruments with similar risk.

We account for our derivative financial instruments, consisting solely of certain stock purchase warrants that contain non-standard anti-dilutions provisions and/or cash settlement features, and certain conversion options embedded in our convertible instruments, at fair value using Level 3 inputs, which are discussed in Note 14 to these consolidated financial statements. We determine the fair value of these derivative liabilities using the Black-Scholes option-pricing model when appropriate, and in certain circumstances using binomial lattice models or other accepted valuation practices.

When determining the fair value of our financial assets and liabilities using the Black-Scholes option-pricing model, we are required to use various estimates and unobservable inputs, including, among other things, contractual terms of the instruments, expected volatility of our stock price, expected dividends, and the risk-free interest rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the instrument. Increases in expected term, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

Foreign Currency Transactions

The Company has certain revenue and expense transactions with a functional currency in Mexican pesos and the Company’s reporting currency is the U.S. dollar. Assets and liabilities are translated from the functional currency to the reporting currency at the exchange rate in effect at the balance sheet date and equity at the historical exchange rates. Revenue and expenses are translated at rates in effect at the time of the transactions. Resulting translation gains and losses are accumulated in a separate component of stockholders’ equity—other comprehensive income (loss). Realized foreign currency transaction gains and losses are credited or charged directly to operations.

Segment Reporting

FASB ASC Topic 280, Segment Reporting, requires that an enterprise report selected information about operating segments in its financial reports issued to its stockholders. Based on its current analysis, management has determined that the Company has only one operating segment, which is Traffic Safety Solutions.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from contracts with Customers (Topic 606) (May 2014). The topic of Revenue Recognition had become broad with several other regulatory agencies issuing standards, which lacked cohesion. The new guidance established a “comprehensive framework” and “reduces the number of requirements to which an entity must consider in recognizing revenue” and yet provides improved disclosures to assist stakeholders reviewing financial statements. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2017. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required. Adoption of the ASU is not expected to have a significant effect on the Company’s consolidated financial statements.

The FASB has issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under Generally Accepted Accounting Principles (GAAP), financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it established the fundamental basis for measuring and classifying assets and liabilities. Currently, GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt the organization’s ability to continue as a going concern or to provide footnote disclosures. The ASU provides guidance to an organization’s management, with principles and definition that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments in this update are effective for the annual period ending after December 31, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company has the adopted the methodologies prescribed by this ASU by the date required and there is no material impact on the Company’s consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, “Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of the Debt Issuance Cost.” To simplify the presentation of the debt issuance costs, the amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments in this ASU are effective for financial statements issued for fiscal years beginning after December 15, 2015 and interim periods within those years. By adopting this standard, we have reclassified certain of our assets and liabilities.

In February 2016, FASB issued ASU-2016-02, “Leases (Topic 842).” The guidance requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For finance leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; interest on the lease liability will be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income; and repayments of the principal portion of the lease liability will be classified within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; a single lease cost will be recognized, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and all cash payments will be classified within operating activities in the statement of cash flows. Under Topic 842 the accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments in Topic 842 are effective for the Company beginning January 1, 2019, including interim periods within that fiscal year. We are currently evaluating the impact of adopting the new guidance of the consolidated financial statements.

In January 2016, the Financial Accounting Standards Board (“FASB”), issued Accounting Standards Update (“ASU”) 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is effective for financial statements issued for annual periods beginning after December 16, 2016, and interim periods within those annual periods. The adoption of this standard will not have any impact on the Company’s financial position, results of operations and disclosures.

In July 2015, FASB issued ASU 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”), to simplify the guidance on the subsequent measurement of inventory, excluding inventory measured using last-in, first out or the retail inventory method. Under the new standard, inventory should be at the lower of cost and net realizable value. The new accounting guidance is effective for interim and annual periods beginning after December 15, 2016 with early adoption permitted. The adoption of this standard will not have any impact on the Company’s financial position, results of operations and disclosures.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted. The adoption of this standard will not have any impact on the Company’s financial position, results of operations and disclosures.

4 – DISCONTINUED OPERATIONS

On February 6, 2017, the Company entered into a Contribution and Unit Purchase Agreement (the “Agreement”) with LB&B Associates Inc. (the “Purchaser”) and Global Public Safety, LLC (“GPS”).

The closing for the transaction set forth in the Agreement occurred on February 28, 2017 (the “Closing”) and on such date the Company contributed substantially all of the assets and certain liabilities related to its vehicle services business (the “Business”) to GPS. After the Closing, the Company will continue to own and run other business operations that are not related to the Business.

On the Closing, GPS sold units representing 80.1% of the units of GPS to the Purchaser for $6,048,394, after certain purchase price adjustments of prepaid expenses and unbilled customer deposits. $4,048,394 was paid in cash, including a $250,000 deposit that was paid on February 6, 2017, and $2,000,000 was paid by Purchaser issuing the Company a promissory note (the “Promissory Note”). After the Closing, the Company continues to own 19.9% of the units of GPS. (See Subsequent Event footnote – Note 17).

ASC 360-10-45-9 requires that a long-lived asset (disposal group) to be sold shall be classified as held for sale in the period in which a set of criteria have been met, including criteria that the sale of the asset (disposal group) is probable and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. This criteria was achieved on December 21, 2016 as the Company entered into a letter of intent with the purchaser. Additionally, the discontinued operations are comprised of the entirety of the vehicle services business, excluding corporate services expenses. Lastly, for comparability purposes certain prior period line items relating to the assets held for sale have been reclassified and presented as discontinued operations for all periods presented in the accompanying consolidated statements of operations, consolidated statements of cash flows, and the consolidated balance sheets.

In accordance with ASC 205-20-S99, “Allocation of Interest to Discontinued Operations”, the Company elected to not allocate consolidated interest expense to discontinued operations where the debt is not directly attributable to or related to discontinued operations.

The following information presents the major classes of line item of assets and liabilities included as part of discontinued operations in the consolidated balance sheet:

	December 31,	December 31,
	2016	2015
Current assets—discontinued operations:
Accounts receivable	$776,715	$3,649,425
Inventory	272,679	289,696
Prepaid expenses	20,117	21,829
Total current assets—discontinued operations	$1,069,511	$3,960,950
Noncurrent assets—discontinued operations:
Property and equipment, net	$27,362	$47,047
Other non-current assets	13,025	95,730
Total noncurrent assets—discontinued operations	$40,387	$142,777
Current liabilities—discontinued operations:
Accounts payable and accrued liabilities	$664,569	$2,341,016
Accrued payroll and related expenses	15,386	84,159
Customer deposits	34,219	36,070
Deferred revenue	54,581	95,233
Term loan – current	—	166,667
Line of credit	202,711	1,402,381
Total current liabilities—discontinued operations:	$971,466	$4,125,526
Long term liabilities—discontinued operations:
Note payable—long term portion	$452,572	$—
Deferred rent	36,948	38,184
Notes payable—related parties, long term portion	500,000	500,000
Total long term liabilities—discontinued operations	$989,520	$538,184

The following information presents the major classes of line items constituting the after-tax loss from discontinued operations in the consolidated statements of operations for the years ended December 31, 2016 and 2015:

	Year Ended December 31,
	2016	2015
Revenue	$10,311,558	$17,021,752
Cost of goods sold	8,727,310	14,969,013
Gross margin	1,584,248	2,052,739
Salaries and related expenses	338,031	410,494
Selling, general and administrative expenses	403,165	461,966
Total operating expenses	741,196	872,460
Operating income	843,052	1,180,279
Other expense:
Interest expense, net	268,667	221,020
Total other expense	268,667	221,020
Income from discontinued operations before tax	574,385	959,259
Income tax expense	230,900	385,600
Income from discontinued operations, net of tax	$343,485	$573,659

The following information presents the major classes of line items constituting significant operating and investing cash flow activities in the consolidated statements of cash flows relating to discontinued operations:

	Years Ended December 31,
	2016	2015
Cash flows from operating activities of discontinued operations:
Adjustments to reconcile net loss to net cash used in operating activities of discontinued operations:
Depreciation and amortization	$26,685	$40,382
Changes in operating assets and liabilities including assets and liabilities held for sale:
Accounts receivable	2,872,709	(2,157,654)
Prepaid expenses and other non-current assets	84,417	(32,693)
Inventory	17,017	141,406
Accounts payable and accrued expenses	(1,676,445)	1,244,430
Deferred revenue	(40,652)	(160,172)
Other liabilities	(71,860)	140,449
Net cash provided by (used in) operating activities from discontinued operations	1,211,871	(783,852)
Cash flows from investing activities in discontinued operations:
Purchases of property and equipment	(7,000)	—
Net cash used in investing activities in discontinued operations	(7,000)	—
Cash flows from financing activities in discontinued operations:
Net change in line of credit	(1,199,670)	230,449
Payments on other notes payable	—	(11,668)
Borrowings on term notes	452,571	—
Deferred financing cost	—	(19,420)
Payments on term notes	(166,667)	(250,000)
Net cash used in financing activities in discontinued operations	$(913,766)	$(50,639)

NOTE 5—PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2016	2015
Leasehold improvements	$25,792	$25,792
Computer equipment and software	420,569	420,569
Vehicles	215,358	206,702
Furniture	22,965	22,965
Cameras	819,466	703,392
Phone equipment	16,811	16,811
Handheld ticketing system	30,293	30,293
	1,551,254	1,426,524
Accumulated depreciation and amortization	(1,342,944)	(1,250,224)
	$208,310	$176,300

Depreciation and amortization of property and equipment from continuing operations the years ended December 31, 2016 and 2015 was $101,564 and $149,231, respectively. Depreciation and amortization of property and equipment for discontinued operations the years ended December 31, 2016 and 2015 was $26,685 and $40,382, respectively.

NOTE 6 – LINE OF CREDIT AND OTHER NOTES PAYABLE

Line of Credit

On July 12, 2016 (the “Closing Date”), Brekford entered into a loan and security agreement (the “Loan Agreement”) with Fundamental Funding LLC (the “Lender”). The Loan Agreement provides for a multi-draw loan to Brekford for (i) Brekford’s accounts receivable, the lesser of (y) $2,500,000 or (z) 85% of Brekford’s eligible accounts and (ii) Brekford’s inventory advances, the lesser of (y) $500,000 or (z) 50% of the eligible inventory (the “Revolving Loans”). The maximum amount available to the Company under the Loan Agreement for the Revolving Loans is $3,500,000 (the “Credit Limit”). In addition, the Lender agreed to provide Brekford with an accommodation loan in an amount not to exceed $500,000, which shall be repaid in thirty-six (36) equal monthly installments of principal and interest (the “Accommodation Loan” and together with the Revolving Loans, the “Loans”).

On the Closing Date, the Lender advanced Brekford $533,670. The amounts advanced under the Loan Agreement are due and payable on the three (3) year anniversary of the Closing Date (the “Maturity Date”), and thereafter, the Maturity Date shall automatically be extended for successive periods of one year unless Brekford shall give lender written notice of termination not less than ninety (90) days prior to the end of such term or renewal term, as applicable. Lender may terminate the Loan Agreement at any time in its sole discretion by giving Brekford ninety (90) days prior written notice, provided that upon an Event of Default (as defined in the Loan Agreement), Lender may terminate the Loan Agreement without notice to Brekford, effective immediately. Upon termination by the Lender, Brekford shall be required to pay certain termination fees based on a percentage of the Credit Limit as set forth in the Loan Agreement.

The outstanding principal balance under the Note for the Revolving Loans shall bear interest at a rate per annum equal to the “prime rate” published from time to time in the Wall Street Journal (the “Prime Rate”), plus 1.75% per annum, accruing daily and payable monthly. The outstanding principal balance under the Accommodation Loan shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time, plus 12.75% per annum, accruing daily and payable monthly. Notwithstanding any other provision in the Loan Agreement, interest on Loans shall be calculated on the higher of: (i) the actual average monthly balance of all Loans from the prior month, or (ii) $1,350,000. In addition Brekford will be subject to certain monthly or annual fees on the Loans as set forth in the Loan Agreement.

The remaining portion of Credit Limit may be advanced to Brekford upon written notice provided to the Lender during the period beginning from the Closing Date through the Maturity Date provided no default has occurred under the Loan Agreement. Brekford may prepay any portion of the Accommodation Loan, in whole or in part, to Lender on or prior to the Maturity Date.

Initial borrowings under the Loan Agreement were subject to, among other things, the substantially concurrent repayment by the Company of all amounts due and owing under the Company’s credit facility, dated May 24, 2014, with Rosenthal & Rosenthal, Inc. and the satisfaction and termination of such borrowing and all liens thereunder (collectively, the “Rosenthal Loan”). All amounts owed under the Rosenthal Loan, which were $2,253,617, were satisfied and terminated by the Company on the Closing Date.

In addition, on the Closing Date, the Company entered into a subordination agreement with each of C.B. Brechin and Scott Rutherford, the Company’s chief executive officer and chief strategy officer, respectively, as well as with the Investor described in Note 8 pursuant to which each of the parties agreed to subordinate all present and future indebtedness held by each of them to the obligations of the Lender.

On the Closing Date, as part of the Loan Agreement and to secure the payment and performance of all of the obligations owed to Lender under the Loan Agreement when due, the Company granted to Lender a security interest in all right, title and interest to all assets of the Borrower, whether now owned or hereafter arising or acquired and wherever located.

The Loan Agreement contains customary affirmative and negative covenants for loan agreements of its type, including but not limited to, limiting the Company’s ability to pay dividends or make any distributions, incur additional indebtedness, grant additional liens, engage in any other lime of business, make investments, merge, consolidate or sell all or substantially all of its assets and enter into transactions with related parties. The Loan Agreement also contains certain financial covenants, including, but not limited to, a debt service coverage ratio.

The Loan Agreement includes customary events of default, including but not limited to, failure to pay principal, interest or fees when due, failure to comply with covenants, default under certain other indebtedness, certain insolvency or bankruptcy events, the occurrence of certain material judgments the institution of any proceeding by a government agency or a change of control of the Company.

All borrowings under the Loan Agreement are due upon a default under the terms of the Loan Agreement. The Company’s obligations under the Loan Agreement are guaranteed by C.B. Brechin, the Company’s chief executive officer pursuant to the terms of a surety agreement.

At December 31, 2016, the Company had $274,795 in outstanding indebtedness under the Revolving Facility and $452,571 in outstanding indebtedness under the Term Loan, and the Company could have borrowed up to an additional $2,725,205 under the Revolving Facility. As of December 31, 2016, we were out of compliance with one of the financial covenants contained in the Credit Facility as a result of the loss recorded for the year ended December 31, 2016. The Company did not request a waiver for the year ended December 31, 2016 and the Revolving Facility and Term Loan were repaid in full on February 28, 2017.

Other Notes Payable

The Company financed certain vehicles and equipment under finance agreements. The agreements mature at various dates through December 2017. Principal maturities in 2017 are $20,150. The agreements require various monthly payments of principal and interest until maturity. As of December 31, 2016 and 2015, financed assets of $19,475 and $47,732, respectively, net of accumulated amortization of $122,441 and $98,184, respectively, are included in property and equipment on the balance sheets. The weighted average interest rate was 3.75% at December 31, 2016 and December 31, 2015.

NOTE 7 – NOTES PAYABLE – STOCKHOLDERS

Brekford financed the repurchase of shares of its common stock and warrants from the proceeds of convertible promissory notes that were issued by Brekford on November 9, 2009 in favor of a lender group that included two of its directors, Messrs. C.B. Brechin and Scott Rutherford, in the principal amounts of $250,000 each (each, a “Promissory Note” and together, the “Promissory Notes”). Each Promissory Note bears interest at the rate of 12% per annum and at the time of issuance was to be convertible into shares of Brekford common stock, at the option of the holder, at an original conversion price of $.07 per share. At the time of issuance, Brekford agreed to pay the unpaid principal balance of the Promissory Notes and all accrued but unpaid interest on the date that was the earlier of (i) two years from the issuance date or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On April 1, 2010, Brekford and each member of the lender group executed a First Amendment to each Promissory Note, which amended the respective Promissory Note as follows:

●
Revise the conversion price in the provision that allows the holder of the Promissory Note to elect to convert any outstanding and unpaid principal portion of the Promissory Note and any accrued but unpaid interest into shares of the common stock at a price of fourteen cents ($0.14) per share, and

●
Each Promissory Note’s maturity date was extended to the earlier of (i) four years from the issuance date or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 8, 2013, Brekford and each member of the lender group agreed to extend the maturity dates of the Promissory Notes to the earlier of (i) November 9, 2014 or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 4, 2014, Brekford and each member of the lender group agreed to further extend the maturity dates of the Promissory Notes to the earlier of (i) November 9, 2015 or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 9, 2015, the maturity dates of the Promissory Notes were extended to the earlier of (i) November 9, 2016 or (ii) 10 business days from the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 4, 2016, the maturity dates of the Promissory Notes were extended to the earlier of (i) November 9, 2017 or (ii) 10 business days from the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. Mr. Brechin and Mr. Rutherford have indicated that they will not exercise their right of repayment prior to September 30, 2017.

The Company anticipates the maturity date of the Promissory Notes will continue to be extended for the foreseeable future; thus, they are classified as long-term liabilities in Discontinued Operations – Long Term Liabilities (Note 4). As of December 31, 2016 and 2015, the amounts outstanding under the Promissory Notes totaled $500,000.

NOTE 8 – CONVERTIBLE PROMISSORY NOTES PAYABLE—INVESTOR

On March 17, 2015, the Company entered into a note and warrant purchase agreement (the “Agreement”) with an accredited investor (the “Investor”) pursuant to which the Investor purchased an aggregate principal amount of $715,000 of a 6% convertible promissory note issued by the Company for an aggregate purchase price of $650,000 (the “Investor Note”). The Investor Note bears interest at a rate of 6% per annum and the principal amount is due on March 17, 2017. The note and accrued interest was repaid on February 28, 2017. Any interest that accrues under the Investor Note is payable either upon maturity or upon any principal being converted on any voluntary conversion date (as to that principal amount then being converted). The Investor Note is convertible at the option of the Investor at any time into shares of Common Stock at a conversion price equal to the lesser of (i) $0.25 per share and (ii) 70% of the average of the lowest three volume weighted average prices for the twelve (12) trading days prior to such conversion (the “Conversion Price”). In no event can the Conversion Price be less than $0.10; provided, however, that if on or after the date of the Agreement the Company sells any Common Stock or Common Stock Equivalents (as defined in the Agreement) at an effective price per share that is less than $0.10 per share, then the Conversion Price shall be equal to the par value of the Common Stock then in effect. In connection with the Agreement, the Investor received a warrant to purchase 780,000 shares of Common Stock (the “Warrant”). The Warrant is exercisable for a period of five years from the date of issuance at an exercise price of $0.50 per share, subject to adjustment (the “Exercise Price”).

On October 23, 2015, the Investor converted $25,000 of principal and $904 of accrued interest due under the Investor Note into 169,530 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $19,861.

On December 2, 2015, the Investor converted $50,000 of principal and $2,129 of accrued interest due under the Investor Note into 349,155 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $35,160.

On February 26, 2016, the Investor converted $50,000 of principal and $2,844 of accrued interest due under the Investor Note into 476,500 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $49,525.

On March 31, 2016, the Investor converted $50,000 of principal and $3,123 of accrued interest due under the Investor Note into 510,310 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $72,947.

On May 31, 2016, the Investor converted $50,000 of principal and $3,625 of accrued interest due under the Investor Note into 605,928 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $38,923.

On July 1, 2016, the Investor converted $50,000 of principal and $3,880 of accrued interest due under the Investor Note into 699,733 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $40,875.

On July 27, 2016, the Investor converted $50,000 of principal and $4,093 of accrued interest due under the Investor Note into 758,670 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $45,024.

On August 31, 2016, the Investor converted $50,000 of principal and $4,381 of accrued interest due under the Investor Note into 776,869 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $44,617.

The following table provides information relating to the Investor Note at December 31, 2016 and:

	December 31, 2016	December 31, 2015
Convertible promissory note payable	$340,000	$640,000
Original issuance discount, net of amortization of the $61,786 and $23,002 as of December 31, 2016 and 2015	(3,214)	(35,180)
Beneficial conversion feature, net of amortization of $530,338 and $197,437 as of December 31, 2016 and 2015	(27,583)	(301,959)
Warrant feature, net of amortization of the $87,527 and $32,585 as of December 31, 2016 and 2015	(4,552)	(49,835)
Original issuance cost, net of amortization of $46,996 and $20,744 as of December 31, 2016 and 2015	(5,504)	(31,757)
Convertible promissory note payable, net	$299,147	$221,269

We evaluated the financing transactions in accordance with ASC Topic 470, Debt with Conversion and Other Options, and determined that the conversion feature of the Investor Note was afforded the exemption for conventional convertible instruments due to its fixed conversion rate. The Investor Note has an explicit limit on the number of shares issuable so it did meet the conditions set forth in current accounting standards for equity classification. The debt was issued with non-detachable conversion options that are beneficial to the investors at inception, because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The accounting for the beneficial conversion feature requires that the beneficial conversion feature be recognized by allocating the intrinsic value of the conversion option to additional paid-in-capital, resulting in a discount on the convertible notes, which will be amortized and recognized as interest expense.

Accordingly, a portion of the proceeds was allocated to the Warrant based on its relative fair value, which totaled $92,079 using the Black Scholes option-pricing model. Further, the Company attributed a beneficial conversion feature of $557,921 to the shares of Common Stock issuable under the Investor Note based upon the difference between the effective Conversion Price and the closing price of the Common Stock on the date on which the Investor Note was issued. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 80.5%, (iii) weighted average risk-free interest rate of 1.56%, (iv) expected life of five years, and (v) estimated fair value of the Common Stock of $0.26 per share. The expected term of the Warrant represents the estimated period of time until exercise and is based on historical experience of similar awards giving consideration to the contractual terms. The Company recorded amortization of the beneficial conversion feature and warrant feature of the Investor Note in other expense in the amount of $274,377 and $45,284 during the year ended December 31, 2016 and $255,961 and $42,243, during the year ended December 31, 2015 which also includes the unamortized beneficial conversion feature and warrant feature attributable to the $375,000 principal converted to equity.

The Company recorded an original issue discount of $65,000 to be amortized over the term of the Agreement as interest expense. The Company recognized $31,966 and $29,820 of interest expense as a result of the amortization during the nine months ended December 31, 2016 and the year ended December 31, 2015 respectively, which also includes the unamortized original issue discount attributable to the $375,000 principal converted to equity.

NOTE 9 – WARRANT DERIVATIVE LIABILITY

On March 17, 2015, in conjunction with the issuance of the Investor Note (See Note 7), the Company issued the Warrant, which permits the Investor to purchase 840,000 shares of Common Stock, including 60,000 related to the financing costs, with an exercise price of $0.50 per share and a life of five years.

The Exercise Price is subject to anti-dilution adjustments that allow for its reduction in the event the Company subsequently issues equity securities, including shares of Common Stock or any security convertible or exchangeable for shares of Common Stock, for no consideration or for consideration less than $0.50 a share. The Company accounted for the conversion option of the Warrant in accordance with ASC Topic 815. Accordingly, the conversion option is not considered to be solely indexed to the Company’s own stock and, as such, is recorded as a liability. The derivative liability associated with the Warrant has been measured at fair value at March 17, 2015 and December 31, 2016 using the Black Scholes option-pricing model. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 80.5%—105.1%; (iii) weighted average risk-free interest rate of 1.14-1.93%; (iv) expected life of five years; and (v) estimated fair value of the Common Stock of $0.10-$0.26 per share.

At December 31, 2016 and 2015, the outstanding fair value of the derivative liability was $24,360 and $99,036, respectively.

NOTE 10 – LEASES

Operating Leases

Brekford rents office space under separate non-cancelable operating leases expiring in April 2020. Rent expense under our main headquarters lease, expiring on April 30, 2020 amounted to $171,243 and $169,297 for the years ended December 31, 2016 and 2015, respectively.

Future minimum lease payments under these lease agreements, exclusive of the Company’s share of operating costs at December 31, 2016 and 2015 are as follows:

2017	$177,878
2018	183,214
2019	188,711
2020	64,475
Total	614,278
Discontinued operations	522,136
Total minimum lease payment under continuing operations	$92,142

The Company also leases approximately 2,500 square feet of office space from a related party under a non-cancelable operating lease expiring on June 30, 2017. Rent expense under this lease amounted to $49,200 for the years ended December 31, 2016 and 2015, respectively.

Future minimum lease payments under these lease agreements, exclusive of the Company’s share of operating costs at December 31, 2016 are $24,600 during 2017.

NOTE 11 – INVENTORY

As of December 31, 2016 and 2015 inventory consisted entirely of raw materials of $221,816 and $316,775, respectively.

NOTE 12 – LOSS PER SHARE

The following table provides information relating to the calculation of loss earnings per common share for continuing operations:

	Years Ended December 31,
	2016	2015
Basic loss earnings per share
Net loss from continuing operations	$(1,397,888)	$(944,830)
Weighted average common shares outstanding—basic	47,357,787	44,690,550
Basic loss per share	$(0.03)	$(0.02)

Diluted loss per share
Net loss from continuing operations	$(1,397,888)	$(944,830)
Weighted average common shares outstanding	47,357,787	44,690,550
Potential dilutive securities	—	—
Weighted average common shares outstanding – diluted	44,357,787	44,499,610
Diluted loss per share	$(0.03)	$(0.02)
Common stock equivalents excluded due to anti-dilutive effect	6,961,429	8,576,134

The following table provides information relating to the calculation of net income per common share for discontinued operations:

	Years Ended December 31,
	2016	2015
Basic net income per share
Net income from discontinued operations	$343,485	$573,659
Weighted average common shares outstanding—basic	47,357,787	44,690,550
Basic loss per share	$0.01	$0.01

Diluted net income per share
Net income from discontinued operations	$343,485	$573,659
Weighted average common shares outstanding	47,357,787	44,690,550
Potential dilutive securities	5,796,429	7,511,134
Weighted average common shares outstanding – diluted	53,154,216	52,201,684
Diluted loss per share	$0.01	$0.01
Common stock equivalents excluded due to anti-dilutive effect	1,165,000	1,065,000

NOTE 13—STOCKHOLDERS’ EQUITY

At December 31, 2016 and 2015, the Company’s authorized stock consists of 20,000,000 shares of $.0001 par value preferred stock and 150,000,000 shares of $.0001 par value common stock.

The following common stock transactions occurred during the period:

During the period ended December 31, 2016 the Company granted an aggregate of 332,000 shares of restricted Common Stock to the key employees in consideration of services rendered. The weighted average fair value of the shares amounted to $0.16 per share based upon the closing price of shares of Common Stock on the date of the grant. These shares were fully vested on the date of the grant. The Company recorded $53,000 in share-based compensation expense related to restricted stock grants.

During the period ended December 31, 2016 the Company issued 3,828,010 shares at an average valued of $0.13 per share to convert $300,000 of principal and $21,945 of accrued interest due under the Convertible Note Agreement and recognized a loss on extinguishment of debt of $291,911.

During the period ended December 31, 2015 the Company granted an aggregate of 132,000 shares of restricted Common Stock to the key employees in consideration of services rendered. The weighted average fair value of the shares amounted to $0.34 per share based upon the closing price of shares of Common Stock on the date of the grant. These shares were fully vested on the date of the grant. The Company recorded $44,880 in share-based compensation expense related to restricted stock grants.

During the period ended December 31, 2015 the Company issued 518,685 shares at an average valued of $0.26 per share to convert $75,000 of principal and $3,033 of accrued interest due under the Convertible Note Agreement and recognized a loss on extinguishment of debt of $55,021.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

On September 7, 2010, Brekford issued a press release announcing that its board of directors authorized a stock repurchase program permitting the Company to repurchase up to $500,000 in outstanding shares of the Common Stock from time to time over a period of 12 months in open market transactions or in privately negotiated transactions at the Company’s discretion. The stock repurchase program was subsequently extended for an additional 12 months until September 7, 2012. On September 28, 2012, the Company adopted a new stock repurchase program which permits the Company to repurchase the $363,280 in shares that remained available for repurchase under the old program, with the same terms and conditions except that the term of the new stock repurchase program was 24 months. The repurchase plan expired in September 2014.

Warrants

The assumptions used to value warrant grants during the year ended December 31, 2015, which consisted solely of the Warrant, were as follows:

Year ended December 31, 2015
Expected life (in years)	5.00
Volatility	80.50%
Risk free interest rate	1.56%
Expected Dividend Rate	0%

Summary of the warrant activity for year ended December 31, 2016 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2015	—	$—	—	$0.00
Granted	840,000	0.50	4.21	0.00
Forfeited or expired	—	—	—	0.00
Exercised	—	—	—	0.00
Outstanding at December 31, 2015	840,000	0.50	4.21	0.00
Granted	—	—	—	0.00
Forfeited or expired	—	—	—	0.00
Exercised	—	—	—
Outstanding at December 31, 2016	840,000	0.50	3.21	0.00
Exercisable at December 31, 2016	840,000	0.50	3.21	0.00

The weighted average remaining contractual life of warrants outstanding as of December 31, 2016 was as follows:

Exercisable Prices	Stock Warrants Outstandin	Stock Warrants Exercisable	Weighted Average Remaining Contractual Life (years)
$0.50	840,000	840,000	3.21
Total	840,000	840,000	3.21

NOTE 14 – SHARE-BASED COMPENSATION

The Company has issued shares of restricted common stock and warrants to purchase shares of common stock and has granted non-qualified stock options to certain employees and non-employees. On April 25, 2008, the Company’s stockholders approved the 2008 Stock Incentive Plan (the “2008 Incentive Plan”). During the year ended December 31, 2016, Traffic Safety, Inc. granted stock options under the 2008 Incentive Plan to its non-employee directors. These options have exercise prices equal to the fair market value of a share of Common Stock as of the date of grant and have terms of ten years.

Stock Options

Option grants during the year ended December 31, 2016 were made to non-employee directors who elected to receive options during the annual equity grant period in the first quarter of each fiscal year. The options had a grant date fair value of $0.12 per share and will vest and become exercisable with respect to option shares over a three-year period commencing from the date of grant at a rate of 33.33% per year.

Option grants during the year ended December 31, 2015 were made to non-employee directors who elected to receive options during the annual equity grant period in the first quarter of each fiscal year. The options had a grant date fair value of $0.24 per share and will vest and become exercisable with respect to option shares over a three-year period commencing from the date of grant at a rate of 33.33% per year.

The Company recorded $14,504 and $11,214 in stock option compensation expense during the period ended December 31, 2016 and 2015, respectively, related to the stock option grants.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to employees and recognizes the compensation cost of employee share-based awards in its statement of operations using the straight-line method over the vesting period of the award, net of estimated forfeitures.

The use of the Black-Scholes option pricing model to estimate the fair value of share-based awards requires that the Company make certain assumptions and estimates for required inputs to the model, including (1) the fair value of the Company’s common stock at each grant date, (ii) the expected volatility of the Company’s common stock value based on industry comparisons, (iii) the expected life of the share-based award, (iv) the risk-free interest rate, and (v) the dividend yield.

The following are the assumptions made in computing the fair value of share-based awards granted in the years ended December 31, 2016 and 2015:

	Year ended December 31, 2016	Year ended December 31, 2015
Expected life (in years)	3.50	3.50
Volatility	78.8%	80.5%
Risk free interest rate	0.88%	0.95%
Expected Dividend Rate	0	0

Summary of the option activity for the period ended December 31, 2016 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2015	225,000	$0.00	—	$0.00
Granted	225,000	0.20	—	0.00
Forfeited or expired	(50,000)	—	—	0.00
Exercised	—	—	—
Outstanding at January 1, 2016	400,000	$0.20	3.25	$0.00

Granted	225,000	0.12	3.50	0.00
Forfeited or expired	(75,000)	0.22	2.00	0.00
Exercised	—	—	—
Outstanding at December 31, 2016	550,000	$0.20	3.00	0.00
Exercisable at December 31, 2016	225,000	$0.20	—	0.00
Vested and expected to vest	325,000	$0.20	3.00	0.00

The unrecognized compensation cost for unvested stock option awards outstanding at December 31, 2016 was approximately $21,032 to be recognized over approximately 3years.

Restricted Stock Grants

During the period ended December 31, 2016 the Company granted an aggregate of 332,000 shares of restricted Common Stock to the key employees in consideration of services rendered. The weighted average fair value of the shares amounted to $0.16 per share based upon the closing price of shares of Common Stock on the date of the grant. These shares were fully vested on the date of the grant. The Company recorded $53,000 in share-based compensation expense related to restricted stock grants.

During the period ended December 31, 2015 the Company granted an aggregate of 132,000 shares of restricted Common Stock to the key employees in consideration of services rendered. The weighted average fair value of the shares amounted to $0.34 per share based upon the closing price of shares of Common Stock on the date of the grant. These shares were fully vested on the date of the grant. The Company recorded $44,880 in share-based compensation expense related to restricted stock grants.

	Restricted Stock Share	Weighted Average Value
Nonvested restricted stock at January 1, 2015	—	$—
Granted	132,000	0.34
Vested	(132,000)	0.34
Forfeited or expired	—	—
Nonvested restricted stock at December 31, 2015	—	$—
Granted	332,000	0.16
Vested	(332,000)	0.16
Forfeited or expired	—	—
Nonvested restricted stock at December 31, 2016	—	$—

2008 Stock Incentive Plan

The 2008 Incentive Plan is designed to provide an additional incentive to executives, employees, directors and key consultants, aligning the long term interests of participants in the 2008 Incentive Plan with those of the Company and the Company’s stockholders. The 2008 Incentive Plan provides that up to 8 million shares of the Company’s common stock may be issued pursuant to awards granted under the 2008 Incentive Plan. As of December 31, 2016, 5,339,000 shares of common stock remained available for future issuance under the 2008 Incentive Plan.

2008 Employee Stock Purchase Plan

On February 19, 2008, the Board of Directors authorized the adoption of the 2008 Employee Stock Purchase Plan (the “Purchase Plan”), subsequently approved by the stockholders on April 25, 2008, which is designed to encourage and enable eligible employees to acquire a proprietary interest in the Company’s common stock. The Purchase Plan provides that up to 2 million shares of the Company’s common stock may be issued under the Plan. No shares have been issued under the Plan.

NOTE 15 – EMPLOYEE BENEFIT PLANS

The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is a defined contribution plan, which covers substantially all U.S.-based employees of the Company and its wholly-owned subsidiaries who have completed three months of service. The 401(k) Plan provides that the Company will match 50% of the participant salary deferrals up to 3% of a participant’s compensation for all participants. The Company contributed $13,352 and $8,718 during the years ended December 31, 2016 and, 2015, respectively.

NOTE 16 – MAJOR CUSTOMERS AND VENDORS

Major Customers

The Company has several ATSE contracts with government agencies, of which net revenue from four customers during the year ended December 31, 2016 represented 63% of the total net revenue. Four customers accounted for 88% of total accounts receivable as of December 31, 2016, which was subsequently collected in 2017.

Net revenue from five customers during the year ended December 31, 2015 represented 80% of the total net revenue. Accounts receivable due from three customers at December 31, 2015 amounted to 91% of total accounts receivable at that date.

Major Vendors

The Company purchased products and services for fulfillment of ATSE contracts from several vendors. As of December 31, 2016 and 2015, accounts payable due to these vendors amounted to 47% and 38% of total accounts payable, respectively.

NOTE 17 – INCOME TAXES

As of December 31, 2016, the Company has approximately $7.55 million of federal and state net operating loss carryforwards available to offset future taxable income, if any, through 2034. These net operating losses begin to expire in 2028. If, however, there is an ownership change in the Company, some of the Company’s tax attributes may limit the Company’s ability to utilize loss carryforwards. Therefore, these operating loss carryforwards could become limited in future years if ownership changes were to occur as defined in the Internal Revenue Code and similar state income tax provisions. The Company files income tax returns with the U.S. Internal Revenue Service and with the revenue services of various states.

The Company’s deferred tax assets and liabilities at December 31, 2016 and 2015 are as follows:

	December 31,
	2016	2015
Net operating loss carry forwards	$3,112,000	$2,780,000
Property and Equipment	(490,000)	(500,000)
Other	—	—
	2,622,000	2,280,000
Valuation allowance	(2,622,000)	(2,280,000)
Net deferred tax asset	$—	$—

The Company’s recorded income tax, net of the change in the valuation allowance for each of the periods presented, is as follows:

	Years Ended December 31,
	2016	2015
Current
Federal	$—	$—
State	—	—
	—	—

Deferred
Federal	(369,000)	(130,000)
State	(55,000)	(20,000)
	(424000)	(150,000)
Change in valuation allowance	424,000	150,000
Income tax expense	$—	$—

Management has evaluated the recoverability of the deferred income tax assets and the level of the valuation allowance required with respect to such deferred income tax assets. After considering all available facts, the Company fully reserved for its deferred tax assets because management believes that it is more likely than not that their benefits will not be realized in future periods. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred income tax assets satisfies the realization standard, the valuation allowance will be reduced accordingly.

A reconciliation of the expected Federal statutory rate of 35% to the Company’s actual rate as reported for each of the periods presented is as follows:

	Years Ended December 31,
	2016	2015
Expected statutory rate	(35.0)%	(35.0)%
State income tax rate, net of Federal benefit	(5.2)%	(5.2)%
Permanent differences
Other	—%	—%
	40.2%	40.2%
Valuation allowance	(40.2)%	(40.2)%
	—%	—%

NOTE 18 – SUBSEQUENT EVENTS

Merger Agreement

On February 10, 2017, Brekford entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the businesses of Brekford and KeyStone Solutions, Inc., a Delaware corporation (“KeyStone”). The Merger Agreement provides that Brekford and KeyStone will each engage in merger transactions (the “Mergers”) with separate wholly-owned subsidiaries of a newly-formed company, Novume Solutions, Inc., a Delaware corporation (“Novume”). Under one merger transaction (the “Brekford Merger”), one wholly-owned subsidiary of Novume will merge with and into Brekford, leaving Brekford as a wholly-owned subsidiary of Novume. Under a separate merger transaction (the “KeyStone Merger”), KeyStone will merge with and into another wholly-owned subsidiary of Novume (“KeyStone Merger Sub”), with KeyStone Merger Sub surviving such merger. The time at which the Mergers are completed in accordance with the Merger Agreement is referred to as the “Effective Time”. As soon as practicable after the Effective Time, Brekford will change its name to “Brekford Traffic Safety, Inc.” and KeyStone Merger Sub will change its name to “KeyStone Solutions, Inc.”

Merger Consideration

As consideration for the Mergers, each outstanding share of the common stock, par value $0.0001 per share, of Brekford (“Brekford Common Stock”) immediately prior to the Effective Time will become convertible into and exchangeable for 1/15th of a share of common stock, par value $0.0001 per share, of Novume (“Novume Common Stock” and such ratio, the “Brekford Exchange Ratio”). Each outstanding share of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Stock”) immediately prior to the Effective Time, will become convertible into and exchangeable for 1.9399 shares of Novume Common Stock (the “KeyStone Common Exchange Ratio”), and each outstanding share of the Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, of KeyStone (“KeyStone Preferred Stock”) will become convertible into and exchangeable for 1 share of the Series A Cumulative Convertible Redeemable Preferred Stock of Novume (“Novume Preferred Stock” and such ratio, the “KeyStone Preferred Exchange Ratio”). The outstanding warrants and options to purchase shares of Brekford Common Stock and KeyStone Common Stock, as applicable, shall be exchanged for warrants and options to purchase Novume Common Stock at the Brekford Exchange Ratio or the KeyStone Common Exchange Ratio, as applicable. Collectively, the forgoing is referred to herein as the “Merger Consideration”.

The Merger Consideration, and each of the Brekford Exchange Ratio, the KeyStone Common Exchange Ratio and the KeyStone Preferred Exchange Ratio, were determined so that, immediately after the Effective Time, the pre-merger stockholders of Brekford will own such portion of the capital stock of Novume as shall be equal to approximately 20% of the issued and outstanding Novume Common Stock, on a fully-diluted basis, and the pre-merger stockholders of KeyStone will own that portion of the capital stock of Novume as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

Contribution and Unit Purchase Agreement

On February 6, 2017, the Company entered into a Contribution and Unit Purchase Agreement (the “LB&B Agreement”) with LB&B Associates Inc. (the “Purchaser”) and Global Public Safety, LLC (“GPS”).

The closing for the transaction set forth in the Agreement occurred on February 28, 2017 (the “LB&B Closing”) and on such date the Company contributed substantially all of the assets and certain liabilities related to its vehicle services business (the “Business”) to GPS. After the LB&B Closing, the Company will continue to own and run other business operations that are not related to the Business.

On the LB&B Closing, GPS sold units representing 80.1% of the units of GPS to the Purchaser for $6,048,394, after certain purchase price adjustments of prepaid expenses and unbilled customer deposits. $4,048,394 was paid in cash, including a $250,000 deposit that was paid on February 6, 2017, and $2,000,000 was paid by Purchaser issuing the Company a promissory note (the “Promissory Note”). After the LB&B Closing, the Company continues to own 19.9% of the units of GPS.

The Promissory Note is subordinated to the Purchaser’s senior lender and accrues interest at a rate of 3% per annum. The maturity date of the Promissory Note is March 31, 2022. The Promissory Note is to be repaid as follows: (a) $75,000 plus all accrued interest on each of September 30, 2017; December 31, 2017; March 31, 2018, June 30, 2018 and September 30, 2018 (or, in the event any such date is not a business day, the first business day after such date), (b) $100,000 plus all accrued interest on each of December 31, 2018; March 31, 2019; June 30, 2019 and September 30, 2019 (or, in the event any such date is not a business day, the first business day after such date) (c) $125,000 plus all accrued interest on each of December 31, 2019; March 31, 2020; June 30, 2020; September 30, 2020, December 31, 2020; March 31, 2021, June 31, 2021; September 30, 2021; and December 31, 2021 (or, in the event any such date is not a business day, the first business day after such date), and (d) $100,000 on March 31, 2022.

The Promissory Note is secured pursuant to the terms of a Pledge Agreement (the “Pledge Agreement”) between the Company and Purchaser. Pursuant to the Pledge Agreement the Purchaser granted the Company a continuing second priority lien and security interest in the Purchaser’s units of GPS subject to liens of the Purchaser’s senior lender.

Pursuant to the Agreement, the Company and GPS executed a Transition Services Agreement (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, the Company will perform certain support services to promote the efficient transition of the Business for the fees set forth in the Agreement.

In connection with the Agreement the Company entered into an Amended and Restated Limited Liability Company Agreement of Global Public Safety, LLC (the “LLC Agreement”). The LLC Agreement provides for the operations of GPS and provides that all limited liability company powers of the Company shall be exercised by and under the authority of the Board of Representatives except as otherwise provided by the LLC Agreement or applicable law. The initial number of representatives constituting the Board of Representatives is three, of which the Company appointed one member and if the number of Board of Representatives is increased the Company shall be able to appoint the number of members required to maintain 1/3 of the seats on the Board of Representatives.

Pursuant to a month-to-month sublease agreement between GPS and the Company, the Company will continue to occupy 3,362 square feet of office space, located at 7020 Dorsey Road, Suite C, Hanover, Maryland 21076.

The Company also entered into a Pre-Novation Agreement with GPS pursuant to which performance under certain contracts being assigned to GPS will be made while these contracts are being assigned to GPS. The Company will also enter into a Novation Agreement pursuant to which the government contracts being assigned to GPS will be transferred.

Director Resignation

On February 18, 2017, Edward Parker notified Brekford that he was resigning from the Company’s board of directors effective immediately.

FIRESTORM SOLUTIONS, LLC AND AFFILIATE

Index to Combined Financial Statements

Independent Auditor’s Report	F-118
Combined Balance Sheets at December 31, 2016 and 2015	F-119
Combined Statements of Operations for the Years Ended December 31, 2016 and 2015	F-120
Combined Statements of Members’ Equity (Deficit) for the Years Ended December 31, 2016 and 2015	F-121
Combined Statements of Cash Flows for the Years Ended December 31, 2016 and 2015	F-122
Notes to Combined Financial Statements	F-123

Independent Auditor’s Report

To the Board of Directors and Members
Firestorm Solutions, LLC and Affiliate

Report on Financial Statements

We have audited the accompanying combined financial statements of Firestorm Solutions, LLC and Affiliate (“the Company”) which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BD & Company, Inc.
Owings Mills, Maryland
June 9, 2017

Firestorm Solutions, LLC and Affiliate
Combined Balance Sheets

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash	$3,319	$28,357
Accounts receivable	76,517	67,620
Prepaid expenses and other current assets	8,940	8,014
Total current assets	88,776	103,991
Intangibles, net	45,370	51,775
Other	4,441	4,441
Total assets	$138,587	$160,207

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$62,847	$41,918
Due to member	—	148,600
Total liabilities	62,847	190,518
Commitments
MEMBERS’ EQUITY (DEFICIT)	75,740	(30,311)
Total liabilities and members’ equity (deficit)	$138,587	$160,207

The accompanying notes are an integral part of these combined financial statements.

Firestorm Solutions, LLC and Affiliate
Combined Statements of Operations

	Years Ended December 31,
	2016	2015
REVENUE
Consulting services fees	$1,124,254	$802,529
Franchise royalty fees	62,758	102,400
Other revenue	8,462	2,993
Total revenue	1,195,474	907,922
COSTS AND EXPENSES
Contractors’ fees and commissions	686,722	535,883
Selling, general and administrative expenses	446,662	436,117
Professional fees	110,830	55,726
Amortization expense	6,405	6,405
Total costs and expenses	1,250,619	1,034,131
Operating loss	(55,145)	(126,209)
Other income	12,596	33,405
Net loss	$(42,549)	$(92,804)

The accompanying notes are an integral part of these combined financial statements.

Firestorm Solutions, LLC and Affiliate
Combined Statements of Members’ Equity (Deficit)
Years Ended December 31, 2016 and 2015

Balance, January 1, 2015	$62,493
Net loss—2015	(92,804)
Balance, December 31, 2015	(30,311)
Contribution of note payable to member	148,600
Net loss—2016	(42,549)
Balance, December 31, 2016	$75,740

The accompanying notes are an integral part of these combined financial statements.

Firestorm Solutions, LLC and Affiliate
Combined Statements of Cash Flows

	Years Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(42,549)	$(92,804)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	6,405	6,405
Changes in operating assets and liabilities
Accounts receivable	(8,897)	54,618
Prepaid expenses and other current assets	(926)	(4,386)
Accounts payable and accrued expenses	20,929	6,811
Net cash used in operating activities	(25,038)	(29,356)
Cash, beginning of year	28,357	57,713
Cash, end of year	$3,319	$28,357

Supplemental disclosure of noncash financing activities:

During the year ended December 31, 2016, a member contributed $148,600 through a conversion of a note payable.

The accompanying notes are an integral part of these combined financial statements.

Firestorm Solutions, LLC and Affiliate
Notes to Combined Financial Statements
December 31, 2016 and 2015

NOTE 1 – NATURE OF OPERATIONS

The combined financial statements of Firestorm Solutions, LLC and Affiliate (collectively referred to as the “Company” or “Firestorm”) include the accounts of Firestorm Solutions, LLC (“Solutions”) and Firestorm Franchising, LLC and subsidiary (“Franchising”). The companies are under common management and Solutions has a 49% equity interest in Franchising while one member of Solutions owns the other 51% equity interest in Franchising. The liability of the members of the Company is limited to the members’ total capital contributions.

The Company provides professional services to its clients including crisis management, crisis communications, emergency response, and business continuity, including workplace violence prevention, cyber-breach response, communicable illness/pandemic planning, predictive intelligence, and other emergency, crisis and disaster preparedness initiatives. The Company is focused on prevention in addition to planning and response initiatives and also franchises its security and disaster solutions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying combined financial statements have been prepared on the accrual basis of accounting. All intercompany transactions and balances have been eliminated in combination.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The most significant estimates made by management in the accompanying combined financial statements relate to the valuation of accounts receivable and intangible assets.

Accounts receivable

Credit is granted to customers as per individual agreements with each customer and franchisee. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of the customer or franchisee to make required payments. The Company reviews the accounts receivable on a periodic basis and establishes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer or franchisee’s payment history, its current credit-worthiness and current economic trends. The Company determined that an allowance for doubtful accounts was not required as of December 31, 2016 and 2015.

Service fee revenue

Service fee revenue is revenue earned from a franchisee for fulfilling a contract on behalf of a franchisee. Service fee revenue is primarily recognized on a “time and materials” basis. Reimbursements for out-of-pocket expenses that are billed to a franchisee are recorded in the combined statement of operations as revenue and expenses.

Franchise fee revenue

Revenue from the sale of individual franchises is recognized when the contract is signed and collectability is assured, unless the franchisee is required to perform certain training before operations commence. The franchisor has no obligation to the franchisee relating to store development and the franchisee is considered operational at the time the franchise agreement is signed or when required training is completed, if applicable.

Royalty fee revenue

Royalties from individual franchises are earned based upon the terms in the franchising agreement which are generally the greater of $1,000 or 8% of the franchisee’s monthly gross sales.

Intangible assets

The cost of intangible assets is amortized over the estimated useful lives of the related assets, which are tradenames. Amortization is computed on the straight line method for financial reporting purposes over the useful life of fifteen years. Intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income taxes

Solutions and Franchising have elected to be taxed as partnerships for U.S Federal and state income tax purposes. Under this election, profits, losses, credits and deductions of the Company are passed through and allocated to the members. Accordingly, no provision for income taxes is included in the accompanying combined financial statements.

The Company accounts for uncertainty in income taxes in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 740, Income Taxes. Application of this topic involves an assessment of whether each income tax position is “more likely than not” of being sustained on audit, including resolution of related appeals or litigation process, if any. For each income tax position that meets the “more likely than not” recognition threshold, the Company then assesses the largest amount of tax benefit that is greater than 50% likelihood of being realized upon effective settlement with the tax authority. There were no uncertain income tax positions at December 31, 2016 or 2015. While no income tax returns filed by the Company are currently being examined by the Internal Revenue Service or state authorities, tax returns since 2013 remain open. The Company accrues interest and penalties associated with uncertain tax positions, if any, as part of the income tax provision. There were no income tax related interest and penalties recorded for the years ended December 31, 2016 and 2015.

Going concern assessment

Beginning with year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s combined financial statements to determine if there is sufficient cash on hand and working capital to operate for a period of at least one year from the date the combined financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in generally accepted accounting principles. As part of this assessment, based on conditions that are known and reasonably knowable, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New accounting pronouncements

In August 2015, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2015-14, Revenue from Contracts with Customers—Deferral of the Effective Date, which defers by one year the mandatory effective date of its revenue recognition standard, and provides entities the option to adopt the standard as of the original effective date. The new standard is now effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is now permitted, but not before the original effective date. The Company is currently evaluating the impact, if any, this new standard will have on its combined financial statements, when the Company will adopt the new standard, and the method of adoption.

In August 2014, the Financial Accounting Standards Board issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

Subsequent events

The Company has evaluated subsequent events through June 7, 2017, which is the date the combined financial statements were available to be issued. See Note 7.

NOTE 3 – INTANGIBLES

Intangibles as of December 31, 2016 consist of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Lives
Tradenames	$96,078	$50,708	$45,370	15 years

Intangibles as of December 31, 2015 consist of the following:

	Gross Carrying Amount	Accumulated Amortization	Net CarryingAmount	Estimated Useful Lives
Tradenames	$96,078	$44,303	$51,775	15 years

Amortization expense for intangible assets for each of the years ended December 31, 2016 and 2015 amounted to $6,405.

The following is a schedule of the future amortization expense for the five years subsequent to December 31, 2016:

Year Ending December 31,	Amount
2017	$6,405
2018	6,405
2019	6,405
2020	6,405
2021	6,405
Thereafter	13,345
Total	$45,370

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company had a short-term note payable to Mr. James Satterfield, President and a member of Solutions and Franchising. The note amount outstanding at December 31, 2015 was $148,700 and the note was non-interest bearing with no stated term of repayment. During the year ended December 31, 2016, $100 was repaid and Mr. Satterfield contributed the balance of this note payable as a capital contribution to the Company.

For the years ended December 31, 2016 and 2015, the Company paid certain members and related parties consulting and contracting fees totaling $400,170 and $224,080, respectively, which are included in contractors’ fees and commissions in the accompanying combined statements of operations.

NOTE 5 – CONCENTRATION RISKS

Major customers

For the years ended December 31, 2016 and 2015, approximately 34% and 29% of the Company’s consulting services fee revenue, respectively, was generated from two customers. For the year ended December 31, 2015, the entire balance of the Company’s initial franchise fee revenue came from one franchisee. For the years ended December 31, 2016 and 2015, the entire balance of the Company’s franchise royalty fee came from five franchises. At December 31, 2016, approximately 82% of the Company’s receivables were due from three customers. At December 31, 2015, approximately 70% of the Company’s accounts receivable were due from two customers.

NOTE 6 – COMMITMENTS

Leases

The future rental commitments with noncancellable operating leases at December 31, 2016 is estimated to be $27,458 for 2017. Rent expense for the years ended December 31, 2016 and 2015 was approximately $34,000 and $33,000, respectively.

NOTE 7 – SUBSEQUENT EVENT

In a membership interest purchase agreement dated January 25, 2017, 100% of the membership interests in Solutions and Franchising was acquired by Firestorm Holdings, LLC, a wholly-owned subsidiary of KeyStone Solutions, Inc. (“KeyStone”) for a purchase price of $500,000 in cash, $1,000,000 in unsecured, subordinated promissory notes, 488,904 shares of common stock of KeyStone and warrants to purchase 325,398 shares of common stock of KeyStone.

GLOBAL TECHNICAL SERVICES, INC.

Independent Auditor’s Report	F-128
Combined Balance Sheets at December 31, 2016 and 2015	F-129
Combined Statements of Operations for the Years Ended December 31, 2016 and 2015	F-130
Combined Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2016 and 2015	F-131
Combined Statements of Cash Flows for the Years Ended December 31, 2016 and 2015	F-132
Notes to Combined Financial Statements	F-133

Independent Auditors’ Report

To the Board of Directors
Global Technical Services, Inc.

Report on Financial Statements

We have audited the accompanying financial statements of Global Technical Services, Inc. (“the Company”) which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BD & Company, Inc.
Owings Mills, MD
September 29, 2017

GLOBAL TECHNICAL SERVICES, INC.
BALANCE SHEETS
December 31, 2016 and 2015

	2016	2015
ASSETS
Current assets
Cash	$43,239	$60,369
Accounts receivable - trade	2,337,461	1,768,050
Accounts receivable - other	12,295	3,586
Employee advances	84,008	137,049
Notes Receivable	564,537	451,835
Interest Receivable	19,628	24,111
Prepaid expenses	214,659	277,109
Total current assets	3,275,827	2,722,109

Property and equipment
Autos	41,687	41,687
Furniture and Equipment	723,958	1,493,787
Leasehold improvements	135,485	135,485
	901,130	1,670,959
Less accumulated depreciation	(778,382)	(1,492,545)
Total property and equipment	122,748	178,414

Total assets	$3,398,575	$2,900,523

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$91,173	$96,453
Accrued expenses	347,275	247,171
Accrued interest	69,940	31,878
Note payable - current portion	421,193	342,172
Line of credit	2,074,115	1,246,692
Total current liabilities	3,003,696	1,964,366
Long-term liabilities
Note payable - net of current portion	682,897	827,713
Total long-term liabilities	682,897	827,713

Total liabilities	3,686,593	2,792,079

Stockholders' (deficit) equity
Capital Stock, $.10 par value; 1,000,000 shares authorized, 100,000 shares issued, 44,050 shares outstanding at December 31, 2016 and 2015	10,000	10,000
Additional paid-in-capital	565,984	565,984
Treasury stock, 55,950 shares as of December 31, 2016 and 2015	(4,464,860)	(4,464,860)
Retained earnings	3,600,858	3,997,320
Total stockholders' (deficit) equity	(288,018)	108,444

Total liabilities and stockholders' (deficit) equity	$3,398,575	$2,900,523

See accompanying notes to the financial statements.

GLOBAL TECHNICAL SERVICES, INC.
STATEMENT OF OPERATIONS
For the years ended December 31, 2016 and 2015

	2016	2015
Sales	$18,116,381	$13,973,857
Cost of sales	16,076,148	12,340,009
Gross profit	2,040,233	1,633,848

Selling, general and administrative expenses	2,313,754	2,170,247
Operating loss	(273,521)	(536,399)
Other income/(expense)
Interest expense, net	(125,015)	(99,739)
Other income, net	2,074	6,360
Other expense, net	(122,941)	(93,379)
Net loss	$(396,462)	$(629,778)

See accompanying notes to the financial statements.

GLOBAL TECHNICAL SERVICES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the years ended December 31, 2016 and 2015

	Shares of Common Stock	Common Stock	Shares of Treasury Stock	Treasury Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity (Accumulated Deficit)
Balance as of January 1, 2015	44,050	$10,000	55,950	$(4,464,860)	$565,984	$4,627,098	$738,222
Net loss	-	-	-	-	-	(629,778)	(629,778)
Balance as of December 31, 2015	44,050	10,000	55,950	(4,464,860)	565,984	3,997,320	108,444
Net loss	-	-	-	-	-	(396,462)	(396,462)
Balance as of December 31, 2016	44,050	$10,000	55,950	$(4,464,860)	$565,984	$3,600,858	$(288,018)

See accompanying notes to the financial statements.

GLOBAL TECHNICAL SERVICES, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities
Net loss	(396,462)	(629,778)
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	66,970	81,145
Bad debt expense	347,407	123,626
(Increase) decrease in:
Accounts receivables – trade	(917,963)	(192,569)
Accounts receivables – other	(7,401)	2,663
Employee advances	52,877	(53,668)
Interest receivable	4,483	30,603
Prepaid expenses	62,451	269,015
Increase (decrease) in:
Accounts payable-trade	(5,280)	21,458
Accrued expenses	100,103	125,744
Accrued interest	38,062	31,878
Total adjustments	(258,291)	439,895
Net cash used in operating activities	(654,753)	(189,883)
Cash flows from investing activities
Purchase of property and equipment	(11,304)	(70,292)
Collections on notes receivable	(112,703)	-
Advances on notes receivable	-	359,397
Net cash (used in) provided by investing activities	(124,007)	289,105
Cash flows from financing activities
Proceeds of short-term borrowings	18,054,015	14,033,049
Repayment of short-term borrowings	(17,226,591)	(14,192,423)
Proceeds of notes payable	239,074	244,865
Repayment of notes payable	(304,868)	(354,288)
Net cash provided by (used in) financing activities	761,630	(268,797)
Net decrease in cash	(17,130)	(169,575)
Cash, beginning of year	60,369	229,944
Cash, end of year	$43,239	$60,369

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$5,016	$6,860
Cash paid for interest	$117,387	$91,032

See accompanying notes to the financial statements.

GLOBAL TECHNICAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Global Technical Services, Inc. (the Company) was organized and chartered in 1989, in the state of Texas, as a corporation for the purpose of providing temporary contract professional and skilled labor to businesses throughout the United States. Contracts to provide such services vary in length, usually less than one year. The Company’s corporate offices are located in Fort Worth, Texas.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of accounting

The accounts are maintained and the financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles (GAAP).

Statements of cash flows

For purposes of the statements of cash flows, the Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2016 and 2015, the Company had no such investments included in cash.

Accounts receivable

The Company performs ongoing credit evaluations of its customers’ financial conditions and extends credit to virtually all of its customers on an uncollateralized basis. Customers are headquartered throughout the United States and operate primarily within the aerospace and defense industries.

Accounts receivable are stated at cost, net of any allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and establishes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors including the age of the balance, the customer’s payments history, its current credit-worthiness, and current economic trends. As of the years ending December 31, 2016 and 2015, the Company deems all receivables as collectible.

Accounts receivable at December 31, 2016 and 2015 include $222,269 and $188,415 in unbilled contracts respectively related to work performed in the year in which the receivable was recorded. These amounts were billed in the respective subsequent years.

Revenue Recognition

The Company recognizes revenues for the performance of services when persuasive evidence of an arrangement exists, service have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company derives revenues from fees for services generated on a project basis. Revenues are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour per the Company’s contracts or purchase orders.

Property and equipment

Property and equipment is stated at cost. Depreciation of property and equipment is provided on the double-declining balance method over the estimated useful lives as follows:

Autos	5 Years
Furniture and equipment	5-7 Years
Leasehold improvements	15 Years

Repairs and maintenance are expensed as incurred; expenditures for additions, improvements and replacements are capitalized. Depreciation expense of $66,970 and $81,145 was incurred during 2016 and 2005, respectively.

Treasury stock

Treasury stock is shown at cost and consists of 55,950 shares of the Company common stock at December 31, 2016 and 2015.

Income taxes

The Company has adopted the liability method of accounting for income taxes in accordance with Account Standards Codification (ASC) 740, “Accounting for Income Taxes”. Deferred income taxes are recognized for temporary differences between financial statement and income tax basis of assets and liabilities and net operating loss carry-forwards for which tax benefits will be realized in future years.

Profit sharing plan

The Company has a 401(k) deferred compensation plan for all eligible employees. Active participants may elect to have the Company make salary reduction contributions on their behalf based on a percentage of their earnings, not to exceed 25% in 2016 and 2015. The Company has the option of making annual discretionary contributions to the plan up to a predetermined limit. For the years ended December 31, 2016 and 2015, the Company made no contributions to the plan. The Company terminated the 401(k) plan on January 31, 2017.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $54,735 and $56,393 for the years ended December 31, 2016 and 2005, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s combined financial statements to determine if there is sufficient cash on hand and working capital to operate for a period of at least one year from the date the combined financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in generally accepted accounting principles. As part of this assessment, based on conditions that are known and reasonably knowable, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In August 2015, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2015-14, Revenue from Contracts with Customers—Deferral of the Effective Date, which defers by one year the mandatory effective date of its revenue recognition standard, and provides entities the option to adopt the standard as of the original effective date. The new standard is now effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is now permitted, but not before the original effective date. The Company is currently evaluating the impact, if any, this new standard will have on its combined financial statements, when the Company will adopt the new standard, and the method of adoption.

In August 2014, the Financial Accounting Standards Board issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

Subsequent events

The Company has evaluated subsequent events through September 29, 2017, which is the date the combined financial statements were available to be issued. See Note 10.

NOTE 3 -- LIQUIDITY

For the year ended December 31, 2016, the Company generated net loss of $409,255 and used $654,753 of cash for continuing operations. Additionally, at December 31, 2016 the company had cash available of $43,239 and a working capital of $259,338.

On September 21, 2017, the Company entered into a Purchase Agreement to be acquired by Novume Solutions Inc. Upon closing of the acquisition, the Company will become a wholly-owned subsidiary of Novume Solutions, Inc., a Delaware corporation (“Novume”). For additional detail regarding this transaction, refer to Subsequent Events (Note 10).

Management believes that the Company’s current level of cash combined with cash that it expects to generate in its operations during the next 12 months including anticipated new customer contracts will be sufficient to sustain the Company’s business initiatives through at least September 2018, but there can be no assurance that these measures will be successful or adequate. In the event that the Company’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, the Company may need to obtain additional capital and rely on Novume Solutions, Inc.

NOTE 4 -- NOTES PAYABLE

Notes payable as of December 31, 2016 and 2015, consisted of the following:

	December 31, 2016	December 31, 2015
G&W Ventures	$953,722	$953,722
Ally Financial	13,894	21,505
Bank Direct	49,440	15,617
SBC Insurance Agency	87,034	145,612
Cowboys Stadium, LP	-	33,429
Total Current Notes Payable	1,104,090	1,169,885
Less: Current Maturities of Long-Term Debt	(421,193)	(342,172)
Notes Payable, Less Current Maturities	$682,897	$827,713

The Company has an outstanding notes payable to G&W Ventures, Inc. that carries an interest rate of 4% per annum and requires monthly interest payments of $11,137. The note payable is secured by Company stock and a life insurance policy. The principal balance at December 31, 2016 and 2015 totaled $953,722 and $953,722, respectively. Principal payments during the year ended December 31, 2015 totaled $15,837. There were no principal payments made during the year ended December 31, 2016.

On September 26, 2013, the Company entered into a note agreement with Ally Financial in the amount of $38,000 for the purchase of an automobile. The note matures on October 11, 2018. Payments of principal and interest at 0.00% are due and payable monthly beginning November 11, 2013. The principal balance at December 31, 2016 and 2015 totaled $13,892 and $21,505, respectively. Principal payments made in 2016 and 2015 totaled $7,613 and $6,985.

On August 8, 2012, the Company entered into a note agreement with Cowboys Stadium, L.P. in the amount of $36,000 for the purchase of Seat Option at the Cowboys Stadium. The note matures on August 8, 2038. Payments of principal and interest at 8% are due and payable annually beginning March 1, 2013. On November 28, 2016 the Company exercised Seat Option Assignment and Assumption Agreement and sold the rights to stadium seats. The principal balance at December 31, 2016 and 2015 totaled $0 and $33,429, respectively. Principal payments made in 2016 and 2015 totaled $520 and $480, respectively.

On October 1, 2015, the Company entered into a note agreement with Bank Direct Capital Finance in the amount of $23,212. The note was unsecured and matured on July 1, 2016. Payments of principal and interest at 7.4% were due and payable monthly beginning November 1, 2015. The principal balance at December 31, 2015 totaled $15,617. Principal payments made in 2016 and 2015 totaled $7,595 and $15,617, respectively.

On October 1, 2015, the Company entered into a note agreement with SBC Insurance Agency in the amount of $208,014. The note was unsecured and matured on June 1, 2016. Payments of principal were due and payable monthly beginning November 1, 2015. The principal balance at December 31, 2015 totaled $145,612. Principal payments made in 2016 and 2015 totaled $62,404 and 145,612, respectively.

On October 1, 2016, the Company entered into a note agreement with Bank Direct Capital Finance in the amount of $74,022. The note matures on July 1, 2017. Payments of principal and interest at 7.0% are due and payable monthly beginning November 1, 2016. The principal balance at December 31, 2016 totaled $49,440. Principal payments made in 2016totaled $24,582. Payment of the note payable is unsecured.

On October 1, 2016, the Company entered into a note agreement with SBC Insurance Agency in the amount of $111,905. The note matures on July 1, 2017. Payments of principal are due and payable monthly beginning November 1, 2016. The principal balance at December 31, 2016 totaled $87,034. Principal payments made in 2016totaled $24,871. Payment of the note payable is unsecured.

The future debt service requirements are as follows:

2017	$421,193
2018	114,839
2019	112,978
2020	117,580
2021 and thereafter	337,501
$1,104,091

NOTE 5 -- LINE OF CREDIT – BANK

As of December 31, 2016, the Company renewed a revolving line of credit with Wells Fargo Capital Finance (WFCF). Advances from WFCF are due on December 31, 2017 with interest at the LIBOR plus 3% payable monthly. Payment of the revolving line of credit is secured by the accounts receivable of the Company. The principal balance at December 31, 2016 and 2015 totaled $2,074,115 and $1,246,692, respectively.

As part of the Line of Credit Agreement, the Company must maintain certain financial covenants. The Company met all financial covenant requirements during and as of the years ended December 31, 2016 and 2015.

NOTE 6 -- RELATED PARTY TRANSACTIONS

Employee advances

The Company had outstanding employee advances to officers of $71,302 and $137,049 as of December 31, 2016 and 2015, respectively.

Revolving line of credit

January 5, 2004, the Company granted a revolving line of credit in the amount of $1,000,000 to Global Contract Professionals, Inc. (GCP), a related party through common ownership. Advances to GCP are due annually with interest at prime + ½% payable monthly. The principal balance at December 31, 2016 and 2015 was $564,537 and $451,835, respectively, and was recorded as notes receivable on the Company’s balance sheet. The Company has recorded interest income receivable of $19,628 and $24,111 as of December 31, 2016 and 2015, respectively from GCP.

Reimbursement for expenses

The Company received reimbursement from GCP for various expenses during 2016 and 2015 in the amounts of $134,744 and $217,487, respectively.

NOTE 7 -- LEASES

The Company conducts its operations from facilities that are leased under a 24-month operating lease, with payments of $14,758 per month through March 2016. In March of 2015 the company reduced lease space and extended its lease through March 2018 with payments of $12,559 per month. In June of 2016 the Company reduced lease space and adjusted rent payment to $10,085.

In March 2015 the Company increased the sublease base rent with GCP to $1,960 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $6,816 (the remaining unallocated rent of $12,559) is due monthly.

In June 2016 the Company renegotiated the sublease with GCP for the facilities to $3,516 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $3,054 (the remaining unallocated rent of $10,085) is due monthly.

Rent expense for the years ended December 31, 2016 and 2015 was $68,781 and $105,871, respectively. Rental income from the sublease to GCP during the year ended December 31, 2016 and 2015 was $66,696 and $68,321, respectively.

Minimum rental payments net of rental income required under the above operating leases are as follows:

2017	$42,192
2018	42,192
$84,384

NOTE 8 -- INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes) and state income taxes (which are accrued for book purposes but deducted for tax purposes in the year paid) and contribution carryovers (which are deducted for book purposes when paid but are limited to 10% of taxable income for tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

The differences between actual income tax expense and the tax provision computed by applying the statutory federal income tax rate to earnings before income taxes are attributable to the following:

	2015	2016
Deferred Tax Assets
Charity Carryforward	$79,140	$84,402
NOL	227,022	359,766

Deferred Tax Liabilities
Fixed Assets	11,928	18,700
Net Deferred Tax Assets	318,089	462,868
Less: Valuation Allowance	(318,089)	(462,868)
Net Deferred Tax Asset	$-	$-

NOTE 9 -- CONCENTRATION OF CREDIT RISK

The Company operates within the aerospace and defense industries. Accordingly, the risk exists that the ability to collect amounts due from customers could be affected by economic fluctuations in these markets and industries. The Company does not believe, however, that it is subject to any unusual credit risk beyond the normal credit risk attendant to operating the business. Historically, credit losses have not been significant.

The Company has one customer in 2016 and two customers in 2015, which combined, accounted for approximately 59% and 65% of the Company’s total sales during 2016 and 2015, respectively. The amount due from these customers, included in accounts receivable, was $1,535,128 and $1,535,128, or approximately 59% and 52% of the balances, at December 31, 2016 and 2015, respectively.

NOTE 10 -- SUBSEQUENT EVENTS

On September 21, 2017 the Company entered into a Equity Purchase Agreement with Novume Solutions, Inc. in the amount of approximately $3,750,000. This purchase agreement is expected to close on October 1, 2017.

On February 23, 2017 the Company entered into a note agreement with Fora Financial in the amount of $149,500 with a fixed finance charge of $37,375. The Company renegotiated the agreement on July 24, 2017 borrowing an additional $100,000 with a fixed finance charge of $32,000, if paid by October 31, 2017.

GLOBAL CONTRACT PROFESSIONAL, INC.

Independent Auditor’s Report	F-140
Combined Balance Sheets at December 31, 2016 and 2015	F-141
Combined Statements of Operations for the Years Ended December 31, 2016 and 2015	F-142
Combined Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2016 and 2015	F-143
Combined Statements of Cash Flows for the Years Ended December 31, 2016 and 2015	F-144
Notes to Combined Financial Statements	F-145

Independent Auditors’ Report

To the Board of Directors
Global Contract Professionals, Inc.

Report on Financial Statements

We have audited the accompanying financial statements of Global Contract Professionals, Inc. (“the Company”) which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BD & Company, Inc.
Owings Mills, MD
September 29, 2017

GLOBAL CONTRACT PROFESSIONALS, INC.
BALANCE SHEETS
December 31, 2016 and 2015

ASSETS	2016	2015
Current assets
Cash	$28,458	$188,150
Accounts receivable - trade	525,304	756,283
Accounts receivable - other	1,750	17,150
Prepaid expenses	3,525	17,482
Total current assets	559,037	979,065
Property and equipment
Autos	-	-
Furniture and equipment	137,215	172,582
Leasehold improvements	11,604	5,104
	148,819	177,686
Less accumulated depreciation	(115,867)	(133,642)
Total property and equipment	32,952	44,044
Other assets
Deposits	9,241	9,241
Total other assets	9,241	9,241
Total assets	$601,230	$1,032,350
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$2,024	$24,555
Accrued expenses	54,142	71,710
Accrued interest - related party	19,628	24,111
Note payable - related party	564,537	446,760
Line of credit	434,587	636,949
Total current liabilities	1,074,918	1,204,085
Total liabilities	1,074,918	1,204,085
Stockholders' deficit
Capital Stock, $.01 par value; 1,000,000 shares authorized 44,050 shares issued and outstanding	441	441
Accumulated deficit	(474,129)	(172,176)
Total stockholders' equity	(473,688)	(171,735)
Total liabilities and stockholders' deficit	$601,230	$1,032,350

See accompanying notes to the financial statements.

GLOBAL CONTRACT PROFESSIONALS, INC.
STATEMENT OF OPERATIONS
For the years ended December 31, 2016 and 2015

	2016	2015
Sales	$6,272,572	$9,509,987
Cost of sales	5,605,520	8,469,733
Gross profit	667,052	1,040,254
Selling, general and administrative expenses	896,702	1,034,705
Operating (loss) income	(229,650)	5,549
Other expense
Interest expense	(71,621)	(82,783)
Other expense, net	(682)	(1,734)
Net loss	$(301,953)	$(78,968)

See accompanying notes to the financial statements.

GLOBAL CONTRACT PROFESSIONALS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
For the years ended December 31, 2016 and 2015

	Shares of Common Stock	Common Stock	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of January 1, 2015	44,050	$441	$(93,208)	$(92,767)
Net loss	-	-	(78,968)	(78,968)
Balance as of December 31, 2015	44,050	441	(172,176)	(171,735)
Net loss	-	-	(301,953)	(301,953)
Balance as of December 31, 2016	44,050	$441	$(474,129)	$(473,688)

See accompanying notes to the financial statements.

GLOBAL CONTRACT PROFESSIONALS, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities
Net loss	$(301,953)	$(78,968)
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	19,083	20,083
Bad debt expense	50,468	-
(Increase) decrease in:
Accounts receivables - trade	180,511	239,291
Accounts receivables - other	6,500	30,724
Employee advances	8,900	300
Prepaid expenses	13,955	(12,154)
Increase (decrease) in:
Accounts payable-trade	(22,528)	(11,450)
Accrued expenses	(17,568)	(3,968)
Accrued interest	(4,483)	(1,505)
Total adjustments	234,838	261,321
Net cash provided by operating activities	(67,115)	182,353
Cash flows from investing activities
Purchase of property and equipment	(7,992)	(23,327)
Net cash used in investing activities	(7,992)	(23,327)
Cash flows from financing activities
Proceeds of short-term borrowings	6,414,447	9,583,633
Repayment of short-term borrowings	(6,616,809)	(9,793,139)
Proceeds of notes payable	423,277	550,966
Repayment of notes payable	(305,500)	(385,476)
Net cash used in financing activities	(84,585)	(44,016)
Net decrease in cash	(159,692)	115,010
Cash, beginning of year	188,150	73,140
Cash, end of year	$28,458	$188,150

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$2,500	$10,103
Cash paid for interest	$73,057	$84,288

See accompanying notes to the financial statements.

GLOBAL CONTRACT PROFESSIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Global Contract Professionals, Inc. (the Company) was organized and chartered on December 29, 2003, in the state of Texas, as a corporation for the purpose of providing temporary contract professional and skilled labor to businesses throughout the United States. Contracts to provide such services vary in length, usually less than one year. The Company’s corporate offices are located in Fort Worth, Texas.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of accounting

The accounts are maintained and the financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles (GAAP).

Cash and cash equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2016 and 2015, the Company had no such investments included in cash.

Accounts receivable

The Company performs ongoing credit evaluations of its customers’ financial conditions and extends credit to virtually all of its customers on an uncollateralized basis. Customers are headquartered throughout the United States and operate primarily within the aerospace and defense industries.

Accounts receivable are stated at cost, net of any allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and establishes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors including the age of the balance, the customer’s payments history, its current credit-worthiness, and current economic trends. As of the years ending December 31, 2016 and 2015, the Company deems all receivables as collectible.

Accounts receivable at December 31, 2016 and 2015 include $16,445 and $41,363 in unbilled contracts respectively related to work performed in the year in which the receivable was recorded. These amounts were billed in the respective subsequent years.

Revenue Recognition

The Company recognizes revenues for the performance of services when persuasive evidence of an arrangement exists, service have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company derives revenues from fees for services generated on a project basis. Revenues are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour per the Company’s contracts or purchase orders.

Property and equipment

Property and equipment is stated at cost. Depreciation of property and equipment is provided on the double-declining balance method over the estimated useful lives as follows:

Autos	5 Years
Furniture and equipment	5-7 Years
Leasehold improvements	15 Years

Repairs and maintenance are expensed as incurred; expenditures for additions, improvements and replacements are capitalized. Depreciation expense of $19,083 and $20,083 was incurred during the years ended December 31, 2016 and 2015, respectively.

Profit sharing plan

The Company has a 401(k) deferred compensation plan for all eligible employees. Active participants may elect to have the Company make salary reduction contributions on their behalf based on a percentage of their earnings, not to exceed 25%. The Company has the option of making annual discretionary contributions to the plan up to a predetermined limit. For the year ended December 31, 2016 and 2015, the Company made no contributions to the plan.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $54,545 and $73,763 for the years ended December 31, 2016 and 2015, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s combined financial statements to determine if there is sufficient cash on hand and working capital to operate for a period of at least one year from the date the combined financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in generally accepted accounting principles. As part of this assessment, based on conditions that are known and reasonably knowable, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In August 2015, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2015-14, Revenue from Contracts with Customers—Deferral of the Effective Date, which defers by one year the mandatory effective date of its revenue recognition standard, and provides entities the option to adopt the standard as of the original effective date. The new standard is now effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is now permitted, but not before the original effective date. The Company is currently evaluating the impact, if any, this new standard will have on its combined financial statements, when the Company will adopt the new standard, and the method of adoption.

In August 2014, the Financial Accounting Standards Board issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

Subsequent events

The Company has evaluated subsequent events through September 29, 2017, which is the date the combined financial statements were available to be issued. See Note 12.

3. – LIQUIDITY

For the year ended December 31, 2016, the Company generated net loss of $301,953 and used $67,115 of cash for continuing operations. Additionally, at December 31, 2016 the company had cash available of $28,458 and a working capital deficit of $515,881.

On September 21, 2017, the Company entered into a Purchase Agreement to be acquired by Novume Solutions Inc. Upon closing of the acquisition, the Company will become a wholly-owned subsidiary of Novume Solutions, Inc., a Delaware corporation (“Novume”). For additional detail regarding this transaction, refer to Subsequent Events (Note 11).

Management believes that the Company’s current level of cash combined with cash that it expects to generate in its operations during the next 12 months including anticipated new customer contracts will be sufficient to sustain the Company’s business initiatives through at least September 2018, but there can be no assurance that these measures will be successful or adequate. In the event that the Company’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, the Company may need to obtain additional capital and rely on Novume Solutions, Inc.

NOTE 4 – LINE OF CREDIT – BANK

As of December 31, 2016, the Company renewed a revolving line of credit with Wells Fargo Capital Finance (WFCF). Advances from WFCF are due on December 31, 2017 with interest at the LIBOR plus 3% payable monthly. Payment of the revolving line of credit is secured by the accounts receivable of the Company. The principal balance at December 31, 2016 and 2015 totaled $434,587 and $636,949, respectively.

As part of the Line of Credit Agreement, the Company must maintain certain financial covenants. The Company met all financial covenant requirements during and as of the years ended December 31, 2016 and 2015.

NOTE 5 – RELATED PARTY TRANSACTIONS

Reimbursement for expenses

The Company reimbursed Global Technical Services, Inc. (GTS), a related party through common ownership, for various expenses during 2016 and 2015 in the amounts of $134,744 and $217,487, respectively.

Revolving line of credit

As of January 5, 2004, the Company secured a revolving line of credit in the amount of $1,000,000 from GTS. Advances from GTS are due annually with interest at prime + 1/2% payable monthly. The principal balance at December 31, 2016 and 2015 was $564,537 and $446,760, respectively and was recorded as notes payable – related party on the Company’s balance sheet. The Company has recorded interest expense payable of $19,628 and $24,111 in 2016 and 2015, respectively.

Employee advances

The Company had outstanding employee advances to officers of $1,750 and $10,650 as of December 31, 2016 and 2015, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is a guarantor on a line of credit to GTS from a bank in the amount of $3,000,000, with a balance at December 31, 2016 of $2,074,115. This guarantee would require the Company to make required loan payments to the bank in the event GTS was unable to do so.

NOTE 7 – CONCENTRATION OF CREDIT RISK

The Company operates within the aerospace and defense industries. Accordingly, the risk exists that the ability to collect amounts due from customers could be affected by economic fluctuations in these markets and industries. The Company does not believe, however, that it is subject to any unusual credit risk beyond the normal credit risk attendant to operating the business. Historically, credit losses have not been significant.

The Company has three customers, which combined, accounted for approximately 77% and 85% of the Company’s total sales during 2016 and 2015, respectively. The amount due from these customers, included in accounts receivable, was $503,114 and $745,853 or approximately 91% and 81% of the balances, at December 31, 2016 and 2015, respectively.

NOTE 8 – INCOME TAXES

The Company has elected to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carry back as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company’s taxable income or include their respective shares of the Company’s net operating loss in their individual income tax returns.

NOTE 9 – EQUITY

The Company has authorized a total of 1,000,000 shares of $.01 par value common stock. The Company issued 44,050 shares of voting stock to stockholders. The number of shares issued and outstanding at December 31, 2016 and 2015 is 44,050.

NOTE 10 – LEASES

The Company conducts its operations from facilities that are subleased from GTS. In March 2015, the Company increased the sublease base rent with GTS to $1,960 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $6,816 (the remaining unallocated rent of $12,559) is due monthly.

In June 2016, the Company renegotiated the sublease with GTS for the facilities to $3,516 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $3,054 (the remaining unallocated rent of $10,085) is due monthly.

Net rent expense for the years ended December 31, 2016 and 2015 was $66,696 and $52,621, respectively.

Minimum rental payments required under the above operating lease are as follows:

2017	$42,192
2018	10,548
$52,740

NOTE 11 – SUBSEQUENT EVENTS

On September 21, 2017, the Company entered into an Equity Purchase Agreement with Novume Solutions, Inc. in the amount of $3,750,000.

NEOSYSTEMS, CORP.

Independent Auditor’s Report

To the Stockholders
NeoSystems, Corp.
Tysons Corner, Virginia

Report on the Financial Statements
We have audited the accompanying financial statements of NeoSystems, Corp., which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoSystems, Corp. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP
McLean, Virginia

April 26, 2017

NeoSystems, Corp.

Balance Sheets
December 31, 2016 and 2015

	2016	2015
Assets
Current assets:
Cash and cash equivalents	$2,662,891	$6,163,998
Accounts receivable, net	5,540,963	7,532,506
Note receivable, net	206,930	204,683
Prepaid software licenses and maintenance	231,225	387,676
Prepaid expenses and other current assets	591,040	114,440
Total current assets	9,233,049	14,403,303
Property and equipment, net	3,643,631	3,897,095
Other assets	614,184	590,713
Total assets	$13,490,864	$18,891,111
Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable, current portion	$4,491,941	$620,180
Capital lease obligations, current portion	110,227	172,084
Accounts payable and accrued expenses	844,229	1,156,742
Accrued compensation, benefits and related liabilities	1,960,985	3,315,574
Deferred revenue	297,847	117,604
Total current liabilities	7,705,229	5,382,184
Long-term liabilities:
Notes payable, net of current portion, discount and net deferred charges	177,352	4,695,888
Capital lease obligations, net of current portion	-	109,388
Derivative liability	471,470	1,278,038
Deferred compensation liability	266,223	319,969
Deferred tax liability	383,645	1,533,768
Deferred rent	2,032,189	2,219,031
Total long-term liabilities	3,330,879	10,156,082
Total liabilities	11,036,108	15,538,266
Stockholders’ equity:
Series A preferred stock, $.001 par value, 778,432 shares authorized, 521,962 shares issued and outstanding	522	522
Common stock, no par value, 7,000,000 shares authorized, 3,507,419 and 3,499,919 shares issued and outstanding in 2016 and 2015, respectively	3,427,654	3,218,768
Additional paid-in capital	1,250,383	1,136,716
Accumulated deficit	(2,223,803)	(1,003,161)
Total stockholders’ equity	2,454,756	3,352,845
Total liabilities and stockholders’ equity	$13,490,864	$18,891,111

See notes to financial statements.

NeoSystems, Corp.

Statements of Operations
Years ended December 31, 2016 and 2015

	2016	2015
Revenue	$29,821,204	$40,503,491
Cost of sales:
Service labor	9,524,671	12,668,563
Other cost of sales	2,134,675	3,014,352
Total cost of sales	11,659,346	15,682,915
Gross margin	18,161,858	24,820,576
Selling, general and administrative expenses	20,256,251	20,667,945
(Loss) income from operations	(2,094,393)	4,152,631
Gain (loss) on fair value derivative liability	806,568	(230,589)
Other income	25,077	40,483
Interest expense	(1,229,479)	(1,340,708)
(Loss) income before income taxes	(2,492,227)	2,621,817
Income tax benefit (expense)	1,385,252	(1,337,514)
Net (loss) income	$(1,106,975)	$1,284,303

See notes to financial statements.

NeoSystems, Corp.

Statements of Stockholders’ Equity
Years ended December 31, 2016 and 2015

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Series A Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance, December 31, 2014	521,962	$522	3,435,426	$2,979,968	$1,032,812	$(2,183,560)	$1,829,742
Accretion of preferred stock to redemption value	-	-	-	-	103,904	(103,904)	-
Exercise of stock options	-	-	64,493	63,516	-	-	63,516
Stock based compensation	-	-	-	175,284	-	-	175,284
Net income	-	-	-	-	-	1,284,303	1,284,303
Balance, December 31, 2015	521,962	522	3,499,919	3,218,768	1,136,716	(1,003,161)	3,352,845
Accretion of preferred stock to redemption value	-	-	-	-	113,667	(113,667)	-
Exercise of stock options	-	-	7,000	9,280	-	-	9,280
Stock based compensation	-	-	-	199,606	-	-	199,606
Net loss	-	-	-	-	-	(1,106,975)	(1,106,975)
Balance, December 31, 2016	521,962	$522	3,506,919	$3,427,654	$1,250,383	$(2,223,803)	$2,454,756

See notes to financial statements.

NeoSystems, Corp.

Statements of Cash Flow
Years ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net (loss) income	$(1,106,975)	$1,284,303
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
(Gain) loss on fair value of derivative liability	(806,568)	230,589
Reduction of note receivable in exchange for subscription services	47,753	-
Bad debt (recoveries) expense	(120,119)	35,302
Paid-in-kind interest	83,369	92,811
Amortization of debt discount and deferred charges	511,746	620,004
Depreciation and amortization	1,116,075	924,509
Deferred rent	(186,842)	263,176
Deferred income taxes	(1,150,123)	1,012,202
Stock based compensation	199,606	175,284
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	2,061,662	(1,943,424)
Prepaid software licenses and maintenance	156,451	154,379
Prepaid expenses and other current assets	(476,600)	105,318
Other assets	3,874	(85,727)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(312,513)	65,156
Accrued compensation, benefits and related liabilities	(1,354,589)	888,283
Deferred compensation liability	(53,746)	(58,404)
Deferred revenue	180,243	(35,423)
Net cash (used in) provided by operating activities	(1,207,296)	3,728,338
Cash flows from investing activities:
Payments received on note receivable	-	9,929
Contributions to life insurance policy assets	(27,347)	(26,967)
Purchase of property and equipment	(862,609)	(1,867,828)
Net cash used in investing activities	(889,956)	(1,884,866)
Cash flows from financing activities:
Exercise of stock options	$9,280	$63,516
Principal payments on notes payable	(1,241,890)	(595,434)
Principal payments on capital lease obligations	(171,245)	(209,571)
Net cash used in financing activities	(1,403,855)	(741,489)
Net (decrease) increase in cash	(3,501,107)	1,101,983
Cash and cash equivalents:
Beginning	6,163,998	5,062,015
Ending	$2,662,891	$6,163,998
Supplemental disclosures of cash flow information:
Cash paid during year for interest	$919,276	$950,361
Cash paid during the year for taxes	$-	$135,000
Supplemental schedule of noncash investing and financing activities:
Accretion of redemption value on Series A preferred stock	$113,667	$103,904

See notes to financial statements

NeoSystems, Corp.

Notes to Financial Statements

Note 1.
Nature of Business and Significant Accounting Policies

Nature of organization: NeoSystems, Corp. (NeoSystems or the Company) was incorporated in the Commonwealth of Virginia on January 28, 2003, and provides full-scope, on-site, business accounting services to companies contracting with the federal government as well as companies within other industries. NeoSystems is headquartered in Tysons Corner, Virginia.

A summary of the Company’s significant accounting policies follows:

Cash and cash equivalents: The Company considers highly liquid debt investments with an original maturity of less than three months to be cash equivalents.

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (FDIC) covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits.

Accounts receivable: Accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Unbilled receivables are included in accounts receivable and include invoices that were billed subsequent to year-end.

The Company bases its allowance for doubtful accounts on a review of current outstanding receivables, historical collection information on its receivables, and existing economic conditions. The Company provides for the amounts of receivables estimated to become uncollectible in the future by maintaining an allowance for doubtful accounts. This allowance was $299,865 and $320,484 at December 31, 2016 and 2015, respectively. Accounts receivable are written off when deemed uncollectible.

Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on past due amounts.

Prepaid software licenses and maintenance: The Company purchases software licenses and maintenance on behalf of their clients as part of their service offerings. The costs associated with these licenses and maintenance agreements are amortized to direct costs over the license or maintenance period.

Property and equipment: Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over estimated useful lives ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the related lease. Amortization of equipment under capital lease obligations is computed using the straight-line method over the lesser of the lease term or the useful life of the equipment.

Deferred charges: Deferred charges are financing fees being amortized using an effective interest rate method over the life of the related loan. Amortization expense was $284,912 and $322,468 for the years ended December 31, 2016 and 2015, respectively.

Life insurance policies: The Company is the beneficiary of life insurance policies on certain executives. The cash surrender value of these policies totaled $532,334 and $504,987 for the years ended December 31, 2016 and 2015, respectively, and is included in other assets on the balance sheets.

Note 1.        Nature of Business and Significant Accounting Policies (Continued)

Deferred rent: The Company recognizes the total cost of its operating leases ratably over the lease term. The difference between rent payments and rent expense is reflected as deferred rent on the balance sheets.

Income taxes: Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered in income. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

Management has evaluated all other tax positions that could have a significant effect on the financial statements and determined the Company had no uncertain income tax positions at December 31, 2016. The Company is no longer subject to U.S. federal or state and local tax examinations by tax authorities for years before 2013.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses. During the year ended December 31, 2016, the Company did not recognize any such amounts related to interest and penalties.

Revenue recognition: The Company recognizes revenue when a contract has been executed, the contract price is fixed and determinable, delivery of the product or service has occurred, and collectability of the contract price is reasonably assured. The Company performs work under time-and-material and cost plus fixed fee (CPFF) contracts. Revenue on time-and-material contracts are recognized based upon time (at established rates) and other direct costs incurred. Revenue on CPFF contracts is recognized based on actual allowable costs plus a fixed fee. Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables.

Use of estimates: In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. These estimates include assessing the collectability of accounts receivable, assessing the useful lives and impairment of assets, and determining the fair value of stock options issued during the year and the fair value of preferred stock and the derivative liability as of year-end. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary. Actual results could differ from those estimates.

Stock-based compensation expense: The Company accounts for stock-based compensation in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic, Compensation – Stock Compensation, which requires the recognition of the expense related to the fair value of the stock-based compensation awards within the statements of income. Stock-based compensation expense is recognized for stock-based payments granted based on the grant date fair value estimated in accordance with the provisions of this topic. The expense is recognized using the straight-line method, over the requisite service period, estimated to be three years for most option grants. Stock-based compensation expense recognized in the statements of operations is based on awards ultimately expected to vest, which requires management to estimate forfeitures. This topic requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Note 1.        Nature of Business and Significant Accounting Policies (Continued)

The Company uses the Black-Scholes Option-Pricing Model (Black-Scholes model) to value stock-based awards granted. The Company’s determination of the fair value of stock-based payments on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. Determining the fair value of stock-based awards at the grant date requires judgment about expected volatility, terms, and estimating the amount of stock-based awards that are expected to be forfeited. If actual results differ significantly from these estimates, stock-based compensation expense and the Company’s results of operations could be materially affected.

Fair value: The Company records certain liabilities and equity instruments at their fair value. The carrying amounts of the Company’s financial instruments, including cash, accounts receivable, payables and other current assets approximate fair value due to their short maturities.

In accordance with ASC 820, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. In the absence of actively quoted market prices, the Company uses observable market-based inputs or independently sources parameters to measure fair value. The Company classifies its assets and liabilities that are carried at fair value in accordance with ASC 820’s three-level hierarchy:

Level 1:
Quoted prices (unadjusted) in active markets for identical assets and liabilities

Level 2:
Inputs other than quoted prices that are either directly or indirectly observable for the asset or liability

Level 3:
Unobservable inputs for the asset or liability, including situations where there is little, if any, market activity for the asset or liability

Derivatives: The Company uses an option pricing model to determine the fair value of the derivative liability related to the conversion features included in the Series A Preferred stock. The Company derives the fair value of the conversion feature using the common stock price, the conversion price of the embedded stock, the risk-free interest rate, the historical volatility and the Company’s dividend yield. The expected volatility is based on historical volatility of comparable public companies. The fair value of the conversion feature is classified as Level 3 within the Company’s fair value hierarchy.

Convertible equity: The Company accounts for hybrid contracts that feature conversion options in accordance with ASC 815, Derivatives and Hedging Activities. ASC 815 requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics of the host contract, (b) the hybrid instrument that embodies both the embedded derivative and the host contract is not re-measured at fair value under the applicable generally accepted accounting principles (GAAP) with changes in fair value reporting in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Note 1.        Nature of Business and Significant Accounting Policies (Continued)

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than the feature in the hybrid contract generally result in their bifurcation from the host instrument. The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should be bifurcated from their host instrument, in accordance with ASC 815. Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contracts are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value with the changes in fair value reported in results of operations.

Recent accounting pronouncements: In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue From Contracts With Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. Additionally, there have been various updates issued in 2015 and 2016 to clarify the guidance in ASC Topic 606. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The updated standard becomes effective for the Company in the first quarter of fiscal year 2019. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. The Company adopted ASU 2014-15 in 2016. The adoption of ASU 2014-15 did not have a material effect on the Company’s financial statements or disclosures.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This ASU requires the debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability consistent with debt discounts. This guidance does not apply to the lines of credit, accordingly the FASB would not object to presenting the deferred issuance costs related to a line of credit as an asset. The Company adopted ASU 2015-03 retrospectively in 2016 and has therefore classified debt net of the deferred charges in 2016 and 2015.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The Company adopted this standard in 2016 and has presented all deferred tax liabilities as long term in 2016 and 2015.

In February 2016, the FASB issued ASU 2016-02, Leases (FASB Topic 842), which will update the existing guidance on accounting for leases and require new qualitative and quantitative disclosures about the Company’s leasing activities. The new standard requires the Company to recognize lease assets and lease liabilities on the balance sheet for all leases under which the Company is the lessee, including those classified as operating leases under previous accounting guidance. The new standard allows the Company to make an accounting policy election not to recognize on the balance sheet lease assets and liabilities for leases with a term of 12 months or less. The new standard will be effective for the Company for annual reporting periods beginning on January 1, 2020, with early adoption permitted. In transition, lessees are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that the Company may elect to apply. The Company is currently evaluating the expected impact of the adoption of this standard on its financial statements and related disclosures.

Note 1.        Nature of Business and Significant Accounting Policies (Continued)

In April 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718): Improvements to Employee Share Based Payment Accounting, to reduce the complexity of certain aspects of the accounting for employee share-based payment transaction. For private companies, the ASU is effective for annual periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the methods and impact on the financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 will be effective for the Company on January 1, 2019. The Company is currently evaluating the impact the adoption of this guidance will have on its statement of cash flows.

Note 2.
Accounts Receivable

Accounts receivable consists of the following as of December 31, 2016 and 2015:

	2016	2015
Billed trade accounts receivable	$3,732,872	$5,443,977
Unbilled trade accounts receivable	2,107,956	2,409,013
Allowance for doubtful accounts	(299,865)	(320,484)
	$5,540,963	$7,532,506

Note 3.
Note Receivable

On June 30, 2010, the Company sold its interest in ProvatoHR, Inc. (Provato), a previously consolidated subsidiary. Effective October 1, 2010, the Company reached an agreement with Provato to consolidate receivables into a five-year term note, originally maturing in October 2015. The note bears interest at a rate of 4.5% per annum and required monthly payments of principle plus interest in the amount of $7,386. As of December 31, 2015, the note had been adjusted for a management reserve of $50,000 for potentially uncollectible amounts.

Effective April 1, 2016, a subscription service agreement was entered into by Provato and the Company to settle the balance on the note of $254,683. Based on the terms of the agreement, the Company will receive a 48-month software subscription. The monthly subscription fee of $5,306 will reduce the amount outstanding on the note over the term of the subscription and will reduce the note receivable to zero. As a result of this modified agreement, management removed the reserve of $50,000. The balance of the note receivable at December 31, 2016 and 2015, was $206,930 and $204,683, respectively.

Note 4.
Property and Equipment

Property and equipment consists of the following as of December 31, 2016 and 2015:

	2016	2015
Equipment and hardware	$3,314,765	$2,781,458
Computer software	2,107,944	1,819,027
Vehicles	233,837	233,837
Leasehold improvements	2,822,893	2,782,506
Furniture and fixtures	1,531,118	1,531,118
	10,010,557	9,147,946
Less accumulated depreciation and amortization	6,366,926	5,250,851
	$3,643,631	$3,897,095

Total depreciation and amortization expense for the years ended December 31, 2016 and 2015, was $1,116,075 and $924,509, respectively.

Assets purchased under the terms of non-cancelable capital leases were $1,160,919 at December 31, 2016 and 2015. Amortization expense for capital leased assets was $76,233 and $108,128 for the years ended December 31, 2016 and 2015, respectively. Accumulated amortization on these assets totaled $847,657 and $771,424 at December 31, 2016 and 2015, respectively.

Note 5.
Debt

The Company entered into a note payable effective August 14, 2014, for a total principal amount of $2,500,000. Principal payments are due monthly in the amount of $56,514, with the remaining principal amount and any accrued interest due in full on August 14, 2018. Interest is due monthly at a rate equal to the prime rate plus 0.75% (4.5% and 4.25% at December 31, 2016 and 2015, respectively). Interest expense recorded on this note was $62,358 and $82,739 for the years ended December 31, 2016 and 2015, respectively. The note is collateralized by substantially all assets of the Company and is subject to certain financial covenants. At December 31, 2016, the Company was in default of these covenants and had obtained a waiver from the lender. The balance on this note was $1,099,824 and $1,715,639 at December 31, 2016 and 2015, respectively.

Also on August 14, 2014, the Company entered into a loan and securities purchase agreement with a financial investor for a total of $5,500,000 for 521,962 shares of Series A Preferred stock and a note payable with an original principal amount of $4,500,000. Additional principal is available for future borrowings up to $2,000,000. Any additional borrowings would also result in additional Series A Preferred shares being issued based on an agreed upon formula. All principal and accrued but unpaid interest is due in full on August 14, 2019. Payment was made in September 2016 in the amount of $626,075. Interest accrues and is due monthly at a rate of 13.25% and 11.75%, respectively, of which 2.75% and 1.25% at December 31, 2016 and 2015, respectively is considered paid-in-kind interest. Total interest recorded on this note in 2016 totaled $578,000, of which approximately $83,000 was considered paid-in-kind and was accrued to the balance of principal. Total interest recorded on this note in 2015 totaled $601,000, of which approximately $93,000 was considered paid-in-kind and was accrued to the balance of principal. The note requires excess cash flow payments when excess cash, as defined, exists and is subject to certain financial covenants. As of December 31, 2016, the Company was in default of their covenants and was not able to obtain a waiver from the lender. As such, the remaining balance at December 31, 2016 is classified as a current liability on the balance sheet. The balance on this note was $4,089,617 and $4,632,323 at December 31, 2016 and 2015, respectively.

Note 5.        Debt (Continued)

As discussed in Note 6, the loan and securities purchase agreement was considered a hybrid instrument and the various features of the instrument, including the loan, Series A preferred stock and a related conversion feature associated with the preferred stock. The various features were recognized at their relative fair value, resulting in the recording of a debt discount totaling $898,497, which is being amortized and recorded as interest expense over the related term of the note. Amortization of approximately $226,834 and $297,500 was recorded during 2016 and 2015, respectively, as interest expense in the statements of operations.

Notes payable, deferred charges and issuance costs consist of the following as of December 31, 2016 and 2015:

	2016	2015
Notes payable	$1,099,824	$1,715,639
Subordinated note payable	4,089,617	4,632,323
Total notes payable	5,189,441	6,347,962
Less deferred charges	(260,910)	(545,822)
Total notes payable, net of deferred charges	4,928,531	5,802,140
Less current maturities, net of deferred charges	(4,491,941)	(620,180)
Total debt, net deferred charges and current maturities	436,590	5,181,960
Less unamortized debt discount	(259,238)	(486,072)
Total	$177,352	$4,695,888

Future principal payments required on long-term and current debt are as follows:

Years ending December 31:
2017	$641,250
2018	458,574
2019	4,089,617
$5,189,441

Note 6.
Derivative Liability

The Company analyzed the loan and securities agreement referred to in Note 5 based on the provisions of ASC 815 and determined that the conversion options within the Series A Preferred stock qualify as embedded derivatives. For derivative instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then revalued at each reporting date. The Company estimated the fair value of the embedded derivative using an option pricing model as it was determined that the down-round provisions were not probable of occurring. Based on the option pricing model, the fair value at inception of the embedded derivatives was determined to be $899,561 and the Company recorded a related derivative liability. The embedded derivative is revalued at the end of each reporting period and any resulting gain or loss is recognized as a current period change to operations. The fair value as of December 31, 2016 and 2015, was $471,470 and $1,278,038, respectively, resulting in a gain (loss) on fair value adjustment of $806,568 and $(230,589) recorded on the statements of operations, respectively.

Note 6.        Derivative Liability (Continued)

The fair value of the embedded conversion feature was calculated using the following factors and assumptions:

	2016	2015
Expected dividend yield	0%	0%
Risk-free interest rate	1.6%	1.7%
Expected option term	5	5
Volatility	50.00%	50.00%

The expected volatility of the underlying share price granted was estimated using the historical volatility of companies in similar industries as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical issuance and management’s expectations for dividend issuance in the future. The expected term represents the period of time until expected conversion. The risk-free interest rate for periods within the expected term of the underlying security is based on the U.S. Treasury yield curve in effect at December 31, 2016 and 2015.

Note 7.
Income Taxes

The provision for income tax (benefit) expense consists of the following for the years ended December 31, 2016 and 2015:

	2016	2015
Current tax (benefit) expense:
Federal	$(72,559)	$227,413
State	(162,570)	97,899
	(235,129)	325,312
Deferred tax (benefit) expense:
Federal	(1,033,888)	906,582
State	(116,235)	105,620
	(1,150,123)	1,012,202
	$(1,385,252)	$1,337,514

The differences between the U.S. federal statutory rate of 34% and the actual tax rate for the years ended December 31, 2016 and 2015, is attributable to state taxes and items that are not deductible for federal tax purposes.

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company pays taxes on the cash method of accounting. The following is a summary of the significant components of the Company’s deferred tax assets and liabilities as of December 31, 2016 and 2015:

Note 7.        Income Taxes (Continued)

	2016	2015
Net operating loss	$1,305,116	$-
AMT credit	88,542	-
Basis in property and equipment	(1,018,346)	(1,134,846)
Accrual to cash	(758,957)	(398,922)
Deferred tax liability, net	$(383,645)	$(1,533,768)

Loss carryforwards for tax purposes as of December 31, 2016, totaling approximately $3,300,000 begin expiring in 2017.

Note 8.
Series A Preferred Stock

The Company has authorized 778,432 shares of preferred stock, all of which have been designated as Series A shares. As discussed in Note 5, 521,962 shares were issued in conjunction with the loan and securities purchase agreement and were recorded at their relative fair value of $998,936 at the date of issuance. The Series A shares accrue dividends cumulatively at a rate of 10% per annum on the original issue price of $1,000,000 and are entitled to vote based on the number of whole shares of common stock into which the shares of preferred stock are convertible. Cumulative undeclared dividends are $250,333 and $136,667 as of December 31, 2016 and 2015, respectively. The Series A shares are convertible at any time and are automatically converted at the earlier of (a) the consummation of the sale of common stock in an underwritten public offering or (b) the event or time specified by a majority of the holders of the then outstanding preferred stock. The conversion price for the Series A shares is $1.75. As discussed in Note 6, this conversion feature was evaluated and determined to be a beneficial conversion feature for which bifurcation and separate recognition at fair value is required.

In the event of a liquidation event, the Series A stockholders are entitled to receive the original issue price plus all accrued and unpaid dividends prior to any distributions to the common stockholders. In addition, the holders of a majority of the then outstanding shares of preferred stock have the right to demand redemption by the Company by giving written notice any time after a redemption event occurs. A redemption event is defined as (a) the repayment in full of the outstanding principal on the related notes discussed in Note 5; provided that, if repayment in full results from a mandatory prepayment related to the sweep of excess cash flow, then the redemption event will be the date that is six months after the occurrence of such repayment, (b) the acceleration of the related notes following an event of default as defined in loan and securities purchase agreement, or (c) the occurrence of the maturity date, which is August 14, 2019. The price per share paid to redeem the preferred stock will be the greatest of (a) the original issue price of the shares plus all accrued and unpaid dividends as of the redemption date, (b) the fair market value of such share, and (c) the 8 times EBITDA amount of such share, as defined in the Amended and Restated Articles of Incorporation. The Series A Preferred stock is being accreted up to its redemption value each reporting period, which was determined to be $1,250,333 and $1,136,667 as of December 31, 2016 and 2015, respectively.

Note 9.
Stock Option Plan

The Company maintains a stock option plan (the Stock Option Plan) under which the stockholders, directors, key employees, and consultants of the Company may receive options to purchase shares of the Company’s common stock at a specified price during specified time periods. There are 2,000,000 shares reserved and available for equity incentive plans. The option price is equal to the estimated fair market value at the time the option is granted. Vested options expire, if not exercised, by the earlier of ten years after the date of grant or the period specifically provided for within the plan. Options for the Stock Option Plan are granted at the Board of Directors’ discretion. Options vest at a rate of 25% per year on the first anniversary of the grant date and on a monthly basis thereafter for three years.

The fair market value of each stock option award is estimated on the date of grant using the Black-Scholes model. The following assumptions were used for options issued for the years ended December 31, 2016 and 2015:

	2016	2015
Expected dividend yield	0%	0%
Risk-free interest rate	1.6%	1.7%
Expected option term	5.90 years	5.89 years
Volatility	18.24%	29.48%

Pursuant to the Compensation topic of the FASB ASC, the expected volatility of the options granted may be estimated using the historical volatility of companies in similar industries as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical issuance and management’s expectations for dividend issuance in the future.

The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at December 31, 2016 and 2015.

The Company recognized compensation expense in the amounts of $199,606 and $175,284 for the years ended December 31, 2016 and 2015, respectively.

Note 9.         Stock Option Plan (Continued)

The following is a summary of stock option activity and related information for the years ended December 31, 2016 and 2015:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding, December 31, 2015	1,510,695	$2.96
Granted	254,469	4.13
Exercised	(7,000)	1.19
Forfeited and expired	(282,238)	3.20
Outstanding, December 31, 2016	1,475,926	$3.14	5.73

Exercisable, December 31, 2016	1,032,923	$2.88	4.65

The weighted-average grant-date fair value of options granted during the years ended December 31, 2016 and 2015, was $0.87 and $1.09, respectively. The exercise price range for outstanding options at December 31, 2016 and 2015, was $0.73 to $4.51.

There was $310,047 and $352,185 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Stock Option Plan as of December 31, 2016 and 2015, respectively. That cost was expected to be recognized over a weighted-average remaining period of 1.2 and 1.3 years as of December 31, 2016 and 2015, respectively.

Note 10.
Retirement Plans

401(k) plan: The Company has a 401(k) profit sharing plan (the Profit Sharing Plan) which is available to all employees who are at least 18 years of age. The Profit Sharing Plan allows eligible employees to defer up to 100% of their compensation (subject to Internal Revenue Service Code limitations) through a salary reduction agreement between the employee and the Company.

The Company may make discretionary contributions to the Plan, to be determined during each plan year. The Company recorded contributions to the Plan of $685,790 and $619,374 for the years ended December 31, 2016 and 2015, respectively.

409(a) deferred compensation plan: The Company has a 409(a) deferred compensation plan (the Deferred Compensation Plan) that allows certain members of Management to defer up to 85% of their annual salary and up to 100% of any bonus. Company matching contributions were made on a dollar for dollar basis for the first 10% of compensation deferred until 2009 when matching was discontinued at the discretion of management as permitted under the Deferred Compensation Plan. The vesting of the Company match is based on the employee’s years of service with 20% vesting for each year of service beginning in year two.

Amounts payable to participants in the Profit Sharing Plan and the Deferred Compensation Plan, including the vested company match are recorded as long-term liabilities in the accompanying balance sheets as a deferred compensation liability and totaled $266,223 and $319,969 for the years ended December 31, 2016 and 2015, respectively.

Note 11.
Leases and Other Commitments

Leases: The Company leases equipment and office space under various noncancelable capital and operating leases, which expire on various dates through 2023. The future minimum lease payments under capital and operating leases and service commitments are as follows:

	Operating	Capital
Years ending December 31:
2017	$1,469,138	$113,332
2018	1,507,165	-
2019	1,546,187	-
2020	1,586,224	-
2021	1,627,295	-
Thereafter	1,008,920	-
Total minimum payments	$8,744,929	113,332
Less interest		3,105
		$110,227

Rent expense for the year ended December 31, 2016, was $1,093,797, net of sublease income of $122,908. Rent expense for the year ended December 31, 2015, was $823,378, net of sublease income of $309,303. Rent expense is included in selling, general and administrative expenses on the statements of operations. As of December 31, 2016, there was one remaining sublease that rents space on a month to month basis.

Letter of credit: The Company maintains a standby letter of credit in the amount of $354,373 as a security deposit for its office lease. This letter of credit is renewable by request of the Company each March. There were no amounts drawn on the letter of credit during the years ended December 31, 2016 or 2015.

Note 12.
Contingencies

The Company is subject to legal proceedings and claims, which arise in the ordinary course of its business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company’s management, based upon the information available at this time, that the expected outcome of these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations and financial position of the Company. It is also the opinion of the Company’s management that the Company maintains an adequate level of insurance to handle the legal claims in the ordinary course of business.

Note 13.
Subsequent Events

Management has reviewed subsequent events through April 26, 2017, the date the financial statements were available to be issued.

In January 2017, the Company prepaid $2,000,000 principal on their loan agreement.

Units

PROSPECTUS

Benchmark	Northland Capital Markets

Prospectus Dated           , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid by the Registrant, other than the estimated underwriting discount, in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the SEC registration fee, the FINRA filing fee, and The NASDAQ Capital Market listing fee.

SEC registration fee	$6,502.00
FINRA filing fee	*
NASDAQ Capital Market listing fee	*
Printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Road show expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	$6,502.00

*
To be provided by amendment.

ITEM 14.
INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a court to award, or a company’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●
any breach of the director’s duty of loyalty to the Registrant or its stockholders;

●
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●
under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

●
any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s amended and restated bylaws provide that:

●
the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●
the Registrant may indemnify its other employees and agents as set forth in the DGCL;

●
the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

●
the rights conferred in the restated bylaws are not exclusive.

At present, there is no pending litigation or proceeding involving a director, executive officer, or employee of the Registrant regarding which indemnification is sought. Reference is also made to the underwriting agreement filed as Exhibit 1.1 to this Registration Statement, which provides for the indemnification of executive officers, directors, and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for its directors and officers.

ITEM 15.
RECENT SALES OF UNREGISTERED SECURITIES.

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

In December 2017, the Company issued 33,333 shares of its common stock and warrants to purchase 66,666 shares of its common stock pursuant to that certain asset purchase agreement dated December 29, 2017 by and among the Company, Firestorm Solutions, LLC and BCM Management, Inc.

In January 2018, the Company issued an aggregate of 33,333 shares of its common stock and warrants to purchase 66,666 shares of its common stock pursuant to that certain asset purchase agreement dated December 31, 2017 by and among the Company, Firestorm Solutions, LLC and Secure Education Consultants, LLC.

In September 2017, the Company issued 300,000 shares of its common stock and (c) 240,861 shares of its Series B Cumulative Convertible Preferred Stock pursuant to that certain Agreement and Plan of Merger, dated September 21, 2017 by and among the Company, Global Technical Services Merger Sub, Inc., Global Contract Professionals Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Novume, Global Technical Services, Inc. a Texas corporation, and Global Contract Professionals, Inc., a Texas corporation, and the sole stockholder of Global Technical Services, Inc. and Global Contract Professionals, Inc.

The foregoing issuances were issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder

 Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the stock certificates issued in these transactions.

ITEM 16.
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
2.1
Second Amended and Restated Agreement and Plan of Merger dated July 12, 2017, among Novume Solutions, Inc., KeyStone Solutions, Inc., Brekford Traffic Safety, Inc., KeyStone Merger Sub, LLC, and Brekford Merger Sub, Inc. (Previously filed as Exhibit 2.1 to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on July 13, 2017.)

2.2
Agreement and Plan of Merger, dated as of September 21, 2017, by and among Novume Solutions, Inc., Global Technical Services Merger Sub, Inc., Global Contract Professionals Merger Sub, Inc., Global Technical Services, Inc., Global Contract Professionals, Inc. and Paul Milligan (Previously filed as Exhibit 2.1 to the Company’s current report on Form 8-K as filed with the SEC on September 21, 2017.)

2.3
Agreement and Plan of Merger, dated as of November 16, 2017, by and among Novume Solutions, Inc., NeoSystems Holding, LLC, NeoSystems HoldCo, Inc., NeoSystems LLC, Robert W. Wilson, Jr., in his personal capacity, Michael Tinsley, in his personal capacity and Michael Tinsley as the Stockholders’ Agent (Previously filed as Exhibit 2.1 to the Company’s current report on Form 8-K as filed with the SEC on November 20, 2017.)

3.1
Certificate of Incorporation of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on February 6, 2017 (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)

3.2
Amended and Restated Certificate of Incorporation of Novume Solutions, Inc. as filed with the Secretary of State of Delaware on August 21, 2017 (Previously filed as Exhibit 3.1 to the current report on Form 8-K as filed with the SEC on August 25, 2017.)

3.3
Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock as filed with the Secretary of State of Delaware on August 25, 2017 (Previously filed as Exhibit 4.1 to the current report on Form 8-K) as filed with the SEC on August 25, 2017.)

3.4	Bylaws of Novume Solutions, Inc. (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)
3.5	Amended and Restated Bylaws of Novume Solutions, Inc. (Previously filed as Exhibit 3.2 to the current report on Form 8-K as filed with the SEC on August 25, 2017).
4.1
Form of Novume Unit Warrant (Previously filed as Exhibit 4.1 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.2
Form of Avon Road Warrant to Purchase Shares of Novume Common Stock. (Previously filed as Exhibit 4.2 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.3
Form of Firestorm Warrant to Purchase Shares of Novume Common Stock (Previously filed as Exhibit 4.3 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.4
Form of Firestorm Warrant to Purchase Shares of Novume Common Stock (Previously filed as Exhibit 4.4 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.5
Form of Amended and Restated Avon Road Option Agreement among James McCarthy, Richard Nathan and Avon Road Partners, L.P (Previously filed as Exhibit 4.5 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.6	Form of Key Stockholder Agreement – KeyStone Solutions (Previously filed as Exhibit 4.6 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)
4.7	Form of Key Stockholder Agreement – Brekford Corp. (Previously filed as Exhibit 4.7 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)
4.8
Form of Brekford Investor Warrant (Previously filed as Exhibit 4.9 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.9
Registration Rights Agreement, by and among Novume Solutions, Inc., G&W Ventures Inc., and Paul Milligan. (Previously filed as Exhibit 4.1 to the Company’s current report on Form 8-K as filed with the SEC on October 4, 2017.)

4.10
Certificate of Designations of Novume Series B Cumulative Convertible Preferred Stock as filed with the Secretary of State of Delaware on August 21, 2017 (Previously filed as Exhibit 4.2 to the Company’s current report on Form 8-K as filed with the SEC on September 21, 2017.)

4.11	2017 Equity Award Plan of Novume Solutions, Inc. (Previously filed as Exhibit 4.7 to the Registration Statement on Form S-8 (Reg. No.: 333-220864) as filed with the SEC on October 6, 2017.)
4.12
Form of Registration Rights Agreement between Novume Solutions, Inc. and the holders set forth in Schedule 1 attached thereto (Previously filed as Exhibit 4.1 to the Company’s current report on Form 8-K as filed with the SEC on November 20, 2017.)

4.13	Form of Warrant Agency Agreement**
5.1	Opinion of Sichenzia Ross Ference Kesner LLP**
10.1	Berman Employment Agreement (Previously filed as Exhibit 6.1 to the Offering Statement of KeyStone Solutions, Inc., on Form 1-A as filed with the SEC on May 12, 2016.)
10.2	Rhulen Employment Agreement (Previously filed as Exhibit 6.6 to the Current Report of KeyStone Solutions, Inc., on Form 1-U as filed with the SEC on January 26, 2017.)
10.3	Latifullah Employment Agreement (Previously filed as Exhibit 6.11 to Amendment No. 2 to the Offering Statement on KeyStone Solutions, Inc., on Form 1-A, as filed with the SEC on September 2, 2016.)
10.4	Nathan Employment Agreement (Previously filed as Exhibit 6.10 to the Offering Statement of KeyStone Solutions, Inc., on Form 1-A, as filed with the SEC on May 12, 2016.)
10.5	Loughlin Employment Agreement (Previously filed as Exhibit 6.7 to the Current Report of KeyStone Solutions, Inc., on Form 1-U as filed with the SEC on January 26, 2017.)
10.6
Amended and Restated McCarthy Offer Letter dated January 8, 2018 (Previously filed as Exhibit 10.6 to Ammendment No. 1 of the Company's Registration Statement on Form S-1 (Reg. No.: 333-221789) as filed with the SEC on January 9, 2018.)

10.7
Extension of Gregory McCarthy Employment Agreement (Previously filed as Exhibit 10.7 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

10.8
Extension of Richard Nathan Employment Agreement (Previously filed as Exhibit 10.8 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

10.9
Form of Hillman Employment Agreement (Previously filed as Exhibit 10.9 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

10.10
Form of Rutherford Employment Agreement (Previously filed as Exhibit 10.10 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

10.11
Loan and Security Agreement by and between KeyStone Solutions, Inc., AOC Key Solutions, Inc., and Sandy Spring Bank, dated August 11, 2016. (Previously filed as Exhibit 6.12 to Amendment No. 2 to the Offering Statement of KeyStone Solutions, Inc., on Form 1-A, as filed with the SEC on September 2, 2016.)

10.12	2016 KeyStone Solutions, Inc. Equity Award Plan (Previously filed as Exhibit 6.2 to the Offering Statement on Form 1-A as filed with the SEC on May 12, 2016.)
10.13
Amended and Restated Note issued to Avon Road Partners, L.P., dated August 25, 2017 (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on August 29, 2017.)

10.14
Restated, Amended and Supplemental Employment Agreement between Riaz Latifullah and the Company, dated as of August 28, 2017 (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on August 29, 2017.)

10.15
Employment Agreement between Carl Kumpf and the Company, dated as of August 28, 2017 (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on August 29, 2017.)

10.16
Form of Registration Rights Agreement, by and among Novume Solutions, Inc., G&W Ventures Inc., and Paul Milligan. (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on September 21, 2017.)

10.17
Assignment and Assumption Agreement, dated September 29, 2017 bet KeyStone Solutions LLC and Novume Solutions, Inc. (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on September 21, 2017.)

10.18	Replacement Note issued in favor of Harry Rhulen on September 29, 2017(Previously filed as Exhibit 10.2 to the Company’s current report on Form 8-K as filed with the SEC on October 3, 2017.)
10.19	Replacement Note issued in favor of Suzanne Loughlin on September 29, 2017 (Previously filed as Exhibit 10.3 to the Company’s current report on Form 8-K as filed with the SEC on October 3, 2017.)
10.20	Replacement Note issued in favor of James Satterfield on September 29, 2017(Previously filed as Exhibit 10.4 to the Company’s current report on Form 8-K as filed with the SEC on October 3, 2017.)
10.21
Replacement Note issued in favor of Lancer Financial Group, Inc. on September 29, 2017 (Previously filed as Exhibit 10.5 to the Company’s current report on Form 8-K as filed with the SEC on October 3, 2017.)

10.22
General Continuing Guaranty, dated September 29, 2017 and effective on October 3, 2017, by and between Wells Fargo Bank, National Association and Novume Solutions, Inc. for Global Technical Services, Inc. (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on October 4, 2017.)

10.23
General Continuing Guaranty, dated September 29, 2017 and effective on October 3, 2017, by and between Wells Fargo Bank, National Association and Novume Solutions, Inc. for Global Contract Professionals, Inc. (Previously filed as Exhibit 10.2 to the Company’s current report on Form 8-K as filed with the SEC on October 4, 2017.)

23.1	Consent of BD & Company, Inc.*
23.2	Consent of BD & Company, Inc.*
23.3	Consent of Stegman & Company*
23.4	Consent of BD & Company, Inc.*
23.5	Consent of BD & Company, Inc.*
23.6	Consent of RSM US LLP*
24.1	Power of attorney (included on the signature page of the Company's Registration Statement on Form S-1 filed with the SEC on November 28, 2017)
24.2	Power of attorney (included on the signature page of this Registration Statement)*

*
Filed herewith.
**
To be filed by amendment.

(b) Financial Statement Schedule.

All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

ITEM 17.
UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Chantilly, Virginia, on January 25, 2018.

NOVUME SOLUTIONS, INC.

By:	/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Berman	Chief Executive Officer (Principal Executive Officer) and Director	January 25, 2018
Robert A. Berman

/s/ Carl M. Kumpf, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2018
Carl M. Kumpf, Jr.

*	Chairman of the Board of Directors	January 25, 2018
James K. McCarthy

*	Director and Chief Operating Officer	January 25, 2018
Dr. Richard Nathan

*	Director	January 25, 2018
Glenn Goord

*	Director	January 25, 2018
Paul de Bary

*	Director	January 25, 2018
Christine J. Harada

* By /s/ Robert A. Berman
Attorney-in-Fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Berman and Carl Kumpf, or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of Novume Solutions, Inc. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marta Tienda	Director	January 25, 2018
Marta Tienda

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
2.1
Second Amended and Restated Agreement and Plan of Merger dated July 12, 2017, among Novume Solutions, Inc., KeyStone Solutions, Inc., Brekford Traffic Safety, Inc., KeyStone Merger Sub, LLC, and Brekford Merger Sub, Inc. (Previously filed as Exhibit 2.1 to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on July 13, 2017.)

2.2
Agreement and Plan of Merger, dated as of September 21, 2017, by and among Novume Solutions, Inc., Global Technical Services Merger Sub, Inc., Global Contract Professionals Merger Sub, Inc., Global Technical Services, Inc., Global Contract Professionals, Inc. and Paul Milligan (Previously filed as Exhibit 2.1 to the Company’s current report on Form 8-K as filed with the SEC on September 21, 2017.)

2.3
Agreement and Plan of Merger, dated as of November 16, 2017, by and among Novume Solutions, Inc., NeoSystems Holding, LLC, NeoSystems HoldCo, Inc., NeoSystems LLC, Robert W. Wilson, Jr., in his personal capacity, Michael Tinsley, in his personal capacity and Michael Tinsley as the Stockholders’ Agent (Previously filed as Exhibit 2.1 to the Company’s current report on Form 8-K as filed with the SEC on November 20, 2017.)

3.1
Certificate of Incorporation of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on February 6, 2017 (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)

3.2
Amended and Restated Certificate of Incorporation of Novume Solutions, Inc. as filed with the Secretary of State of Delaware on August 21, 2017 (Previously filed as Exhibit 3.1 to the current report on Form 8-K as filed with the SEC on August 25, 2017.)

3.3
Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock as filed with the Secretary of State of Delaware on August 25, 2017 (Previously filed as Exhibit 4.1 to the current report on Form 8-K) as filed with the SEC on August 25, 2017.)

3.4	Bylaws of Novume Solutions, Inc. (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)
3.5	Amended and Restated Bylaws of Novume Solutions, Inc. (Previously filed as Exhibit 3.2 to thecurrent report on Form 8-K as filed with the SEC on August 25, 2017).
4.1
Form of Novume Unit Warrant (Previously filed as Exhibit 4.1 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.2
Form of Avon Road Warrant to Purchase Shares of Novume Common Stock. (Previously filed as Exhibit 4.2 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.3
Form of Firestorm Warrant to Purchase Shares of Novume Common Stock(1) (Previously filed as Exhibit 4.3 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.4
Form of Firestorm Warrant to Purchase Shares of Novume Common Stock(2) (Previously filed as Exhibit 4.4 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.5
Form of Amended and Restated Avon Road Option Agreement among James McCarthy, Richard Nathan and Avon Road Partners, L.P (Previously filed as Exhibit 4.5 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.6	Form of Key Stockholder Agreement – KeyStone Solutions (Previously filed as Exhibit 4.6 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)
4.7	Form of Key Stockholder Agreement – Brekford Corp. (Previously filed as Exhibit 4.7 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)
4.8
Form of Brekford Investor Warrant (Previously filed as Exhibit 4.9 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

4.9
Registration Rights Agreement, by and among Novume Solutions, Inc., G&W Ventures Inc., and Paul Milligan. (Previously filed as Exhibit 4.1 to the Company’s current report on Form 8-K as filed with the SEC on October 4, 2017.)

4.10
Certificate of Designations of Novume Series B Cumulative Convertible Preferred Stock as filed with the Secretary of State of Delaware on August 21, 2017 (Previously filed as Exhibit 4.2 to the Company’s current report on Form 8-K as filed with the SEC on September 21, 2017.)

4.11	2017 Equity Award Plan of Novume Solutions, Inc. (Previously filed as Exhibit 4.7 to the Registration Statement on Form S-8 (Reg. No.: 333-220864) as filed with the SEC on October 6, 2017.)
4.12
Form of Registration Rights Agreement between Novume Solutions, Inc. and the holders set forth in Schedule 1 attached thereto (Previously filed as Exhibit 4.1 to the Company’s current report on Form 8-K as filed with the SEC on November 20, 2017.)

4.13	Form of Warrant Agency Agreement**
5.1	Opinion of Sichenzia Ross Ference Kesner LLP**
10.1	Berman Employment Agreement (Previously filed as Exhibit 6.1 to the Offering Statement of KeyStone Solutions, Inc., on Form 1-A as filed with the SEC on May 12, 2016.)
10.2	Rhulen Employment Agreement (Previously filed as Exhibit 6.6 to the Current Report of KeyStone Solutions, Inc., on Form 1-U as filed with the SEC on January 26, 2017.)
10.3
Latifullah Employment Agreement (Previously filed as Exhibit 6.11 to Amendment No. 2 to the Offering Statement on Form of KeyStone Solutions, Inc., on Form 1-A, as filed with the SEC on September 2, 2016.)

10.4	Nathan Employment Agreement (Previously filed as Exhibit 6.10 to the Offering Statement of KeyStone Solutions, Inc., on Form 1-A, as filed with the SEC on May 12, 2016.)
10.5	Loughlin Employment Agreement (Previously filed as Exhibit 6.7 to the Current Report of KeyStone Solutions, Inc., ON Form 1-U as filed with the SEC on January 26, 2017.)
10.6
Amended and Restated McCarthy Offer Letter dated January 8, 2018 (Previously filed as Exhibit 10.6 to Ammendment No. 1 of the Company's Registration Statement on Form S-1 (Reg. No.: 333-221789) as filed with the SEC on January 9, 2018.)

10.7
Extension of Gregory McCarthy Employment Agreement (Previously filed as Exhibit 10.7 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

10.8
Extension of Richard Nathan Employment Agreement (Previously filed as Exhibit 10.8 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

10.9
Form of Hillman Employment Agreement (Previously filed as Exhibit 10.9 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

10.10
Form of Rutherford Employment Agreement (Previously filed as Exhibit 10.10 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on June 9, 2017.)

10.11
Loan and Security Agreement by and between KeyStone Solutions, Inc., AOC Key Solutions, Inc., and Sandy Spring Bank, dated August 11, 2016. (Previously filed as Exhibit 6.12 to Amendment No. 2 to the Offering Statement of KeyStone Solutions, Inc., on Form 1-A, as filed with the SEC on September 2, 2016.)

10.12	2016 KeyStone Solutions, Inc. Equity Award Plan (Previously filed as Exhibit 6.2 to the Offering Statement on Form 1-A as filed with the SEC on May 12, 2016.)
10.13
Amended and Restated Note issued to Avon Road Partners, L.P., dated August 25, 2017 (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on August 29, 2017.)

10.14
Restated, Amended and Supplemental Employment Agreement between Riaz Latifullah and the Company, dated as of August 28, 2017(Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on August 29, 2017.)

10.15
Employment Agreement between Carl Kumpf and the Company, dated as of August 28, 2017 (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on August 29, 2017.)

10.16
Form of Registration Rights Agreement, by and among Novume Solutions, Inc., G&W Ventures Inc., and Paul Milligan. (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on September 21, 2017.)

10.17
Assignment and Assumption Agreement, dated September 29, 2017 bet KeyStone Solutions LLC and Novume Solutions, Inc. (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on September 21, 2017.)

10.18	Replacement Note issued in favor of Harry Rhulen on September 29, 2017(Previously filed as Exhibit 10.2 to the Company’s current report on Form 8-K as filed with the SEC on October 3, 2017.)
10.19	Replacement Note issued in favor of Suzanne Loughlin on September 29, 2017 (Previously filed as Exhibit 10.3 to the Company’s current report on Form 8-K as filed with the SEC on October 3, 2017.)
10.20	Replacement Note issued in favor of James Satterfield on September 29, 2017(Previously filed as Exhibit 10.4 to the Company’s current report on Form 8-K as filed with the SEC on October 3, 2017.)
10.21
Replacement Note issued in favor of Lancer Financial Group, Inc. on September 29, 2017 (Previously filed as Exhibit 10.5 to the Company’s current report on Form 8-K as filed with the SEC on October 3, 2017.)

10.22
General Continuing Guaranty, dated September 29, 2017 and effective on October 3, 2017, by and between Wells Fargo Bank, National Association and Novume Solutions, Inc. for Global Technical Services, Inc. (Previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on October 4, 2017.)

10.23
General Continuing Guaranty, dated September 29, 2017 and effective on October 3, 2017, by and between Wells Fargo Bank, National Association and Novume Solutions, Inc. for Global Contract Professionals, Inc. (Previously filed as Exhibit 10.2 to the Company’s current report on Form 8-K as filed with the SEC on October 4, 2017.)

23.1	Consent of BD & Company, Inc.*
23.2	Consent of BD & Company, Inc.*
23.3	Consent of Stegman & Company*
23.4	Consent of BD & Company, Inc.*
23.5	Consent of BD & Company, Inc.*
23.6	Consent of RSM US LLP*
24.1	Power of attorney (included on the signature page of the Company's Registration Statement on Form S-1 filed with the SEC on November 28, 2017)
24.2	Power of attorney (included on the signature page of this Registration Statement)*

*
Filed herewith.
**
To be filed by amendment.